FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-172143-05

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 6, 2012)

$965,326,000 (Approximate)
COMM 2012-CCRE2
Commercial Mortgage Pass-Through Certificates

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
Ladder Capital Finance LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2012-CCRE2 Mortgage Trust
Issuing Entity

The COMM 2012-CCRE2 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2012-CCRE2 Mortgage Trust.  The issuing entity’s assets will primarily be 64 fixed-rate mortgage loans, secured by first liens on 98 commercial, multifamily and manufactured housing community properties.  The COMM 2012-CCRE2 Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates offered hereby will receive distributions of interest, principal or both on the fourth business day following the eleventh day of each month or the following business day, commencing in September 2012.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the certificates offered by this prospectus supplement include:

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$81,982,000		0.824%	May 2017
Class A-2	$94,591,000		2.025%	August 2017
Class A-SB	$101,979,000		2.752%	March 2022
Class A-4	$546,255,000		3.147%	July 2022
Class X-A	$1,055,270,000	(3)	2.141%(3)	July 2022
Class A-M	$77,629,000		3.791%	July 2022
Class B	$37,341,000		4.393%(4)	July 2022
Class C	$25,549,000		5.020%(5)	July 2022

(Footnotes to table to begin on page xiii)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered in this prospectus supplement involves risks.  See “Risk Factors” beginning on page S-37 of this prospectus supplement and page 11 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. is acting as the sole bookrunning manager with respect to each class of offered certificates.  Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as co-lead managers.  Ladder Capital Securities LLC, CastleOak Securities, L.P., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and RBS Securities Inc. are acting as co-managers.  The underwriters will offer the certificates offered by this prospectus supplement, in the amounts set forth in this prospectus supplement, to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Ladder Capital Securities LLC, CastleOak Securities, L.P., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and RBS Securities Inc. are required to purchase the certificates offered by this prospectus supplement (in the amounts to be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 116.1170% of the initial aggregate certificate balance of the offered certificates, plus accrued interest before deducting expenses payable to it.  The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about August 22, 2012.

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Sole Bookrunning Manager and Co-Lead Manager	Co-Lead Manager

Ladder Capital Securities	CastleOak Securities, L.P.	KeyBanc Capital Markets
Morgan Stanley		RBS
Co-Managers

August 8, 2012

COMM 2012-CCRE2

Commercial Mortgage Pass-Through Certificates, Series COMM 2012-CCRE2
Geographic Overview of Mortgage Pool

Kansas
1 property
$11,566,709
0.9% of total
Missouri
14 properties
$14,580,058
1.1% of total
Wisconsin
1 property
$19,993,184
1.5% of total
Illinois
11 properties
$123,429,893
9.3% of total
Michigan
2 properties
$14,321,730
1.1% of total
Pennsylvania
1 property
$31,440,657
2.4% of total
New York
17 properties
$361,794,418
27.4% of total
Massachusetts
14 properties
$41,274,701
3.1% of total
Ohio
1 property
$4,285,676
0.3% of total
Delaware
2 properties
$97,916,278
7.4% of total
Washington, DC
1 property
$110,000,000
8.3% of total
Maryland
1 property
$9,419,617
0.7% of total
California
8 properties
$199,376,739
15.1% of total
Georgia
2 properties
$9,445,102
0.7% of total
Florida
4 properties
$13,134,180
1.0% of total
Colorado
1 property
$7,083,208
0.5% of total
Texas
9 properties
$161,675,869
12.2% of total
Louisiana
3 properties
$59,230,687
4.5% of total
Mississippi
1 property
$8,750,000
0.7% of total
Tennessee
4 properties
$22,434,259
1.7% of total
Mortgaged Properties by Property Type
Industrial 3.0%
Self Storage 1.6%
Mixed Use 3.5%
Manufactured Housing Community 1.0%
Hospitality 5.7%
Multifamily 9.8%
Office 52.0%
Retail 23.4%
0.3% – 2.0% of Outstanding Initial Pool Balance
2.1% – 5.0% of Outstanding Initial Pool Balance
5.1% – 10.0% of Outstanding Initial Pool Balance
10.1% – 27.4% of Outstanding Initial Pool Balance

EXECUTIVE SUMMARY	xiii	Some Mortgaged Properties May
SUMMARY	S-1	Not Be Readily Convertible to
RISK FACTORS	S-37	Alternative Uses	S-45
General Risks	S-37	Limitations of Appraisals	S-45
The Offered Certificates May Not		Property Value May Be Adversely
Be a Suitable Investment for		Affected Even When Current
You	S-37	Operating Income Is Not	S-46
Risks Related to Market Conditions	S-37	Risks Related to Tenants	S-46
The Credit Crisis and Downturn in		Risks Related to Mortgage Loan
the Real Estate Market Have		Concentration	S-52
Adversely Affected the Value of		Risks Related to Borrower
Commercial Mortgage-Backed		Concentration	S-53
Securities	S-37	Risks Relating to Property Type
The Volatile Economy and Credit		Concentration	S-53
Crisis May Increase Loan		Geographic Concentration Exposes
Defaults and Affect the Value		Investors to Greater Risk of
and Liquidity of Your		Default and Loss	S-53
Investment	S-38	Office Properties Have Special
Heightened Underwriting Standards		Risks	S-55
May Contribute to Losses on		Retail Properties Have Special
Commercial Loans	S-38	Risks	S-56
Global Market Disruptions and		Multifamily Properties Have Special
Recent U.S. Legislation May		Risks	S-61
Adversely Affect the Availability		Hospitality Properties Have Special
of Credit for Commercial Real		Risks	S-63
Estate	S-39	Mixed Use Properties Have Special
General Conditions in the		Risks	S-64
Commercial Real Estate		Industrial Properties Have Special
Mortgage Markets May		Risks	S-65
Adversely Affect the		Self Storage Properties Have
Performance of the Offered		Special Risks	S-65
Certificates	S-40	Risks of Co-Tenancy and Other
Risks Related to the Mortgage Loans	S-41	Early Termination Provisions in
Mortgage Loans Are Nonrecourse		Retail and Office Leases	S-67
and Are Not Insured or		Condominium Properties Have
Guaranteed	S-41	Special Risks	S-68
The Offered Certificates Are Limited		Risks Related to Construction,
Obligations and Payments Will		Development, Redevelopment,
Be Primarily Derived from the		Renovation and Repairs at
Mortgage Loans	S-41	Mortgaged Properties	S-70
Commercial Lending Is Dependent		Options and Other Purchase Rights
upon Net Operating Income	S-42	May Affect Value or Hinder
Mortgage Loans Have Not Been		Recovery with Respect to the
Reunderwritten Since		Mortgaged Properties	S-70
Origination	S-44	The Sellers of the Mortgage Loans
The Prospective Performance of		Are Subject to Bankruptcy or
the Commercial and Multifamily		Insolvency Laws That May
Mortgage Loans Included in the		Affect the Issuing Entity’s
Issuing Entity Should Be		Ownership of the Mortgage
Evaluated Separately from the		Loans	S-72
Performance of the Mortgage		Environmental Issues at the
Loans in Any of the Depositor’s		Mortgaged Properties May
Other Trusts	S-44

Adversely Affect Payments on		Risks Related to Mortgage Loans
Your Certificates	S-72	Secured by Multiple Properties	S-88
Potential Issuing Entity Liability		State Law Limitations Entail Certain
Related to a Materially Adverse		Risks	S-89
Environmental Condition	S-74	Mortgage Loans Secured by
Borrower May Be Unable To Repay		Leasehold Interests May
the Remaining Principal		Expose Investors to Greater
Balance on the Maturity Date or		Risks of Default and Loss	S-89
Anticipated Repayment Date	S-75	Potential Absence of Attornment
Risks Relating to Borrower		Provisions Entails Risks	S-90
Organization or Structure	S-76	Risks Related to Zoning Laws	S-90
Tenancies in Common May Hinder		Risks Related to Litigation and
Recovery	S-77	Condemnation	S-91
Risks Related to Additional Debt	S-77	Prior Bankruptcies, Defaults or
Bankruptcy Proceedings Entail		Other Proceedings May Be
Certain Risks	S-79	Relevant to Future
Risks Related to Loan Sponsor		Performance	S-92
Guaranties	S-80	Risks Relating to Costs of
Lack of Skillful Property		Compliance with Applicable
Management Entails Risks	S-80	Laws and Regulations	S-95
Risks of Inspections Relating to		Risks Related to Conflicts of Interest	S-95
Property	S-81	Potential Conflicts of Interest of the
World Events and Natural (or		Master Servicer and the Special
Other) Disasters Could Have an		Servicer	S-95
Adverse Impact on the		Special Servicer May Be Directed
Mortgaged Properties and		To Take Actions	S-96
Could Reduce the Cash Flow		The Servicing of the 260 and 261
Available To Make Payments		Madison Avenue Loan
on the Certificates	S-81	Combination Will Shift to Others	S-97
Inadequate Property Insurance		Potential Conflicts of Interest of the
Coverage Could Have an		Operating Advisor	S-97
Adverse Impact on the		Potential Conflicts of Interest of the
Mortgaged Properties	S-81	Underwriters and Their
Risks Associated with Blanket		Affiliates	S-98
Insurance Policies or		Potential Conflicts of Interest in the
Self-Insurance	S-83	Selection of the Underlying
Availability of Terrorism Insurance	S-84	Mortgage Loans	S-99
Appraisals and Market Studies		Related Parties May Acquire
Have Certain Limitations	S-86	Certificates or Experience
Increases in Real Estate Taxes Due		Other Conflicts	S-100
to Termination of a PILOT		Conflicts Between Property
Program or Other Tax		Managers and the Borrowers	S-102
Abatement Arrangements May		Conflicts Between
Reduce Payments to		Certificateholders and Holders
Certificateholders	S-86	of Companion Loans	S-102
Risks Related to Enforceability	S-87	Other Potential Conflicts of Interest	S-102
Risks Related to Enforceability of		Risks Related to the Offered
Prepayment Premiums, Yield		Certificates	S-104
Maintenance Charges and		Legal and Regulatory Provisions
Defeasance Provisions	S-87	Affecting Investors Could
The Master Servicer or the Special		Adversely Affect the Liquidity of
Servicer May Experience		the Offered Certificates	S-104
Difficulty in Collecting Rents		Risks Related to Prepayments and
upon the Default and/or		Repurchases of Mortgage
Bankruptcy of a Borrower	S-87	Loans	S-105
		Limited Obligations	S-107

Yield Considerations	S-107	THE SPONSORS, MORTGAGE LOAN
Optional Early Termination of the		SELLERS AND ORIGINATORS	S-117
Issuing Entity May Result in an		Cantor Commercial Real Estate
Adverse Impact on Your Yield		Lending, L.P.	S-117
or May Result in a Loss	S-109	General	S-117
A Mortgage Loan Seller May Not		CCRE Lending’s Loan Origination
Be Able To Make a Required		and Acquisition History	S-118
Repurchase or Substitution of a		Review of CCRE Mortgage Loans	S-118
Defective Mortgage Loan	S-109	CCRE Lending’s Underwriting
Any Loss of Value Payment Made		Standards	S-120
by a Mortgage Loan Seller May		Compliance with Rule 15Ga-1
Prove To Be Insufficient to		under the Exchange Act	S-125
Cover All Losses on a Defective		German American Capital Corporation	S-125
Mortgage Loan	S-109	General	S-125
Risks Related to Borrower Default	S-109	GACC’s Securitization Program	S-126
Risks Related to Modification of		Review of GACC Mortgage Loans	S-127
Mortgage Loans with Balloon		GACC’s Underwriting Standards	S-128
Payments	S-110	Compliance with Rule 15Ga-1
Risks Related to Certain Payments	S-111	under the Exchange Act	S-132
Risks of Limited Liquidity and		Ladder Capital Finance LLC	S-133
Market Value	S-111	General	S-133
The Limited Nature of Ongoing		Ladder Capital Group’s
Information May Make It		Securitization Program	S-134
Difficult for You To Resell Your		Review of LCF Mortgage Loans	S-135
Certificates	S-112	Ladder Capital Group’s
Risks Related to Factors Unrelated		Underwriting Guidelines and
to the Performance of the		Processes	S-137
Certificates and the Mortgage		Compliance with Rule 15Ga-1
Loans, Such as Fluctuations in		under the Exchange Act	S-142
Interest Rates and the Supply		THE DEPOSITOR	S-142
and Demand of CMBS		THE ISSUING ENTITY	S-143
Generally	S-112	THE SERVICERS	S-144
Credit Support May Not Cover All		Generally	S-144
Types of Losses	S-112	The Master Servicer	S-145
Disproportionate Benefits May Be		The Special Servicer	S-148
Given to Certain Classes	S-113	Replacement of the Special Servicer	S-150
The Amount of Credit Support Will		THE TRUSTEE	S-152
Be Limited	S-113	Certain Matters Regarding the Trustee	S-153
REMIC Status	S-113	Resignation and Removal of the
State and Local Tax Considerations	S-113	Trustee	S-154
Certain Federal Tax Consideration		THE CERTIFICATE ADMINISTRATOR
Regarding Original Issue		AND CUSTODIAN	S-155
Discount	S-114	Trustee and Certificate Administrator
Tax Considerations Related to		Fee	S-157
Foreclosure	S-114	PAYING AGENT, CERTIFICATE
Changes in REMIC Restrictions on		REGISTRAR, CUSTODIAN AND
Loan Modifications May Impact		AUTHENTICATING AGENT	S-158
an Investment in the		THE OPERATING ADVISOR	S-158
Certificates	S-114	CERTAIN RELATIONSHIPS AND
Risks Relating to Lack of		RELATED TRANSACTIONS	S-159
Certificateholder Control over		DESCRIPTION OF THE MORTGAGE
the Issuing Entity	S-115	POOL	S-161
Different Timing of Mortgage Loan		General	S-161
Amortization Poses Certain		Security for the Mortgage Loans	S-163
Risks	S-116	Significant Mortgage Loans	S-164
Ratings of the Offered Certificates	S-116	Sale of the Mortgage Loans	S-164

v

Certain Underwriting Matters	S-165	Limitation on Liability of Directing
Loan Combinations	S-169	Holder	S-238
The 260 and 261 Madison Avenue		The Operating Advisor	S-239
Loan Combination	S-169	General	S-239
The Crossgates Mall Loan		Role of Operating Advisor While No
Combination	S-172	Control Termination Event Has
Additional Mortgage Loan Information	S-174	Occurred and Is Continuing	S-239
Certain Terms and Conditions of the		Role of Operating Advisor While a
Mortgage Loans	S-179	Control Termination Event Has
Shari’ah Compliant Lending Structure	S-191	Occurred and Is Continuing	S-239
Changes in Mortgage Pool		Annual Report	S-241
Characteristics	S-192	Replacement of the Special
DESCRIPTION OF THE OFFERED		Servicer	S-242
CERTIFICATES	S-192	Operating Advisor Termination
General	S-192	Events	S-242
Distributions	S-194	Rights upon Operating Advisor
Fees and Expenses	S-201	Termination Event	S-243
Distribution of Excess Interest	S-209	Termination of the Operating
Class A-SB Planned Principal		Advisor Without Cause	S-244
Balance	S-209	Operating Advisor Compensation	S-244
Prepayment Premiums and Yield		Advances	S-245
Maintenance Charges	S-210	Accounts	S-250
Application Priority of Mortgage		Enforcement of “Due-On-Sale” and
Loan Collections or Loan		“Due-On-Encumbrance” Clauses	S-252
Combination Collections	S-211	Inspections	S-254
Assumed Final Distribution Date	S-213	Insurance Policies	S-254
Realized Losses	S-213	Assignment of the Mortgage Loans	S-256
Prepayment Interest Shortfalls	S-215	Representations and Warranties;
Subordination	S-216	Repurchase; Substitution	S-257
Appraisal Reductions	S-217	Certain Matters Regarding the
Delivery, Form and Denomination	S-221	Depositor, the Master Servicer,
Book-Entry Registration	S-222	the Special Servicer and the
Definitive Certificates	S-224	Operating Advisor	S-259
Certificateholder Communication	S-224	Servicer Termination Events	S-261
Access to Certificateholders’		Rights upon a Servicer Termination
Names and Addresses	S-224	Event	S-263
Special Notices	S-224	Waivers of Servicer Termination
Retention of Certain Certificates by		Events and Operating Advisor
Affiliates of Transaction Parties	S-224	Termination Events	S-265
YIELD AND MATURITY		Amendment	S-265
CONSIDERATIONS	S-225	No Downgrade Confirmation	S-267
Yield Considerations	S-225	Evidence of Compliance	S-269
Weighted Average Life	S-227	Voting Rights	S-269
Certain Price/Yield Tables	S-229	Realization Upon Mortgage Loans	S-270
Yield Sensitivity of the Class X-A		Sale of Defaulted Mortgage Loans
Certificates	S-230	and Serviced REO Properties	S-271
THE POOLING AND SERVICING		Modifications	S-273
AGREEMENT	S-231	Optional Termination	S-276
General	S-231	Servicing Compensation and Payment
Special Note Regarding the 260		of Expenses	S-277
and 261 Madison Avenue Loan		Special Servicing	S-278
Combination	S-231	Master Servicer and Special
Servicing of the Mortgage Loans;		Servicer Permitted To Buy
Collection of Payments	S-231	Certificates	S-285
The Directing Holder	S-233	Servicing of the Non-Serviced
		Mortgage Loans	S-286

Reports to Certificateholders;		CERTAIN STATE AND LOCAL TAX
Available Information	S-286	CONSIDERATIONS	S-297
Certificate Administrator Reports	S-286	ERISA CONSIDERATIONS	S-297
Information Available Electronically	S-289	METHOD OF DISTRIBUTION
Other Information	S-292	(UNDERWRITER CONFLICTS OF
Master Servicer’s Reports	S-292	INTEREST)	S-299
Exchange Act Filings	S-293	LEGAL INVESTMENT	S-301
USE OF PROCEEDS	S-294	LEGAL MATTERS	S-301
MATERIAL FEDERAL INCOME TAX		RATINGS	S-302
CONSEQUENCES	S-294	LEGAL ASPECTS OF MORTGAGE
General	S-294	LOANS IN NEW YORK, CALIFORNIA
Tax Status of Offered Certificates	S-295	AND TEXAS	S-303
Taxation of Offered Certificates	S-295	INDEX OF DEFINED TERMS	S-305
Further Information; Taxation of
Foreign Investors	S-297

ANNEX A-1	–	CERTAIN		ANNEX C	–	GLOBAL CLEARANCE,
		CHARACTERISTICS				SETTLEMENT AND
		OF THE MORTGAGE				TAX DOCUMENTATION
		LOANS	A-1-1			PROCEDURES	C-1
ANNEX A-2	–	CERTAIN POOL		ANNEX D	–	DECREMENT TABLES	D-1
		CHARACTERISTICS		ANNEX E	–	PRICE/YIELD TABLES	E-1
		OF THE MORTGAGE		ANNEX F	–	MORTGAGE LOAN
		LOANS AND				SELLER
		MORTGAGED				REPRESENTATIONS
		PROPERTIES	A-2-1			AND WARRANTIES	F-1
ANNEX A-3	–	CLASS A-SB PLANNED		ANNEX G	–	EXCEPTIONS TO
		PRINCIPAL BALANCE	A-3-1			MORTGAGE LOAN
ANNEX B	–	DESCRIPTION OF THE				SELLER
		TOP 20 MORTGAGE				REPRESENTATIONS
		LOANS OR GROUPS				AND WARRANTIES	G-1
		OF CROSS-		ANNEX H	–	500 DELAWARE
		COLLATERALIZED				AVENUE
		MORTGAGE LOANS	B-1			AMORTIZATION
						SCHEDULE	H-1

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the attached prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.  References in the attached prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus supplement and the accompanying prospectus form a part of that registration statement.  However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement.  For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the attached prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the attached prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the attached prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-305 in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR

RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the attached prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this prospectus supplement may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this prospectus supplement.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH

x

ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXECUTIVE SUMMARY

            This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered by this prospectus supplement and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support		Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(6)	Principal Window (Mos.)(6)
Offered Certificates
A-1	$81,982,000		30.000	%(7)	Fixed	May 2017	0.824%	2.52	1-57
A-2	$94,591,000		30.000	%(7)	Fixed	August 2017	2.025%	4.80	57-60
A-SB	$101,979,000		30.000	%(7)	Fixed	March 2022	2.752%	7.39	60-115
A-4	$546,255,000		30.000	%(7)	Fixed	July 2022	3.147%	9.80	117-119
X-A	$1,055,270,000	(3)	N/A		Variable(3)	July 2022	2.141%	N/A	N/A
A-M	$77,629,000		20.125	%(8)	Fixed	July 2022	3.791%	9.90	119-119
B	$37,341,000		15.375	%(9)	Fixed(4)	July 2022	4.393%	9.90	119-119
C	$25,549,000		12.125	%(10)	WAC(5)	July 2022	5.020%	9.90	119-119
Non-Offered Certificates(11)
A-3	$100,000,000		30.000	%(7)	Fixed	May 2022	2.841%	9.71	115-117
X-B	$265,882,967	(3)	N/A		Variable(3)	August 2022	0.396%	N/A	N/A
A-M-PEZ(12)	$52,834,000	(13)	20.125	%(8)	Fixed	July 2022	3.791%	9.90	119-119
B-PEZ(12)	$25,414,000	(13)	15.375	%(9)	Fixed(4)	July 2022	4.393%	9.90	119-119
PEZ(12)	$105,000,000	(13)	10.375%		(14)	August 2022	(14)	9.90	119-120
C-PEZ(12)	$17,389,000	(13)	12.125	%(10)	WAC(5)	July 2022	5.020%	9.90	119-119
D(12)	$23,120,000	(13)	10.375%		WAC(5)	August 2022	5.020%	9.95	119-120
E	$51,195,000		6.500%		WAC(5)	August 2022	5.020%	9.98	120-120
F	$23,120,000		4.750%		Fixed(15)	August 2022	4.250%	9.98	120-120
G	$23,120,000		3.000%		Fixed(15)	August 2022	4.250%	9.98	120-120
H	$39,634,967		0.000%		Fixed(15)	August 2022	4.250%	9.98	120-120
V(16)	N/A		N/A		N/A	N/A	N/A	N/A	N/A
R(17)	N/A		N/A		N/A	N/A	N/A	N/A	N/A
LR(17)	N/A		N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  See “Yield and Maturity Considerations” in this prospectus supplement.

(3)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor Class X-B certificates are entitled to distributions of principal.  The Class X-A and Class X-B certificates will accrue interest on their related notional balance and at the related pass-through rate as described in this prospectus supplement under “Description of the Offered Certificates—General” and “—Distributions.”

(4)
For any distribution date, the pass-through rates on the Class B and Class B-PEZ certificates will each equal a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.393%.

(5)
For any distribution date, the pass-through rates on the Class C, Class C-PEZ, Class D and Class E certificates will each equal a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(6)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(7)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in the aggregate.

(8)	Represents the approximate initial credit support for the Class A-M and Class A-M-PEZ certificates, in the aggregate.

(9)	Represents the approximate initial credit support for the Class B and Class B-PEZ certificates, in the aggregate.

(10)	Represents the approximate initial credit support for the Class C and Class C-PEZ certificates, in the aggregate.

(11)	The classes of certificates set forth below (“Non-Offered Certificates”) in the table are not offered by this prospectus supplement.

(12)
Up to the full certificate balance of the Class A-M-PEZ, Class B-PEZ and Class C-PEZ certificates and up to $9,363,000 in certificate balance of the Class D certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate balance of the Class A-M-PEZ, Class B-PEZ and Class C-PEZ certificates and up to $9,363,000 in certificate balance of the Class D certificates.

(13)
The initial certificate balance of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates represents the certificate balance of such class without giving effect to any exchange.  The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balance of the Class A-M-PEZ, Class B-PEZ and Class C-PEZ certificates and $9,363,000 in certificate balance of the Class D certificates and represents the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange.  The certificate balances of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.

(14)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates that are exchanged for such Class PEZ certificates.

(15)
For any distribution date, the pass-through rates on the Class F, Class G and Class H certificates will each equal a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.250%.

(16)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus supplement.  The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(17)
The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this prospectus supplement.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

          The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,321,152,968
Number of Mortgage Loans	64
Number of Mortgaged Properties	98
Average Cut-off Date Mortgage Loan Balance	$20,643,015
Weighted Average Mortgage Rate	4.931%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)(2)	114
Weighted Average U/W NCF Debt Service Coverage Ratio(3)	1.67x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)	62.8%
Weighted Average Cut-off Date U/W NOI Debt Yield(3)	11.1%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.6% of the outstanding pool balance as of the cut-off date.

(3)
In the case of 2 mortgage loans, representing approximately 13.4% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

SUMMARY

          This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the attached prospectus.

Title of Certificates	COMM 2012-CCRE2 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
The issuing entity is COMM 2012-CCRE2 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors
Cantor Commercial Real Estate Lending, L.P., German American Capital Corporation and Ladder Capital Finance LLC each have acted as a sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the attached prospectus.

Mortgage Loan Sellers
Cantor Commercial Real Estate Lending, L.P., a sponsor and an affiliate of Cantor Fitzgerald & Co., an underwriter.

German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and of Deutsche Mortgage & Asset Receiving Corporation, the depositor.

Ladder Capital Finance LLC, a sponsor and an affiliate of Ladder Capital Securities LLC, an underwriter.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:
	Number		% of Initial
	of	Total Cut-off	Outstanding
	Mortgage	Date Principal	Pool
Mortgage Loan Seller	Loans	Balance	Balance
Cantor Commercial Real Estate Lending, L.P.	40	$639,356,305	48.4%
German American Capital Corporation	10	444,083,068	33.6%
Ladder Capital Finance LLC	13	165,934,010	12.6%
German American Capital Corporation / Ladder Capital Finance LLC(1)	1	71,779,584	5.4%
Total	64	$1,321,152,968	100.0%

(1)
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the outstanding pool balance as of the cut-off date, which is evidenced by two notes, German American Capital Corporation is transferring one of the notes to the issuing entity, which note has an outstanding principal balance as of the cut-off date of $51,840,811, and Ladder Capital Finance LLC is transferring the other note to the issuing entity, which note has an outstanding principal balance as of the cut- off date of $19,938,773.

Cantor Commercial Real Estate Lending, L.P., its successors and assigns, will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as HGI Starkville. Such amount will not be part of available funds to make distributions on the certificates. See “Description of the Offered Certificates—Distributions” and “—Fees and Expenses” in this prospectus supplement.

Originators	Except as indicated in the following paragraph, each mortgage loan seller or one of its affiliates originated each of the mortgage loans as to which it is acting as mortgage loan seller.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the outstanding pool balance as of the cut-off date and as to which German American Capital Corporation and Ladder Capital Finance LLC are each a mortgage loan seller with respect to its respective note, German American Capital Corporation originated the Crossgates Mall whole loan, and Ladder Capital Finance LLC subsequently acquired a portion of the whole loan from German American Capital Corporation.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer” in this prospectus supplement. The principal west coast commercial mortgage master servicing offices of Wells

Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than with respect to any non-serviced mortgage loans that are part of loan combinations): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan serviced by the master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate and operating advisor fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The 260 and 261 Madison Avenue loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the related pari passu companion loan designated as note A-1, the 260 and 261 Madison Avenue loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. With respect to the 260 and 261 Madison Avenue mortgage loan, after the securitization of the related pari passu companion loan the master servicer will be entitled to receive a primary servicing fee under the related pooling and servicing agreement, payable monthly from the related mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Prior to the closing date of this securitization, the Crossgates Mall loan combination will be serviced by Wells Fargo Bank, National

Association, as master servicer, under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization. However, commencing as of the closing date of this securitization, the Crossgates Mall loan combination will be serviced by Wells Fargo Bank, National Association in accordance with the pooling and servicing agreement entered into in connection with this securitization. See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than with respect to any non-serviced mortgage loans that are part of loan combinations). See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. Midland Loan Services was appointed to be the special servicer by Eightfold Real Estate Capital Fund II, L.P., which is expected to purchase the Class F, Class G and Class H certificates. The principal servicing office of Midland Loan Services is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

The 260 and 261 Madison Avenue loan combination will initially be specially serviced by the special servicer under the pooling and servicing agreement for this transaction. After the securitization of the related pari passu companion loan designated as note A-1, the 260 and 261 Madison Avenue loan combination will be specially serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

If the 260 and 261 Madison Avenue mortgage loan or the related pari passu companion loan becomes specially serviced prior to the securitization of the related pari passu companion loan, the special servicer will be responsible for the servicing and administration of the 260 and 261 Madison Avenue loan combination and will be entitled to compensation as described under the pooling and servicing agreement and the related intercreditor agreement. If the 260 and 261 Madison Avenue loan combination is being specially serviced when the related pari passu companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the 260 and 261 Madison Avenue Loan Combination Will Shift to Others” in this prospectus supplement.

Prior to the closing date of this securitization, Midland Loan Services will act as special servicer for the Crossgates Mall loan combination in accordance with the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization. However, commencing as of the closing date of this securitization, Midland Loan Services will act as special servicer for the Crossgates Mall loan combination in accordance with the pooling and servicing agreement entered into in connection with this securitization. See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders.  See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

The party acting as special servicer with respect to the 260 and 261 Madison Avenue mortgage loan after the securitization of the related pari passu companion loan will be entitled to receive similar, though not identical, special servicing compensation, pursuant to the related pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than with respect to any non-serviced mortgage loans that are part of loan combinations). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this prospectus supplement.

The initial mortgagee of record with respect to the 260 and 261 Madison Avenue mortgage loan will be U.S. Bank National Association. After the securitization of the related pari passu companion loan, the mortgagee of record with respect to the 260 and 261 Madison Avenue mortgage loan will be the trustee under the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The mortgagee of record with respect to the Crossgates Mall mortgage loan is presently U.S. Bank National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization. However, commencing as of the closing date of this securitization, the mortgagee of record with respect to the Crossgates Mall mortgage loan will be U.S. Bank National

Association, in its capacity as the trustee under this securitization. See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Certificate Administrator and Custodian

Wells Fargo Bank, National Association, a national banking association. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: COMM 2012-CCRE2 Mortgage Trust. Wells Fargo Bank, National Association will also act as the master servicer under the pooling and servicing agreement.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration. See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0034% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and a wholly-owned subsidiary of Park Bridge Financial LLC.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the 260 and 261 Madison Avenue loan combination), at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as set forth under the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non- serviced mortgage loans) or serviced loan combinations (other than the 260 and 261 Madison Avenue loan combination) were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the 260 and 261 Madison Avenue loan combination), after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (other than any non-serviced mortgage loans or the 260 and 261 Madison Avenue mortgage loan) and the operating advisor fee rate described under “The Operating Advisor—Operating Advisor Compensation” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

The Directing Holder
With respect to each mortgage loan or serviced loan combination (other than with respect to the 260 and 261 Madison Avenue loan combination and any non-serviced mortgage loan), the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to each mortgage loan that is part of a non-serviced loan combination and the 260 and 261 Madison Avenue mortgage loan, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

The controlling class is the most subordinate of the Class F, Class G and Class H certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when no class of the Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when no class of the Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that Eightfold Real Estate Capital Fund II, L.P. will be the initial directing holder with respect to each mortgage loan and serviced loan combination (other than with respect to the 260 and 261 Madison Avenue loan combination and any non-serviced mortgage loan).

In the case of the Crossgates Mall loan combination, the holders of the related companion loans will have certain consultation rights with respect to the servicing of the Crossgates Mall loan combination as described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Underwriters
Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Ladder Capital Securities LLC, CastleOak Securities, L.P., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and RBS Securities Inc. are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Mortgage & Asset Receiving Corporation, the depositor. Cantor Fitzgerald & Co. and

CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller. Ladder Capital Securities LLC is an affiliate of Ladder Capital Finance LLC, a sponsor and mortgage loan seller, as well as an affiliate of the borrower under 1 mortgage loan being transferred to the depositor by Ladder Capital Finance LLC, which mortgage loan represents approximately 0.1% of the outstanding pool balance as of the cut-off date. The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of each other.

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

Ladder Capital Finance LLC, a sponsor and mortgage loan seller, is an affiliate of Ladder Capital Securities LLC, an underwriter.

Wells Fargo Bank, National Association, the master servicer under the pooling and servicing agreement, is also acting as the certificate administrator under the pooling and servicing agreement.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC. The Crossgates Mall note that Ladder Capital Finance LLC will transfer to the depositor, together with 12 of the other mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, collectively representing approximately 14.0% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to the Crossgates Mall note that Ladder Capital Finance LLC will transfer to the depositor, together with 3 of the other mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, collectively representing approximately 4.3% of the outstanding pool balance as of the cut-off date, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 3.2% of the outstanding pool balance as of the cut-off date. Wells Fargo Bank, National Association acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall note that Ladder Capital Finance LLC will transfer to the depositor, together with all of the other mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, collectively representing approximately 14.1% of the outstanding pool balance as of the cut-off date.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Twenty-seven (27) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 40.6% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 12 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 15.1% of the outstanding pool balance as of the cut-off date.

Wells Fargo Bank, National Association, in its capacity as custodian under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization, acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall note that German American Capital Corporation will transfer to the depositor, representing approximately 3.9% of the outstanding pool balance as of the cut-off date.

Wells Fargo Bank, National Association may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strips in the future.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and, either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association on the other hand, either Midland Loan Services, a

Division of PNC Bank, National Association or Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 5 and 2, respectively, of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 6.9% and 7.1%, respectively, of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 13 of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing approximately 12.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and, either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association on the other hand, either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, 35 and 5, respectively, of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 41.5% and 6.9%, respectively, of the outstanding pool balance as of the cut-off date.

Prior to the closing date of this securitization, the Crossgates Mall loan combination will be serviced by Wells Fargo Bank, National Association, as master servicer, under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, which secures a mortgage loan representing approximately 0.1% of the outstanding pool balance as of the cut-off date, the related mortgage loan seller/originator (Ladder Capital Finance LLC) and one of the underwriters (Ladder Capital Securities LLC) are affiliates of the related borrower.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in August 2012 and the date of origination of each mortgage loan.

Closing Date	On or about August 22, 2012.

Distribution Date	The fourth business day following the determination date in each month, commencing in September 2012. The initial distribution date will be September 17, 2012.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The eleventh day of each month, or if such eleventh day is not a business day, the following business day, commencing in September 2012.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class PEZ, Class V, Class LR and Class R certificates), the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class PEZ, Class V, Class LR and Class R certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2012-CCRE2 Commercial Mortgage Pass-Through Certificates:

	●	Class A-1

	●	Class A-2

	●	Class A-SB

	●	Class A-4

	●	Class X-A

	●	Class A-M

	●	Class B

	●	Class C

The trust to be created by the depositor will consist of a total of 22 classes, the following of which are not being offered through this prospectus supplement and the attached prospectus: Class A-3, Class X-B, Class A-M-PEZ, Class B-PEZ, Class PEZ, Class C-PEZ, Class D, Class E, Class F, Class G, Class H, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 64 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 98 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$81,982,000
	Class A-2	$94,591,000
	Class A-SB	$101,979,000
	Class A-4	$546,255,000
	Class X-A	$1,055,270,000
	Class A-M	$77,629,000
	Class B	$37,341,000
	Class C	$25,549,000

The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the initial aggregate certificate balance or notional balance, as applicable, as set forth under “Executive Summary— Certificates” in this prospectus supplement.

The Class X-A and Class X-B certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class A-M-PEZ certificates outstanding from time to time (without regard to any exchange of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates). The total initial notional balance of the Class X-A certificates will be approximately $1,055,270,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of each of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H certificates outstanding from time to time (without regard to any exchange of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates). The total initial notional balance of the Class X-B certificates will be approximately $265,882,967.

Pass-Through Rates
Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

	●	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and

Class A-M-PEZ certificates will be fixed at 0.824%, 2.025%, 2.752%, 2.841%, 3.147%, 3.791% and 3.791%, respectively.  The pass-through rates applicable to the Class B and Class B-PEZ certificates will, at all times, equal the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs and (ii) 4.393%.  The pass-through rates applicable to the Class C, Class C-PEZ, Class D and Class E certificates will, at all times, equal the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.  The pass-through rates applicable to the Class F, Class G and Class H certificates will, at all times, equal the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs and (ii) 4.250%.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 2.141% per annum and (ii) Class X-B certificates will equal approximately 0.396% per annum.

●
The pass-through rate for each of the Class X-A and Class X-B certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates and Class X-B strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates and Class X-B certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M or Class A-M-PEZ certificates, respectively (without regard to any exchange of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates).  Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G or Class H certificates, respectively (without regard to any exchange of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates).  For purposes of the accrual of interest on the Class X-A and Class X-B certificates for each distribution date, the applicable Class X-A strip rate or Class X-B strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

●
For a more detailed discussion of the Class X-A strip rates and the Class X-B strip rates and the pass-through rates applicable to the Class X-A and Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

●
The Class PEZ certificates will not have a pass-through rate, but will receive the sum of the interest distributable on the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates that are exchanged for the Class PEZ certificates.

●
The Class V, Class R and Class LR certificates will not have pass-through rates.  See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution Date;
The assumed final distribution dates of the offered certificates are set forth below.  Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.”  Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Assumed Final
Class	Distribution Date
Class A-1	May 2017
Class A-2	August 2017
Class A-SB	March 2022
Class A-4	July 2022
Class X-A	July 2022
Class A-M	July 2022
Class B	July 2022
Class C	July 2022

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect each class of certificates, other than the Class V, Class R and Class LR certificates, from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.

The Class PEZ certificates will receive the sum of the principal distributable to the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates that are exchanged for the Class PEZ certificates.

The Class V certificates will not be entitled to distributions of interest or principal other than excess interest accruing on an anticipated repayment date loan. Neither of the Class X-A nor Class X-B certificates will be entitled to any distributions of principal.

The Class LR and Class R certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations.  The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class.  See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the attached prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below illustrates the manner in which the rights of various classes (other than the Class PEZ, Class V, the Class R and the Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

Class A-1, Class A-2, Class A-SB(1), Class A-3, Class A-4, Class X-A(2) and Class X-B(2) certificates

Class A-M and Class A-M-PEZ certificates

Class B and Class B-PEZ certificates

Class C and Class C-PEZ certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class H certificates

	(1)	The Class A-SB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

	(2)	The Class X-A and Class X-B certificates are interest-only certificates.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of excess interest and the CCRE Strips) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions— Prepayment Interest Shortfalls” in this prospectus supplement.

	Shortfalls in Mortgage Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

		●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General
The master servicer is required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement (see also “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination—Advancing”)) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or loan combination) or to protect, manage and maintain each related mortgaged property. The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by the master servicer or the special servicer. With respect to any non-serviced loan combination, the master servicer will be entitled to conclusively rely on any determination of non-recoverability made by a servicer of a pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such servicer is an “approved servicer” by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B.	Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans  or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

The 260 and 261 Madison Avenue mortgage loan will be subject to provisions in the applicable pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the 260 and 261 Madison Avenue mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

		●	Description of the Mortgage Pool;

		●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		●	Annex B (Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated asset amount attributed to such mortgaged property.

With respect to the 260 and 261 Madison Avenue mortgage loan and the Crossgates Mall mortgage loan, each of which is secured by a mortgaged property that also secures one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	64
Number of Mortgaged Properties	98
Number of Balloon Mortgage Loans(1)	46
Number of Interest-Only Mortgage Loans(2)	3
Number of Partial Interest-Only Mortgage Loans(3)	15
Aggregate Principal Balance	$1,321,152,968
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$798,000
Maximum Mortgage Loan Balance	$117,876,076
Average Mortgage Loan Principal Balance	$20,643,015
Range of Mortgage Rates
Minimum Mortgage Rate	3.900%
Maximum Mortgage Rate	6.500%
Weighted Average Mortgage Rate	4.931%
Range of Remaining Terms to Maturity(4)
Minimum Remaining Term(4)	57 months
Maximum Remaining Term(4)	120 months
Weighted Average Remaining Terms to Maturity(4)	114 months
Range of Remaining Amortization Terms(5)
Minimum Remaining Amortization Term(5)	177 months
Maximum Remaining Amortization Term(5)	360 months
Weighted Average Remaining Amortization Term(5)	348 months
Range of Cut-off Date Loan-to-Value Ratios(6)
Minimum Cut-off Date Loan-to-Value Ratio(6)	38.1%
Maximum Cut-off Date Loan-to-Value Ratio(6)	76.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(6)	62.8%
Range of U/W NCF Debt Service Coverage Ratios(6)(7)
Minimum U/W NCF Debt Service Coverage Ratio(6)(7)	1.15x
Maximum U/W NCF Debt Service Coverage Ratio(6)(7)	2.74x
Weighted Average U/W NCF Debt Service Coverage Ratio(6)(7)	1.67x
Range of U/W NOI Debt Yields(6)
Minimum U/W NOI Debt Yield(6)	7.5%
Maximum U/W NOI Debt Yield(6)	15.1%
Weighted Average U/W NOI Debt Yield(6)	11.1%

(1)
Does not include interest-only mortgage loans or partial interest-only mortgage loans. Includes 1 anticipated repayment date mortgage loan, representing approximately 1.6% of the outstanding pool balance as of the cut-off date.

(2)	Includes 3 mortgage loans, representing approximately 14.1% of the outstanding pool balance as of the cut-off date, which pay interest only through their respective maturity dates.

(3)
Includes 15 mortgage loans, representing approximately 14.7% of the outstanding pool balance as of the cut-off date. The interest-only period for such mortgage loans ranges from 10 months to 58 months following the cut-off date.

		(4)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.6% of the outstanding pool balance as of the cut-off date.

		(5)	Excludes 3 mortgage loans, representing approximately 14.1% of the outstanding pool balance as of the cut-off date, which pay interest-only until their respective maturity dates.

(6)
In the case of 2 mortgage loans, representing approximately 13.4% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

(7)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period, and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

B.	The Loan Combinations
The mortgaged properties securing the mortgage loans identified as 260 and 261 Madison Avenue and Crossgates Mall on Annex A-1 to this prospectus supplement also secure one or more companion loans that are not included in the mortgage pool.

The mortgaged property identified as 260 and 261 Madison Avenue on Annex A-1 to this prospectus supplement secures (1) a mortgage loan with an outstanding principal balance as of the cut-off date of $105,000,000, representing approximately 7.9% of the outstanding pool balance as of the cut-off date, and (2) a companion loan with an outstanding principal balance as of the cut-off date of $126,000,000, which is currently held by Cantor Commercial Real Estate Lending, L.P. The 260 and 261 Madison Avenue mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “260 and 261 Madison Avenue loan combination,” a “loan combination”, a “serviced loan combination” (prior to the securitization of the 260 and 261 Madison Avenue companion loan) and a “non-serviced loan combination” (after the securitization of the 260 and 261 Madison Avenue companion loan). The 260 and 261 Madison Avenue companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). After the securitization of the 260 and 261 Madison Avenue companion loan, the 260 and 261 Madison Avenue loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization and the related intercreditor agreement. For additional information regarding the 260 and 261 Madison Avenue loan combination, see “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination” in this prospectus supplement.

The mortgaged property identified as Crossgates Mall on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “Crossgates Mall mortgage loan”) with an outstanding principal balance as of the cut-off date of $71,779,584, representing approximately 5.4% of the outstanding pool balance as of the cut-off date, evidenced by (i) a note with an outstanding principal balance as of the cut-off date of $51,840,811, which is being transferred to the depositor by German American Capital Corporation and (ii) a note with an outstanding principal balance as of the cut-off date of $19,938,773, which is being transferred to the depositor by Ladder Capital Finance LLC, and (2) the following companion loans, which are not part of the mortgage pool (each referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”): (i) a companion loan with an outstanding principal balance as of the cut-off date of $119,632,640, which is currently held by the COMM 2012-CCRE1 Mortgage Trust, (ii) a companion loan with an outstanding principal balance as of the cut-off date of $77,761,216, which is currently held by German American Capital Corporation and (iii) a companion loan with an outstanding principal balance as of the cut-off date of $29,908,160, which is currently held by Ladder Capital Finance LLC. The Crossgates Mall mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Crossgates Mall loan combination,” a “loan combination” and a “serviced loan combination”. The Crossgates Mall companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Crossgates Mall loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Crossgates Mall Loan Combination” in this prospectus supplement.

C.	ARD Loan
The mortgage loan identified on Annex A-1 to this prospectus supplement as an “ARD” loan provides that if the subject mortgage loan is not paid in full as of a specified date, referred to herein as an “anticipated repayment date,” then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D.	Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E.	Nonrecourse
Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F.	Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, (i) a first mortgage lien on the fee simple estate in an income producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property, or (ii) a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	97	99.0%
Leasehold Estate	1	1.0%
Total	98	100.0%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

G.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Office	14	$687,124,557	52.0%
CBD	6	535,507,187	40.5%
Suburban	7	147,331,692	11.2%
Medical	1	4,285,678	0.3%
Retail	23	309,781,289	23.4%
Anchored(2)	13	288,804,664	21.9%
Unanchored	10	20,976,625	1.6%
Multifamily	31	128,921,071	9.8%
Hospitality	6	75,032,148	5.7%
Mixed Use	15	46,439,193	3.5%
Multifamily/Retail	11	28,687,181	2.2%
Office/Retail	3	10,668,805	0.8%
Industrial/Self Storage	1	7,083,208	0.5%
Industrial	3	39,506,554	3.0%
Self Storage	4	20,956,665	1.6%
Manufactured Housing Community	2	13,391,491	1.0%
Total/Weighted Average	98	$1,321,152,968	100.0%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	Includes anchored, single tenant and shadow anchored properties.

H.	Property Locations
The mortgaged properties are located in 19 separate states and the District of Columbia. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
New York	17	$361,794,418	27.4%
California	8	$199,376,739	15.1%
Texas	9	$161,675,869	12.2%
Illinois	11	$123,429,893	9.3%
District of Columbia	1	$110,000,000	8.3%
Delaware	2	$97,916,278	7.4%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	24	51.6%
11th	0	40	48.4%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each mortgage loan.

J.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Amortizing Balloon(1)	45	$920,298,303	69.7%
Interest-Only, then Amortizing(2)	15	194,100,000	14.7%
Interest-Only	3	185,798,000	14.1%
Amortizing Balloon, ARD	1	20,956,665	1.6%
Total	64	$1,321,152,968	100.0%

(1)

Does not include mortgage loans that are interest-only through the related maturity date or partial interest-only mortgage loans. The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, representing approximately 5.3% of the initial outstanding pool balance as of the cut-off date, amortizes based on the non-standard amortization schedule attached to this prospectus supplement as Annex H.

(2)	Includes 15 mortgage loans that pay interest-only for the first 10 to 58 scheduled payments after the cut-off date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity. Such mortgage loan therefore has an expected balloon balance at the maturity date.

K.	Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

The mortgage loans identified on Annex A-1 to this prospectus supplement as Lakeside Square, Miller Residential Portfolio, Greens Crossroads, Hickory Farm & Crossings at Fox Meadows, Sterling Hills Apartments and Walgreens Knoxville, representing 6.5% in the aggregate of the initial outstanding pool balance as of the cut-off date, are each a refinancing of another loan that was delinquent and beyond its respective maturity date.

L.	Properties Underwritten Based on Projections of Future Income

Six (6) of the mortgage loans, representing approximately 10.9% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties that were constructed or acquired by the related borrowers or affiliates thereof within 12 calendar months prior to the cut-off date and either have no prior operating history or do not have historical financial information.

M.	Voluntary Prepayment Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)(2)	46	$1,126,048,067	85.2%
Lockout/Yield Maintenance(3)	17	194,306,901	14.7%
Defeasance or Yield Maintenance(4)	1	798,000	0.1%
Total	64	$1,321,152,968	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

(2)
Includes the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the outstanding pool balance as of the cut-off date. Such mortgage loan allows a prepayment of the mortgage loan with a yield maintenance charge after May 2013 but prior to the expiration of the prepayment lock-out period, provided the lender thereunder rejects a qualified assumption of the mortgage loan in connection with the sale of the mortgaged property.

(3)	All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 2 years following the related mortgage loan’s first payment date.

(4)
Includes 1 mortgage loan, representing approximately 0.1% of the outstanding pool balance as of the cut-off date, that permits the related borrower to prepay the subject mortgage loan in full at any time (which prepayment is to be accompanied by a yield maintenance charge if prior to the prepayment open period) or to defease the subject mortgage loan following a defeasance lock-out period that ends no earlier than the second anniversary of the closing date.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount, except in the case of the Dollar General-Orange City mortgage loan noted below), in certain circumstances, following a lock-out period as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Prepayment Lock- Out Period (months from Cut-off Date)
Chicago Ridge Mall	$80,000,000	6.1%	23
Canyon West	$31,250,000	2.4%	24
29 Prince Street	$7,000,000	0.5%	24
232 Mott Street	$6,000,000	0.5%	24
Royal St. Charles	$8,964,340	0.7%	24
400 North State Street	$6,992,561	0.5%	24
3018 Heath Avenue	$6,900,000	0.5%	24
1576 Taylor Avenue	$6,150,000	0.5%	24
2770 Kingsbridge Terrace	$5,700,000	0.4%	24
75 West 190th Street	$5,600,000	0.4%	24
1055 Grand Concourse	$5,500,000	0.4%	24
2505 Aqueduct Avenue	$4,875,000	0.4%	24
2500 University Avenue	$4,875,000	0.4%	24
3215 Holland Avenue	$4,425,000	0.3%	24
2785 Sedgwick Avenue	$3,825,000	0.3%	24
686 Rosewood Street	$3,150,000	0.2%	24
305 Bedford Park Boulevard	$3,100,000	0.2%	24
Dollar General – Orange City(1)	$798,000	0.1%	0

		(1)	Also permits the related borrower to defease the mortgage loan commencing no earlier than the second anniversary of the closing date.

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date).

N.	Certain Variances from Underwriting Standards

The mortgage loans that Cantor Commercial Real Estate Lending, L.P. is selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement.

The mortgage loans that German American Capital Corporation is selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and

Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this prospectus supplement, except as described under “—GACC’s Underwriting Standards—Exceptions.”

The mortgage loans that Ladder Capital Finance LLC is selling to the depositor were originated in accordance with, or in a manner consistent with, Ladder Capital Finance LLC’s underwriting standards, except as described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” in this prospectus supplement.

O.	Mortgage Loans with Related Borrowers

Four (4) groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 4.1%, 2.4% and 1.1%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P.	Significant Mortgage Loans

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)		Cut-off Date LTV(1)	LTV Ratio at Maturity or ARD(1)	Cut-off Date U/W NOI Debt Yield(1)
1055 West 7th Street	$117,876,076	8.9%	5.050%	119	1.37	x	71.4%	58.9%	9.7%
77 K Street	110,000,000	8.3%	4.580%	118	1.55	x	64.6%	59.2%	10.0%
260 and 261 Madison Avenue	105,000,000	7.9%	4.987%	118	1.88	x	50.2%	50.2%	10.2%
520 Eighth Avenue	104,714,833	7.9%	4.111%	118	2.17	x	38.1%	30.4%	13.5%
Chicago Ridge Mall	80,000,000	6.1%	4.600%	119	2.74	x	61.7%	61.7%	13.5%
Crossgates Mall	71,779,584	5.4%	5.398%	117	1.35	x	63.6%	53.2%	9.5%
500 Delaware Avenue	69,760,663	5.3%	5.014%	117	1.49	x	71.5%	58.3%	10.4%
GSA New Orleans	36,000,000	2.7%	4.650%	120	1.45	x	68.6%	47.1%	10.5%
Lakeside Square	35,000,000	2.6%	5.750%	120	1.74	x	61.0%	51.3%	13.7%
Sentry Park West	31,440,657	2.4%	4.887%	119	1.53	x	72.3%	59.3%	10.5%
Total/Wtd. Avg.	$761,571,814	57.6%	4.833%	118	1.76	x	60.6%	52.6%	11.0%

(1)

In the case of the 260 and 261 Madison Avenue mortgage loan and the Crossgates Mall mortgage loan, representing approximately 13.4% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

For a brief summary of the 20 largest mortgage loans or groups of cross-collateralized mortgage loans (including the 10 such mortgage loans described above) in the pool of mortgage loans, see Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans (other than the mortgage loan identified on Annex A-1 to this prospectus supplement as GSA New Orleans, representing approximately 2.7% of the outstanding pool balance as of the cut-off date) remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans (other than the mortgage loan identified on Annex A-1 to this prospectus supplement as GSA New Orleans) as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will affect the termination of the issuing entity and retirement of the then outstanding certificates. If the Class A-1 through Class E certificates and the Class PEZ certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-B certificates, the Class X-B certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this prospectus supplement with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, as to which German American Capital Corporation and Ladder Capital Finance LLC are each a mortgage loan seller with respect to its respective note, each mortgage loan seller will only be obligated to repurchase the specific note as to which it is acting as mortgage loan seller.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement. In addition, the holder of a mezzanine loan secured by interests in the borrower under a mortgage loan, generally has the right to purchase that mortgage loan under certain default scenarios, as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—Loan Combinations.”

In addition, with respect to the 260 and 261 Madison Avenue mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer (or, after the securitization of the 260 and 261 Madison Avenue companion loan, the special servicer with respect to such securitization) will be entitled (but not required) to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

In addition, with respect to the Crossgates Mall mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be entitled (but not required) to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, the operating advisor or any of their affiliates with any borrower, borrower sponsor or loan guarantor;

● the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class F, Class G, and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income Tax Consequences

Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) the portion of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates that have been exchanged for Class PEZ certificates and the related distribution account, (ii) the excess interest and the related distribution account and (iii) the CCRE Strips) as two separate REMICs, known as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes.  In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Class R certificates will represent the sole class of “residual interests” in the Upper-Tier REMIC, and the Class LR certificates will represent sole class of residual interests in the Lower-Tier REMIC.

In addition, in the opinion of counsel, the portion of the issuing entity consisting of (i) excess interest, which is beneficially owned by the holders of the Class V certificates, and related amounts in the Class V Distribution Account, and (ii) the portion of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates that have been exchanged for Class PEZ certificates and the related distribution account will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

● Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will constitute a class of “regular interests” in the Upper-Tier REMIC.

● The certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M and Class B will be issued at a premium, that the Class C certificates will be issued with a de minimis amount of original issue discount and that the Class X-A Certificates will be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of the offered certificates will receive investment grade credit ratings from two nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding.  Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of one or more classes of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of those nationally recognized statistical rating organizations to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that either or both of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this prospectus supplement and the prospectus.

Denominations; Clearance and Settlement

The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M, Class B and Class C Certificates and (ii) $100,000 with respect to the Class X-A Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream

Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering borrowers’ ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight, financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these events will have in Egypt, Libya, Syria or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Six (6) of the mortgage loans, representing approximately 10.9% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties constructed or acquired by the related borrowers or affiliates thereof within 12 calendar months prior to the cut-off date and either have no prior operating history or lack historical financial figures and information.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  For example, in the case of  two groups of cross-collateralized and cross defaulted mortgage loans (group 1 identified on Annex A-1 to this prospectus supplement as loan ID numbers 14-18 and described in Annex B to this prospectus supplement as “Bronx Multifamily Crossed Pool A”, and group 2 identified on Annex A-1 to this prospectus supplement as loan ID numbers 19-22 and described in Annex B to this prospectus supplement as “Bronx Multifamily Crossed Pool B”) consisting of 5 and 4 mortgage loans, respectively, each of which mortgage loans have been made to affiliated borrowers, which mortgage loans represent, in the aggregate, approximately 3.4% of the outstanding pool balance as of the cut-off date, the debt service coverage ratios set forth in this prospectus supplement was calculated using underwritten cash flow based on (i) rent increases  anticipated to be permitted under rent stabilization laws due to major capital improvements that have taken place or are in process at each of the mortgaged properties and (ii) tax abatements anticipated to be granted under a city tax abatement program related to multifamily property renovations.  The debt service shown in this fee writing prospectus is 1.31x and 1.32x, respectively (in each case based on amortizing payments) and the actual debt service (based on the trailing six month annualized net operating income as of July 31, 2012) is 1.29x and 1.28x, respectively.  The two crossed groups of mortgage loans have been structured with performance reserves ($800,000 and $1,200,000, respectively), and a recourse guaranty ($2,763,000 and 2,697,000, respectively), which guarantees will remain in place for at least 24 months and then will terminate, in increments, as each individual property satisfies the following criteria:  occupancy at least 95%, debt service coverage ratio at least 1.25x and debt yield at least 8.0%. For additional information regarding these crossed mortgage loans, see “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross Collateralized Mortgage Loans—Bronx Multifamily Crossed Pool A” and “—Bronx Multifamily Crossed Pool B” in this prospectus supplement and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex G to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this prospectus supplement.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.   A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  There are 11 mortgaged properties securing approximately 6.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount) that are leased to a single tenant.   There are 11 mortgaged properties securing approximately 13.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount) that are leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more of the net rentable area at the related mortgaged property.  See Annex A-1 to this prospectus supplement for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area, and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty with respect to specified portions or percentages of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  For example, with respect to the following mortgage loan, the sole tenant has a right to terminate its lease prior to the mortgage loan maturity date:

●	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Walgreens Knoxville, which secures a mortgage loan that represents approximately 0.3% of the outstanding pool balance as of the cut-off date and that has a maturity date in May 2022, the sole tenant occupying 100% of the net rentable area at such mortgaged property has the right to terminate its lease in December 2020 and every 5 years thereafter with 6 months’ prior notice.  In the absence of prepayment and default, the related mortgage loan is scheduled to have, as of its due date in December 2020, an unpaid principal balance that is approximately $700,000 above the appraised dark value of $1,550,000 for such mortgaged property.  Furthermore, the rent rate of $37.49 PSF NNN for Walgreens is above the appraiser’s market rent conclusion of $17.50 PSF NNN.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.  For example, with respect to the mortgaged property securing the mortgage loans identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the outstanding pool balance as of the cut-off date, Best Buy is an anchor tenant.  In addition, Best Buy may be a shadow anchor for mortgaged properties securing other mortgage loans in the mortgage pool.  On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015.  The Best Buy store at Crossgates Mall is not on the store closing list.  However, we cannot assure you that this store will remain open for business or that the closing of a Best Buy shadow anchor store will not impact other mortgaged properties in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Set forth below are examples of mortgaged properties at which at least 20% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower.

●
With respect to the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio SAC 26, representing in the aggregate approximately 1.6% of the outstanding pool balance as of the cut-off date, the underwritten effective gross income from the related mortgaged properties is received from or associated with several agreements by and among the related borrower and affiliates of the borrower.  See “—Self Storage Properties Have Special Risks” in this prospectus supplement for a description of additional risks associated with these properties.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Residence Inn Milwaukee, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the mortgage loan is structured with a master lease with an affiliate of the borrower to facilitate a lending structure that is compliant with Shari’ah laws.  For a description of the structure, see “Description of the Mortgage Pool—Shari’ah Compliant Lending Structure” in this prospectus supplement.

●
With respect to the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as GRM MA MD Portfolio, representing in the aggregate approximately 1.4% of the outstanding pool balance as of the cut-off date, the largest tenant at each mortgaged property is an affiliate of the borrower, leasing at least 64.3% and 62.2% of the net rentable area at the mortgaged properties identified as GRM – Jessup, MD and GRM – Stoughton, MA, respectively, for a document storage business.  The non-recourse carve-out guarantor has provided a guaranty of lease payments under these affiliated leases.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Miller Residential Portfolio – 2636-2638 North Halsted Street, which secures approximately 0.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), an affiliate of the borrower leases one retail space with rent equal to approximately 23.0% of the total base rent at such mortgaged property.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons. Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease.  For example (solely with respect to the top 20 mortgage loans or groups of cross-collateralized mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement), the following tenant leases may be unilaterally terminated, or future rent may be abated, by the tenant prior to the lease expiration date:

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 1055 West 7th Street, which secures a mortgage loan representing approximately 8.9% of the outstanding pool balance as of the cut-off date: (i) L.A. Care (the largest tenant based on net rentable area leased at the mortgaged property) has a one-time right to terminate its lease on November 9, 2016 with at least 12 months’ prior notice and payment of  a termination fee equal to 3 months of base rent plus all remaining unamortized tenant improvement and leasing commissions; and (ii) Los Angeles County Bar Association (the third largest tenant based on net rentable area leased at the mortgaged property) has an on-going option to terminate its lease on each anniversary of the commencement of the lease, starting in April 2014, with 12-months’ notice and a termination fee of unamortized costs associated with the space;

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as  260 and 261 Madison Avenue, which secures a mortgage loan representing approximately 7.9% of the outstanding pool balance as of the cut-off date: (i) McLaughlin & Stern (the largest tenant based on net rentable area leased at the mortgaged property) has a termination option to terminate its lease (with respect to its entire premises or any number of full floors) at any time from January 1, 2018 through December 31, 2020 with 12 months’ prior notice and payment of a termination penalty; and (ii) the Coca Cola Company (the fourth largest tenant based on net rentable area leased at the mortgaged property) has a termination option effective on the 7th anniversary of rent commencement (estimated to be July 1, 2020) with 12 months’ prior notice and a termination payment equal to the unamortized free rent, tenant improvement allowance and leasing commissions paid in connection with its lease;

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Chicago Ridge Mall, which secures a mortgage loan representing approximately 6.1% of the outstanding pool as of the cut-off date, Aldi, Inc. (the fifth largest collateral tenant based on net rentable area leased at the mortgaged property) has a one-time right to terminate its lease after May 1, 2019 with at least 24 months’ prior notice;

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, which secures a mortgage loan representing approximately 5.4% of the outstanding pool balance as of the cut-off date, JCPenney (the largest tenant based on net rentable area leased at the mortgaged property) has the right to terminate its lease in September 2013 with 3 months’ prior notice, and Forever 21 (the fifth largest tenant based on net rentable area leased at the mortgaged property) has the right to terminate its lease with at least 2 months’ prior notice if sales during the period of May 2014 to April 2015 do not exceed $5,000,000;

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, which secures a mortgage loan representing approximately 5.3% of the outstanding pool balance as of the cut-off date, Sargent & Lundy, LLC (the third largest tenant by net rentable area leased at the mortgaged property) has a one-time option to terminate its lease in October 2014, with 365 days’ notice and payment of unamortized lease costs estimated at approximately $750,182, and certain smaller tenants also have termination options;

●	in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Lakeside Square, which secures a mortgage loan representing approximately 2.6% of the outstanding pool balance as of the cut-off date: (i) TGGT Holdings, LLC (which leases approximately 6.0% of the net rentable area leased at the mortgaged property and is an affiliate of the largest tenant, EXCO Resources, Inc.) has an option to terminate its lease in August 2013 with notice given by August 2012; (ii) Companion Data Services, LLC (the second largest tenant based on net rentable area leased at the mortgaged property) has an option to terminate its lease in May 2015 with notice given by May 2014, as well as an ongoing termination option if they lose their contract as a processor for various government health plans; and (iii) Loewinsohn Flegle Deary (the fourth largest tenant based on net rentable area leased at the mortgaged property) has an option to terminate its lease in January 2014 with notice given by January 2013;

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Sentry Park West, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, Cigna (the largest tenant based on net rentable area leased at the mortgaged property) has the right to terminate 23,207 square feet of its lease in October 2013 with at least 9 months’ prior notice and payment of a $274,505 termination fee.

The footnotes to Annex A-1 to this prospectus supplement (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the 10 largest mortgage loans or groups of cross-collateralized mortgage loans.

Appropriations clauses exist in most leases with the government or a governmental agency.  These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons.  Solely with respect to the top 20 mortgage loans or groups of cross-collateralized mortgage loans, we are not aware of any government tenants listed on Annex A-1 to this prospectus supplement, that have an appropriations clause in its lease.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  With respect to the mortgaged property securing the mortgage loans identified on Annex A-1 to this prospectus supplement as 520 Eighth Avenue, representing approximately 7.9% of the outstanding pool balance as of the cut-off date, the American Society for the Prevention of Cruelty to Animals (ASPCA) (the largest tenant based on net rentable area), Selfhelp Community Services, Inc. (the third largest tenant based on net rentable area) and Alliance of Resident Theatres/New York (the sixth largest tenant based on net rentable area) are all not-for-profit institutions that lease space at the mortgaged property.  There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.  There may be other mortgaged properties that are leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1 to this prospectus supplement.

Certain of the tenants identified on Annex A-1 to this prospectus supplement are not yet in occupancy.  For example, solely with respect to the top 20 mortgage loans or groups of cross-collateralized mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement:

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 77 K Street, representing approximately 8.3% of the outstanding pool balance as of the cut-off date, Federal Retirement Thrift Investment Board (“FRTIB”), the third largest tenant at the mortgaged property based on net rentable area), intends to take occupancy of additional space (6,251 sq. ft.)  in July 2012 and begin paying rent in October 2012. Including the additional space, FRTIB leases approximately 61,102 SF.  The tenant is permitted to abate rent through December 2012 for 54,851 sq. ft. and through December 2013 for the 6,251 sq. ft. of expansion space. In lieu of an upfront reserve, Brookfield Office Properties, Inc. provided a guaranty for rent abatements and tenant improvements in connection with the FRTIB space. The U/W Base Rent includes the unabated contractual rent amount, and includes the expansion space.

●
in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 260 and 261 Madison Avenue, representing approximately 7.9% of the outstanding pool balance as of the cut-off date, the Coca-Cola Company (the fourth largest tenant based on net rentable area leased) recently executed its lease on May 24, 2012 but is not yet in occupancy. Coca Cola has the option to terminate its lease should its space not be delivered by January 19, 2013.

●
in the case of the mortgaged property identified as Montgomery Plaza, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, Michaels (the fifth largest tenant based on net rentable area leased) executed its lease on March 23, 2012 and is scheduled to take occupancy on August 31, 2012, with rent commencing 60 days thereafter. Michaels has the option to terminate its lease should its space not be delivered by August 31, 2012.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The 10 largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 57.6% of the outstanding pool balance as of the cut-off date.  The 20 largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 75.7% of the outstanding pool balance as of the cut-off date.   Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The mortgage loans secured by the mortgaged properties identified as 2770 Kingsbridge Terrace, 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue and 686 Rosewood Street on Annex A-1 to this prospectus supplement, collectively representing in the aggregate approximately 1.7% of the outstanding pool balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.  The mortgage loans secured by the mortgaged properties identified as 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street and 2785 Sedgwick Avenue on Annex A-1 to this prospectus supplement, collectively representing in the aggregate approximately 1.7% of the outstanding pool balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.  The mortgage loans secured by the mortgaged properties identified as 29 Prince Street and 232 Mott Street on Annex A-1 to this prospectus supplement, collectively representing in the aggregate approximately 1.0% of the outstanding pool balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.  For more information regarding risks associated with cross-collateralization arrangements, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Cross-Collateralization Arrangements May Be Challenged as Unenforceable” in the prospectus.

The 20 largest mortgage loans or groups of cross-collateralized mortgage loans are described in Annex B to this prospectus supplement.  Each of the mortgage loans or groups of cross-collateralized mortgage loans other than the 10 largest mortgage loans or groups of cross-collateralized mortgage loans represents no more than 2.4% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Four (4) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 4.1%, 2.4% and 1.1%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this prospectus supplement for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Fourteen (14) office properties representing approximately 52.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twenty-three (23) retail properties representing approximately 23.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Thirty-one (31) multifamily properties representing approximately 9.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Six (6) hospitality properties representing approximately 5.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Fifteen (15) mixed use properties representing approximately 3.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Three (3) industrial properties representing approximately 3.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Four (4) self storage properties representing approximately 1.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	Two (2) manufactured housing community properties representing approximately 1.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 19 separate states and the District of Columbia.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
New York	17	$361,794,418	27.4%
California	8	$199,376,739	15.1%
Texas	9	$161,675,869	12.2%
Illinois	11	$123,429,893	9.3%
District of Columbia	1	$110,000,000	8.3%
Delaware	2	$97,916,278	7.4%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement.  Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in New York, California and Texas, see “Legal Aspects of Mortgage Loans in New York, California and Texas” in this prospectus supplement.  Except as set forth in the chart above, no state contains more than 4.5% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, Louisiana and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, Louisiana and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available.  Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida, Louisiana and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Office Properties Have Special Risks

There are 14 office properties, securing approximately 52.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.  For example, with respect to the mortgaged property securing the mortgage loan identified on Annex A-1 to this prospectus supplement as 1055 West 7th Street, representing approximately 8.9% of the initial outstanding pool balance, the largest tenant at the mortgaged property, representing 25.3% of the net leasable area, is L.A. Care.  L.A. Care is an independent non-profit agency serving Los Angeles County that provides specified healthcare services to members of the California state Medicaid program, Medi-Cal.  L.A. Care is entirely funded by fixed monthly payments from the Department of Health Care Services (“DHCS”), a division of the California Health & Human Services Agency, based on the number of members of the Medi-Cal program enrolled in L.A. Care.  We cannot provide any assurance that that DHCS will continue to provide the amount of funding it currently provides to L.A. Care or that L.A. Care membership will not decrease.

Certain of the office properties may utilize all or a portion of the mortgaged property as a data center.  Data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Certain of the office properties are occupied by one or more tenants that utilize a portion of the mortgaged property as a restaurant.  For information regarding certain risks associated with restaurant tenants, see “—Retail Properties Have Special Risks—Certain Risks of Restaurant Tenants” in this prospectus supplement.

Certain of the office properties are occupied by one or more retail bank branches.  For information regarding certain risks associated with retail bank branch tenants, see “—Retail Properties Have Special Risks—Certain Risks of Retail Bank Branches” in this prospectus supplement.

See Annex A-1 to this prospectus supplement for the five largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

There are 23 mortgaged properties that are retail properties securing approximately 23.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  For a list of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that the shadow anchor will satisfy its obligations under such agreements.

Thirteen (13) of the subject retail mortgaged properties, securing mortgage loans representing approximately 21.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant,” a “shadow anchor tenant” or are leased to a single tenant.  For a list of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.  With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the outstanding pool balance as of the cut-off date, an affiliate of the related borrower owns two improved parcels (referred to as the Macy’s parcel and the Jordon Marsh parcel) that are part of the shopping center that includes the mortgaged property, but are not part of the collateral for the related mortgage loan, and are used, or may be used for, shadow anchor tenants or other retail tenants.  The shopping center that includes the mortgaged property is subject to a reciprocal easement agreement governing parking and other operational issues.

Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.  Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, securing a mortgage loan that represents approximately 5.4% of the outstanding pool balance as of the cut-off date, an affiliate of the borrower owns and operates a smaller retail property across the street from the mortgaged property.  There can be no assurance that conflicts of interest or competition for certain tenants will not arise between such properties.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Retail Bank Branches.  Two (2) of the retail mortgaged properties, securing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant tenants that are bank branches, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this prospectus supplement.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.  Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified.  This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Restaurant Tenants.  Nineteen (19) of the mortgaged properties, securing approximately 5.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and are listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  One (1) of the mortgaged properties, securing approximately 0.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), includes a significant health club, fitness center or exercise studio tenant, which tenant represents one of the five largest tenants at the related mortgaged property (by net rental area leased) and is listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants.  Two (2) of the mortgaged properties, securing approximately 11.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant movie theater tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and are listed on Annex A-1 to this prospectus supplement.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

Certain Risks of Medical Tenants.  Certain of the retail properties are occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  See “—Office Properties Have Special Risks” in this prospectus supplement.

See Annex A-1 to the prospectus supplement for the five largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Multifamily Properties Have Special Risks

There are 31 multifamily properties, securing approximately 9.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as River Street Apartment Portfolio, Roxbury Multifamily Portfolio and Boston City Multifamily Portfolio, that secure mortgage loans to affiliated borrowers that collectively secure approximately 2.4% of the outstanding pool balance as of the cut-off date, all of the properties collect a portion of their income from tenants utilizing Section 8 housing assistance programs, both in the form of housing assistance payment contracts and housing vouchers. Approximately 46%, 50% and 50% of the net rent collected for River Street Apartment Portfolio, Roxbury Multifamily Portfolio and Boston City Multifamily Portfolio, respectively, comes from tenants utilizing Section 8 housing vouchers. In addition, the River Street Apartment Portfolio 103-109 Broad Street property is subject to a Section 8 housing assistance payment contract that expires in 2013, with over 75% of the rent collected at such property being subsidized by the contract.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Nottingham Apartments, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, 17 units were occupied at origination by tenants utilizing Section 8 housing vouchers under the program described in the prior paragraph.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties.  One (1) multifamily mortgaged property, securing approximately 0.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is 10% or more occupied as student housing.  Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing.  Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use).  Further, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of less than 12 months.

Hospitality Properties Have Special Risks

There are 6 hospitality properties, securing approximately 5.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Four (4) hospitality properties, securing approximately 3.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service.  Two (2) hospitality properties, securing approximately 2.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

See also “—Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company.  Five (5) of the hospitality properties, securing approximately 5.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a franchise or hotel management company through a franchise or management agreement.  A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.  No assurance can be given that such agreements will be renewed.  In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Mixed Use Properties Have Special Risks

There are 15 mixed use properties, securing approximately 3.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Each of these mixed use properties contains two or more of the following property types:  office, retail, multifamily and self storage.  To the extent a mixed use property has office, retail, multifamily, industrial or self storage components, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks,” “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Self Storage Properties Have Special Risks.”  See Annex A-1 to this prospectus supplement for the five largest office and/or retail tenants (by net rentable area leased) at each of the mixed use mortgaged properties.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

There are 3 industrial properties, securing approximately 3.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Self Storage Properties Have Special Risks

There are 4 self storage properties, securing approximately 1.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

With respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio SAC 26, representing approximately 1.6% of the outstanding pool balance as of the cut-off date, approximately 10.7% of the underwritten effective gross income from the related mortgaged properties is received from or associated with several agreements by and among the related borrower and certain affiliates of U-Haul International, Inc., which is also affiliated with the sponsor of the mortgage loan, including a dealership contract, pursuant to which the related borrower receives commissions for renting trucks, motor vehicles, trailers and related equipment, and leases between U-Haul International, Inc. and the related borrower for space at the mortgaged properties.  The applicable affiliates of U-Haul International, Inc. have entered into an assignment and subordination agreement, which provides that the dealer agreement will remain in place for one year after a foreclosure or deed in lieu of foreclosure, at the election of the related lender.  After the one year period, the affiliates of U-Haul International, Inc. may terminate the dealer agreement and the leases are subject to subordination and attornment agreements that give the related lender the option to enforce or terminate such leases.  As a result, we cannot assure you that net operating income or the related mortgaged properties will not be negatively impacted if the related lender elects to foreclose on its interests in the mortgaged properties, or that such revenue streams will continue to be generated by the mortgaged properties.

Manufactured Housing Community Properties Have Special Risks

There are 2 manufactured housing community properties, securing approximately 1.0% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Colonial Acres MHP, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the related borrower owned ten (10) mobile home units as of the origination of the related mortgage loan and may continue to own no more than 5% of the total mobile home units (296 pads) without the lender’s consent.  Tenants of borrower-owned mobile home units are likely to be more transient than would be the case if the residents owned their own mobile home units.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Condominium Properties Have Special Risks

In the case of four (4) of the mortgaged properties, representing approximately 4.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, the related mortgage loans are secured or may be secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.  In addition, in connection with the mortgaged property identified on Annex A-1 to this prospectus supplement as Sentry Park West, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the borrower may convert the entire mortgaged property to a condominium structure in connection with a partial release of one or more of the individual buildings, subject to lender’s sole discretion.  For additional information, see “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans—Sentry Park West”.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

The mortgaged property identified on Annex A-1 to this prospectus supplement as Montgomery Plaza, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, consists of the retail condominium unit in a two unit condominium, together with certain adjacent property that is not part of the condominium regime.  The other condominium unit (which is not part of the mortgaged property) is a residential unit.  The condominium is governed by a board of directors, which consists of four individuals, two appointed by the borrower and two appointed by the residential unit owner. The borrower and the residential unit owner have one vote of equal weight.

The mortgaged property identified on Annex A-1 to this prospectus supplement as Residence Inn Milwaukee, which secures a mortgage loan representing 1.5% of the outstanding pool balance as of the cut-off date, is a 131-room limited service hotel located on floors 5 - 8 of the north building within a mixed use redevelopment, which is divided into separate condominium interests.  Such mortgaged property is one of five units in the condominium.  The other four  units include the parking lot, ground floor retail, north office and south office.  The borrower under the Residence Inn Milwaukee mortgage loan is not affiliated with any of the other four unit owners.  The board that governs the condominium association consists of five members.  Each owner of a condominium unit appoints one member.  Each member of the board is allocated a vote with respect to decisions that affect the condominium.  With respect to the use of any casualty proceeds, in the event of a casualty the board must disburse all insurance proceeds in connection with a repair or restoration, unless the cost to repair or restore damage resulting from a casualty is 75% or greater of the replacement value and four or more members of the board agree that repair or restoration of the loss should not be undertaken.  With respect to a condemnation, any condemnation awards must be used to restore the property, unless four or more of the unit owners elect not to restore, in which case any unit owner may bring suit for partition with respect to its unit.

The mortgaged properties identified on Annex A-1 to this prospectus supplement as Miller Residential Portfolio – 1735, 1737 and 1741 West Division Street and Miller Residential Portfolio – 3404 North Southport Avenue, which collectively secure approximately 0.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are each subject to a declaration of covenants, conditions, restrictions and easements, which governs the relationship among the mortgaged properties (which are ground floor retail space) and the respective residential condominiums above them (which condominiums are not collateral for the related mortgage loan).  The applicable borrowers under the Miller Residential Portfolio mortgage loan have limited control over the application of insurance proceeds and condemnation awards with respect to those mortgaged properties and the corresponding condominiums.  In general, such amounts are to be applied to the restoration of the particular property, and the lender under the Miller Residential Portfolio mortgage loan may not be the depository that holds such amounts pending the restoration.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Chicago Ridge Mall, which secures a mortgage loan representing approximately 6.1% of the outstanding pool balance as of the cut-off date, Carson Pirie Scott & Co. (the largest tenant at the mortgaged property) has the right to purchase its property for the fair market value on the last day of any renewal term (January 31, 2014 and 2019 during the loan term), upon 120 days’ notice. If the tenant exercises its purchase option, the mortgage loan documents require that the borrower prepay a portion of the mortgage loan, together with yield maintenance, in an amount equal to the greater of (1) 100% of net sales proceeds or (2) the minimum release price of $5,515,770.  The sponsor guaranteed payment of the amount by which the minimum release price exceeds net sales proceeds;

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, which secures a mortgage loan representing approximately 5.3% of the outstanding pool balance as of the cut-off date, Morris James LLP, the second largest tenant (based on net rentable area leased) at such mortgaged property, has a right of first refusal to purchase the mortgaged property if the landlord seeks to sell the building, but such right of first refusal does not apply in the case of a foreclosure or acceptance of a deed-in-lieu of foreclosure;

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Oakridge Court Shopping Center, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the collateral consists of a single story building and two pad sites occupied under long term ground leases by Chase Bank and Sonic. Sonic has a right of first refusal in connection with the sale of its ground lease parcel. However, such right of refusal does not apply in the case of foreclosure and is fully subordinated to the mortgage;

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 280 North Bernardo, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the sole tenant, Avid Technology, Inc., has a right of first refusal in connection with the sale of the mortgaged property. However, such right of first refusal does not apply in the case of a foreclosure, deed-in-lieu of foreclosure or the first sale following such foreclosure or deed-in-lieu;

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hotel Indigo Houston, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the franchisor, Holiday Hospitality Franchising, has a right of first refusal to purchase the property on the same terms and conditions as the accepted offer given by a third party-purchaser. The right is contingent upon the borrower’s agreement to sell and is not an option that can be exercised unilaterally by the franchisor;

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Market Place at Oxnard, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, an adjacent property owner holds a right of first offer in connection with a sale of such mortgaged property.  However, that right of first offer does not apply in connection with a foreclosure, but would apply to any subsequent sale, transfer or conveyance;

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossville Village, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, AutoZone Development Corporation has a right of first refusal to purchase the demised premises on the same terms and conditions as the accepted offer given by a third party-purchaser. The demised premises only encompasses a portion of the entire shopping center and the right does not apply if the offer to purchase is for all or substantially all of the premises; and

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Walgreens Knoxville, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the sole tenant has a right of first refusal, but such right of first refusal does not apply in the case of a foreclosure or acceptance of a deed-in-lieu of foreclosure, but would apply to any subsequent sale, transfer or conveyance.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of a mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)           take investigative and/or remedial action;

(b)           carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)           monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)           obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)           obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)            the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition.

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 12 months preceding the origination date of the related mortgage loan.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks, current or historical use as a dry cleaning operation, gas station, auto repair operation and/or photo development operation, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 260 and 261 Madison Avenue, representing approximately 7.9% of the outstanding pool balance as of the cut-off date, the environmental consultants observed one 250 gallon diesel fuel oil tank associated with an emergency generator installed on the set back roof. The borrower is required to register the AST.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Chicago Ridge Mall, which secures a mortgage loan representing approximately 6.1% of the outstanding pool as of the cut-off date, the related borrower has obtained a secured creditor environmental insurance policy with a $10 million limit for a term extending 2 years past the mortgage loan maturity date.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossville Village, which secures a mortgage loan representing approximately 0.5% of the outstanding pool as of the cut-off date, a Phase I environmental assessment revealed soil and groundwater contamination at the mortgaged property from on-site and off-site dry cleaning operations. The borrower’s corrective action plan to remediate the contamination was approved by the Georgia Environmental Protection Division and the borrower was granted prospective purchaser status under the brownfields provision of the Georgia Hazardous Substances Site Reuse and Redevelopment Act. The borrower must complete its corrective action plan to maintain its prospective purchaser status. The borrower and prior owner of the mortgaged property escrowed with a local title agent 150% of the estimated costs to complete the corrective action plan. The lender has taken a collateral assignment of the borrower’s rights in the escrow agreement. In addition to the environmental indemnity agreement, the loan documents require the borrower to complete the corrective action plan within 18 months and provide for recourse liability for any loss or damages suffered by the lender as a result of the collateral assignment of the escrow agreement. Once the corrective action plan is complete, prospective purchaser status liability protections will run with the land and supplement the lender’s liability protections.

With respect to the mortgaged properties identified in the bullets below, the related mortgage loan seller obtained a lender’s environmental insurance policy in lieu of a the Phase II Environmental Site Assessment or to address environmental conditions or concerns.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Greens Crossroads, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, a Phase I environment assessment identified an unremediated release of dry cleaning solvent resulting in soil and groundwater contamination at the property. Exxon Land Development, Inc., the responsible party, is undertaking groundwater remediation and has indemnified the lender, its successors and assigns for liabilities associated with the perchloroethylene contamination. The estimated cost of cleanup is $1.65 million, including operations and maintenance costs. In addition to the Exxon indemnity, the borrower obtained a $6 million environmental insurance policy for the benefit of the lender and its successors and assigns that covers the pre-existing perchloroethylene contamination (as well as contamination associated with degradation products of perchloroethylene) for a period of ten years. The policy applies both in excess of the Exxon indemnity as well as in the event of a failure of the indemnity.  Premiums have been paid in full through the loan term.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by an anticipated repayment date. Accordingly, all of the mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 260 and 261 Madison Avenue and Crossgates Mall, which mortgage loans represent approximately 7.9% and 5.4%, respectively, of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

One (1) mortgaged property representing approximately 7.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), has borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property.  If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower,  and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 77 K Street, representing approximately 8.3% of the outstanding pool balance, the loan sponsor provided a guaranty in the amount of approximately $9,753,231 in lieu of reserves to cover the rent abatement period for three tenants and to cover tenant improvements and leasing commissions. Additionally, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Chicago Ridge Mall, which secures a mortgage loan representing approximately 6.1% of the outstanding pool as of the cut-off date, the loan sponsor provided a guaranty related to the tenant purchase option and related parcel release. For additional information, see “—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this prospectus supplement.  A loan sponsor on a guaranty will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  However, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, which mortgage loan represents approximately 0.1% of the outstanding pool balance as of the cut-off date, such mortgage loan does not require a non-recourse carveout guarantor separate and apart from the related borrower.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “Risk Factors—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this prospectus supplement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the oil spill in the Gulf of Mexico in 2010, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies” in this prospectus supplement.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 33 of the mortgage loans, which collectively represent approximately 67.9% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation to Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, which secures a mortgage loan that represents approximately 5.3% of the outstanding pool balance as of the cut-off date, such mortgaged property received 10-year abatements for City and County taxes.  The abatements began in the 2006/2007 tax year.  City taxes were abated 100% for the first five years, and are phased in by 20% per year until the abatement is fully eliminated.  County taxes were fully abated 100% for one year, and are phased in by 10% per year until the abatement is fully eliminated.

In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 2770 Kingsbridge Terrace, 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue, 686 Rosewood Street, 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street, 2785 Sedgwick Avenue, 1055 Grand Concourse and 305 Bedford Park Boulevard, that secure mortgage loans to affiliated borrowers that collectively secure approximately 4.1% of the outstanding pool balance as of the cut-off date, all of the properties are expected to receive a J-51 tax abatement in the next 6-12 months. J-51 tax abatements provide tax abatements for renovations to multifamily properties.  The total abatement amount is usually set at 90% of the reasonable costs (as determined by the New York City Department of Housing Preservation and Development) for each renovation project. Each year, in most cases, the borrower will be permitted to apply 8.33% of the total abatement amount to offset taxes (for a maximum of 20 years). In addition, the 3215 Holland Avenue, 1576 Taylor avenue and 305 Bedford Park Boulevard properties each currently have existing J-51 tax abatements.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Riverhead, which secures a mortgage loan that represents approximately 1.0% of the outstanding pool balance as of the cut-off date, record fee title to the entire tax parcel (which includes the mortgaged property) is held by the local industrial development agency, but such agency has granted the sole and exclusive right of possession to an affiliate of the related borrower.  Such affiliate has entered into a 99 year ground lease with the related borrower with respect to the portion of the tax parcel which have been improved with the construction of a hotel.  Such affiliate also entered into a 99 year ground lease demising to an affiliate the remainder of the tax parcel which consists of vacant land.  Pursuant to the “PILOT” program, the related borrower is escrowing with lender the “PILOT” payments with respect to the entire tax parcel and the PILOT payments with respect to the hotel improvements (and Lender is paying all such amounts directly to such agency).  The “PILOT” payments with respect to the improvements were abated 50% during 2009/2010 tax year, and are phased in by 5% per year until the abatement is fully eliminated in the 2019/2020 tax year.

In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 29 Prince Street and 232 Mott Street, which secure mortgage loans representing approximately 1.0% of the outstanding pool balance as of the cut-off date, such mortgaged properties qualify for 421(a) partial property tax exemptions, with increases in assessed value from new development phased-in over a 10 year period. As of the 2012-2013 tax year, the 29 Prince Street and 232 Mott Street properties are in year 9 and 5, respectively, of their 10 year tax benefit. In years 5 and 6, 60% of the increases in assessed value are exempt. The exemption falls to 40% in years 7 and 8 and 20% in years 9 and 10.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Nine (9) mortgage loans, representing approximately 8.5% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property.  In addition, with respect to 3 groups of mortgage loans, collectively representing approximately 4.4% of the outstanding pool balance as of the cut-off date, the mortgage loans within each such group are cross-collateralized and cross-defaulted with each other.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group or to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

One (1) mortgaged property, which represents security for a mortgage loan representing 1.0% of the outstanding pool balance as of the cut-off date, is secured by a mortgage on the borrower’s leasehold interest in the related mortgaged property and not the related fee simple interest.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover losses related to the requirement that the mortgaged property be rebuilt in accordance with current zoning requirements or that the mortgaged property not be used for its current purposes.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Condominium Properties Have Special Risks” in this prospectus supplement.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

For example, solely with respect to the top 20 mortgage loans or groups of cross-collateralized mortgage loans, we are aware of the following litigation that may have a material impact on your certificates:

●
With respect the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio SAC 26, representing in the aggregate approximately 1.6% of the Initial Outstanding Pool Balance, the related mortgaged properties and sponsor are subject to a pending lawsuit filed in the Second Judicial District Court of the State of Nevada, Washoe County, by certain relatives of the persons owning and controlling the sponsor as a shareholder derivative lawsuit on behalf of a company (the “Company”) affiliated with the sponsor that sold certain properties, including the mortgaged properties, to the sponsor. The plaintiffs’ claims in the lawsuit include, among others, breach of fiduciary duties, unjust enrichment and usurpation of corporate opportunities, and the plaintiffs in the lawsuit seek, in addition to damages and other remedies, the unwinding of the initial sales of properties including the mortgaged properties by the Company to the sponsor. The related mortgage loan documents contain a representation by the related borrower that the lawsuit will not have a material adverse effect on the related mortgage loan, and the related mortgage loan documents include a nonrecourse carveout related to losses incurred by the lender in the event of an adverse determination of the lawsuit or in the event that the lender’s title to the mortgaged property upon foreclosure or other acquisition by the lender of the mortgaged property is unmarketable as a direct or indirect result of the pending lawsuit. The lender’s title insurance policy lists the litigation and any adverse consequences thereof as an exception to coverage, but includes a proviso that the title insurer insures the lender against loss or damage arising from a final, nonappealable judgment by a court of competent jurisdiction that results in the lien of the lender’s insured mortgage being declared invalid or unenforceable or the priority of the lender’s insured mortgage being impaired. However, the title policy does not provide affirmative coverage for the title being unmarketable as a result of the litigation. As a result, the related lender has title insurance covering its lien and its right to foreclose on that lien, but if the related lender forecloses on the related mortgaged properties prior to a final resolution of the lawsuit, then in connection with a sale of the mortgaged properties after a foreclosure, the prospective purchaser would take title subject to the lawsuit as an exception to its title policy.  We cannot assure you that the outcome of the litigation, or the inability to remove the litigation as an exception to coverage under a title policy, will not have a negative impact on the related mortgage loan or the related mortgaged properties.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Residence Inn Milwaukee, which mortgage loan represents 1.5% of the outstanding pool balance as of the cut-off date, various affiliates of the non-recourse carveout guarantor, including its parent, are defendants in a lawsuit wherein the plaintiffs have alleged approximately $1 billion in damages based on various legal theories including, without limitation, fraudulent transfer, breach of fiduciary duty, illegal dividend/unlawful distribution, deepening insolvency, breach of contract and unjust enrichment.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past.  For example, as regards criminal proceedings:

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 1055 West 7th Street, which Mortgage Loan represents approximately 8.9% of the outstanding pool balance as of the cut-off date, the sponsor and non-recourse carve-out guarantor, David Y. Lee, by order of the FDIC dated December 19, 2011, was removed from his position as a director of Premier Business Bank (“Premier Bank”) and required pay a civil penalty of $75,000 in connection with an alleged violation of banking “Regulation O”. The violation related to a loan on an office property made by Premier Bank to an entity controlled by Lee’s mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including Lee’s wife).  Although Lee denied the FDIC allegations, he agreed to step down and not contest the administrative process.

●
With respect to the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as River Street Apartment Portfolio, Roxbury Multifamily Portfolio and Boston City Multifamily Portfolio, which mortgage loans represent, in the aggregate, approximately 2.4% of the outstanding pool balance as of the cut-off date, John McGrail, the non-recourse carveout guarantor for each of the mortgage loans, was charged, in 2009, with several offenses involving non-compliance with certain environmental and labor laws. In March 2011, McGrail and his co-defendant pled guilty to charges relating to failure to file notice of asbestos removal, with the Massachusetts Department of Environmental Protection, failure to comply with asbestos emission control removal procedures and failure to comply with labor laws related to unemployment insurance and pay records for employees.  The court sentenced McGrail and his co-defendants to three-years’ probation and a $200,000 (in total) fine.  The related mortgage loan documents provide for recourse to McGrail in the event McGrail or any of his affiliated companies violate any order of probation or is found guilty of any crime (other than misdemeanor traffic violations).

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.  For example:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, which mortgage loan represents 5.3% of the outstanding pool balance as of the cut-off date, the related loan proceeds, together with a $10,000,000 mezzanine loan provided by Redwood Commercial Mortgage Corporation, were used, among other things, to retire existing debt through a discounted payoff.  The existing mortgage, which was originated by Anglo Irish Bank and subsequently purchased by Lone Star, had a balance of $85,298,844.  The discounted payoff amount for the prior loan was $75,150,000.  The prior loan was repaid as part of a larger overall discounted payoff between Lone Star and an affiliate of the related borrower.  In connection with that larger overall discounted payoff, the sponsors of the related borrower assumed approximately $18.9 million in short-term recourse debt (ranging from one to five years).  In addition, if certain remaining Loan Star-held loans are not repaid, the borrower sponsors would be liable for up to $15 million in recourse, as well as the principal of a deficiency note guaranteed by the borrower sponsors in the amount of approximately $12 million.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Lakeside Square, representing approximately 2.6% of the outstanding pool balance as of the cut-off date, the mortgaged property was subject to a maturity default under a previous loan.  The mortgage refinanced the previous senior loan at par but paid off a related mezzanine loan at a discount.

●
With respect to the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as River Street Apartment Portfolio, Roxbury Multifamily Portfolio and Boston City Multifamily Portfolio, which mortgage loans represent, in the aggregate, approximately 2.4% of the outstanding pool balance as of the cut-off date, the related loan proceeds, together with the proceeds from three mezzanine loans with a combined balance of  $4,000,000 provided by Terra Secured Income Fund 2, LLC, were used to retire existing debt with Anglo Irish Bank (subsequently purchased by Lone Star, with financing from Wells Fargo National Bank) through a discounted payoff.  The prior loan was repaid as part of a larger overall discounted payoff between Lone Star and an affiliate of the related borrowers.

●
With respect to the mortgage loan secured by the mortgaged property identified as Annex A-1 to this prospectus supplement as Sentry Park West, which mortgage loan represents approximately 2.4% of the initial outstanding pool balance, the mortgaged property was subject to a maturity default under a previous loan. In August 2011, the lender under the defaulted loan sold the defaulted loan at a discount to the Sentry Park West borrower, an affiliate of the borrower under the defaulted loan.  A third party lender financed the acquisition of the defaulted loan. The borrower repaid the interim loan from the third party lender with proceeds from the Sentry Park West loan.

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Miller Residential Portfolio, which mortgage loan represents approximately 1.2% of the outstanding pool balance as of the cut-off date, the related loan proceeds were used, among other things, to refinance existing debt on the related mortgaged properties.  Certain of the prior loans encumbering the related mortgaged properties had experienced maturity defaults.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Royal St. Charles, which mortgage loan represents approximately 0.7% of the outstanding pool balance as of the cut-off date, the sponsor of the borrower acquired the related mortgaged property in February 2011 through acceptance of a deed-in-lieu of foreclosure following its acquisition at a discount of a defaulted loan that had been secured by the related mortgaged property.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Green Oak Village Place II, which mortgage loan represents approximately 0.6% of the outstanding pool balance as of the cut-off date, the related loan proceeds were used, among other things, to refinance a prior construction loan through a discounted payoff.  The related mortgaged property represents Phase II of a retail power center known as Green Oak Village Place.  The prior construction loan was originated in October 2005 by a consortium of three (3) banks, was secured by the related mortgaged property as well as the other real estate on which the Green Oak Village Place retail power center was to be built and had an initial maturity date in 2008.  In 2006, the collateral for such construction loan was bifurcated into the related mortgaged property and certain adjacent real estate, which became Phase I of the Green Oak Village Place retail power center.  A large portion of the construction loan was paid down with financing from Bank of America that was secured solely by Phase I of the Green Oak Village Place retail power center, leaving the related mortgaged property as the sole collateral for the construction loan.  In 2008, the loan was extended to April 2012 and funds were released to build additional improvements on the related mortgaged property.  At the time of the discounted payoff, which occurred shortly before maturity, the construction loan had a current balance of approximately $18,065,682 and the discounted payoff amount was approximately $10,203,136.  The loan secured by Phase I of the Green Oak Village Place retail power center was subsequently securitized and is currently in special servicing.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Market Place at Oxnard, which mortgage loan represents approximately 0.6% of the outstanding pool balance as of the cut-off date, such mortgage loan was primarily used to refinance, through a discounted payoff, two (2) previous cross-collateralized and cross-defaulted mortgage loans encumbering the related mortgaged property and a second real property.  Those cross-collateralized and cross-defaulted loans were scheduled to mature in August 2015, but defaulted in late 2008 or early 2009 as a result of the loss of a bankrupt anchor tenant.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Walgreens Knoxville, which mortgage loan represents approximately 0.3% of the outstanding pool balance as of the cut-off date, the related loan proceeds were used, among other things, to refinance a prior mortgage loan secured by the related mortgaged property, which prior mortgage loan had matured in March 2012.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Mar-Mel-Go Apartments, which mortgage loan represents approximately 0.2% of the outstanding pool balance as of the cut-off date, the related loan proceeds were used, among other things, to refinance a prior mortgage loan secured by the related mortgaged property through a discounted payoff.  At the time of the discounted payoff, the prior mortgage loan had a current balance of approximately $5,069,793 and was refinanced at a discounted payoff amount of approximately $3,200,000.  Furthermore, as of March 2012, approximately $76,334 in back taxes were outstanding with respect to the related mortgaged property, but such back taxes were paid prior to the origination of the subject mortgage loan.

Except as disclosed below, we are not aware of any borrower or principal of the borrower that has filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

With respect to each of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio SAC 26, which mortgage loan represents approximately 1.6% of the outstanding pool balance as of the cut-off date, an affiliate of the related sponsor (who served as an officer in the company at the time of filing) filed for bankruptcy protection in June 2003 and emerged from bankruptcy in March 2004.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder will be controlled by the controlling class certificateholders.  The directing holder (except with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class R, Class LR and Class V certificates) evidencing 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of all those certificates or evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class R, Class LR and Class V certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.  It is expected that Eightfold Real Estate Capital Fund II, L.P. will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination (other than the 260 and 261 Madison Avenue loan combination).

In addition, in certain circumstances with respect to each mortgage loan, following a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder:  (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

The Servicing of the 260 and 261 Madison Avenue Loan Combination Will Shift to Others

 The servicing of the 260 and 261 Madison Avenue loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the 260 and 261 Madison Avenue companion loan is securitized in a separate securitization.  At that time, servicing responsibilities for the 260 and 261 Madison Avenue loan combination will shift to the master servicer and special servicer under such securitization and will be governed exclusively by the pooling and servicing agreement related to such securitization and the 260 and 261 Madison Avenue loan combination intercreditor agreement.  Neither the closing date of such securitization nor the identity of such other master servicer or special servicer have been determined.  In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the 260 and 261 Madison Avenue loan combination intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination” in this prospectus supplement.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such securitization except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the 260 and 261 Madison Avenue loan combination, and the holder of the pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related intercreditor agreement will have rights similar to those granted to the controlling class representative in this transaction.  See “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination” in this prospectus supplement.

If any of the 260 and 261 Madison Avenue mortgage loan or the related pari passu companion loan becomes specially serviced prior to the securitization of the pari passu companion loan, the special servicer will be required to service and administer the 260 and 261 Madison Avenue loan combination and any related REO property in the same manner as any other specially serviced loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such loan combination as set forth under the pooling and servicing agreement.  Prior to such securitization, no other special servicer will be entitled to any such compensation or have such rights and obligations.  After such securitization, the 260 and 261 Madison Avenue loan combination will no longer be serviced pursuant to the pooling and servicing agreement.  If the 260 and 261 Madison Avenue loan combination is being specially serviced when the related pari passu companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor.  See “The Operating Advisor” in this prospectus supplement.  With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the 260 and 261 Madison Avenue loan combination), if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the 260 and 261 Madison Avenue loan combination), if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Midland Loan Services, a Division of PNC Bank, National Association) where Park Bridge Lender Services LLC is not the operating advisor.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and sponsor.  In addition, Ladder Capital Securities LLC, one of the underwriters, is an affiliate of (i) Ladder Capital Finance LLC, a mortgage loan seller and a sponsor, and (ii) the borrower under 1 mortgage loan to be transferred by Ladder Capital Finance LLC to the depositor, representing 0.1% of the outstanding pool balance as of the cut-off date.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

Eightfold Real Estate Capital Fund II, L.P. (the “B-Piece Buyer”), the anticipated investor in the Class F, Class G and Class H certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.  In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the Class F, Class G and Class H certificates based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan) and serviced loan combinations (other than the 260 and 261 Madison Avenue loan combination) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates.  The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, which mortgage loan represents approximately 0.1% of the outstanding pool balance as of the cut-off date, Ladder Capital Finance LLC, which is the related mortgage loan seller/originator, and Ladder Capital Securities LLC, which is one of the underwriters, are affiliates of the related borrower.  Such mortgage loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower. In particular, the related loan documents (i) do not contain any guaranties or other indemnities by any individual or entity, other than the subject borrower, including for customary non-recourse carve-outs or environmental matters, (ii) do not require terrorism insurance to be maintained with respect to the related mortgage property, and (iii) permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the related loan documents.  Ladder Capital Finance Holdings LLLP is the indirect parent of Ladder Capital Finance LLP.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the 260 and 261 Madison Avenue mortgage loan, representing approximately 7.9% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan.  The 260 and 261 Madison Avenue mortgage loan and its related pari passu companion loan will initially be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as the 260 and 261 Madison Avenue mortgage loan and its related pari passu companion loan are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to the 260 and 261 Madison Avenue mortgage loan will require the approval of the holder of the pari passu companion loan.  After the securitization of the 260 and 261 Madison Avenue companion loan, the 260 and 261 Madison Avenue loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to the 260 and 261 Madison Avenue mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement.  As a result, you will have less control over the servicing of the 260 and 261 Madison Avenue mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The interests of a holder of the 260 and 261 Madison Avenue companion loan (or its designee) entitled to exercise various rights with respect to the servicing of the 260 and 261 Madison Avenue mortgage loan and the related pari passu companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against any holder of a 260 and 261 Madison Avenue companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities.  The Crossgates Mall note that Ladder Capital Finance LLC will transfer to the depositor, together with 12 of the other mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, collectively representing approximately 14.0% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then Ladder Capital Finance LLC will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to the Crossgates Mall note that Ladder Capital Finance LLC will transfer to the depositor, together with 3 of the other mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, collectively representing approximately 4.3% of the outstanding pool balance as of the cut-off date, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 3.2% of the outstanding pool balance as of the cut-off date.  Wells Fargo Bank, National Association acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall note that Ladder Capital Finance LLC will transfer to the depositor, together with all of the other mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, collectively representing approximately 14.1% of the outstanding pool balance as of the cut-off date.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  Twenty-seven (27) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 40.6% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then  Cantor Commercial Real Estate Lending, L.P.  will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 12 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 15.1% of the outstanding pool balance as of the cut-off date.

Wells Fargo Bank, National Association, in its capacity as custodian under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization, acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall note that German American Capital Corporation will transfer to the depositor, representing approximately 3.9% of the outstanding pool balance as of the cut-off date.

Wells Fargo Bank, National Association is acting as the master servicer and the certificate administrator.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association, on the other hand, either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 5 and 2, respectively, of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 6.9% and 7.1%, respectively, of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 13 of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing approximately 12.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association, on the other hand, either Midland Loan Services, a Division of PNC Bank, National Association or Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, 35 and 5, respectively, of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 41.5% and 6.9%, respectively, of the outstanding pool balance as of the cut-off date.

Prior to the closing date of this securitization, the Crossgates Mall loan combination will be serviced by Wells Fargo Bank, National Association, as master servicer, under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
New Article 122a of European Union Directive 2006/48/EC (“Article 122a”) (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area insurance and reinsurance undertakings and by investment funds managed by European Economic Area alternative investment fund managers. Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a 5% net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions.  Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender or, if applicable, a companion loan holder or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations,” “—Additional Mortgage Loan

Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance.  Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class A-M-PEZ certificates (without regard to any exchange of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates), the yield to maturity on the Class X-A Certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium (or with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans.  Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates.  Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase.  Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan.  See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  However, Ladder Capital Finance Holdings LLLP is guaranteeing the payment obligations of Ladder Capital Finance LLC in this regard.  In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, as to which German American Capital Corporation and Ladder Capital Finance LLC are each acting as a mortgage loan seller with respect to its respective note, each mortgage loan seller will only be obligated to repurchase the specific note as to which it is acting as mortgage loan seller.  We cannot provide assurances that the mortgage loan seller (or, in the case of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to Class H, Class G, Class F, Class E, Class D, Class C and Class C-PEZ (based on their respective entitlements pro rata), Class B and Class B-PEZ (based on their respective entitlements pro rata) and Class A-M and Class A-M-PEZ certificates (based on their respective entitlements pro rata), in that order, reducing amounts otherwise payable to each class (in each case without regard to any exchanges of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates).  Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and, with respect to interest losses only, the Class X-A and Class X-B certificates based on their respective entitlements pro rata.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H certificates, any losses allocated to such classes of certificates (in each case without regard to any exchanges of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates) will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-M or Class A-M-PEZ certificates (in each case without regard to any exchanges of Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D certificates for Class PEZ certificates) will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M and Class A-M-PEZ certificates.

Each class of certificates (other than the Class PEZ, Class H, Class V, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage

Loans” and “—Modifications” in this prospectus supplement.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify the 260 and 261 Madison Avenue mortgage loan (after the securitization of the related pari passu companion loan), because the 260 and 261 Madison Avenue mortgage loan will be serviced by another master servicer and special servicer pursuant to a separate servicing agreement.  Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the master servicer or special servicer servicing the 260 and 261 Madison Avenue mortgage loan, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this prospectus supplement and in the attached prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the attached prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes in REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the Internal Revenue Service issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the Internal Revenue Service has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The Internal Revenue Service has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended.  Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because, subject to the payment of the Class A-SB Certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by either or both of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by either or both of such rating agencies.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on each class of the offered certificates from two nationally recognized statistical rating organizations. Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of those nationally recognized statistical rating organizations to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that either or both of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement.  CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of June 30, 2012, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $950,000,000, total liabilities of approximately $303,000,000 and total partners’ equity of approximately $648,000,000.  As of July 2012, Cantor Commercial Real Estate Company, L.P. increased the amount of its master repurchase agreements from $650 million as of April 2012 to $850 million.

Certain third party lenders provide financing to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities.  Twenty-seven (27) of the CCRE Mortgage Loans, representing approximately 40.6% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 12 CCRE Mortgage Loans, representing approximately 15.1% of the outstanding pool balance as of the cut-off date.

CCRE Lending’s Loan Origination and Acquisition History

This is the fourth commercial mortgage loan securitization to which CCRE Lending is contributing loans.

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 192 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3,046,894,000 and has acted as a sponsor and mortgage loan seller on three fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in this  prospectus supplement.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—CCRE Lending’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria, except as described below under “—CCRE Lending’s Underwriting Standards—Exceptions.”  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)      Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)     Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)    Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)    Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the

Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—CCRE Lending’s Underwriting Standards—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which all of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2011 to and including March 31, 2012, the CCRE Depositor does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction.  GACC or an affiliate of GACC originated all of the GACC Mortgage Loans in this transaction.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., one of the Underwriters.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC, through its wholly owned subsidiaries, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) and DB Mortgage Services, LLC (“DBMS”), is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators, and DBMS is one of the largest servicers, in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of corticated directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans both into securitizations in the (i) “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC during the past 4 years ending June 30, 2012, is approximately $7.3 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwritten the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other Underwriters or initial purchasers, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G-1 to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC

Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the Initial Outstanding Pool Balance, which is evidenced by two Notes, GACC is acting as Mortgage Loan Seller with respect to one of the Notes and LCF is acting as Mortgage Loan Seller with respect to the other Note.  GACC originated the related whole loan, and LCF subsequently acquired a portion of the whole loan from GACC.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC, relating to information in this prospectus supplement regarding the GACC Mortgage Loans.  These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each

GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline		LTV Ratio Guideline
Office	1.30	x	75%
Retail	1.30	x	75%
Multifamily	1.20	x	75%
Manufactured Housing	1.25	x	70%
Industrial/Warehouse	1.25	x	70%
Self Storage	1.25	x	70%
Hospitality	1.50	x	65%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period.  With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In most cases where the property is covered by blanket insurance, insurance reserves will not be required.  In certain cases where the loan sponsor is an investment grade entity, GACC may waive all escrow requirements.  In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Lakeside Centre I & II, representing approximately 1.6% of the Initial Outstanding Pool Balance, the amount which the related borrower is required to deposit into a replacement reserve under the Mortgage Loan is $0.13 per square foot in comparison to $0.25 per square foot provided for in GACC’s underwriting guidelines for office properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the Mortgage Property being renovated in 2008 and leased to two publicly traded tenants with an average remaining term of seven years.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as GRM MA MD Portfolio, representing approximately 1.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV ratio is 72.5% in comparison to an LTV of 75.0% provided for in GACC’s underwriting guidelines for Industrial/Warehouse properties, and the U/W NCF DSCR is 1.22x in comparison to a DSCR of 1.25x provided for in GACC’s underwriting guidelines for

Industrial/Warehouse properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the financial strength of the related borrower, along with a full guaranty of the GRM tenant leases and any space that becomes vacant.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 280 North Benardo, representing approximately 1.3% of the Initial Outstanding Pool Balance, the amount which the related borrower is required to deposit into a replacement reserve under the Mortgage Loan is $0.20 per square foot in comparison to $0.25 per square foot provided for in GACC’s underwriting guidelines for office properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the Mortgage Property being 100% leased to a single tenant that has been at the Mortgaged Property for 20 years and $1,000,000 was reserved at closing for TI/LC obligations relating to the lease renewal in 2011.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Riverhead, representing approximately 1.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV ratio is 73.3% in comparison to an LTV of 65.0% provided for in GACC’s underwriting guidelines for hospitality properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the financial and management strength of the related borrower and the Mortgaged Property’s strong location in the market.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 14, 2012.  GACC’s “Central Index Key” number is 0001541294.  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including March 31, 2012:

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007- C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date.  The repurchase demand was rejected.  In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans or, in the case of the Crossgates Mall Mortgage Loan, a note (referred to in this prospectus supplement as the Crossgates Mall Note A-1B-1) partially evidencing such Mortgage Loan (such Mortgage Loans, together with the Crossgates Mall Note A-1B-1, the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”).  Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware.

Ladder Holdings is a privately held company that commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group.”  The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

According to its consolidated balance sheet (audited), as of December 31, 2011, Ladder Holdings and its consolidated subsidiaries (which include LCF) had total assets of approximately $2.65 billion, total liabilities of approximately $1.67 billion and total partners’ capital of approximately $989.06 million.  According to its consolidated balance sheet (unaudited), as of March 31, 2012, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $2.66 billion, total liabilities of approximately $1.63 billion and total partners’ capital of approximately $1.03 billion.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Ladder Holdings guarantees certain obligations of the LCF Financing Affiliates under those repurchase facilities.  The Crossgates Mall Note A-1B-1 and 12 other LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $185,074,783 and representing approximately 14.0% of the Initial Outstanding Pool Balance, are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to the Crossgates Mall Note A-1B-1 and 3 other LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $57,114,551 and representing approximately 4.3% of the Initial Outstanding Pool Balance, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 5 LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $42,572,707 and representing approximately 3.2% of the Initial Outstanding Pool Balance.  Wells Fargo Bank, National Association acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall Note A-1B-1 and all of the other LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $185,872,784 and representing approximately 14.1% of the Initial Outstanding Pool Balance.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations.  During the first five (5) calendar months of 2012, LCF contributed approximately $562.80 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations.  LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following table sets forth information with respect to originations of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010 and 2011 and from January 1, 2012 to and including June 30, 2012.

Originations of Fixed and Floating Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	2010		2011		2012(1)
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
Fixed	48	$663,256,700	65	$1,170,444,775	60	$918,292,966
Floating	8	$125,450,000	10	$281,085,840	7	$191,582,500

(1) Reflects activity from January 1, 2012 to and including June 30, 2012.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation and warranty or defective or missing loan documentation.  Notwithstanding the existence of such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.  Wells Fargo Bank, National Association has been acting as interim servicer with respect to 13 of the LCF Mortgage Loans, which represent 12.6% of the Initial Outstanding Pool Balance.  In addition, Wells Fargo Bank, National Association is also servicing (and, until the closing date of this securitization, will continue to service) the Crossgates Mall Loan Combination as master servicer under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization.

Review of LCF Mortgage Loans

A.  Overview.  LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement and, further, except that there were certain variations in the review procedures with respect to the Crossgates Mall Mortgage Loan.  No sampling procedures were used in the review process.

B.  Database.  To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan originated by LCF or one of its affiliates (each, a “Ladder Originated Mortgage Loan”).  The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.  After origination of each Ladder Originated Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each Ladder Originated Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the Ladder Originated Mortgage Loans in this prospectus supplement.

The Crossgates Mall Loan Combination was originated by GACC, and LCF subsequently acquired multiple notes evidencing a portion of the Crossgates Mall Loan Combination (including, in the case of one such note, a portion of the Crossgates Mall Mortgage Loan).  In connection with LCF’s acquisition of such notes, the Ladder Capital Review Team reviewed the related loan documents, third party due diligence reports and borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets), as well as various information supplied by GACC.  In particular, the Ladder Capital Review Team reviewed the information in the GACC Data Tape regarding the Crossgates Mall Mortgage Loan.  The GACC Data Tape was used to provide the numerical information regarding the Crossgates Mall Mortgage Loan in this prospectus supplement.  See “—German American Capital Corporation—Review of GACC Mortgage Loans—Data Tape” above.

C.  Data Comparison and Recalculation.  LCF (in the case of the Crossgates Mall Mortgage Loan, in conjunction with GACC) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF (or, in the case of the Crossgates Mall Mortgage Loan, by LCF and GACC), relating to information in this prospectus supplement regarding the LCF Mortgage Loans.  These procedures included:

●
comparing the information in the LCF Data Tape (or, in the case of the Crossgates Mall Mortgage Loan, the GACC Data Tape) against various source documents provided by LCF that are described under “—Review of LCF Mortgage Loans—Database” above (or, in the case of the Crossgates Mall Mortgage Loan, against various source documents provided by GACC that are described under “—German American Capital Corporation—Review of GACC Mortgage Loans” above);

●
comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape (or, in the case of the Crossgates Mall Mortgage Loan, the GACC Data Tape); and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

D.  Legal Review.  The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each Ladder Originated Mortgage Loan (and GACC’s origination counsel for the Crossgates Mall Mortgage Loan) reviewed the representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans.  Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary report for each Ladder Originated Mortgage Loan, (ii) a review of data tapes relating to the Ladder Originated Mortgage Loans prepared by Ladder Capital Group, (iii) the review of select provisions in certain loan documents with respect to certain of the Ladder Originated Mortgage Loans, (iv) a loan summary, legal review certificate and due diligence questionnaire for the Crossgates Mall Mortgage Loan provided to LCF by GACC, and (v) a review of the list of exceptions prepared by LCF in connection with its representations and warranties set forth on Annex F to this prospectus supplement.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports or other items described in the prior paragraph and/or the pertinent sections of the related Mortgage Loan documents.

E.  Other Review Procedures.  With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any Ladder Originated Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Ladder Originated Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder Capital Group’s Underwriting Guidelines and Processes” below.  See “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below.

F.  Findings and Conclusions.  Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects.  Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with (or, in the case of the Crossgates Mall Mortgage Loan, in a manner consistent with) Ladder Capital Group’s origination procedures and underwriting criteria, except as described under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below.  LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Ladder Capital Group’s Underwriting Guidelines and Processes

Thirteen (13) of the LCF Mortgage Loans, representing approximately 12.6% of the Initial Outstanding Pool Balance, were originated by LCF or one of its affiliates. In addition, in the case of the Crossgates Mall Mortgage Loan, as to which GACC and LCF are each acting as a Mortgage Loan Seller with respect to its respective Note, GACC originated the Crossgates Mall Loan Combination, and LCF subsequently acquired the Crossgates Mall Note A-1B-1 and the Crossgates Mall Note A-1B-2 from GACC.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loans to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)        Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)      Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)      Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance.  The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G.  Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

H.  Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.   Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group.  Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

J.  Exceptions.  Other than as set forth below, the LCF Mortgage Loans were originated in accordance with (or, in the case of the Crossgates Mall Mortgage Loan, in a manner consistent with) the underwriting standards set forth above.

With respect to the Mortgage Loan identified on Annex A-1 to this prospectus supplement as Walgreens Knoxville, representing 0.3% of the Initial Outstanding Pool Balance, the UW NCF DSCR is 1.15x, in comparison to the 1.20x debt service coverage ratio provided for in the Ladder Capital Group’s underwriting guidelines described above.  The sole tenant is rated “A2/A” by Moody’s and S&P, respectively, and the Mortgage Loan has been structured with a 15-year amortization term.  Based on these compensating factors, LCF approved inclusion of the Mortgage Loan in this transaction.

With respect to the Mortgage Loan identified on Annex A-1 to this prospectus supplement as Dollar General - Orange City, representing 0.1% of the Initial Outstanding Pool Balance, the requirement to maintain terrorism insurance was waived.  However, the related Mortgaged Property is not located in a major city and is not a high profile property that would be expected to be a terrorist target.  In addition, there is no reserve for real estate taxes.  However, the sole tenant is required to reimburse the related borrower/landlord for taxes paid and the sole tenant is rated “BBB-” by S&P.  Based on these compensating factors, LCF approved inclusion of the Mortgage Loan in this transaction.

Compliance with Rule 15Ga-1 under the Exchange Act

LCF most recently filed a Form ABS-15G with the SEC on February 8, 2012 with respect to the period from and including January 1, 2011 to and including December 31, 2011.  LCF’s “Central Index Key” number is 0001541468.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, LCF did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending June 30, 2012, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $62.3 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under that certain Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Ladder Capital Securities LLC, CastleOak Securities, L.P., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and RBS Securities Inc. (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2012-CCRE2 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on August 22, 2012 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)   (A) If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)   If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of Mortgage Loans.”

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans and the Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and

Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer under the Pooling and Servicing Agreement (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  Wells Fargo is also the Certificate Administrator.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 6/30/2012
By Approximate Number:	41,703	39,125	38,132	36,704
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.40	$451.09	$437.68	$430.55

Within this portfolio, as of June 30, 2012, are approximately 25,696 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $350.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$ 492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD Q2, 2012	$333,302,909,836	$2,063,691,886	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo is rated by Fitch, S&P and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer	CPS2+	Above Average	MOR CS2
Master Servicer	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by LCF or those affiliates from time to time, including prior to their inclusion in the Issuing Entity, certain of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by CCRE Lending or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be appointed as the special servicer (the “Special Servicer”), and in such capacity, will be responsible for the servicing and administration of the Specially Serviced Loans and Serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s, Fitch and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P, Fitch and Morningstar.  For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans.  The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans.  Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.  Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through

Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2012, Midland was servicing approximately 32,433 commercial and multifamily mortgage loans with a principal balance of approximately $264 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,750 of such loans, with a total principal balance of approximately $125 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of June 30, 2012, Midland was named the special servicer in approximately 138 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion.  With respect to such transactions as of such date, Midland was administering approximately 252 assets with an outstanding principal balance of approximately $3.0 billion.

 Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Midland may enter into one or more arrangements with the applicable Directing Holder, Holders of Certificates of the Controlling Class, the Controlling Class Representative, a Companion Loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

The foregoing information has been provided by Midland.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a)           if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)           if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c)           if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website.  If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the issuing entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with:  (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.  In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $341 billion as of March 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of March 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and three international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of March 31, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 524 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $461,332,900,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.  The Trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by Fitch and “A2” by Moody’s and whose short-term unsecured debt is rated at least “F-1” by Fitch and at least “P-1” by Moody’s or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such occurrence, unless such Servicer Termination Event shall have been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Wells Fargo Bank, National Association will act as the certificate administrator (in such capacity, the “Certificate Administrator” or “Wells Fargo Bank”), custodian (in such capacity, the “Custodian”) and the Paying Agent under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 264,000 employees as of December 31, 2011, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2011, Wells Fargo Bank was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement, except that with respect to the 260 and 261 Madison Avenue Loan Combination, Wells Fargo Bank is initially acting as the custodian of the related Mortgage Loan Documents until the 260 and 261 Madison Avenue Companion Loan Securitization Date, at which time such Mortgage Loan Documents (other than the related Note) will be transferred to the custodian related to such other securitization.  In such capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2011, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2011 Wells Trust Services Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Trust Services Assessment relates consisted, in part, of (i) approximately 2,052 residential mortgage backed securities (“RMBS”) transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 CMBS transactions with over 3,000 payment/reporting cycles.  The errors that contributed to the material instances of noncompliance described on the 2011 Wells Trust Services Assessment occurred on certain RMBS and CMBS transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the RMBS payment/reporting cycles and approximately 0.2% of the CMBS payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the RMBS payment/reporting cycles and approximately 0.4% of the CMBS payment/reporting cycles.  The 2011 Wells Trust Services Assessment discusses certain payment and reporting errors that occurred on RMBS transactions containing multi-group features, which are a subset of the errors impacting RMBS payment/reporting cycles described above.

The 2011 Wells Trust Services Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by Fitch and “A2” by Moody’s and whose short-term unsecured debt is rated at least “F-1” by Fitch and at least “P-1” by Moody’s or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0034% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to the 260 and 261 Madison Avenue Mortgage Loan on or after the 260 and 261 Madison Avenue Companion Loan Securitization Date).  The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Operating Advisor”), a New York limited liability company and a wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge”), will act as operating advisor under the Pooling and Servicing Agreement.  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 310-9821.

Park Bridge is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  The firm’s clients include financial institutions holding commercial mortgages and debt backed directly or indirectly by commercial properties.  Park Bridge is engaged in loan and property brokerage services, as well as syndications, portfolio valuations, risk assessments, contract underwriting, surveillance, asset management, workout services and loan sales.

Park Bridge also provides advisory services to commercial mortgage borrowers and institutional holders of commercial mortgage-backed securities, including valuation services, work-out consulting and collateral reviews of underlying commercial mortgages and their associated properties.  All private placements and M&A transactions are executed through Park Bridge Securities LLC, a wholly-owned, broker-dealer subsidiary of Park Bridge.  Park Bridge Securities LLC is a member of FINRA and SIPC. Park Bridge’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by SAS-70 compliant vendors and data centers.

Since its founding in 2009, Park Bridge has been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies and hedge funds on assignments relating to over $60 billion of commercial mortgages and related collateral.

There are no legal proceedings pending against the Operating Advisor, or to which any property of the Operating Advisor is subject, that are material to the Certificateholders, nor does the Operating Advisor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

CCRE Lending, a Sponsor and Mortgage Loan Seller, is an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters.

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, and the Depositor are affiliates of each other.

LCF, a Sponsor and Mortgage Loan Seller, is an affiliate of Ladder Capital Securities LLC, one of the Underwriters, as well as an affiliate of the borrower under 1 Mortgage Loan being transferred to the Depositor by LCF, which Mortgage Loan represents approximately 0.1% of the Initial Outstanding Pool Balance.

Wells Fargo, the Master Servicer, is also acting as the Certificate Administrator.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and either Midland or Wells Fargo, on the other hand, either Midland or Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 5 and 2, respectively, of the Mortgage Loans to be contributed by GACC to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $91,566,335 and $93,200,000, respectively, and represent approximately 6.9% and 7.1%, respectively, of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between LCF and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 13 of the LCF Mortgage Loans, which LCF Mortgage Loans have an aggregate Cut-off Date Balance of $165,934,010 and represent approximately 12.6% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and either Midland or Wells Fargo, on the other hand, either Midland or Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 35 and 5, respectively, of the Mortgage Loans to be contributed by CCRE Lending to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $548,197,100 and $91,159,206, respectively, and represent approximately 41.5% and 6.9%, respectively, of the Initial Outstanding Pool Balance.

Prior to the closing date of this securitization, the Crossgates Mall Loan Combination will be serviced by Wells Fargo Bank, as master servicer, under the pooling and servicing agreement entered into in connection with the COMM 2012-CCRE1 Mortgage Trust securitization.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo  and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities.  The Crossgates Mall Note A-1B-1 and 12 other LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $185,074,783 and representing approximately 14.0% of the Initial Outstanding Pool Balance, are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of August 1, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to the Crossgates Mall Note A-1B-1 and 3 other LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $57,114,551 and representing approximately 4.3% of the Initial Outstanding Pool Balance, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to 5 LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $42,572,707 and representing approximately 3.2% of the Initial Outstanding Pool Balance.  Wells Fargo Bank, National Association acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall Note A-1B-1 and all of the other LCF Mortgage Loans, collectively having an aggregate Cut-off Date Balance of $185,872,784 and representing approximately 14.1% of the Initial Outstanding Pool Balance.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters) and certain other third party lenders provide warehouse financing to the Cantor Financing Affiliates through various repurchase facilities.  Twenty-seven (27) of the CCRE Mortgage Loans with an aggregate Cut-off Date Balance of $536,370,689, representing approximately 40.6% of the Initial Outstanding Pool Balance, are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, acquire the warehoused CCRE Mortgage Loans from the Cantor Financing Affiliates, and the Cantor Financing Affiliates will, in turn, use the funds that they receive from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 12 CCRE Mortgage Loans with an aggregate Cut-off Date Balance of $199,483,868, which represents approximately 15.1% of the Initial Outstanding Pool Balance.

Wells Fargo Bank, National Association, in its capacity as custodian under the COMM 2012-CCRE1 Pooling and Servicing Agreement, acts as custodian of the Mortgage Loan Documents with respect to the Crossgates Mall Note A-1A-1, having an aggregate Cut-off Date Balance of $51,840,811 and representing approximately 3.9% of the Initial Outstanding Pool Balance.

Wells Fargo Bank, National Association may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the CCRE Strip Pool in the future.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, which Mortgage Loan represents approximately 0.1% of the Initial Outstanding Pool Balance, LCF (the related mortgage loan seller and originator) and Ladder Capital Securities LLC (one of the underwriters) are affiliates of the related borrower.  Such Mortgage Loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  In particular, the related loan documents (i) do not contain any guaranties or other indemnities by any individual or entity, other than the subject borrower, including for customary non-recourse carve-outs or environmental matters, (ii) do not require terrorism insurance to be maintained with respect to the related Mortgaged Property, and (iii) permit, without lender’s consent, certain transfers and pledges of direct and indirect interest in the related borrower to, and to entities under the control of, Ladder Holdings, a successor thereto and person or entities satisfying criteria set forth in the related loan documents.  In addition, the securitization of such Mortgage Loans constitute a financing to the Ladder Capital Group.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 64 fixed-rate mortgage loans (each, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 98 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,321,152,968 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans as of, in the case of each Mortgage Loan, the later of the related due date of such Mortgage Loan in August 2012 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $798,000 to $117,876,076 and the average Cut-off Date Balance will be $20,643,015 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during August 2012 are timely made.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The 260 and 261 Madison Avenue Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Intercreditor Agreement” means each of the Crossgates Mall Intercreditor Agreement and the 260 and 261 Madison Avenue Intercreditor Agreement, as the context may require and as applicable.

“Loan Combination” means each of the Crossgates Mall Loan Combination and the 260 and 261 Madison Avenue Loan Combination, as the context may require and as applicable.

“Non-Serviced Loan Combination” means any mortgage loan that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement.  References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  Initially, there is no Non-Serviced Loan Combination related to the Issuing Entity.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Loan Combination will be a Non-Serviced Loan Combination.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement.  Initially, there is no Non-Serviced Mortgage Loan related to the Issuing Entity.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related intercreditor agreement.  Initially, there is no Non-Serviced Companion Loan related to the Issuing Entity.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Companion Loan will be a Non-Serviced Companion Loan.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity as set forth in the related intercreditor agreement.  The Crossgates Mall Companion Loans and, prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Companion Loan will be the only Serviced Companion Loans related to the Issuing Entity.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Companion Loan will be a Non-Serviced Companion Loan.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and one or more pari passu mortgage notes not included in the Issuing Entity.  References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Crossgates Mall Loan Combination and, prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Loan Combination will be the only Serviced Loan Combinations related to the Issuing Entity.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Loan Combination will be a Non-Serviced Loan Combination.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each Mortgage Loan is secured by, among other things, (i) a first mortgage lien on the fee simple estate in an income-producing real property, which would include Mortgaged Properties constituting the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property, or (ii) a leasehold estate in the Mortgaged Property and no mortgage on the related fee estate, as set forth below.
Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	97	99.0%
Leasehold Estate	1	1.0%
Total	98	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	24	51.6%
11th	0	40	48.4%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the foregoing table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant, adjacent property owner or other third party may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.

Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool, which represent, in the aggregate, approximately 57.6% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)	Cut-off Date LTV(1)	LTV Ratio at Maturity or ARD(1)	Cut-off Date U/W NOI Debt Yield(1)
1055 West 7th Street	$117,876,076	8.9%	5.050%	119	1.37x	71.4%	58.9%	9.7%
77 K Street	110,000,000	8.3%	4.580%	118	1.55x	64.6%	59.2%	10.0%
260 and 261 Madison Avenue	105,000,000	7.9%	4.987%	118	1.88x	50.2%	50.2%	10.2%
520 Eighth Avenue	104,714,833	7.9%	4.111%	118	2.17x	38.1%	30.4%	13.5%
Chicago Ridge Mall	80,000,000	6.1%	4.600%	119	2.74x	61.7%	61.7%	13.5%
Crossgates Mall	71,779,584	5.4%	5.398%	117	1.35x	63.6%	53.2%	9.5%
500 Delaware Avenue	69,760,663	5.3%	5.014%	117	1.49x	71.5%	58.3%	10.4%
GSA New Orleans	36,000,000	2.7%	4.650%	120	1.45x	68.6%	47.1%	10.5%
Lakeside Square	35,000,000	2.6%	5.750%	120	1.74x	61.0%	51.3%	13.7%
Sentry Park West	31,440,657	2.4%	4.887%	119	1.53x	72.3%	59.3%	10.5%
Total/Wtd. Avg.	$761,571,814	57.6%	4.833%	118	1.76x	60.6%	52.6%	11.0%

(1)
In the case of the 260 and 261 Madison Avenue Mortgage Loan and the Crossgates Mall Mortgage Loan, representing approximately 13.4% of the Initial Outstanding Pool Balance, each of which has one or more pari passu companion loans that are not included in the Issuing Entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such Mortgage Loan have been calculated based on the Mortgage Loan included in the Issuing Entity and the related Companion Loan(s) not included in the Issuing Entity.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from CCRE Lending, GACC and LCF (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to three separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller (and, in the case of LCF, Ladder Holdings) and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:
Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Cantor Commercial Real Estate Lending, L.P.	40	$639,356,305	48.4%
German American Capital Corporation	10	$444,083,068	33.6%
Ladder Capital Finance LLC	13	$165,934,010	12.6%
German American Capital Corporation / Ladder Capital Finance LLC(1)	1	$71,779,584	5.4%
Total	64	$1,321,152,968	100.0%

(1)
In the case of the Crossgates Mall Mortgage Loan, which is evidenced by two Notes, German American Capital Corporation is acting as Mortgage Loan Seller with respect to one of the Notes, which has an outstanding principal balance as of the Cut-off Date of $51,840,811, and Ladder Capital Finance LLC is acting as Mortgage Loan Seller with respect to the other Note, which has an outstanding principal balance as of the Cut-off Date of $19,938,773.

Except as indicated in the following paragraph, each Mortgage Loan Seller or one of its affiliates originated each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

In the case of the Crossgates Mall Mortgage Loan, as to which German American Capital Corporation and Ladder Capital Finance LLC are each acting as a Mortgage Loan Seller with respect to its respective Note, German American Capital Corporation originated the Crossgates Mall Loan Combination, and Ladder Capital Finance LLC subsequently acquired the Crossgates Mall Note A-1B-1 and the Crossgates Mall Note A-1B-2 from German American Capital Corporation.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 10-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

In the case of 2 Mortgaged Properties, securing approximately 7.0% of the Initial Outstanding Pool Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the related borrower sponsor, in lieu of obtaining a Phase II Environmental Site Assessment, or to address environmental conditions or concerns.  For additional information regarding mortgaged properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this prospectus supplement.  Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.  In addition, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, which secures a Mortgage Loan representing approximately 0.1% of the Initial Outstanding Pool Balance, there is no environmental indemnitor separate from the related borrower.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 10-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 8-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  For example:

●
With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 77 K Street, which secures a Mortgage Loan representing approximately 8.3% of the Initial Outstanding Pool Balance, the borrower is not required to spend in excess of $140,000 to obtain insurance against acts of terrorism.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Residence Inn Milwaukee, representing 1.5% of the Initial Outstanding Pool Balance, the related borrower is not required to maintain terrorism insurance with aggregate premiums that exceed 2.5 times the then-current all risk insurance policy premium (excluding terrorism coverage).

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, representing 0.1% of the Initial Outstanding Pool Balance, the requirement to maintain terrorism insurance was waived and the related Mortgaged Property is not covered by terrorism insurance.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  See Representations and Warranties (16) and (29) on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to 33 of the Mortgage Loans, which collectively represent approximately 67.9% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Certain Variances from the Underwriting Guidelines.  Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators— Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards,” “German American Capital Corporation—GACC’s Underwriting Standards” or “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes,” as applicable, in this prospectus supplement.

Loan Combinations

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan U/W NCF DSCR		Loan Combination U/W NCF DSCR		Mortgage Loan Cut-off Date LTV Ratio	Loan Combination Cut-off Date LTV Ratio	Mortgage Loan Cut-off Date U/W NOI Debt Yield	Loan Combination Cut-off Date U/W NOI Debt Yield
260 and 261 Madison Avenue	$105,000,000	$126,000,000	$231,000,000	1.88	x	1.88	x	50.2%	50.2%	10.2%	10.2%
Crossgates Mall	$71,779,584	$227,302,017	$299,081,601	1.35	x	1.35	x	63.6%	63.6%	9.5%	9.5%

The 260 and 261 Madison Avenue Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 260 and 261 Madison Avenue, representing approximately 7.9% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $105,000,000 (the “260 and 261 Madison Avenue Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “260 and 261 Madison Avenue Mortgaged Property”).  The 260 and 261 Madison Avenue Mortgage Loan is evidenced by promissory note A-2.  The mortgage loan evidenced by promissory note A-1, with an original principal balance of $126,000,000 is referred to in this prospectus supplement as the “260 and 261 Madison Avenue Companion Loan,” and is pari passu in right of payment with the 260 and 261 Madison Avenue Mortgage Loan.  The 260 and 261 Madison Avenue Companion Loan may be further divided into multiple notes subsequent to the date of this securitization.  The 260 and 261 Madison Avenue Mortgage Loan and the 260 and 261 Madison Avenue Companion Loan are collectively referred to in this prospectus supplement as the “260 and 261 Madison Avenue Loan Combination.”  The 260 and 261 Madison Avenue Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 260 and 261 Madison Avenue Loan Combination (the “260 and 261 Madison Avenue Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 260 and 261 Madison Avenue Noteholder (the “260 and 261 Madison Avenue Intercreditor Agreement”).

Servicing.  The 260 and 261 Madison Avenue Loan Combination will be serviced as follows:

(i)         from and after the Closing Date, but prior to the date that the 260 and 261 Madison Avenue Companion Loan is included in a securitization trust (the “260 and 261 Madison Avenue Companion

Loan Securitization Date”), the 260 and 261 Madison Avenue Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(ii)         from and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the 260 and 261 Madison Avenue Companion Loan (the “260 and 261 Madison Avenue Pooling and Servicing Agreement”) and, subject to the terms of the 260 and 261 Madison Avenue Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 260 and 261 Madison Avenue Noteholder will be effected in accordance with the 260 and 261 Madison Avenue Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the 260 and 261 Madison Avenue Pooling and Servicing Agreement.

Advancing. Prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date, the Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the 260 and 261 Madison Avenue Mortgage Loan (but not on the 260 and 261 Madison Avenue Companion Loan) and Property Advances with respect to the 260 and 261 Madison Avenue Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

After the 260 and 261 Madison Avenue Companion Loan Securitization Date:

(i)         the Master Servicer or the Trustee, as applicable, will continue to be responsible for making P&I Advances on the 260 and 261 Madison Avenue Mortgage Loan (but not on the 260 and 261 Madison Avenue Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and

(ii)        the master servicer or the trustee, as applicable, under the 260 and 261 Madison Avenue Pooling and Servicing Agreement will be obligated to make (i) any required principal and interest advances on the 260 and 261 Madison Avenue Companion Loan as required under the terms of the 260 and 261 Madison Avenue Pooling and Servicing Agreement (but not on the 260 and 261 Madison Avenue Mortgage Loan) and (ii) property advances with respect to the 260 and 261 Madison Avenue Loan Combination, in each case unless a similar determination of nonrecoverability is made under the 260 and 261 Madison Avenue Pooling and Servicing Agreement.

Distributions.  The 260 and 261 Madison Avenue Intercreditor Agreement sets forth the respective rights of each of the 260 and 261 Madison Avenue Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 260 and 261 Madison Avenue Mortgage Loan or the 260 and 261 Madison Avenue Companion Loan will be applied to the 260 and 261 Madison Avenue Mortgage Loan and the 260 and 261 Madison Avenue Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement and the 260 and 261 Madison Avenue Pooling and Servicing Agreement, as applicable).

Consultation and Control.  The directing holder under the 260 and 261 Madison Avenue Intercreditor Agreement with respect to the 260 and 261 Madison Avenue Loan Combination will initially be the holder of the 260 and 261 Madison Avenue Companion Loan, and from and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, will be the controlling class representative or such other party specified in the 260 and 261 Madison Avenue Pooling and Servicing Agreement (such party, the “260 and 261 Madison Avenue Directing Holder”).  From and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, certain decisions to be made with respect to the 260 and 261 Madison Avenue Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the 260 and 261 Madison Avenue

Pooling and Servicing Agreement, will require the approval of the 260 and 261 Madison Avenue Directing Holder.

Pursuant to the terms of the 260 and 261 Madison Avenue Intercreditor Agreement, the Controlling Class Representative, as a non-controlling noteholder (the “260 and 261 Madison Avenue Non-Controlling Note Holder”) will have the right to (i) to receive copies of all notices, information and reports that the special servicer under the 260 and 261 Madison Avenue Pooling and Servicing Agreement is required to provide to the 260 and 261 Madison Avenue Directing Holder under such agreement within the same time frame it is required to provide such notices, information and reports to the 260 and 261 Madison Avenue Directing Holder and (ii) to be consulted by the Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the 260 and 261 Madison Avenue Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the 260 and 261 Madison Avenue Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the 260 and 261 Madison Avenue Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the 260 and 261 Madison Avenue Non-Controlling Note Holder’s consultation rights described above, the special servicer under the 260 and 261 Madison Avenue Pooling and Servicing Agreement is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 260 and 261 Madison Avenue Mortgage Loan and the 260 and 261 Madison Avenue Companion Loan.

Notwithstanding anything herein or in the 260 and 261 Madison Avenue Intercreditor Agreement to the contrary, no direction or objection by the 260 and 261 Madison Avenue Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the master servicer, the special servicer, the paying agent, the trust fund, the certificate administrator or the trustee to liability, or materially expand the scope of the master servicer’s or special servicer’s responsibilities hereunder.

In addition to the consultation rights of the 260 and 261 Madison Avenue Non-Controlling Note Holder described above, the 260 and 261 Madison Avenue Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, under the 260 and 261 Madison Avenue Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the 260 and 261 Madison Avenue Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the 260 and 261 Madison Avenue Intercreditor Agreement, if the 260 and 261 Madison Avenue Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the 260 and 261 Madison Avenue Pooling and Servicing Agreement, the special servicer under the 260 and 261 Madison Avenue Pooling and Servicing Agreement will be entitled to sell the 260 and 261 Madison Avenue Mortgage Loan together with the 260 and 261 Madison Avenue Companion Loan as a single whole loan.  The 260 and 261 Madison Avenue Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The 260 and 261 Madison Avenue Directing Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the 260 and 261 Madison Avenue Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the 260 and 261 Madison Avenue Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 260 and 261 Madison Avenue Intercreditor Agreement) and satisfies the other conditions set forth in the 260 and 261 Madison Avenue Pooling and Servicing Agreement.

The Crossgates Mall Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Crossgates Mall, representing approximately 5.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $71,779,584 (the “Crossgates Mall Mortgage Loan”), is part of a loan combination comprised of five promissory notes (including promissory notes A-1A-1, A-1A-2, A-1B-1, A-1B-2 and A-2), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Crossgates Mall Mortgaged Property”).  The Crossgates Mall Mortgage Loan is evidenced by (i) promissory note A-1A-1, with an outstanding principal balance as of the Cut-off Date of $51,840,811, which is being transferred to the Depositor by GACC and (ii) promissory note A-1B-1, with an outstanding principal balance as of the Cut-off Date of $19,938,773 (the “Crossgates Mall Note A-1B-1”), which is being transferred to the depositor by LCF.  The respective debt amounts evidenced by (i) promissory note A-2, with an outstanding principal balance as of the Cut-off Date of $119,632,640 (the “Crossgates Mall Note A-2”), which is included in the COMM 2012-CCRE1 Mortgage Trust securitization, (ii) promissory note A-1A-2, with an outstanding principal balance as of the Cut-off Date of $77,761,216 (the “Crossgates Mall Note A-1A-2”), which is currently held by GACC and (iii) promissory note A-1B-2, with an outstanding principal balance as of the Cut-off Date of $29,908,160 (the “Crossgates Mall Note A-1B-2”), which is currently held by LCF, are each referred to in this prospectus supplement as a “Crossgates Mall Companion Loan” and are pari passu in right of payment with each other and with the Crossgates Mall Mortgage Loan.  The Crossgates Mall Mortgage Loan and the Crossgates Mall Companion Loans are collectively referred to in this prospectus supplement as the “Crossgates Mall Loan Combination”.  The Crossgates Mall Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Crossgates Mall Loan Combination (the “Crossgates Mall Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Crossgates Mall Noteholder (the “Crossgates Mall Intercreditor Agreement”).

Servicing.  The Crossgates Mall Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and, subject to the terms of the Crossgates Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Crossgates Mall Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, are responsible for making:  (i) P&I Advances on the Crossgates Mall Mortgage Loan (but not on the Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Crossgates Mall Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions.  The Crossgates Mall Intercreditor Agreement sets forth the respective rights of each of the Crossgates Mall Noteholders and provides, in general, that:

(i)      the Crossgates Mall Mortgage Loan and the Crossgates Mall Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor; and

(ii)     all payments, proceeds and other recoveries on or in respect of the Crossgates Mall Loan Combination will be applied to the Crossgates Mall Mortgage Loan and each Crossgates Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the applicable pooling and servicing agreement).

Consultation and Control.  The directing holder under the Crossgates Mall Intercreditor Agreement with respect to the Crossgates Mall Loan Combination will be the Controlling Class Representative.

Certain decisions to be made with respect to the Crossgates Mall Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Crossgates Mall Intercreditor Agreement, each Crossgates Mall Non-Controlling Note Holder will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the Crossgates Mall Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of each Crossgates Mall Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not such Crossgates Mall Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding each Crossgates Mall Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Crossgates Mall Mortgage Loan and the Companion Loans.

In addition to the consultation rights of each Crossgates Mall Non-Controlling Note Holder described above, each Crossgates Mall Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Crossgates Mall Loan Combination are discussed.

The “Crossgates Mall Non-Controlling Note Holder”  means:

(a)     with respect to the Crossgates Mall Note A-2, (i) for so long as the Crossgates Mall Note A-2 is included in the COMM 2012-CCRE1 commercial mortgage securitization, the controlling class representative specified in the pooling and servicing agreement entered into in connection with such securitization (the “COMM 2012-CCRE1 Pooling and Servicing Agreement”), unless a consultation termination event has occurred and is continuing under the COMM 2012-CCRE1 Pooling and Servicing Agreement and (ii) if the Crossgates Mall Note A-2 is no longer in such securitization, the holder of the Crossgates Mall Note A-2;

(b)     with respect to the Crossgates Mall Note A-1A-2, (i) until the Crossgates Mall Note A-1A-2 is included in a securitization, the holder of the Crossgates Mall Note A-1A-2 and (ii) if the Crossgates Mall Note A-1A-2 is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of the Crossgates Mall Note A-1A-2 under the Crossgates Mall Intercreditor Agreement; and

(c)     with respect to the Crossgates Mall Note A-1B-2, (i) until the Crossgates Mall Note A-1B-2 is included in a securitization, the holder of the Crossgates Mall Note A-1B-2 and (ii) if the Crossgates Mall Note A-1B-2 is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of the Crossgates Mall Note A-1B-2 under the Crossgates Mall Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Crossgates Mall Intercreditor Agreement, if the Crossgates Mall Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be entitled (but not required) to sell the Crossgates Mall Mortgage Loan together with the Companion Loans as a single whole loan.  Each Crossgates Mall Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of any Crossgates Mall Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Crossgates Mall Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Additional Mortgage Loan Information

General.  The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loan.  The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio SAC 26 (the “ARD Loan”), representing approximately 1.6% of the Initial Outstanding Pool Balance, provides that if, after a certain date (with respect to the ARD Loan, the “Anticipated Repayment Date”), the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (with respect to the ARD Loan, the “Revised Rate”) rather than the stated Mortgage Rate (with respect to the ARD Loan, the “Initial Rate”).  For the ARD Loan, the Anticipated Repayment Date is 120 months after the first payment date, and the applicable Revised Rate is a per annum rate equal to the lesser of (i) the sum of 300 basis points and the greater of (x) the Initial Rate and (y) 390 basis points plus the 10-year swap yield as of the Anticipated Repayment Date, and (ii) the sum of 500 basis points and the Initial Rate.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on the ARD Loan.  While interest at the Initial Rate will continue to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loan, plus any compound interest thereon at the Revised Rate, to the extent permitted by applicable law.

Definitions.  For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(a)       “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this prospectus supplement for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate and the fee rate paid to the subservicer, if any).

(b)       “ADR” means, for any hospitality property, average daily rate.

(c)       “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)       “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity (or, in the case of the ARD Loan, its Anticipated Repayment Date), the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence.  In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan.  The schedule of Monthly Payments for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, representing approximately 5.3% of the Initial Outstanding Pool Balance, is set forth on Annex H to this prospectus supplement.

(e)       “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller.  In certain cases, the appraisals state an “as stabilized” value as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property.  The Appraised Value set forth on Annex A-1 is the “as is” value unless otherwise specified.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(f)        “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of the ARD Loan, at the Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)       “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan.  In the case of the cross-collateralized and cross-defaulted mortgage loans, loan-to-value ratios were calculated on an aggregate basis.

(h)       “Cut-off Date U/W NCF Debt Yield” or “Underwritten NCF Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Companion Loan.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt yield was calculated on an aggregate basis.

(i)        “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Operating Income for such Mortgaged Property divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Companion Loan.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt yield was calculated on an aggregate basis.

(j)        “GLA” means gross leasable area.

(k)       “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of the ARD Loan, the Revised Rate.

(l)        “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of the ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the Balloon Balance on the Anticipated Repayment Date.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan.  In the case of the cross-collateralized and cross-defaulted mortgage loans, loan-to-value ratios were calculated on an aggregate basis.

(m)      “MSA” means metropolitan statistical area.

(n)       “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(o)       “NRA” means net rentable area.

(p)       “Occupancy” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged

Property.  The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “Second Largest Tenant,” “Third Largest Tenant,” “Fourth Largest Tenant” and “Fifth Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(q)       “RevPar” means, for any hospitality property, revenues per available room.

(r)        “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office, multifamily/retail or industrial/self storage or other special purpose property, the square footage of the net rentable or leasable area.

(s)       “T-12” means trailing 12 months.

(t)        “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 to this prospectus supplement indicates which Mortgage Loans have an Anticipated Repayment Date.

(u)       “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(v)        “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(w)        “Units,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(x)        “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Companion Loan.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt service coverage ratios were calculated on an aggregate basis.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(y)        “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Companion Loan.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt service coverage ratios were calculated on an aggregate basis.

The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability.  See the definition of “U/W NCF DSCR” in this prospectus supplement for more information regarding the evaluation of debt service coverage ratios.

(z)        “U/W Revenue”, with respect to any Mortgage Loan, means the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(aa)      “U/W EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans, representing approximately 100.0% of the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Forty-five (45) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans and the ARD Loan), representing approximately 69.7% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date or Anticipated Repayment Date.  The schedule of Monthly Payments for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, representing approximately 5.3% of the Initial Outstanding Pool Balance, is set forth on Annex H to this prospectus supplement.

Fifteen (15) Mortgage Loans, representing approximately 14.7% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 10 months to 58 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such Mortgage Loan to maturity and therefore each has an expected Balloon Balance at the related maturity date.

Three (3) Mortgage Loans, representing approximately 14.1% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date.

The ARD Loan, representing approximately 1.6% of the Initial Outstanding Pool Balance, provides for an increase in the related interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loan until such balance is reduced to zero.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable), except with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as GSA New Orleans and Embassy Suites Valencia, representing approximately 2.7% and 1.0%, respectively, of the Initial Outstanding Pool Balance, which permit voluntary prepayment without the payment of any penalty on the last 13 and 25 payment dates, respectively.  All of the Yield Maintenance Loans (except as noted in paragraph (b) below) prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium assets prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”; any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 27 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)           Forty-six (46) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 85.2% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 115% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.  With respect to the Crossgates Mall Mortgage Loan, representing approximately 5.4% of the Initial Outstanding Pool Balance, if on any business day after May 7, 2013 but prior to the expiration of the Defeasance Lock-Out Period, the borrower requests lender approval for a qualified assumption pursuant to the terms of the related Mortgage Loan Documents and lender rejects such request, the borrower will be permitted to prepay the Mortgage Loan in full and obtain a release of the Mortgaged Property; provided, that, among other conditions, (i) no event of default then exists and (ii) the borrower pays the greater of the Yield Maintenance Charge or Prepayment Premium (equal to 3%).  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Klein Crossing Shopping Center (the “Klein Crossing Mortgage Loan”), representing approximately 0.6% of the Initial Outstanding Pool Balance, the related borrower may partially prepay the Mortgage Loan in connection with a release of a portion of the Mortgaged Property (see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases”).  Each of the Crossgates Mall Mortgage Loan and the Klein Crossing Mortgage Loan is treated as a Defeasance Loan and not as a Yield Maintenance Loan in this prospectus supplement.

(b)           One (1) of the Mortgage Loans (together with the Mortgage Loans described in the immediately following clause (c), the “Yield Maintenance Loans”), representing approximately 0.1% of the Initial Outstanding Pool Balance, does not have any Lock-Out Period and permits voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge from the Closing Date until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loan, the “Yield Maintenance Period”).  With respect to this Yield Maintenance Loan, the Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  This Yield Maintenance Loan is the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dollar General – Orange City, which represents approximately 0.1% of the Initial Outstanding Pool Balance and also permits the related borrower to defease such Mortgage Loan no earlier than the second anniversary of the Closing Date.

(c)           Seventeen (17) of the Mortgage Loans, representing approximately 14.7% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”).  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.  However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either:  (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of the ARD Loan, the Anticipated Repayment Date), as set forth in Annex A-1 to this prospectus supplement.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 120% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage.  With respect to all of the Defeasance

Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)           The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Crossgates Mall Mortgage Loan, representing approximately 5.4% of the Initial Outstanding Pool Balance, the related borrower may obtain the release of one or more vacant, non-income producing parcels or outparcels (although such parcels may contain parking spaces) upon satisfaction of specified conditions including, among other things, (i) the remaining mortgaged property continues to comply with zoning and applicable legal requirements, (ii) the parcel being released is legally subdivided and (iii) the related borrower continues to be a single purpose entity.

(b)           The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)           The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge.  For example:

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Chicago Ridge Mall, which secures a Mortgage Loan representing approximately 6.1% of the Initial Outstanding Pool Balance, the Borrower may obtain the release of the Carson Pirie Scott & Co. parcel from the lien of the mortgage, provided, among other things: (i) the remaining property complies with all zoning laws, and (ii) the Borrower prepays a portion of the mortgage loan, together with yield maintenance, in an amount equal to the greater of (1) 100% of net sales proceeds or (2) the minimum release price of $5,515,770.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Klein Crossing Shopping Center, which Mortgage Loan represents 0.6% of the Initial Outstanding Pool Balance, the related loan documents provide for the release of a certain parcel currently occupied by Firestone (the “Klein Crossing Release Parcel”) from the collateral in connection with a third-party, arms-length sale of the Klein Crossing Release Parcel subject to, among other things, the following conditions:  (i) no event of default has occurred or would occur as a result of the release; (ii) the mortgage loan, based on the remaining collateral, has a loan-to-value ratio of no greater than the lesser of (A) 75% and (B) the loan-to-value ratio in place immediately prior to the release; (iii) the mortgage loan, based on the remaining collateral, has a debt service coverage ratio of no less than the greater of (A) 1.30x and (B) the debt service coverage ratio in place immediately prior to the release; (iv) delivery of (A)  an opinion to the effect that the release will not cause any REMIC holding the Mortgage Loan to cease to qualify as such and (B) a rating agency confirmation; (v) payment of a release price equal to 125% of the portion of the subject Mortgage Loan allocated to the Klein Crossing Release Parcel and any prepayment consideration associated with the payment of the release price; and (vi) payment of all other costs and expenses of the related lender in connection with the release.

(d)           The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.  For example:

(e)           The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms.  For example:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 2770 Kingsbridge Terrace, 2505 Aqueduct Avenue,  2500 University Avenue, 3215 Holland Avenue and 686 Rosewood Street, which secure five cross-collateralized and cross defaulted Mortgage Loans representing, in the aggregate, 1.7% of the Initial Outstanding Pool Balance, the Mortgage Loan Documents permit the release of an individual Mortgaged Property from the lien of the related Mortgage and the cross with the other Mortgage Loans, provided, among other things, the Borrower pay a release price in an amount equal to 105% of the allocated loan amount for such release property, together with yield maintenance, and provided, with respect to the remaining Mortgaged Properties, the DSCR is at least 1.30x and the LTV ratio is not more than 70%.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street and 2785 Sedgwick Avenue, which secure four cross-collateralized and cross defaulted Mortgage Loans representing, in the aggregate, 1.7% of the Initial Outstanding Pool Balance, the Mortgage Loan Documents permit the release of an individual Mortgaged Property from the lien of the related Mortgage and the cross with the other Mortgage Loans, provided, among other things, the Borrower pay a release price in an amount equal to 105% of the allocated loan amount for such release property, together with yield maintenance, and provided, with respect to the remaining Mortgaged Properties, the DSCR is at least 1.30x and the LTV ratio is not more than 70%.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 29 Prince Street and 232 Mott Street, which secure two cross-collateralized and cross-defaulted Mortgage Loans representing (in the aggregate) approximately 1.0% of the Initial Outstanding Pool Balance, the Mortgage Loan Documents permit the release of one of the Mortgaged Properties (the “Prince/Mott Released Property”) from the lien of the related Mortgage and a release of the cross with the other Mortgage Loan, provided, among other things, that the related Borrower pay to the lender an amount equal to 115% of the allocated loan amount for the Prince/Mott Released Property together with a Yield Maintenance Charge.

Addition of Real Property to the Mortgaged Property.  Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Silvercrest at Deer Creek, representing approximately 0.9% of the Initial Outstanding Pool Balance, the Mortgage Loan Documents permit the Borrower to add 18-24 additional units to the Mortgaged Property during the Mortgage Loan Term.  The Mortgage Loan Documents specify the approval process for this proposed construction, which will be funded with Borrower equity and result in additional collateral supporting the Mortgage Loan.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
In the case of the 260 and 261 Madison Avenue Mortgage Loan, representing approximately 7.9% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 260 and 261 Madison Avenue Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination” in this prospectus supplement.

●
In the case of the Crossgates Mall Mortgage Loan, representing approximately 5.4% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Crossgates Mall Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations—The Crossgates Mall Loan Combination” in this prospectus supplement.

See the table below for a list of Mortgage Loans that permit future mezzanine indebtedness, including certain related conditions that must be satisfied prior to incurring such indebtedness.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans permit unsecured indebtedness as follows:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Royal St. Charles, which Mortgage Loan represents 0.7% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit: (i) up to $300,000 of unsecured, subordinate debt from a member of either related borrowing entity; (ii) up to $300,000 of unsecured, subordinate debt between the related borrowing entities; and (iii) up to $100,000 of unsecured, subordinate debt from the operating lessee to the fee owner.  Only the unsecured debt described in clause (iii) of the prior sentence is currently outstanding.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this prospectus supplement.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Inter- creditor Agree- ment	Total Debt Cut-Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
500 Delaware Avenue(1)	$69,760,663	5.3%	$10,000,000	10.500%	5/6/2022	Yes	81.8%	1.21x	9.1%
River Street Apartment Portfolio(2)	$13,485,000	1.0%	$1,650,000	12.000%	8/11/2022	Yes	72.0%	1.17x	8.5%
Roxbury Multifamily Portfolio(2)	$9,860,000	0.7%	$1,250,000	12.000%	8/11/2022	Yes	72.0%	1.17x	8.5%
Boston City Multifamily Portfolio(2)	$8,655,000	0.7%	$1,100,000	12.000%	8/11/2022	Yes	72.0%	1.17x	8.5%

(1)	The mezzanine loan was originated and is held by Redwood Commercial Mortgage Corporation.

(2)
One mezzanine loan, originated and held by Terra Secured Income Fund 2, LLC, was made to an owner of each of the related borrowers.  Each mezzanine loan is cross-collateralized and cross-defaulted with the other related mezzanine loans pursuant to a Cross-Default, Cross-Collateralization and Release Agreement.

The mezzanine loan related to each of the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of condition contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value and combined minimum debt service coverage ratio, as listed below:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Chicago Ridge Mall	$80,000,000	6.1%	Yes	1.85x	70%	11.5%
Novartis Pharmaceuticals Building	$20,812,236	1.6%	Yes	1.70x	65%	13.0%
Hotel Indigo Houston	$10,666,426	0.8%	Yes	1.40x	65%	11.0%

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this prospectus supplement.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans other than any Non-Serviced Mortgage Loans) and the Special Servicer (with respect Specially Serviced Loans other than any Non-Serviced Mortgage Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

For example, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Nottingham Apartments, which secures a Mortgage Loan representing approximately 0.4% of the Initial Outstanding Pool Balance, at the time of origination, 17 units were occupied by tenants utilizing housing vouchers under the Section 8 program referred to in the prior paragraph.

For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this prospectus supplement.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Four (4) groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 4.1%, 2.4% and 1.1%, respectively, of the Initial Outstanding Pool Balance.  With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties.  Eleven (11) Mortgaged Properties, securing approximately 6.2% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 to this prospectus supplement for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 19 states and the District of Columbia, with the largest concentration by Initial Outstanding Pool Balance located in New York.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Fifty-three (53) of the Mortgage Loans, representing approximately 84.2% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.  Eleven (11) of the Mortgage Loans, representing approximately 15.8% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections.  Six (6) of the Mortgage Loans, representing approximately 10.9% of the Initial Outstanding Pool Balance, are secured in whole or in part by Mortgaged Properties that were constructed or acquired by the related borrowers within 12 calendar months prior to the Cut-Off Date and either have no prior operating history or do not have historical financial information.

Modified and Refinanced Loans.  As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

The Mortgage Loans identified on Annex A-1 to this prospectus supplement as Lakeside Square, Miller Residential Portfolio, Greens Crossroads, Hickory Farm & Crossings at Fox Meadows, Sterling Hills Apartments and Walgreens Knoxville, representing 6.5% in the aggregate of the Initial Outstanding Pool Balance, are each a refinancing of another loan that was delinquent and beyond its respective maturity date.

Shari’ah Compliant Lending Structure

The Mortgage Loan identified on Annex A-1 to this prospectus supplement as Residence Inn Milwaukee (the “Residence Inn Milwaukee Mortgaged Property”, and such Mortgage Loan, the “Residence Inn Milwaukee Mortgage Loan”), representing 1.5% of the Initial Outstanding Pool Balance, was structured as a Shari’ah compliant loan.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

The borrower under the Residence Inn Milwaukee Mortgage Loan is the lessor under a master lease (the “Master Lease”) with an affiliate of the borrower as lessee (the “Master Lessee”) in order to comply with Shari’ah requirements.  The Master Lessee collects all gross revenue from the Residence Inn Milwaukee Mortgaged Property and deposits such funds directly into a lockbox controlled by the lender; and amounts deducted from the lockbox are used to pay the related borrower a rental payment to cover the monthly payment and any reserve amounts due.  The Master Lessee has pledged all gross revenues from the operation of the related Residence Inn Milwaukee Mortgaged Property to the related borrower as security for the obligation of the Master Lessee to the related borrower under the Master Lease.  The related borrower has pledged all of its interests in the Residence Inn Milwaukee Mortgaged Property (including the Master Lessee’s pledge of its interest in such gross revenues) as security for the Residence Inn Milwaukee Mortgage Loan.  The Master Lessee has executed a subordination agreement whereby the Master Lessee subordinates all of its rights under the Master Lease (without non-disturbance) and acknowledges that all rents are required to be paid in accordance with the related loan agreement.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2 to this prospectus supplement, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 certificates, Class A-2 certificates, Class A-SB certificates, Class A-3 certificates, Class A-4 certificates, Class A-M certificates, Class A-M-PEZ certificates, Class X-A certificates, Class X-B certificates, Class B certificates, Class B-PEZ certificates, Class C certificates, Class C-PEZ certificates, Class D certificates, Class E certificates, Class F certificates, Class G certificates and Class H certificates (collectively, the “Regular Certificates”), (ii) the Class PEZ certificates, (iii) the Class V certificates, and (iv) the Class R certificates and Class LR certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates, the Class PEZ certificates and Class V certificates, the “Certificates”).  Only the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A, Class A-M, Class B and Class C Certificates (the “Offered Certificates”) are offered hereby.  The Class A-3, Class X-B, Class A-M-PEZ, Class B-PEZ, Class PEZ, Class C-PEZ, Class D, Class E, Class F, Class G, Class H, Class V, Class R and Class LR Certificates

(the “Private Certificates”) are not offered hereby.  The Class A-M-PEZ, Class B-PEZ, Class C-PEZ and $9,363,000 of Certificate Balance of the Class D Certificates are collectively referred to in this prospectus supplement as the “Exchangeable Certificates”.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strips); (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Companion Loans, through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Class PEZ Exchangeable Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class A-M-PEZ, Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance		Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$81,982,000		6.205%	30.000	%(1)
A-2	$94,591,000		7.160%	30.000	%(1)
A-SB	$101,979,000		7.719%	30.000	%(1)
A-4	$546,255,000		41.347%	30.000	%(1)
A-M	$77,629,000		5.876%	20.125	%(2)
B	$37,341,000		2.826%	15.375	%(3)
C	$25,549,000		1.934%	12.125	%(4)
Non-Offered Certificates(5)
A-3	$100,000,000		7.569%	30.000	%(1)
A-M-PEZ	$52,834,000		3.999%	20.125	%(2)
B-PEZ	$25,414,000		1.924%	15.375	%(3)
PEZ	$105,000,000	(6)	7.948%	10.375%
C-PEZ	$17,389,000		1.316%	12.125	%(4)
D	$23,120,000		1.750%	10.375%
E	$51,195,000		3.875%	6.500%
F	$23,120,000		1.750%	4.750%
G	$23,120,000		1.750%	3.000%
H	$39,634,967		3.000%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate.
(2)	Represents the approximate initial credit support for the Class A-M and Class A-M-PEZ Certificates, in the aggregate.
(3)	Represents the approximate initial credit support for the Class B and Class B-PEZ Certificates, in the aggregate.
(4)	Represents the approximate initial credit support for the Class C and Class C-PEZ Certificates, in the aggregate.
(5)	The Classes of Certificates set forth below (“Non-Offered Certificates”) in the table are not offered by this prospectus supplement.
(6)
The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M-PEZ, Class B-PEZ and Class C-PEZ Certificates and $9,363,000 in Certificate Balance of the Class D Certificates and represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Balance of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the Closing Date.

The Class X-A and Class X-B Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class A-M-PEZ Certificates outstanding from time to time (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,055,270,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balance of each of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $265,882,967.

The Certificate Balance of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D Certificates represent the Certificate Balance of such Classes without regard to any exchanges.  The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M-PEZ, Class B-PEZ and Class C-PEZ Certificates and $9,363,000 in Certificate Balance of the Class D Certificates and represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class A-M-PEZ Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in September 2012 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate or notional balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)           all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)           the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)           all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)           to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a

Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)          all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)           Prepayment Premiums and Yield Maintenance Charges;

(g)          any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)          all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)           the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)           with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”;

(k)          Excess Interest; and

(l)           the CCRE Strips.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,”  any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall (other than any shortfall resulting from (i) a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, prior to the Due Date for such Mortgage Loan in the related Collection Period) will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan other than the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as HGI Starkville.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the eleventh day of each calendar month, or if such eleventh day is not a business day, then the next business day, commencing in September 2012.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-M Certificates will be fixed at 0.824%, 2.025%, 2.752%, 3.147% and 3.791%, respectively.  The Pass-Through Rate applicable to the Class B Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass Through Rate and (ii) 4.393%.  The Pass-Through Rate applicable to the Class C Certificates will, at all times, equal the Weighted Average Net Mortgage Pass Through Rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 2.141% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M or Class A-M-PEZ Certificates, respectively (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates the designated portion of whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.396% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G or Class H Certificates, respectively (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Certificates whose Certificate Balance comprises such component.

The Class PEZ Certificates will not have a Pass-Through Rate, but will receive the sum of the interest distributable on the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D Certificates that are exchanged for such Class PEZ Certificates.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate, with respect to any Non-Serviced Mortgage Loan, the related Pari Passu Loan Primary Servicing Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates, the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2013), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any Default

Interest or any Excess Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement.

“Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan means the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer).

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)           the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)           the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)           the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)           the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)           the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)           all other Principal Prepayments received in the related Collection Period; and

(g)           any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan

Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
		monthly	Interest payment on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans or Serviced Companion Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.
		from time to time	The related fees.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees.

Type/Recipient	Amount	Frequency	Source of Payment

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan, and will be payable monthly.
monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
	monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Net Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.
	from time to time	The related fees.

100% of any Modification Fees on Specially Serviced Loans and related Serviced Companion Loans.

50% of any Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

Type/Recipient	Amount	Frequency	Source of Payment

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		from time to time	Paid by related Borrower.

Expenses

Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, Indemnification Expenses/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Additionally, under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip on each Mortgage Loan in the CCRE Strip Pool, which is not part of Available Funds, on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strips at any time.  On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strips with respect to the related Collection Period.  The CCRE Strips will be subordinate to the Master Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan that is part of the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall shall be carried forward to a future Due Date and any funds available with respect to the Mortgage Loan that created such shortfall shall be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Distribution of Available Funds.  On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

(5)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(6)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3),

(4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M and Class A-M-PEZ Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the Interest Accrual Amount of each such Class;

Sixth, to the Class A-M and Class A-M-PEZ Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the aggregate unpaid Interest Shortfalls previously allocated to each such Class;

Seventh, to the Class A-M and Class A-M-PEZ Certificates, pro rata based upon their respective Certificate Balances, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such Class is reduced to zero;

Eighth, to the Class A-M and Class A-M-PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to each such Class;

Ninth, to the Class B and Class B-PEZ Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the Interest Accrual Amount of each such Class;

Tenth, to the Class B and Class B-PEZ Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the aggregate unpaid Interest Shortfalls previously allocated to each such Class;

Eleventh, to the Class B and Class B-PEZ Certificates, pro rata based upon their respective Certificate Balances, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such Class is reduced to zero;

Twelfth, to the Class B and Class B-PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to each such Class;

Thirteenth, to the Class C and Class C-PEZ Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the Interest Accrual Amount of each such Class;

Fourteenth, to the Class C and Class C-PEZ Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the aggregate unpaid Interest Shortfalls previously allocated to each such Class;

Fifteenth, to the Class C and Class C-PEZ Certificates, pro rata based upon their respective Certificate Balances, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such Class is reduced to zero;

Sixteenth, to the Class C and Class C-PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to each such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to “pro rata” in the preceding clauses with respect to interest and Interest Shortfalls mean pro rata based upon the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses mean pro rata based on Certificate Balance, and with respect to distributions with respect to unreimbursed Realized Losses mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

If Exchangeable Certificates are exchanged for Class PEZ Certificates, all amounts that are distributable to such exchanged Exchangeable Certificates will be distributed to such Class PEZ Certificates.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions of Available Funds” in this prospectus supplement.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this prospectus supplement.  These balances were calculated using, among other things, the Modeling Assumptions.  Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3.  We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3.  In general, once the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class E Certificates in the following manner:  such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class E Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

If Exchangeable Certificates are exchanged for Class PEZ Certificates, any Yield Maintenance Charges that are distributable to such exchanged Exchangeable Certificates will be distributed to such Class PEZ Certificates.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)           first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class A-M-PEZ Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates) on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(b)           second, to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (a) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class E Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will be the yield rate, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are:  (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of Serviced Loan Combinations, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement.  See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 2017
Class A-2	August 2017
Class A-SB	March 2022
Class A-4	July 2022
Class X-A	July 2022
Class A-M	July 2022
Class B	July 2022
Class C	July 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date.  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

Realized Losses

The Certificate Balances of the Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date.  Any such Realized Losses will be applied to the Classes of Sequential

Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class H Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, pro rata, to the Class C and Class C-PEZ Certificates, based on their respective Certificate Balances, seventh, pro rata, to the Class B and Class B-PEZ Certificates, based on their respective Certificate Balances, eighth, pro rata, to the Class A-M and Class A-M-PEZ Certificates, based on their respective Certificate Balances, and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates).  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses.

If Exchangeable Certificates are exchanged for Class PEZ Certificates, all Realized Losses that are allocable to such exchanged Exchangeable Certificates will be borne by such Class PEZ Certificates.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Regular Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class A-M-PEZ Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates) included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of any of the Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates) included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or the Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates), and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (including Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) or Serviced Companion Loan the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, the

Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

Net Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Classes of Certificates (other than the Class V, Class R and Class LR Certificates)), on the other hand, on the basis of the amount accrued on the CCRE Strip, on the one hand, and on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

To the extent that the Prepayment Interest Excess for all Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class A-M-PEZ, Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates.  Each Class of Subordinate Certificates (other than the Class H Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to such Class of Regular Certificates, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or  Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv) and (v), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage

Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding the foregoing, within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special

Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any appraisal reduction with respect to a Serviced Loan Combination will be allocated in accordance with the terms of the related intercreditor agreement.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of related Certificates then outstanding (i.e., in respect of the Mortgage Loans, first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, pro rata based on interest entitlements, to the Class C and Class C-PEZ Certificates, then, pro rata based on interest entitlements, to the Class B and Class B-PEZ Certificates, then, pro rata based on interest entitlements, to the Class A-M and Class A-M-PEZ Certificates, and then, pro rata based on interest entitlements, to Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates)).  If Exchangeable Certificates are exchanged for Class PEZ Certificates, any interest reduction allocated to such exchanged Exchangeable Certificates as a result of an Appraisal Reduction Event will be borne by such Class PEZ Certificates.

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, pro rata based on interest entitlements, to the Class C and Class C-PEZ Certificates, then, pro rata based on interest entitlements, to the Class B and Class B-PEZ Certificates, then, pro rata based on interest entitlements, to the Class A-M and Class A-M-PEZ Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates (without regard to any exchange of Exchangeable Certificates for Class PEZ Certificates)).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Certificates that is determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity.  In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M, Class B and Class C and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be affiliated with any such party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this prospectus supplement.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing,dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this prospectus supplement and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

In addition, although the borrowers under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 and Class A-2 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1 and Class A-2 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class H, Class G, Class F, Class E, Class D, Class C and Class C-PEZ (based on their respective entitlements pro rata), Class B and Class B-PEZ (based on their respective entitlements pro rata), and Class A-M and Class A-M-PEZ Certificates (based on their respective entitlements pro rata), in that order, reducing amounts otherwise payable to each class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and, with respect to interest losses only, the Class X-A and Class X-B Certificates based on their respective entitlements pro rata.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least four days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loan, the Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(a)           the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(b)           the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)           all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in September 2012;

(d)           there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)           prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)            all Mortgage Loans accrue interest under the method specified in Annex A-1 to this prospectus supplement.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(g)           no party exercises its right of optional termination described in this prospectus supplement and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)           no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)            no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)            there are no additional expenses of the Issuing Entity;

(k)           distributions on the Certificates are made on the 15th calendar day in each month, commencing in September 2012;

(l)            no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Lock-Out Period, if any;

(m)          the Closing Date is August 22, 2012;

(n)           the ARD Loan is paid in full on its Anticipated Repayment Date;

(o)           with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination; and

(p)           the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 500 Delaware Avenue, representing approximately 5.3% of the Initial Outstanding Pool Balance, amortizes based on the amortization schedule attached to this prospectus supplement as Annex H.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M, Class B and Class C Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M, Class B and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 22, 2012 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including August 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time.  A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates.  There can be no assurance that the Mortgage Loans will prepay at any particular rate.  Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions.  It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest).  Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The pre-tax yields set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 22, 2012 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including August 1, 2012 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class X-A Certificates will conform to the yields described in this prospectus supplement.  Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of August 1, 2012 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.   The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Special Note Regarding the 260 and 261 Madison Avenue Loan Combination

As to particular servicing matters, the discussion under this heading ‘‘The Pooling and Servicing Agreement” is applicable with respect to the 260 and 261 Madison Avenue Loan Combination only while the Pooling and Servicing Agreement governs the servicing of the 260 and 261 Madison Avenue Loan Combination (i.e., prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date).  As described under ‘‘Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the 260 and 261 Madison Avenue Loan Combination Will Shift to Others” in this prospectus supplement, on and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the 260 and 261 Madison Avenue Loan Combination will be serviced pursuant to the 260 and 261 Madison Avenue Pooling and Servicing Agreement, and the provisions of the 260 and 261 Madison Avenue Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although the 260 and 261 Madison Avenue Loan Combination will still need to be serviced in compliance with the requirements of the related 260 and 261 Madison Avenue Intercreditor Agreement, which are described under “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination” in this prospectus supplement.

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loans) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loans, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

●	in accordance with the higher of the following standards of care:

1.
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.
the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combination, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

●	but without regard to any potential conflict of interest arising from:

1.
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For a description of the servicing of the 260 and 261 Madison Avenue Mortgage Loan see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer may contract with an affiliate of CCRE Lending to act as a limited subservicer with respect to the CCRE Strip Pool in the future.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code or (2) expose the Master Servicer, the Special Servicer, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations as come into and continue in default;

(b)           any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination;

(c)           any sale of a Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(d)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(f)            any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)           any property management company changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents);

(h)           releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(i)            any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no lender discretion;

(j)            any determination of an Acceptable Insurance Default;

(k)           the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)            following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(m)          any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates; and

(n)           in connection with the Mortgage Loan identified on Annex A-1 to this prospectus supplement as Lakeside Square, any decision requiring lender discretion relating to the commencement or termination of a “Significant Tenant Sweep Period” or the disbursement of any amounts from the “Rollover Reserve Account”;

provided that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to the 260 and 261 Madison Avenue Loan Combination and the Crossgates Mall Loan Combination, the 260 and 261 Madison Avenue Non-Controlling Note Holder and each Crossgates Mall Non-Controlling Note Holder, respectively, will have certain non-binding consultation rights with respect to the servicing of the related Loan Combination as provided in the related intercreditor agreement and described under “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination—Consultation and Control” and “Description of the Mortgage Pool—Loan Combinations—The Crossgates Mall Loan Combination—Consultation and Control” in this prospectus supplement.

The “Directing Holder” means:

(a)           with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination), the Controlling Class Representative; and

(b)           with respect to the 260 and 261 Madison Avenue Loan Combination, the related Loan-Specific Directing Holder.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Loan Combinations (other than the 260 and 261 Madison Avenue Mortgage Loan) is expected to be Eightfold Real Estate Capital Fund II, L.P.  The Directing Holder will be responsible for its own expenses.

“Loan-Specific Directing Holder” means, with respect to any Serviced Loan Combination, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.  Prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date, the “directing holder” with respect to the 260 and 261 Madison Avenue Loan Combination will be the only Loan-Specific Directing Holder.  On and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, there will be no Loan-Specific Directing Holder.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class shall be the Controlling Class Representative.

The initial Controlling Class Representative will be Eightfold Real Estate Capital Fund II, L.P., and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of Eightfold Real Estate Capital Fund II, L.P., as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that Eightfold Real Estate Capital Fund II, L.P. is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class F Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination at any date on which no Class of Control Eligible

Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class; provided that prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the 260 and 261 Madison Avenue Loan Combination and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the 260 and 261 Madison Avenue Loan Combination.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request.  Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H Certificates.

A “Control Termination Event” will occur with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class; provided that prior to the 260 and 261 Madison Avenue Companion Loan Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the 260 and 261 Madison Avenue Loan Combination and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the 260 and 261 Madison Avenue Loan Combination.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)           may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)           may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)           will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination), unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)           reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)           reviewing each Final Asset Status Report; and

(c)           reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan or the 260 and 261 Madison Avenue Mortgage Loan.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination), while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)           the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)           the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)           the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i)              after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)             if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)             if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to determine which calculation is to apply;

(d)         the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination) were Specially Serviced Loans during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to the Crossgates Mall Loan Combination, for the benefit of the holders of the related Companion Loans (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination), if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than any Non-Serviced Mortgage Loans) or Serviced Loan Combinations (other than the 260 and 261 Madison Avenue Loan Combination) were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of the Crossgates Mall Companion Loans (if applicable) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor shall have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

    (a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

    (b)       any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

    (c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

    (d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

    (e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

    (f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which Fitch or Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder within one business day of such appointment.  The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loans and the 260 and 261 Madison Avenue Mortgage Loan) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” is a per annum rate equal to (a) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans, the 260 and 261 Madison Avenue Mortgage Loan and the Crossgates Mall Mortgage Loan), 0.00164% and (b) with respect to the Crossgates Mall Mortgage Loan, 0.00582%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, in the case of such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the related Servicing Fees and the CCRE Strip) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the related Non-Serviced Loan Combination.  If the Master Servicer determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of the related Non-Serviced Loan Combination written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Non-Serviced Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from the proceeds of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations. With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—Loan Combinations—The 260 and 261 Madison Avenue Loan Combination—Advancing” “Description of the Mortgage Pool—Loan Combinations—The Crossgates Mall Loan Combination—Advancing” in this prospectus supplement.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from collections on, and proceeds of, the related Mortgage Loan and any related Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee)

that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the holders of such Serviced Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special

Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

With respect to the Crossgates Mall Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of any related Companion Loan.  If the Master Servicer determines that a proposed P&I Advance with respect to the Crossgates Mall Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of the related Companion Loans written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to any related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Class PEZ Exchangeable Account.  The Certificate Administrator is required to establish and maintain a segregated non-interest-bearing account (the “Class PEZ Exchangeable Account”) in its own name for the benefit of the Trustee, in trust for the benefit of the holders of the Class PEZ Certificates.  The Class PEZ Exchangeable Account may be a subaccount of the Distribution Account.

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess

Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account”  and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class PEZ Exchangeable Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Class PEZ Exchangeable Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits are held for 30 days or less or, in the case of accounts in which deposits are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A+” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “A1” by Moody’s, (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a subsidiary of Wells Fargo & Co., so long as such subsidiary’s or its parent’s, as the case may be, long-term unsecured debt rating is at least “A” by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such subsidiary’s or its parent’s, as the case may be, short-term deposit or short-term unsecured debt rating is at least “F1” by Fitch and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less), (iii) an account or accounts maintained with Wells Fargo Bank, National Association, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iv) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long-term unsecured debt rating is at least “A-” from Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating is at least “F1” from Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (v) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (v), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b), (vi) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vii) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency), which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Class PEZ Exchangeable Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The

Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Class PEZ Exchangeable Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combination) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combination) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or Serviced Loan Combination) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation from Moody’s with respect to any Mortgage Loan that represents one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”) that represents one of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the related securitization transaction; provided, that the Master Servicer or Special Servicer, as applicable, will be entitled to reasonably rely upon the written notification delivered to the Special Servicer or Master Servicer, as applicable, of the applicable other servicer regarding the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in such securitization).  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related intercreditor agreement).  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities); provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance (or a Serviced Companion Loan that represents one of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the related securitization transaction; provided, that the Master Servicer or Special Servicer, as applicable, will be entitled to reasonably rely upon the written notification delivered to the Special Servicer or Master Servicer, as applicable, of the applicable other servicer regarding the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in such securitization).  To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related Intercreditor Agreement).  Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections.  With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the holders of such Serviced Companion Loans.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(a)           except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(b)           all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(i)      the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)      if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)     the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)     except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement);

(v)      to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)     any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO

Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A-” by Fitch and “A2” by Moody’s, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan); except that the Mortgage Loan Documents with respect to the 260 and 261 Madison Avenue Loan Combination will be delivered to the Custodian on or prior to the Closing Date and such Mortgage Loan Documents (other than the Note evidencing the Mortgage Loan included in the Issuing Entity) will be transferred to the custodian related to the applicable securitization on the 260 and 261 Madison Avenue Companion Loan Securitization Date.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect), the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).   The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of a successor as described in the first sentence of this paragraph.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special

Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, certificate administrator and trustee of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not

obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, no Rating Agency shall be required to provide a No Downgrade Confirmation if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)           with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)           with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection

Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)           any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)           any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)           certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)           (i) Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (B) placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within sixty (60) days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; or (ii) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating of at least “CMS3” or “CSS3”, respectively, from Fitch and such rating is not reinstated within thirty (30) days; and

(g)           so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement.  In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Trustee will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the

Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)           to cure any ambiguity or to correct any error;

(b)           to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)           to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)           to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)           to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)           in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (f) above, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage

Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans; or (v) significantly change the activities of the Issuing Entity (insofar as such change would adversely affect the status of the Trust as a “qualifying special purpose entity” under the statements of the Financial Accounting Standards Board).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following such delivery to the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will be required to send the No Downgrade Confirmation request to the Rating Agencies in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.  With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement.  In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement.  See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class LR, Class R or Class V Certificates.  In addition, in the event that Exchangeable Certificates are exchanged for Class PEZ Certificates, Certificateholders of such Class PEZ Certificates will be entitled to exercise the Voting Rights that are allocated to such Exchangeable Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)           such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)           there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”).  To the extent that income the Issuing Entity receives from a Serviced REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%).  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each Serviced REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property.  To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such

Certificateholders and, if applicable, Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.  No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the 260 and 261 Madison Avenue Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer (or, on or after the 260 and 261 Madison Avenue Companion Loan Securitization Date, the special servicer with respect to such other securitization) will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

With respect to the Crossgates Mall Mortgage Loan, if such Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan.  In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan.  The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination .

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Operating Advisor” in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in August 2045 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any performing Serviced Loan Combination (other than the 260 and 261 Madison Avenue Loan Combination), and subject to the rights of the Special Servicer, the Directing Holder (as described under “—The Directing Holder” in this prospectus supplement) and the holders of the Serviced Companion Loans (as described under “—Description of the Mortgage Pool—Loan Combinations”) and after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this prospectus supplement), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)           approving routine leasing activity with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)           approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)           approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)           subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)           approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)           approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)           granting waivers of minor covenant defaults (other than financial covenants);

(h)           as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(i)            approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan or Serviced Loan Combination does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j)           subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k)          any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (other than the Mortgage Loan identified on Annex A-1 to this prospectus supplement as GSA New Orleans, representing approximately 2.7% of the Initial Outstanding Pool Balance) remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans (other than the Mortgage Loan identified on Annex A-1 to this prospectus supplement as GSA New Orleans) as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate.  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates and, if the sole remaining Certificateholder has taken only an assignment of the Voting Rights of the Class X-B Certificates, the Class X-B Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class A-M-PEZ, Class X-A, Class B, Class B-PEZ, Class PEZ, Class C, Class C-PEZ, Class D and Class E Certificates are no longer outstanding) and that the sole remaining Certificateholder compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator as of the first day of the current calendar month and the sole remaining

Certificateholder pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360, for the Mortgage Loans remaining in the Issuing Entity; provided, further, that if the sole remaining Certificateholder has taken only an assignment of the Voting Rights of the Class X-B Certificates, the holders of the Class X-B Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account).  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the

Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.  The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”  With respect to each of the Non-Serviced Mortgage Loans, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” and is defined in this Prospectus Supplement to include any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)              either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed

Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)             any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)             the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)             the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)              the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)             the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)            a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced

Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)           the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a Servicing Transfer Event will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan.  If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative, the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement.  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related

Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to each Specially Serviced Loan, Serviced REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity).

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●	a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
in the case of a Serviced Loan Combination, the purchase of the related Mortgage Loan by a related Serviced Companion Loan Noteholder, or the applicable designee, as applicable, pursuant to the related intercreditor agreement prior to the expiration of certain time periods set forth in the related intercreditor agreement (up to 90 days), or if such intercreditor agreement does not specify a time period, within 90 days after the date the purchase option first becomes exercisable,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable,

●
with respect to any Serviced Companion Loan that is the subject of another securitization, in connection with a repurchase of such Serviced Companion Loan under the applicable securitization agreement,

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

●
if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	100% of assumption application fees on Specially Serviced Loans,

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or

Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees and other than as expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, in each case in accordance with the Pooling and Servicing Agreement.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to the Non-Serviced Mortgage Loans.  The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “The Pooling and Servicing Agreement—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement.  In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a)           the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)           the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)           the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)           the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)           the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)        the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)       the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)       the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)        the Available Funds and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)        the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)       the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date and the aggregate amount of the CCRE Strips for such Distribution Date;

(l)        the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date and the next succeeding Distribution Date;

(m)      the Principal Distribution Amount for the Distribution Date;

(n)       the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)       the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)       the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)       the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)        the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s)       a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)        a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)        the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)        as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)       the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)        the original and then-current credit support levels for each Class of Sequential Pay Certificates;

(y)        the original and then-current ratings of each Class of Certificates;

(z)        with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)      the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)      with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)      the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd)      material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)      the identity of the Operating Advisor;

(ff)        the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)      an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)      the identity of the Controlling Class;

(ii)        the identity of the Controlling Class Representative; and

(jj)        such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the prospectus supplement, the final prospectus supplement that relates to the Offered Certificates, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)        the following “deal documents”:

●	the final prospectus supplement that relates to the Offered Certificates; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(b)        the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)        the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)        the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)        the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)         the “Investor Q&A Forum”; and

(g)        solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than, in the case of the Special Servicer, the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry (in the case of a Non-Serviced Mortgage Loan or related Mortgaged Property, based on reports prepared by such party or received from the applicable service provider ), unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager or affiliate or agent thereof be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or in electronic form on the 17g-5 Information Provider’s website that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)       any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)       the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)       the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)       any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)       Annually, on or before June 30 of each year, commencing in 2013, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b)       Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such requested item to the 17g-5 Information Provider, the Rating Agencies.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC File No. 333-172143).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference

Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest and the CCRE Strips) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class A-M-PEZ, Class X-A, Class X-B, Class B, Class B-PEZ, Class C, Class C-PEZ, Class D, Class E, Class F, Class G and Class H Certificates (together, the “Regular Certificates”) as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement (and, on and after the 260 and 261 Madison Avenue Companion Loan Securitization Date, compliance with the 260 and 261 Madison Avenue Pooling and Servicing Agreement) and the applicable Intercreditor Agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Issuing Entity consisting of (a) the portion of the Class A-M-PEZ, Class B-PEZ, Class C-PEZ and Class D Certificates that have been exchanged for Class PEZ Certificates (and related amounts in the Class PEZ Exchangeable Account)

and (b) the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class PEZ Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above and (iii) the Class V Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, 31 of the Mortgaged Properties, representing approximately 9.8% of the Initial Outstanding Pool Balance, are multifamily properties. Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate

Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class C Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A Certificates may be entitled to a loss deduction to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M and Class B Certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E (collectively, the “Exemption”) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)       the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)       the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Inc. (“DBRS”), DBRS Limited, Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Service (“S&P”) or Fitch, Inc. (“Fitch”);

(c)       the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)       the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)       the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(a)       the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)       certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, DBRS Limited, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)       certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), to be dated as of August 8, 2012, entered into by the Depositor and the Underwriters, the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of the DTC on or about August 22, 2012, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:
Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.	Ladder Capital Securities LLC
Class A-1	$81,982,000	$ —	$ —
Class A-2	$94,591,000	$ —	$ —
Class A-SB	$101,979,000	$ —	$ —
Class A-4	$546,255,000	$ —	$ —
Class X-A	$1,055,270,000	$ —	$ —
Class A-M	$77,629,000	$ —	$ —
Class B	$37,341,000	$ —	$ —
Class C	$25,549,000	$ —	$ —

Class	CastleOak Securities, L.P.	KeyBanc Capital Markets Inc.	Morgan Stanley & Co. LLC	RBS Securities Inc.
Class A-1	$ —	$ —	$ —	$ —
Class A-2	$ —	$ —	$ —	$ —
Class A-SB	$ —	$ —	$ —	$ —
Class A-4	$ —	$ —	$ —	$ —
Class X-A	$ —	$ —	$ —	$ —
Class A-M	$ —	$ —	$ —	$ —
Class B	$ —	$ —	$ —	$ —
Class C	$ —	$ —	$ —	$ —

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 116.1170% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and the Depositor.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are each an affiliate of Cantor Commercial Real Estate Lending, L.P., a Sponsor and Mortgage Loan Seller.  Ladder Capital Securities LLC is an affiliate of Ladder Capital Finance LLC, a Sponsor and Mortgage Loan Seller.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Deutsche Bank Securities Inc., one of the Underwriters and the sole bookrunner and one of the co-lead managers for this offering, (ii) Cantor Fitzgerald & Co., one of the Underwriters and one of the co-lead managers, and

(iii) Ladder Capital Securities LLC, one of the Underwriters and one of the co-managers.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, (ii) the payment by the Depositor to Cantor Commercial Real Estate Lending, L.P., an affiliate of Cantor Fitzgerald & Co., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans, and (iii) the payment by the Depositor to Ladder Capital Finance LLC, an affiliate of Ladder Capital Securities LLC, in its capacity as a Sponsor, of the purchase price for the LCF Mortgage Loans.  In addition, proceeds received by Cantor Commercial Real Estate Lending, L.P. and Ladder Capital Finance LLC in connection with the contribution of CCRE Mortgage Loans and LCF Mortgage Loans, respectively, to this securitization transaction will be applied, among other things, to reacquire certain of the financed CCRE Mortgage Loans and LCF Mortgage Loans, respectively, from, and make payments to, an affiliate of Deutsche Bank Securities Inc., as the repurchase agreement counterparty.  As result of the circumstances described above, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and Ladder Capital Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.   In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards to their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates will receive investment grade credit ratings from two NRSROs engaged by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”):

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that either or both of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK, CALIFORNIA AND TEXAS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 27.4% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), California (representing approximately 15.1% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and Texas (representing approximately 12.2% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real properties. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-292	CCRE Lending	S-117
2010 PD Amending Directive	xi	CCRE Mortgage Loans	S-117
2011 Wells CMS Assessment	S-147	CCRE Strip	S-2, S-197
2011 Wells Trust Services Assessment	S-155	CCRE Strip Pool	S-197
260 and 261 Madison Avenue Companion		CCRE Strip Rate	S-197
Loan	S-169	Certificate Administrator	S-155
260 and 261 Madison Avenue Companion		Certificate Balance	S-193
Loan Securitization Date	S-170	Certificate Owners	S-224
260 and 261 Madison Avenue Directing		Certificate Registrar	S-158, S-221
Holder	S-170	Certificateholder	S-221
260 and 261 Madison Avenue Loan		Certificates	S-192
Combination	S-169	Certifying Certificateholder	S-224
260 and 261 Madison Avenue Mortgage		Class	S-192
Loan	S-169	Class PST Exchangeable Account	S-250
260 and 261 Madison Avenue Mortgaged		Class V Distribution Account	S-250
Property	S-169	Class X-A Strip Rates	S-198
260 and 261 Madison Avenue Non-		Class X-B Strip Rates	S-199
Controlling Note Holder	S-171	Clearstream	S-36, S-221
260 and 261 Madison Avenue		Clearstream Participants	S-223
Noteholders	S-169	Closing Date	S-143
260 and 261 Madison Avenue Pooling and		CMBS	S-126
Servicing Agreement	S-170	Code	S-183
260-261 Madison Avenue Intercreditor		Collection Account	S-250
Agreement	S-169	Collection Period	S-197
Acceptable Insurance Default	S-83	COMM 2012-CCRE1 Pooling and
Administrative Fee Rate	S-175	Servicing Agreement	S-173
ADR	S-175	Companion Loan	S-161
Advance Rate	S-247	Companion Loan Securities	S-253
Advances	S-246	Company	S-91
Allocated Loan Amount	S-175	Consultation Termination Event	S-236
Annual Debt Service	S-175	Control Eligible Certificates	S-237
Anticipated Repayment Date	S-174	Control Termination Event	S-237
Appraisal Reduction Amount	S-198, S-217	Controlling Class	S-236
Appraisal Reduction Event	S-217	Controlling Class Certificateholder	S-236
Appraised Value	S-175	Controlling Class Representative	S-236
Appraised-Out Class	S-219	Corrected Mortgage Loan	S-280
ARD Loan	S-174	CPR	S-227
Article 122a	S-104	CREFC	S-286
Asset Status Report	S-280	CREFC Investor Reporting Package	S-289
Assumed Final Distribution Date	S-213	CREFC NOI Adjustment Worksheet	S-293
Assumed Scheduled Payment	S-201	CREFC Operating Statement Analysis
Authenticating Agent	S-158	Report	S-293
Available Funds	S-195	Crossgates Mall Companion Loan	S-172
Balloon Balance	S-175	Crossgates Mall Intercreditor Agreement	S-172
Balloon Loan	S-196	Crossgates Mall Loan Combination	S-172
Balloon LTV	S-176	Crossgates Mall Mortgage Loan	S-172
Bankruptcy Code	S-144	Crossgates Mall Mortgaged Property	S-172
Base Interest Fraction	S-210	Crossgates Mall Non-Controlling Note
B-Piece Buyer	S-99	Holder	S-173
CBE	S-229	Crossgates Mall Note A-1A-2	S-172
CCRE Data Tape	S-119	Crossgates Mall Note A-1B-1	S-172
CCRE Deal Team	S-118	Crossgates Mall Note A-1B-2	S-172
CCRE Depositor	S-125	Crossgates Mall Note A-2	S-172
CCRE Financing Affiliates	S-118	Crossgates Mall Noteholders	S-172

Crossover Date	S-209	FSMA	x
Current LTV	S-176	GAAP	S-174
Custodian	S-155	GACC	S-125
Cut-off Date	S-161	GACC Data Tape	S-127
Cut-off Date Balance	S-161	GACC Deal Team	S-127
Cut-off Date Loan-to-Value Ratio	S-176	GACC Mortgage Loans	S-126
Cut-off Date LTV	S-176	GLA	S-176
Cut-off Date LTV Ratio	S-176	Grantor Trust	S-295
Cut-off Date U/W NCF Debt Yield	S-176	Holders	S-224
Cut-off Date U/W NOI Debt Yield	S-176	Indirect Participants	S-222
DBBM	S-126	Initial Outstanding Pool Balance	S-161
DBMS	S-126	Initial Rate	S-174
DBRS	S-298	Intercreditor Agreement	S-161
Debt Service Coverage Ratio	S-178	Interest Accrual Amount	S-198
Default Interest	S-198	Interest Accrual Period	S-198
Default Rate	S-198	Interest Payment Differential	S-181
Defaulted Mortgage Loan	S-273	Interest Rate	S-176
Defeasance	S-183	Interest Reserve Account	S-250
Defeasance Collateral	S-183	Interest Shortfall	S-198
Defeasance Loans	S-180	Interested Person	S-273
Defeasance Lock-Out Period	S-180	Investor Certification	S-291
Defeasance Option	S-183	Investor Q&A Forum	S-290
Defeasance Period	S-180	Investor Registry	S-290
Definitive Certificate	S-221	IO Group YM Distribution Amount	S-210
Department	S-297	Issuing Entity	S-143
Depositaries	S-222	Klein Crossing Mortgage Loan	S-180
Depositor	S-142	Klein Crossing Release Parcel	S-184
Determination Date	S-197	Ladder Capital Group.	S-133
DHCS	S-56	Ladder Capital Review Team	S-135
Directing Holder	S-236	Ladder Holdings	S-133
Disclosable Special Servicer Fees	S-285	Ladder Originated Mortgage Loan	S-135
Discount Rate	S-181	LCF	S-133
Distribution Account	S-250	LCF Data Tape	S-135
Distribution Date	S-194	LCF Financing Affiliates	S-133
Distribution Date Statement	S-286	LCF Mortgage Loans	S-133
DMARC	S-126	Liquidation Fee	S-282
DSCR	S-121, S-178	Liquidation Proceeds	S-282
DTC	S-35	Loan Combination	S-161
Due Date	S-162	Loan-Specific Directing Holder	S-236
Eligible Operating Advisor	S-243	Loan-to-Value Ratio	S-176
ERISA	S-297	Lock-Out Period	S-180
Euroclear	S-36	Loss of Value Payment	S-258
Euroclear Participants	S-223	Lower-Tier Distribution Account	S-251
Excess Interest	S-175	Lower-Tier Regular Interests	S-294
Excess Liquidation Proceeds	S-271	Lower-Tier REMIC	S-32, S-294
Excess Liquidation Proceeds Account	S-251	LTV	S-121
Exchange Act	S-132	LTV Ratio	S-176
Exchangeable Certificates	S-193	LTV Ratio at Maturity or ARD	S-176
Exemption	S-297	MAI	S-219
FDIC	S-144	Major Decision	S-234
Final Asset Status Report	S-241	Master Lease	S-192
Financial Promotion Order	x	Master Lessee	S-192
Fitch	S-298	Master Servicer	S-145
Form 8-K	S-192	Master Servicer Prepayment Interest
FPO Persons	x	Shortfall Amount	S-216
FRTIB	S-50	Master Servicer Remittance Date	S-245

Master Servicing Fee	S-277	Pari Passu Loan Primary Servicing Fee
Master Servicing Fee Rate	S-277	Rate	S-200
Material Breach	S-257	Park Bridge	S-158
Material Document Defect	S-257	Participants	S-221
Maturity Date LTV	S-176	Pass-Through Rate	S-198
Midland	S-148	Paying Agent	S-158
Modeling Assumptions	S-228	PCIS Persons	x
Modification Fees	S-284	Percentage Interest	S-195
Modified Mortgage Loan	S-220	Permitted Encumbrances	S-163
Monthly Payment	S-196	Permitted Special Servicer/Affiliate Fees	S-285
Moody’s	S-298	Plan	S-297
Morningstar	S-146	Planned Principal Balance	S-209
Mortgage	S-162	PML	S-123, S-140
Mortgage Loan Documents	S-257	Pooling and Servicing Agreement	S-231
Mortgage Loan Purchase Agreement	S-164	Premier Bank	S-92
Mortgage Loan Purchase Agreements	S-256	Prepayment Assumption	S-296
Mortgage Loan Sellers	S-164	Prepayment Interest Excess	S-215
Mortgage Loans	S-161	Prepayment Interest Shortfall	S-215
Mortgage Pool	S-161	Prepayment Premium	S-182
Mortgage Rate	S-199	Prepayment Premium Lock-Out Period	S-180
Mortgaged Properties	S-161	Prime Rate	S-247
Mortgaged Property	S-161	Prince/Mott Released Property	S-185
MSA	S-176	Principal Distribution Amount	S-200
Net Default Interest	S-198	Principal Prepayments	S-197
Net Mortgage Pass-Through Rate	S-199	Private Certificates	S-193
Net Operating Income	S-176	Privileged Information	S-241
Net Prepayment Interest Excess	S-216	Privileged Information Exception	S-241
Net Prepayment Interest Shortfall	S-216	Privileged Person	S-291
Net REO Proceeds	S-197	Promotion of Collective Investment
No Downgrade Confirmation	S-269	Schemes Exemptions Order	x
NOI	S-176	Property Advances	S-246
NOI Date	S-176	Prospectus Directive	xi
Nonrecoverable Advance	S-248	Qualified Affiliate	S-261
Non-Reduced Certificates	S-151	Qualified Substitute Mortgage Loan	S-258
Non-Serviced Companion Loan	S-162	Rating Agencies	S-302
Non-Serviced Loan Combination	S-161	REA	S-57
Non-Serviced Mortgage Loan	S-162	Realized Loss	S-213
Note	S-162	Record Date	S-194
Notional Balance	S-194	Regular Certificates	S-192, S-294
NRA	S-176	Reinvestment Yield	S-181
NRSRO	S-263	Related Proceeds	S-247
NRSRO Certification	S-291	Release Date	S-183
Occupancy	S-176	Relevant Implementation Date	xi
Occupancy As-of Date	S-176	Relevant Member State	x
Offered Certificateholder	S-295	Relevant Persons	x
Offered Certificates	S-192	REMIC	S-294
Offsetting Modification Fees	S-284	REMIC Regulations	S-294
OID Regulations	S-295	Removed Mortgage Loan	S-258
Operating Advisor	S-158	REO Account	S-193
Operating Advisor Consulting Fee	S-244	REO Loan	S-201
Operating Advisor Fee	S-244	REO Property	S-193
Operating Advisor Fee Rate	S-244	REO Tax	S-271
Operating Advisor Standard	S-241	Replacement Mortgage Loan	S-258
Operating Advisor Termination Event	S-242	Repurchase Price	S-258
P&I Advance	S-245	Requesting Holders	S-219
Pads	S-178	Requesting Party	S-267

Reserve Accounts	S-163	TIA Applicability Determination	S-266
Residence Inn Milwaukee Mortgage Loan	S-191	TRIPRA	S-84
Residence Inn Milwaukee Mortgaged		Trust REMIC	S-32
Property	S-191	Trust REMICs	S-294
Residual Certificates	S-192	Trustee	S-152
Restricted Group	S-299	Trustee/Certificate Administrator Fee	S-157
Restricted Party	S-241	Trustee/Certificate Administrator Fee Rate	S-157
Revised Rate	S-174	U.S. Bank	S-152
RevPar	S-177	U.S. Obligations	S-182
RMBS	S-155	U/W EGI	S-179
Rooms	S-178	U/W NCF	S-177
Rule 17g-5	S-265	U/W NCF DSCR	S-178
Rules	S-223	U/W NOI	S-177
S&P	S-298	U/W NOI Debt Yield	S-176
SEC	S-132	U/W NOI DSCR	S-178
Securities Act	S-292	U/W Revenue	S-179
SEL	S-123, S-140	UCC	S-147
Sequential Pay Certificate	S-193	Underwriters	S-143
Sequential Pay Certificates	S-193	Underwriting Agreement	S-299
Serviced Companion Loan	S-162	Underwritten NCF	S-177
Serviced Loan Combination	S-162	Underwritten NCF Debt Yield	S-176
Serviced REO Property	S-193	Underwritten NCF DSCR	S-178
Servicer Termination Events	S-261	Underwritten Net Cash Flow	S-177
Servicing Compensation	S-277	Underwritten Net Operating Income	S-177
Servicing Fee	S-277	Underwritten NOI	S-177
Servicing Fee Rate	S-277	Underwritten NOI Debt Yield	S-176
Servicing Standard	S-232	Underwritten NOI DSCR	S-178
Servicing Transfer Event	S-280	Units	S-178
SF	S-177	Unliquidated Advance	S-250
Similar Law	S-297	Unscheduled Payments	S-196
Small Loan Appraisal Estimate	S-218	Updated Appraisal	S-219
SMMEA	S-301	Upper-Tier Distribution Account	S-251
Special Servicer	S-148	Upper-Tier REMIC	S-32, S-294
Special Servicing Fee	S-281	Voting Rights	S-269
Specially Serviced Loan	S-278	Wachovia	S-145
Sponsors	S-164	Weighted Average Net Mortgage
Sq. Ft.	S-177	Pass-Through Rate	S-199
Square Feet	S-177	Wells Fargo	S-145
Stated Principal Balance	S-214	Wells Fargo Bank	S-155
Subordinate Certificates	S-216	Withheld Amounts	S-250
Sub-Servicing Entity	S-263	Workout Fee	S-281
T-12	S-177	Workout-Delayed Reimbursement Amount	S-248
Term to Maturity	S-177	Yield Maintenance Charge	S-181
Terms and Conditions	S-223	Yield Maintenance Lock-Out Period	S-180
TIA	S-266	Yield Maintenance Period	S-180

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property	Interest	Total	CCRE	Administrative
Property Flag	ID	Property Name	Balance	Properties	Originator (1)	Seller (2)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)(4)	Type	Type	Rate (4)	Strip	Strip	Fee Rate (5)
Loan	1	1055 West 7th Street	8.9%	1	GACC	GACC	118,000,000	117,876,076	97,171,314	Office	CBD	5.0500%	0.0650%	0.0000%	0.0650%
Loan	2	77 K Street	8.3%	1	GACC	GACC	110,000,000	110,000,000	100,788,331	Office	CBD	4.5800%	0.0650%	0.0000%	0.0650%
Loan	3	260 and 261 Madison Avenue (22)	7.9%	1	CCRE	CCRE	105,000,000	105,000,000	105,000,000	Office	CBD	4.9870%	0.0634%	0.0200%	0.0434%
Loan	4	520 Eighth Avenue	7.9%	1	CCRE	CCRE	105,000,000	104,714,833	83,736,270	Office	CBD	4.1110%	0.0850%	0.0200%	0.0650%
Loan	5	Chicago Ridge Mall	6.1%	1	GACC	GACC	80,000,000	80,000,000	80,000,000	Retail	Super Regional Mall	4.6000%	0.0650%	0.0000%	0.0650%
Loan	6	Crossgates Mall (22)	5.4%	1	GACC	GACC/LCF	72,000,000	71,779,584	59,954,848	Retail	Super Regional Mall	5.3980%	0.0992%	0.0000%	0.0992%
Loan	7	500 Delaware Avenue (23)	5.3%	1	LCF	LCF	70,000,000	69,760,663	56,866,803	Office	CBD	5.0140%	0.0450%	0.0000%	0.0450%
Loan	8	GSA New Orleans	2.7%	1	CCRE	CCRE	36,000,000	36,000,000	24,719,461	Office	Suburban	4.6500%	0.0850%	0.0200%	0.0650%
Loan	9	Lakeside Square	2.6%	1	CCRE	CCRE	35,000,000	35,000,000	29,458,809	Office	Suburban	5.7500%	0.0850%	0.0200%	0.0650%
Loan	10	Sentry Park West	2.4%	1	GACC	GACC	31,475,000	31,440,657	25,781,071	Office	Suburban	4.8870%	0.0650%	0.0000%	0.0650%
Loan	11	Canyon West	2.4%	1	CCRE	CCRE	31,250,000	31,250,000	25,563,485	Retail	Anchored	4.8500%	0.0850%	0.0200%	0.0650%
Loan	12	Montgomery Plaza	2.3%	1	CCRE	CCRE	30,937,500	30,895,476	24,486,004	Retail	Anchored	3.9000%	0.0850%	0.0200%	0.0650%
Loan	13	Renaissance Centre	2.1%	1	CCRE	CCRE	28,250,000	28,155,615	23,226,014	Office	CBD	5.0000%	0.0850%	0.0200%	0.0650%
Loan	14	2770 Kingsbridge Terrace	0.4%	1	CCRE	CCRE	5,700,000	5,700,000	5,354,628	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	15	2505 Aqueduct Avenue	0.4%	1	CCRE	CCRE	4,875,000	4,875,000	4,579,616	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	16	2500 University Avenue	0.4%	1	CCRE	CCRE	4,875,000	4,875,000	4,579,616	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	17	3215 Holland Avenue	0.3%	1	CCRE	CCRE	4,425,000	4,425,000	4,156,882	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	18	686 Rosewood Street	0.2%	1	CCRE	CCRE	3,150,000	3,150,000	2,959,136	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	19	3018 Heath Avenue	0.5%	1	CCRE	CCRE	6,900,000	6,900,000	6,481,918	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	20	1576 Taylor Avenue	0.5%	1	CCRE	CCRE	6,150,000	6,150,000	5,777,362	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	21	75 West 190th Street	0.4%	1	CCRE	CCRE	5,600,000	5,600,000	5,260,687	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	22	2785 Sedgwick Avenue	0.3%	1	CCRE	CCRE	3,825,000	3,825,000	3,593,237	Multifamily	Mid-Rise	4.9975%	0.0850%	0.0200%	0.0650%
Loan	23	U-Haul Portfolio SAC 26	1.6%	4	GACC	GACC	21,000,000	20,956,665	17,513,689	Self Storage	Self Storage	5.4500%	0.0650%	0.0000%	0.0650%
Property	23.01	U-Haul Candlestick	1.2%	1	GACC	GACC	16,029,586	15,996,507		Self Storage	Self Storage
Property	23.02	U-Haul South Orange	0.1%	1	GACC	GACC	1,801,775	1,798,057		Self Storage	Self Storage
Property	23.03	U-Haul Garey Avenue	0.1%	1	GACC	GACC	1,739,645	1,736,055		Self Storage	Self Storage
Property	23.04	U-Haul Pinellas Center	0.1%	1	GACC	GACC	1,428,994	1,426,045		Self Storage	Self Storage
Loan	24	Novartis Pharmaceuticals Building	1.6%	1	CCRE	CCRE	20,900,000	20,812,236	16,047,972	Industrial	Flex	5.7500%	0.0850%	0.0200%	0.0650%
Loan	25	Lakeside Centre I & II	1.6%	1	GACC	GACC	20,700,000	20,649,004	16,791,941	Office	Suburban	4.6000%	0.0650%	0.0000%	0.0650%
Loan	26	Oakridge Court Shopping Center	1.6%	1	CCRE	CCRE	20,600,000	20,553,251	16,935,143	Retail	Anchored	5.0000%	0.0850%	0.0200%	0.0650%
Loan	27	Residence Inn Milwaukee	1.5%	1	LCF	LCF	20,050,000	19,993,184	18,690,078	Hospitality	Limited Service	5.7390%	0.0450%	0.0000%	0.0450%
Loan	28	GRM MA MD Portfolio	1.4%	2	GACC	GACC	18,750,000	18,694,318	14,270,958	Industrial	Warehouse	5.5000%	0.0650%	0.0000%	0.0650%
Property	28.01	GRM Tarbay	0.7%	1	GACC	GACC	9,447,674	9,419,617		Industrial	Warehouse
Property	28.02	GRM Shuman	0.7%	1	GACC	GACC	9,302,326	9,274,701		Industrial	Warehouse
Loan	29	280 North Bernardo	1.3%	1	GACC	GACC	17,000,000	17,000,000	14,919,712	Office	Suburban	4.6100%	0.0650%	0.0000%	0.0650%
Loan	30	Miller Residential Portfolio	1.2%	8	LCF	LCF	15,900,000	15,884,081	13,177,963	Various	Various	5.2500%	0.0450%	0.0000%	0.0450%
Property	30.01	5054 North Winthrop Avenue	0.3%	1	LCF	LCF	4,139,175	4,135,031		Multifamily	Conventional
Property	30.02	2401-2409 West North Avenue	0.2%	1	LCF	LCF	2,445,575	2,443,126		Mixed Use	Multifamily/Retail
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%	1	LCF	LCF	2,109,775	2,107,663		Retail	Unanchored
Property	30.04	4217 West Irving Park Road	0.2%	1	LCF	LCF	2,000,275	1,998,272		Mixed Use	Multifamily/Retail
Property	30.05	3328 North Clark Street	0.1%	1	LCF	LCF	1,934,575	1,932,638		Mixed Use	Multifamily/Retail
Property	30.06	2636-2638 North Halsted Street	0.1%	1	LCF	LCF	1,766,675	1,764,906		Mixed Use	Multifamily/Retail
Property	30.07	1444 North Wells Street	0.1%	1	LCF	LCF	970,975	970,003		Mixed Use	Multifamily/Retail
Property	30.08	3404 North Southport Avenue	0.0%	1	LCF	LCF	532,975	532,441		Retail	Single Tenant
Loan	31	Shreve City Shopping Center	1.1%	1	GACC	GACC	14,282,000	14,266,348	11,690,987	Retail	Anchored	4.8680%	0.0650%	0.0000%	0.0650%
Loan	32	River Street Apartment Portfolio (23)	1.0%	5	CCRE	CCRE	13,485,000	13,485,000	11,067,607	Multifamily	Various	4.9500%	0.0850%	0.0200%	0.0650%
Property	32.01	103-109 Broad Street	0.4%	1	CCRE	CCRE	5,175,000	5,175,000		Multifamily	Mid-Rise
Property	32.02	10-20 Thorn Street	0.2%	1	CCRE	CCRE	3,100,000	3,100,000		Multifamily	Mid-Rise
Property	32.03	430 River Street	0.2%	1	CCRE	CCRE	2,600,000	2,600,000		Multifamily	Mid-Rise
Property	32.04	1-19 River Terrace	0.1%	1	CCRE	CCRE	1,350,000	1,350,000		Multifamily	Garden
Property	32.05	720 River Street	0.1%	1	CCRE	CCRE	1,260,000	1,260,000		Multifamily	Mid-Rise
Loan	33	Embassy Suites Valencia	1.0%	1	CCRE	CCRE	13,500,000	13,458,198	12,061,147	Hospitality	Full Service	5.2500%	0.0850%	0.0200%	0.0650%
Loan	34	Hilton Garden Inn Riverhead	1.0%	1	GACC	GACC	13,200,000	13,200,000	10,994,626	Hospitality	Full Service	5.4100%	0.0650%	0.0000%	0.0650%
Loan	35	29 Prince Street	0.5%	1	CCRE	CCRE	7,000,000	7,000,000	6,020,357	Mixed Use	Multifamily/Retail	4.7630%	0.0850%	0.0200%	0.0650%
Loan	36	232 Mott Street	0.5%	1	CCRE	CCRE	6,000,000	6,000,000	5,160,306	Mixed Use	Multifamily/Retail	4.7630%	0.0850%	0.0200%	0.0650%
Loan	37	Greens Crossroads	1.0%	1	CCRE	CCRE	12,750,000	12,736,673	10,506,265	Retail	Anchored	5.0700%	0.0850%	0.0200%	0.0650%
Loan	38	Silvercrest at Deer Creek	0.9%	1	CCRE	CCRE	11,700,000	11,566,709	4,896,992	Multifamily	Mid-Rise	4.6000%	0.0850%	0.0200%	0.0650%
Loan	39	Hotel Indigo Houston	0.8%	1	CCRE	CCRE	10,700,000	10,666,426	8,049,065	Hospitality	Full Service	5.1700%	0.0850%	0.0200%	0.0650%
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	4	CCRE	CCRE	9,860,000	9,860,000	8,092,444	Multifamily	Mid-Rise	4.9500%	0.0850%	0.0200%	0.0650%
Property	40.01	24 Mount Vernon Street	0.2%	1	CCRE	CCRE	3,200,000	3,200,000		Multifamily	Mid-Rise
Property	40.02	1-3 Howland Street	0.2%	1	CCRE	CCRE	3,200,000	3,200,000		Multifamily	Mid-Rise
Property	40.03	731-733 River Street	0.2%	1	CCRE	CCRE	2,310,000	2,310,000		Multifamily	Mid-Rise
Property	40.04	247 Walnut Street	0.1%	1	CCRE	CCRE	1,150,000	1,150,000		Multifamily	Mid-Rise
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	2	CCRE	CCRE	9,800,000	9,777,528	8,043,345	Multifamily	Garden	4.9500%	0.0850%	0.0200%	0.0650%
Property	41.01	Hickory Farm	0.4%	1	CCRE	CCRE	5,300,000	5,287,847		Multifamily	Garden
Property	41.02	Crossings at Fox Meadows	0.3%	1	CCRE	CCRE	4,500,000	4,489,681		Multifamily	Garden
Loan	42	Rothschild Portfolio A	0.7%	12	CCRE	CCRE	9,500,000	9,490,303	7,853,380	Various	Various	5.1695%	0.0850%	0.0200%	0.0650%
Property	42.01	387-399 North Euclid Avenue	0.2%	1	CCRE	CCRE	2,680,000	2,677,264		Mixed Use	Office/Retail
Property	42.02	8-16 North Meramec Avenue	0.1%	1	CCRE	CCRE	1,905,000	1,903,055		Retail	Unanchored
Property	42.03	6301 Delmar	0.1%	1	CCRE	CCRE	1,190,000	1,188,785		Mixed Use	Multifamily/Retail
Property	42.04	400-408 North Euclid Avenue	0.1%	1	CCRE	CCRE	1,000,000	998,979		Mixed Use	Office/Retail
Property	42.05	3217-3225 Olive Street	0.1%	1	CCRE	CCRE	740,000	739,245		Retail	Unanchored
Property	42.06	1000 Sidney Street	0.0%	1	CCRE	CCRE	450,000	449,541		Retail	Unanchored
Property	42.07	4144-4146 Manchester Avenue	0.0%	1	CCRE	CCRE	370,000	369,622		Retail	Unanchored
Property	42.08	4052-4060 Chouteau Avenue	0.0%	1	CCRE	CCRE	335,000	334,658		Retail	Unanchored
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%	1	CCRE	CCRE	300,000	299,694		Mixed Use	Multifamily/Retail
Property	42.1	4000 Potomac	0.0%	1	CCRE	CCRE	210,000	209,786		Retail	Unanchored
Property	42.11	1800 South 10th Street	0.0%	1	CCRE	CCRE	195,000	194,801		Retail	Unanchored
Property	42.12	12-14 North Newstead	0.0%	1	CCRE	CCRE	125,000	124,872		Office	Suburban
Loan	43	Colonial Acres MHP	0.7%	1	LCF	LCF	9,150,000	9,112,078	7,631,602	Manufactured Housing Community	Manufactured Housing Community	5.4520%	0.0450%	0.0000%	0.0450%
Loan	44	Royal St. Charles	0.7%	1	LCF	LCF	9,000,000	8,964,340	8,147,067	Hospitality	Limited Service	6.0750%	0.0450%	0.0000%	0.0450%
Loan	45	HGI Starkville	0.7%	1	CCRE	CCRE	8,750,000	8,750,000	6,600,932	Hospitality	Full Service	5.2500%	0.0950%	0.0000%	0.0950%
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	4	CCRE	CCRE	8,655,000	8,655,000	7,103,459	Multifamily	Mid-Rise	4.9500%	0.0850%	0.0200%	0.0650%
Property	46.01	1037 River Street	0.2%	1	CCRE	CCRE	2,900,000	2,900,000		Multifamily	Mid-Rise
Property	46.02	1045 River Street	0.2%	1	CCRE	CCRE	2,900,000	2,900,000		Multifamily	Mid-Rise
Property	46.03	9-15 Ruggles Street	0.1%	1	CCRE	CCRE	1,500,000	1,500,000		Multifamily	Mid-Rise
Property	46.04	1 Rosa Street	0.1%	1	CCRE	CCRE	1,355,000	1,355,000		Multifamily	Mid-Rise
Loan	47	Sterling Hills Apartments	0.6%	1	CCRE	CCRE	8,500,000	8,500,000	7,013,353	Multifamily	Garden	5.1130%	0.0850%	0.0200%	0.0650%
Loan	48	Green Oak Village Place II	0.6%	1	LCF	LCF	8,500,000	8,475,029	7,118,371	Retail	Anchored	5.5810%	0.0450%	0.0000%	0.0450%
Loan	49	Market Place at Oxnard	0.6%	1	LCF	LCF	8,250,000	8,218,254	6,953,614	Retail	Unanchored	5.7950%	0.0450%	0.0000%	0.0450%
Loan	50	Klein Crossing Shopping Center	0.6%	1	LCF	LCF	7,475,000	7,450,434	6,160,870	Retail	Shadow Anchored	5.0760%	0.0450%	0.0000%	0.0450%
Loan	51	Legacy Park Office	0.5%	1	CCRE	CCRE	7,125,000	7,117,159	5,828,917	Office	Suburban	4.8500%	0.0850%	0.0200%	0.0650%
Loan	52	Mountain Center of Avon	0.5%	1	CCRE	CCRE	7,100,000	7,083,208	5,798,478	Mixed Use	Industrial/Self Storage	4.8000%	0.0850%	0.0200%	0.0650%
Loan	53	400 North State Street	0.5%	1	CCRE	CCRE	7,000,000	6,992,561	5,755,014	Mixed Use	Office/Retail	5.0000%	0.0850%	0.0200%	0.0650%
Loan	54	Crossville Village	0.5%	1	CCRE	CCRE	6,450,000	6,450,000	5,276,304	Retail	Unanchored	4.8500%	0.0850%	0.0200%	0.0650%
Loan	55	Waterside Marketplace	0.4%	1	CCRE	CCRE	5,925,000	5,910,697	4,822,685	Retail	Shadow Anchored	4.7000%	0.0850%	0.0200%	0.0650%
Loan	56	Nottingham Apartments	0.4%	1	LCF	LCF	5,900,000	5,846,701	3,780,777	Multifamily	Garden	5.4170%	0.0450%	0.0000%	0.0450%
Loan	57	1055 Grand Concourse	0.4%	1	CCRE	CCRE	5,500,000	5,500,000	5,151,362	Multifamily	Mid-Rise	4.7500%	0.0850%	0.0200%	0.0650%
Loan	58	Rothschild Portfolio B	0.4%	2	CCRE	CCRE	5,095,000	5,089,756	4,207,152	Mixed Use	Multifamily/Retail	5.1345%	0.0850%	0.0200%	0.0650%
Property	58.01	2-10 Maryland Plaza	0.3%	1	CCRE	CCRE	3,400,000	3,396,500		Mixed Use	Multifamily/Retail
Property	58.02	325-339 North Euclid Avenue	0.1%	1	CCRE	CCRE	1,695,000	1,693,255		Mixed Use	Multifamily/Retail
Loan	59	Eastgate Medical Office	0.3%	1	CCRE	CCRE	4,300,000	4,285,678	3,191,939	Office	Medical	4.8055%	0.0850%	0.0200%	0.0650%
Loan	60	Avalon MHP	0.3%	1	LCF	LCF	4,300,000	4,279,413	3,619,760	Manufactured Housing Community	Manufactured Housing Community	5.7500%	0.0750%	0.0000%	0.0750%
Loan	61	Walgreens Knoxville	0.3%	1	LCF	LCF	4,200,000	4,156,731	1,849,055	Retail	Single Tenant	5.7140%	0.0450%	0.0000%	0.0450%
Loan	62	305 Bedford Park Boulevard	0.2%	1	CCRE	CCRE	3,100,000	3,100,000	2,903,495	Multifamily	Mid-Rise	4.7500%	0.0850%	0.0200%	0.0650%
Loan	63	Mar-Mel-Go Apartments	0.2%	1	LCF	LCF	3,000,000	2,995,102	2,580,733	Multifamily	Garden	6.5000%	0.0450%	0.0000%	0.0450%
Loan	64	Dollar General - Orange City	0.1%	1	LCF	LCF	798,000	798,000	798,000	Retail	Single Tenant	5.3500%	0.0450%	0.0000%	0.0450%

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Interest	Original	Remaining	Original	Remaining	First				Annual	Monthly	Remaining
			Initial Pool	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Debt	Debt	Interest Only		Cash
Property Flag	ID	Property Name	Balance	Basis	Maturity or ARD	Maturity or ARD	Term (6)	Term (6)	Date	or ARD Date (4)	(Yes/No) (4)	Maturity Date	Service($)(7)	Service($)(7)	Period	Lockbox (8)	Management (9)
Loan	1	1055 West 7th Street	8.9%	Actual/360	120	119	360	359	08/06/2012	07/06/2022	No	07/06/2022	7,644,723	637,060		Hard	In Place
Loan	2	77 K Street	8.3%	Actual/360	120	118	360	360	07/06/2012	06/06/2022	No	06/06/2022	6,751,137	562,595	58	Hard	In Place
Loan	3	260 and 261 Madison Avenue (22)	7.9%	Actual/360	120	118	0	0	07/11/2012	06/11/2022	No	06/11/2022	5,309,077	442,423	118	Hard	In Place
Loan	4	520 Eighth Avenue	7.9%	Actual/360	120	118	360	358	07/11/2012	06/11/2022	No	06/11/2022	6,096,342	508,029		Soft	Springing
Loan	5	Chicago Ridge Mall	6.1%	Actual/360	120	119	0	0	08/06/2012	07/06/2022	No	07/06/2022	3,731,111	310,926	119	Hard	Springing
Loan	6	Crossgates Mall (22)	5.4%	Actual/360	120	117	360	357	06/06/2012	05/06/2022	No	05/06/2022	4,850,547	404,212		Hard	In Place
Loan	7	500 Delaware Avenue (23)	5.3%	Actual/360	120	117	352	349	06/06/2012	05/06/2022	No	05/06/2022	4,551,587	379,299		Hard	In Place
Loan	8	GSA New Orleans	2.7%	Actual/360	120	120	270	270	09/11/2012	08/11/2022	No	08/11/2022	2,583,187	215,266		Hard	Springing
Loan	9	Lakeside Square	2.6%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	2,451,006	204,251		Hard	In Place
Loan	10	Sentry Park West	2.4%	Actual/360	120	119	360	359	08/06/2012	07/06/2022	No	07/06/2022	2,001,571	166,798		Hard	In Place
Loan	11	Canyon West	2.4%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	1,978,844	164,904		Hard	Springing
Loan	12	Montgomery Plaza	2.3%	Actual/360	120	119	360	359	08/11/2012	07/11/2022	No	07/11/2022	1,751,068	145,922		Springing Hard	Springing
Loan	13	Renaissance Centre	2.1%	Actual/360	120	117	360	357	06/11/2012	05/11/2022	No	05/11/2022	1,819,825	151,652		Soft	Springing
Loan	14	2770 Kingsbridge Terrace	0.4%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	367,081	30,590	10	Springing Hard	Springing
Loan	15	2505 Aqueduct Avenue	0.4%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	313,951	26,163	10	Springing Hard	Springing
Loan	16	2500 University Avenue	0.4%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	313,951	26,163	10	Springing Hard	Springing
Loan	17	3215 Holland Avenue	0.3%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	284,971	23,748	10	Springing Hard	Springing
Loan	18	686 Rosewood Street	0.2%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	202,861	16,905	10	Springing Hard	Springing
Loan	19	3018 Heath Avenue	0.5%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	444,362	37,030	10	Springing Hard	Springing
Loan	20	1576 Taylor Avenue	0.5%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	396,062	33,005	10	Springing Hard	Springing
Loan	21	75 West 190th Street	0.4%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	360,642	30,053	10	Springing Hard	Springing
Loan	22	2785 Sedgwick Avenue	0.3%	Actual/360	60	58	360	360	07/11/2012	06/11/2017	No	06/11/2017	246,331	20,528	10	Springing Hard	Springing
Loan	23	U-Haul Portfolio SAC 26	1.6%	Actual/360	120	118	360	358	07/06/2012	06/06/2022	Yes	06/06/2032	1,422,933	118,578		Soft	Springing
Property	23.01	U-Haul Candlestick	1.2%
Property	23.02	U-Haul South Orange	0.1%
Property	23.03	U-Haul Garey Avenue	0.1%
Property	23.04	U-Haul Pinellas Center	0.1%
Loan	24	Novartis Pharmaceuticals Building	1.6%	Actual/360	120	117	300	297	06/11/2012	05/11/2022	No	05/11/2022	1,577,799	131,483		Hard	In Place
Loan	25	Lakeside Centre I & II	1.6%	Actual/360	120	118	360	358	07/06/2012	06/06/2022	No	06/06/2022	1,273,409	106,117		Hard	In Place
Loan	26	Oakridge Court Shopping Center	1.6%	Actual/360	120	118	360	358	07/11/2012	06/11/2022	No	06/11/2022	1,327,023	110,585		Hard	Springing
Loan	27	Residence Inn Milwaukee	1.5%	Actual/360	60	57	360	357	06/06/2012	05/06/2017	No	05/06/2017	1,402,395	116,866		Hard	In Place
Loan	28	GRM MA MD Portfolio	1.4%	Actual/360	120	118	300	298	07/06/2012	06/06/2022	No	06/06/2022	1,381,697	115,141		Hard	In Place
Property	28.01	GRM Tarbay	0.7%
Property	28.02	GRM Shuman	0.7%
Loan	29	280 North Bernardo	1.3%	Actual/360	120	120	360	360	09/06/2012	08/06/2022	No	08/06/2022	1,047,014	87,251	36	Hard	In Place
Loan	30	Miller Residential Portfolio	1.2%	Actual/360	120	119	360	359	08/06/2012	07/06/2022	No	07/06/2022	1,053,605	87,800		Soft	Springing
Property	30.01	5054 North Winthrop Avenue	0.3%
Property	30.02	2401-2409 West North Avenue	0.2%
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%
Property	30.04	4217 West Irving Park Road	0.2%
Property	30.05	3328 North Clark Street	0.1%
Property	30.06	2636-2638 North Halsted Street	0.1%
Property	30.07	1444 North Wells Street	0.1%
Property	30.08	3404 North Southport Avenue	0.0%
Loan	31	Shreve City Shopping Center	1.1%	Actual/360	120	119	360	359	08/06/2012	07/06/2022	No	07/06/2022	906,250	75,521		Hard	In Place
Loan	32	River Street Apartment Portfolio (23)	1.0%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	863,747	71,979		Soft	In Place
Property	32.01	103-109 Broad Street	0.4%
Property	32.02	10-20 Thorn Street	0.2%
Property	32.03	430 River Street	0.2%
Property	32.04	1-19 River Terrace	0.1%
Property	32.05	720 River Street	0.1%
Loan	33	Embassy Suites Valencia	1.0%	Actual/360	60	58	300	298	07/11/2012	06/11/2017	No	06/11/2017	970,781	80,898		Hard	Springing
Loan	34	Hilton Garden Inn Riverhead	1.0%	Actual/360	120	120	360	360	09/06/2012	08/06/2022	No	08/06/2022	890,454	74,204		Hard	In Place
Loan	35	29 Prince Street	0.5%	Actual/360	120	118	360	360	07/11/2012	06/11/2022	No	06/11/2022	438,842	36,570	22	Soft	Springing
Loan	36	232 Mott Street	0.5%	Actual/360	120	118	360	360	07/11/2012	06/11/2022	No	06/11/2022	376,150	31,346	22	Soft	Springing
Loan	37	Greens Crossroads	1.0%	Actual/360	120	119	360	359	08/11/2012	07/11/2022	No	07/11/2022	827,895	68,991		Soft	Springing
Loan	38	Silvercrest at Deer Creek	0.9%	Actual/360	120	117	180	177	06/11/2012	05/11/2022	No	05/11/2022	1,081,240	90,103		Hard	Springing
Loan	39	Hotel Indigo Houston	0.8%	Actual/360	120	118	300	298	07/11/2012	06/11/2022	No	06/11/2022	763,386	63,615		Soft	Springing
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	631,557	52,630		Soft	In Place
Property	40.01	24 Mount Vernon Street	0.2%
Property	40.02	1-3 Howland Street	0.2%
Property	40.03	731-733 River Street	0.2%
Property	40.04	247 Walnut Street	0.1%
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	Actual/360	120	118	360	358	07/11/2012	06/11/2022	No	06/11/2022	627,714	52,309		Soft	Springing
Property	41.01	Hickory Farm	0.4%
Property	41.02	Crossings at Fox Meadows	0.3%
Loan	42	Rothschild Portfolio A	0.7%	Actual/360	120	119	360	359	08/11/2012	07/11/2022	No	07/11/2022	623,840	51,987		Soft	Springing
Property	42.01	387-399 North Euclid Avenue	0.2%
Property	42.02	8-16 North Meramec Avenue	0.1%
Property	42.03	6301 Delmar	0.1%
Property	42.04	400-408 North Euclid Avenue	0.1%
Property	42.05	3217-3225 Olive Street	0.1%
Property	42.06	1000 Sidney Street	0.0%
Property	42.07	4144-4146 Manchester Avenue	0.0%
Property	42.08	4052-4060 Chouteau Avenue	0.0%
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%
Property	42.1	4000 Potomac	0.0%
Property	42.11	1800 South 10th Street	0.0%
Property	42.12	12-14 North Newstead	0.0%
Loan	43	Colonial Acres MHP	0.7%	Actual/360	120	116	360	356	05/06/2012	04/06/2022	No	04/06/2022	620,130	51,677		Springing Soft	Springing
Loan	44	Royal St. Charles	0.7%	Actual/360	60	57	300	297	06/06/2012	05/06/2017	No	05/06/2017	700,805	58,400		Hard	Springing
Loan	45	HGI Starkville	0.7%	Actual/360	120	120	300	300	09/11/2012	08/11/2022	No	08/11/2022	629,210	52,434		Hard	Springing
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	554,373	46,198		Soft	In Place
Property	46.01	1037 River Street	0.2%
Property	46.02	1045 River Street	0.2%
Property	46.03	9-15 Ruggles Street	0.1%
Property	46.04	1 Rosa Street	0.1%
Loan	47	Sterling Hills Apartments	0.6%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	554,624	46,219		Soft	In Place
Loan	48	Green Oak Village Place II	0.6%	Actual/360	120	117	360	357	06/06/2012	05/06/2022	No	05/06/2022	584,339	48,695		Hard	Springing
Loan	49	Market Place at Oxnard	0.6%	Actual/360	120	116	360	356	05/06/2012	04/06/2022	No	04/06/2022	580,570	48,381		Hard	Springing
Loan	50	Klein Crossing Shopping Center	0.6%	Actual/360	120	117	360	357	06/06/2012	05/06/2022	No	05/06/2022	485,704	40,475		Hard	Springing
Loan	51	Legacy Park Office	0.5%	Actual/360	120	119	360	359	08/11/2012	07/11/2022	No	07/11/2022	451,176	37,598		Hard	Springing
Loan	52	Mountain Center of Avon	0.5%	Actual/360	120	118	360	358	07/11/2012	06/11/2022	No	06/11/2022	447,015	37,251		Hard	Springing
Loan	53	400 North State Street	0.5%	Actual/360	120	119	360	359	08/11/2012	07/11/2022	No	07/11/2022	450,930	37,578		Hard	Springing
Loan	54	Crossville Village	0.5%	Actual/360	120	120	360	360	09/11/2012	08/11/2022	No	08/11/2022	408,433	34,036		Hard	Springing
Loan	55	Waterside Marketplace	0.4%	Actual/360	120	118	360	358	07/11/2012	06/11/2022	No	06/11/2022	368,751	30,729		Hard	Springing
Loan	56	Nottingham Apartments	0.4%	Actual/360	120	116	240	236	05/06/2012	04/06/2022	No	04/06/2022	483,711	40,309		Springing Soft	Springing
Loan	57	1055 Grand Concourse	0.4%	Actual/360	60	59	360	360	08/11/2012	07/11/2017	No	07/11/2017	344,287	28,691	11	Springing Hard	Springing
Loan	58	Rothschild Portfolio B	0.4%	Actual/360	120	119	360	359	08/11/2012	07/11/2022	No	07/11/2022	333,257	27,771		Soft	Springing
Property	58.01	2-10 Maryland Plaza	0.3%
Property	58.02	325-339 North Euclid Avenue	0.1%
Loan	59	Eastgate Medical Office	0.3%	Actual/360	120	118	300	298	07/11/2012	06/11/2022	No	06/11/2022	295,830	24,653		Springing Hard	Springing
Loan	60	Avalon MHP	0.3%	Actual/360	120	115	360	355	04/06/2012	03/06/2022	No	03/06/2022	301,124	25,094		Soft	Springing
Loan	61	Walgreens Knoxville	0.3%	Actual/360	120	117	180	177	06/06/2012	05/06/2022	No	05/06/2022	417,556	34,796		Hard	In place
Loan	62	305 Bedford Park Boulevard	0.2%	Actual/360	60	59	360	360	08/11/2012	07/11/2017	No	07/11/2017	194,053	16,171	11	Springing Hard	Springing
Loan	63	Mar-Mel-Go Apartments	0.2%	Actual/360	120	118	360	358	07/06/2012	06/06/2022	No	06/06/2022	227,544	18,962		Soft	In Place
Loan	64	Dollar General - Orange City	0.1%	Actual/360	120	118	0	0	07/06/2012	06/06/2022	No	06/06/2022	43,286	3,607	118	Hard	In Place

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Crossed								Cut-Off
			Initial Pool	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Balance	Other Loans	Borrower	NOI DSCR (7)(10)	NCF DSCR (7)(10)	Period (11)	Date	Value ($)	As-of Date	Ratio (10)	Maturity or ARD (10)	Address	City	County
Loan	1	1055 West 7th Street	8.9%	No		1.49x	1.37x	0	6	165,000,000	04/05/2012	71.4%	58.9%	1055 West 7th Street	Los Angeles	Los Angeles
Loan	2	77 K Street	8.3%	No		1.63x	1.55x	0	6	170,200,000	04/24/2012	64.6%	59.2%	77 K Street, NE	Washington	District of Columbia
Loan	3	260 and 261 Madison Avenue (22)	7.9%	No		2.03x	1.88x	0	11	460,000,000	06/01/2012	50.2%	50.2%	260 and 261 Madison Avenue	New York	New York
Loan	4	520 Eighth Avenue	7.9%	No		2.32x	2.17x	0	11	275,000,000	05/01/2012	38.1%	30.4%	520 Eighth Avenue	New York	New York
Loan	5	Chicago Ridge Mall	6.1%	No		2.89x	2.74x	0	6	129,700,000	04/17/2012	61.7%	61.7%	444 Chicago Ridge Mall	Chicago Ridge	Cook
Loan	6	Crossgates Mall (22)	5.4%	No		1.41x	1.35x	0	6	470,000,000	03/08/2012	63.6%	53.2%	1 Crossgates Mall Road	Albany	Albany
Loan	7	500 Delaware Avenue (23)	5.3%	No		1.59x	1.49x	0	6	97,500,000	04/09/2012	71.5%	58.3%	500 Delaware Avenue	Wilmington	New Castle
Loan	8	GSA New Orleans	2.7%	No		1.47x	1.45x	0	11	52,500,000	06/15/2012	68.6%	47.1%	1201 Elmwood Park Boulevard	New Orleans	Jefferson
Loan	9	Lakeside Square	2.6%	No		1.96x	1.74x	0	11	57,400,000	05/22/2012	61.0%	51.3%	12377 Merit Drive	Dallas	Dallas
Loan	10	Sentry Park West	2.4%	No		1.65x	1.53x	0	6	43,500,000	05/07/2012	72.3%	59.3%	1777 Sentry Parkway West	Blue Bell	Montgomery
Loan	11	Canyon West	2.4%	No		1.65x	1.55x	0	11	45,100,000	05/21/2012	69.3%	56.7%	6060 Marsha Sharp Freeway	Lubbock	Lubbock
Loan	12	Montgomery Plaza	2.3%	No		2.19x	2.07x	0	11	61,000,000	05/15/2012	50.6%	40.1%	2600 West 7th Street	Fort Worth	Tarrant
Loan	13	Renaissance Centre	2.1%	No		1.59x	1.50x	0	11	36,700,000	04/05/2012	76.7%	63.3%	405 North King Street	Wilmington	New Castle
Loan	14	2770 Kingsbridge Terrace	0.4%	Yes-A	Yes - A	1.36x	1.31x	0	11	7,600,000	03/30/2012	75.0%	70.5%	2770 Kingsbridge Terrace	Bronx	Bronx
Loan	15	2505 Aqueduct Avenue	0.4%	Yes-A	Yes - A	1.36x	1.31x	0	11	6,500,000	03/30/2012	75.0%	70.5%	2505 Aqueduct Avenue	Bronx	Bronx
Loan	16	2500 University Avenue	0.4%	Yes-A	Yes - A	1.36x	1.31x	0	11	6,500,000	03/30/2012	75.0%	70.5%	2500 University Avenue	Bronx	Bronx
Loan	17	3215 Holland Avenue	0.3%	Yes-A	Yes - A	1.36x	1.31x	0	11	5,900,000	03/30/2012	75.0%	70.5%	3215 Holland Avenue	Bronx	Bronx
Loan	18	686 Rosewood Street	0.2%	Yes-A	Yes - A	1.36x	1.31x	0	11	4,200,000	03/30/2012	75.0%	70.5%	686 Rosewood Street	Bronx	Bronx
Loan	19	3018 Heath Avenue	0.5%	Yes-B	Yes - A	1.36x	1.32x	0	11	9,300,000	03/30/2012	74.7%	70.1%	3018 Heath Avenue	Bronx	Bronx
Loan	20	1576 Taylor Avenue	0.5%	Yes-B	Yes - A	1.36x	1.32x	0	11	8,200,000	03/30/2012	74.7%	70.1%	1576 Taylor Avenue	Bronx	Bronx
Loan	21	75 West 190th Street	0.4%	Yes-B	Yes - A	1.36x	1.32x	0	11	7,500,000	03/30/2012	74.7%	70.1%	75 West 190th Street	Bronx	Bronx
Loan	22	2785 Sedgwick Avenue	0.3%	Yes-B	Yes - A	1.36x	1.32x	0	11	5,100,000	03/30/2012	74.7%	70.1%	2785 Sedgwick Avenue	Bronx	Bronx
Loan	23	U-Haul Portfolio SAC 26	1.6%	No		1.79x	1.66x	0	6	33,800,000	Various	62.0%	51.8%	Various	Various	Various
Property	23.01	U-Haul Candlestick	1.2%							25,800,000	02/07/2012			1575 Bay Shore Boulevard	San Francisco	San Francisco
Property	23.02	U-Haul South Orange	0.1%							2,900,000	02/14/2012			3500 South Orange Avenue	Orlando	Orange
Property	23.03	U-Haul Garey Avenue	0.1%							2,800,000	02/06/2012			2190 North Garey Avenue	Pomona	Los Angeles
Property	23.04	U-Haul Pinellas Center	0.1%							2,300,000	02/16/2012			23917 US Highway 19 North	Clearwater	Pinellas
Loan	24	Novartis Pharmaceuticals Building	1.6%	No		1.84x	1.63x	0	11	46,200,000	04/11/2012	45.0%	34.7%	150 Industrial Road	San Carlos	San Mateo
Loan	25	Lakeside Centre I & II	1.6%	No		2.24x	2.01x	0	6	47,000,000	05/14/2012	43.9%	35.7%	2250 and 2270 Lakeside Boulevard	Richardson	Dallas
Loan	26	Oakridge Court Shopping Center	1.6%	No		1.44x	1.40x	0	11	27,700,000	03/22/2012	74.2%	61.1%	800 South Randall Road	Algonquin	McHenry
Loan	27	Residence Inn Milwaukee	1.5%	No		1.69x	1.52x	0	6	29,600,000	03/01/2012	67.5%	63.1%	648 North Plankinton Avenue	Milwaukee	Milwaukee
Loan	28	GRM MA MD Portfolio	1.4%	No		1.40x	1.22x	0	6	25,800,000	Various	72.5%	55.3%	Various	Various	Various
Property	28.01	GRM Tarbay	0.7%							13,000,000	04/23/2012			7970 Tarbay Drive	Jessup	Howard
Property	28.02	GRM Shuman	0.7%							12,800,000	04/27/2012			139 Shuman Avenue	Stoughton	Norfolk
Loan	29	280 North Bernardo	1.3%	No		1.77x	1.67x	0	6	30,500,000	04/25/2012	55.7%	48.9%	280 Bernardo Avenue	Mountain View	Santa Clara
Loan	30	Miller Residential Portfolio	1.2%	No		1.35x	1.30x	0	6	21,900,000	Various	72.5%	60.2%	Various	Chicago	Cook
Property	30.01	5054 North Winthrop Avenue	0.3%							5,670,000	04/19/2012			5054 North Winthrop Avenue	Chicago	Cook
Property	30.02	2401-2409 West North Avenue	0.2%							3,400,000	04/17/2012			2401-2409 West North Avenue	Chicago	Cook
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%							2,890,000	04/17/2012			1735, 1737 and 1741 West Division Street	Chicago	Cook
Property	30.04	4217 West Irving Park Road	0.2%							2,810,000	04/16/2012			4217 West Irving Park Road	Chicago	Cook
Property	30.05	3328 North Clark Street	0.1%							2,650,000	04/16/2012			3328 North Clark Street	Chicago	Cook
Property	30.06	2636-2638 North Halsted Street	0.1%							2,420,000	04/16/2012			2636-2638 North Halsted Street	Chicago	Cook
Property	30.07	1444 North Wells Street	0.1%							1,330,000	04/17/2012			1444 North Wells Street	Chicago	Cook
Property	30.08	3404 North Southport Avenue	0.0%							730,000	04/16/2012			3404 North Southport Avenue	Chicago	Cook
Loan	31	Shreve City Shopping Center	1.1%	No		2.14x	1.81x	0	6	20,550,000	05/05/2012	69.4%	56.9%	1253 Shreveport-Barksdale Road	Shreveport	Caddo
Loan	32	River Street Apartment Portfolio (23)	1.0%	No	Yes - C	1.46x	1.41x	0	11	20,200,000	06/25/2012	66.8%	54.8%	Various	Various	Various
Property	32.01	103-109 Broad Street	0.4%							6,900,000	06/25/2012			103-109 Broad Street	Lynn	Essex
Property	32.02	10-20 Thorn Street	0.2%							4,400,000	06/25/2012			10-20 Thorn Street	Boston	Suffolk
Property	32.03	430 River Street	0.2%							4,000,000	06/25/2012			430 River Street	Boston	Suffolk
Property	32.04	1-19 River Terrace	0.1%							2,700,000	06/25/2012			1-19 River Terrace	Boston	Suffolk
Property	32.05	720 River Street	0.1%							2,200,000	06/25/2012			720 River Street	Boston	Suffolk
Loan	33	Embassy Suites Valencia	1.0%	No		1.76x	1.52x	0	11	20,000,000	04/16/2012	67.3%	60.3%	28508 Westinghouse Place	Valencia	Los Angeles
Loan	34	Hilton Garden Inn Riverhead	1.0%	No		1.73x	1.51x	0	6	18,000,000	05/01/2012	73.3%	61.1%	2038 Old Country Road	Riverhead	Suffolk
Loan	35	29 Prince Street	0.5%	Yes-C	Yes - B	1.19x	1.19x	0	11	11,000,000	06/14/2012	64.4%	55.3%	29 Prince Street	New York	New York
Loan	36	232 Mott Street	0.5%	Yes-C	Yes - B	1.19x	1.19x	0	11	9,200,000	06/14/2012	64.4%	55.3%	232 Mott Street	New York	New York
Loan	37	Greens Crossroads	1.0%	No		1.52x	1.40x	0	11	17,000,000	04/24/2012	74.9%	61.8%	205-249 West Greens Road	Houston	Harris
Loan	38	Silvercrest at Deer Creek	0.9%	No		1.43x	1.40x	0	11	21,000,000	03/26/2012	55.1%	23.3%	13060 South Metcalf Avenue	Overland Park	Johnson
Loan	39	Hotel Indigo Houston	0.8%	No		1.95x	1.72x	0	11	18,000,000	04/20/2012	59.3%	44.7%	5160 Hidalgo Street	Houston	Harris
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	No	Yes - C	1.52x	1.46x	0	11	15,800,000	06/25/2012	62.4%	51.2%	Various	Various	Various
Property	40.01	24 Mount Vernon Street	0.2%							6,300,000	06/25/2012			24 Mount Vernon Street	Lynn	Essex
Property	40.02	1-3 Howland Street	0.2%							4,370,732	06/25/2012			1-3 Howland Street	Boston	Suffolk
Property	40.03	731-733 River Street	0.2%							3,100,000	06/25/2012			731-733 River Street	Boston	Suffolk
Property	40.04	247 Walnut Street	0.1%							2,029,268	06/25/2012			247 Walnut Street	Boston	Suffolk
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	No		1.62x	1.42x	0	11	13,700,000	04/16/2012	71.4%	58.7%	Various	Memphis	Shelby
Property	41.01	Hickory Farm	0.4%							7,200,000	04/16/2012			3822 Hickory Farms Drive	Memphis	Shelby
Property	41.02	Crossings at Fox Meadows	0.3%							6,500,000	04/16/2012			2894 Putting Green Cove	Memphis	Shelby
Loan	42	Rothschild Portfolio A	0.7%	No	Yes - D	1.77x	1.58x	0	11	13,250,000	Various	71.6%	59.3%	Various	Various	Saint Louis
Property	42.01	387-399 North Euclid Avenue	0.2%							3,370,000	04/12/2012			387-399 North Euclid Avenue	Saint Louis	Saint Louis
Property	42.02	8-16 North Meramec Avenue	0.1%							2,400,000	04/13/2012			8-16 North Meramec Avenue	Clayton	Saint Louis
Property	42.03	6301 Delmar	0.1%							1,650,000	04/13/2012			6301 Delmar Boulevard	University City	Saint Louis
Property	42.04	400-408 North Euclid Avenue	0.1%							1,530,000	04/19/2012			400-408 North Euclid Avenue	Saint Louis	Saint Louis
Property	42.05	3217-3225 Olive Street	0.1%							940,000	04/18/2012			3217-3225 Olive Street	Saint Louis	Saint Louis
Property	42.06	1000 Sidney Street	0.0%							580,000	04/18/2012			1000 Sidney Street	Saint Louis	Saint Louis
Property	42.07	4144-4146 Manchester Avenue	0.0%							470,000	04/18/2012			4144-4146 Manchester Avenue	Saint Louis	Saint Louis
Property	42.08	4052-4060 Chouteau Avenue	0.0%							430,000	04/18/2012			4052-4060 Chouteau Avenue	Saint Louis	Saint Louis
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%							410,000	04/18/2012			1140 Tamm Avenue and 6335 Clayton	Saint Louis	Saint Louis
Property	42.1	4000 Potomac	0.0%							400,000	04/18/2012			4000 Potomac Street	Saint Louis	Saint Louis
Property	42.11	1800 South 10th Street	0.0%							250,000	04/18/2012			1800 South 10th Street	Saint Louis	Saint Louis
Property	42.12	12-14 North Newstead	0.0%							820,000	04/12/2012			12-14 North Newstead Avenue	Saint Louis	Saint Louis
Loan	43	Colonial Acres MHP	0.7%	No		1.79x	1.76x	0	6	13,100,000	02/07/2012	69.6%	58.3%	9674 NW 10th Avenue	Miami	Miami-Dade
Loan	44	Royal St. Charles	0.7%	No		1.84x	1.64x	0	6	16,200,000	03/15/2012	55.3%	50.3%	135 St. Charles Avenue	New Orleans	Orleans
Loan	45	HGI Starkville	0.7%	No		2.11x	1.88x	0	11	14,600,000	04/18/2012	59.9%	45.2%	975 Highway 12 East	Starkville	Oktibbeha
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	No	Yes - C	1.54x	1.48x	0	11	14,000,000	06/25/2012	61.8%	50.7%	Various	Boston	Suffolk
Property	46.01	1037 River Street	0.2%							4,850,000	06/25/2012			1037 River Street	Boston	Suffolk
Property	46.02	1045 River Street	0.2%							4,850,000	06/25/2012			1045 River Street	Boston	Suffolk
Property	46.03	9-15 Ruggles Street	0.1%							2,200,000	06/25/2012			9-15 Ruggles Street	Boston	Suffolk
Property	46.04	1 Rosa Street	0.1%							2,100,000	06/25/2012			1 Rosa Street	Boston	Suffolk
Loan	47	Sterling Hills Apartments	0.6%	No		1.51x	1.40x	0	11	11,500,000	06/19/2012	73.9%	61.0%	1 Milligan Lane	Johnson City	Carter
Loan	48	Green Oak Village Place II	0.6%	No		1.48x	1.40x	0	6	12,920,000	03/10/2012	65.6%	55.1%	9608 Village Place Boulevard	Brighton	Livingston
Loan	49	Market Place at Oxnard	0.6%	No		1.50x	1.38x	0	6	15,400,000	02/29/2012	53.4%	45.2%	1700-1740, 1701 and 1741 East Ventura Boulevard	Oxnard	Ventura
Loan	50	Klein Crossing Shopping Center	0.6%	No		1.44x	1.33x	0	6	9,970,000	03/13/2012	74.7%	61.8%	6024, 6042-6096 Farm to Market 2920 and 21181-21195 Kuykendahl Road	Spring	Harris
Loan	51	Legacy Park Office	0.5%	No		1.68x	1.58x	0	11	9,500,000	05/25/2012	74.9%	61.4%	10940 North Sam Houston Parkway West	Houston	Harris
Loan	52	Mountain Center of Avon	0.5%	No		1.69x	1.58x	0	11	10,100,000	05/02/2012	70.1%	57.4%	910 Nottingham Road	Avon	Eagle
Loan	53	400 North State Street	0.5%	No		2.08x	1.87x	0	11	10,900,000	03/23/2012	64.2%	52.8%	400 North State Street	Chicago	Cook
Loan	54	Crossville Village	0.5%	No		1.93x	1.85x	0	11	9,000,000	05/03/2012	71.7%	58.6%	10500 Alpharetta Highway	Roswell	Fulton
Loan	55	Waterside Marketplace	0.4%	No		1.80x	1.71x	0	11	7,920,000	04/07/2012	74.6%	60.9%	8003 West Grand Parkway South	Richmond	Fort Bend
Loan	56	Nottingham Apartments	0.4%	No		1.55x	1.40x	0	6	9,300,000	02/28/2012	62.9%	40.7%	704 South Drake Road	Kalamazoo	Kalamazoo
Loan	57	1055 Grand Concourse	0.4%	No	Yes - A	1.40x	1.37x	0	11	8,600,000	05/03/2012	64.0%	59.9%	1055 Grand Concourse	Bronx	Bronx
Loan	58	Rothschild Portfolio B	0.4%	No	Yes - D	1.54x	1.42x	0	11	6,840,000	Various	74.4%	61.5%	Various	Saint Louis	Saint Louis
Property	58.01	2-10 Maryland Plaza	0.3%							4,490,000	04/12/2012			2-10 Maryland Plaza	Saint Louis	Saint Louis
Property	58.02	325-339 North Euclid Avenue	0.1%							2,350,000	04/19/2012			325-339 North Euclid Avenue	Saint Louis	Saint Louis
Loan	59	Eastgate Medical Office	0.3%	No		1.71x	1.66x	0	11	6,220,000	04/10/2012	68.9%	51.3%	4415 Aicholtz Road	Cincinnati	Clermont
Loan	60	Avalon MHP	0.3%	No		1.38x	1.36x	0	6	6,270,000	01/10/2012	68.3%	57.7%	3319 Avalon Street	Jurupa Valley	Riverside
Loan	61	Walgreens Knoxville	0.3%	No		1.19x	1.15x	0	6	6,500,000	02/27/2012	63.9%	28.4%	5320 Clinton Highway	Knoxville	Knox
Loan	62	305 Bedford Park Boulevard	0.2%	No	Yes - A	1.53x	1.48x	0	11	4,200,000	05/03/2012	73.8%	69.1%	305 Bedford Park Boulevard & 2936 Bainbridge Avenue	Bronx	Bronx
Loan	63	Mar-Mel-Go Apartments	0.2%	No		1.60x	1.52x	0	6	4,550,000	03/31/2012	65.8%	56.7%	4650 Rolling Pine Drive	Lake Park	Lowndes
Loan	64	Dollar General - Orange City	0.1%	No		2.29x	2.17x	0	6	1,330,000	04/10/2012	60.0%	60.0%	676 North Volusia Avenue	Orange City	Volusia

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Net		Loan per Net
			% of					Rentable Area	Units	Rentable Area
			Initial Pool			Year	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Trailing 12 Operating	Trailing 12	Trailing 12	Trailing 12	2011 Operating	2011	2011	2011
Property Flag	ID	Property Name	Balance	State	Zip Code	Built	Renovated	Rooms/Pads)(12)	Measure	Rooms/Pads) ($)(12)	(# of payments)(13)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	1055 West 7th Street	8.9%	CA	90017	1987	NAP	615,953	Sq. Ft.	191	L(25), D(90), O(5)					12/31/2011	11,673,378	5,485,326	6,188,052
Loan	2	77 K Street	8.3%	DC	20002	2008	NAP	326,860	Sq. Ft.	337	L(26), D(89), O(5)
Loan	3	260 and 261 Madison Avenue (22)	7.9%	NY	10016	1951, 1953	2009	923,277	Sq. Ft.	250	L(26), D(90), O(4)					12/31/2011	39,455,475	19,740,709	19,714,765
Loan	4	520 Eighth Avenue	7.9%	NY	10018	1926	2009-2011	758,490	Sq. Ft.	138	L(26), D(90), O(4)	T-12 4/30/2012	23,786,659	11,142,173	12,644,486	12/31/2011	23,814,802	11,361,310	12,453,492
Loan	5	Chicago Ridge Mall	6.1%	IL	60415	1981	2004	568,915	Sq. Ft.	141	L(24), YM1(89), O(7)	T-12 3/31/2012	20,043,251	9,701,913	10,341,338	12/31/2011	20,073,043	9,703,783	10,369,260
Loan	6	Crossgates Mall (22)	5.4%	NY	12203	1984	1994, 1997	1,298,620	Sq. Ft.	230	L(27), D(88), O(5)	T-12 1/31/2012	41,584,508	14,399,926	27,184,582	12/31/2011	41,592,688	14,208,241	27,384,447
Loan	7	500 Delaware Avenue (23)	5.3%	DE	19801	2006	NAP	371,222	Sq. Ft.	188	L(27), D(89), O(4)	T-12 3/31/2012	9,749,985	2,902,765	6,847,219	12/31/2011	9,705,761	2,903,559	6,802,202
Loan	8	GSA New Orleans	2.7%	LA	70123	1982	2005-2010	197,084	Sq. Ft.	183	L(49), D(58), O(13)	T-12 5/31/2012	4,436,085	1,076,524	3,359,561	12/31/2011	4,033,849	1,128,930	2,904,919
Loan	9	Lakeside Square	2.6%	TX	75251	1985	2010	403,120	Sq. Ft.	87	L(24), D(93), O(3)	T-12 4/30/2012	7,559,730	3,160,609	4,399,121	12/31/2011	7,593,536	3,073,815	4,519,721
Loan	10	Sentry Park West	2.4%	PA	19422	1973	2005, 2012	228,156	Sq. Ft.	138	L(25), D(90), O(5)	T-12 3/31/2012	4,839,629	2,107,113	2,732,517	12/31/2011	4,825,348	2,091,562	2,733,786
Loan	11	Canyon West	2.4%	TX	79407	2007	NAP	268,090	Sq. Ft.	117	L(24), YM1(92), O(4)	T-12 4/30/2012	4,143,807	1,228,930	2,914,877	12/31/2011	4,196,691	1,215,565	2,981,126
Loan	12	Montgomery Plaza	2.3%	TX	76107	2005	NAP	291,164	Sq. Ft.	106	L(25), D(91), O(4)					12/31/2011	4,724,525	2,096,312	2,628,213
Loan	13	Renaissance Centre	2.1%	DE	19801	2007	NAP	155,129	Sq. Ft.	181	L(49), D(67), O(4)	T-12 3/31/2012	3,251,478	967,378	2,284,100	12/31/2011	3,443,651	982,105	2,461,546
Loan	14	2770 Kingsbridge Terrace	0.4%	NY	10463	1927	2011	72	Units	79,167	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	825,360	362,528	462,832
Loan	15	2505 Aqueduct Avenue	0.4%	NY	10468	1928	2012	48	Units	101,563	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	668,180	248,318	419,862
Loan	16	2500 University Avenue	0.4%	NY	10468	1922	2012	57	Units	85,526	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	671,840	264,020	407,820
Loan	17	3215 Holland Avenue	0.3%	NY	10467	1929	2012	51	Units	86,765	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	573,480	212,500	360,980
Loan	18	686 Rosewood Street	0.2%	NY	10467	1928	2012	34	Units	92,647	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	429,792	164,352	265,440
Loan	19	3018 Heath Avenue	0.5%	NY	10463	1927	2012	87	Units	79,310	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	935,260	375,048	560,212
Loan	20	1576 Taylor Avenue	0.5%	NY	10460	1929	2012	71	Units	86,620	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	819,642	314,300	505,342
Loan	21	75 West 190th Street	0.4%	NY	10468	1928	2012	51	Units	109,804	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	719,144	265,086	454,058
Loan	22	2785 Sedgwick Avenue	0.3%	NY	10468	1928	2012	48	Units	79,688	L(26), YM1(30), O(4)	T-6 7/31/2012 Ann.	543,988	209,156	334,832
Loan	23	U-Haul Portfolio SAC 26	1.6%	Various	Various	Various	NAP	2,922	Units	7,172	L(26), D(91), O(3)	T-12 2/29/2012	3,778,486	989,848	2,788,637	12/31/2011	3,737,637	994,616	2,743,022
Property	23.01	U-Haul Candlestick	1.2%	CA	94124	1943	NAP	1,961	Units	8,157		T-12 2/29/2012	2,675,652	579,840	2,095,812	12/31/2011	2,635,069	584,714	2,050,355
Property	23.02	U-Haul South Orange	0.1%	FL	32806	1957, 1979, 1983	NAP	348	Units	5,167		T-12 2/29/2012	393,911	135,040	258,871	12/31/2011	394,880	135,630	259,250
Property	23.03	U-Haul Garey Avenue	0.1%	CA	91767	1958	NAP	304	Units	5,711		T-12 2/29/2012	355,221	143,796	211,425	12/31/2011	351,597	144,231	207,366
Property	23.04	U-Haul Pinellas Center	0.1%	FL	33765	1958, 1996	NAP	309	Units	4,615		T-12 2/29/2012	353,701	131,173	222,529	12/31/2011	356,091	130,041	226,051
Loan	24	Novartis Pharmaceuticals Building	1.6%	CA	94070	1950	1997	229,640	Sq. Ft.	91	L(49), D(68), O(3)					12/31/2011	2,991,800	248,219	2,743,581
Loan	25	Lakeside Centre I & II	1.6%	TX	75082	1986	2008	318,822	Sq. Ft.	65	L(26), D(90), O(4)					12/31/2011	6,580,597	3,520,311	3,060,286
Loan	26	Oakridge Court Shopping Center	1.6%	IL	60102	2008-2010	NAP	146,570	Sq. Ft.	140	L(26), D(90), O(4)					12/31/2011	2,316,957	794,474	1,522,483
Loan	27	Residence Inn Milwaukee	1.5%	WI	53203	2001	2008	131	Rooms	152,620	L(27), D(30), O(3)	T-12 2/29/2012	6,283,774	3,708,768	2,575,006	12/31/2011	6,190,994	3,685,748	2,505,246
Loan	28	GRM MA MD Portfolio	1.4%	Various	Various	Various	Various	474,216	Sq. Ft.	39	L(26), D(90), O(4)
Property	28.01	GRM Tarbay	0.7%	MD	20794	1989	NAP	210,000	Sq. Ft.	45
Property	28.02	GRM Shuman	0.7%	MA	02072	1984	1995	264,216	Sq. Ft.	35
Loan	29	280 North Bernardo	1.3%	CA	94043	1979	1996	106,460	Sq. Ft.	160	L(24), D(92), O(4)					12/31/2011	1,948,355	228,104	1,720,250
Loan	30	Miller Residential Portfolio	1.2%	IL	Various	Various	Various	82	Units	193,708	L(25), D(93), O(2)	T-12 4/30/2012	1,885,169	428,001	1,457,168	12/31/2011	1,865,255	423,485	1,441,770
Property	30.01	5054 North Winthrop Avenue	0.3%	IL	60640	1927	2009	48	Units	86,146		T-12 4/30/2012	482,343	96,703	385,640	12/31/2011	473,505	89,986	383,519
Property	30.02	2401-2409 West North Avenue	0.2%	IL	60647	1909	2004	10	Units	244,313		T-12 4/30/2012	314,437	70,850	243,587	12/31/2011	306,940	67,148	239,792
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%	IL	60622	1891	2007	8,500	Sq. Ft.	248		T-12 4/30/2012	277,935	46,299	231,636	12/31/2011	278,159	45,542	232,617
Property	30.04	4217 West Irving Park Road	0.2%	IL	60641	1918	2006	12	Units	166,523		T-12 4/30/2012	221,102	38,484	182,618	12/31/2011	216,308	37,815	178,493
Property	30.05	3328 North Clark Street	0.1%	IL	60657	1888	2007	7	Units	276,091		T-12 4/30/2012	219,508	71,871	147,637	12/31/2011	221,392	80,858	140,534
Property	30.06	2636-2638 North Halsted Street	0.1%	IL	60614	1886	2001	5	Units	352,981		T-12 4/30/2012	178,005	59,633	118,372	12/31/2011	179,737	59,737	120,000
Property	30.07	1444 North Wells Street	0.1%	IL	60610	1880	2001	1,200	Sq. Ft.	808		T-12 4/30/2012	119,133	31,496	87,637	12/31/2011	116,814	31,126	85,688
Property	30.08	3404 North Southport Avenue	0.0%	IL	60657	2009	NAP	1,800	Sq. Ft.	296		T-12 4/30/2012	72,706	12,665	60,041	12/31/2011	72,400	11,273	61,127
Loan	31	Shreve City Shopping Center	1.1%	LA	71105	1961	2006-2008	340,926	Sq. Ft.	42	L(35), D(80), O(5)	T-12 2/29/2012	2,579,595	699,320	1,880,275	12/31/2011	2,541,282	683,099	1,858,183
Loan	32	River Street Apartment Portfolio (23)	1.0%	MA	Various	Various	Various	161	Units	83,758	L(24), D(93), O(3)	T-12 5/31/2012	2,090,392	809,551	1,280,841	12/31/2011	2,077,081	842,287	1,234,794
Property	32.01	103-109 Broad Street	0.4%	MA	01902	1900	2002	62	Units	83,468		T-12 5/31/2012	833,360	317,296	516,064	12/31/2011	830,535	353,516	477,019
Property	32.02	10-20 Thorn Street	0.2%	MA	02136	1960	1980	32	Units	96,875		T-12 5/31/2012	426,501	147,726	278,775	12/31/2011	413,407	150,407	263,000
Property	32.03	430 River Street	0.2%	MA	02126	1940	1975	32	Units	81,250		T-12 5/31/2012	401,920	160,579	241,341	12/31/2011	393,946	161,538	232,408
Property	32.04	1-19 River Terrace	0.1%	MA	02136	1965	1980	20	Units	67,500		T-12 5/31/2012	216,428	98,990	117,438	12/31/2011	226,135	97,073	129,062
Property	32.05	720 River Street	0.1%	MA	02136	1965	1980	15	Units	84,000		T-12 5/31/2012	212,183	84,960	127,223	12/31/2011	213,058	79,753	133,305
Loan	33	Embassy Suites Valencia	1.0%	CA	91355	2007	NAP	156	Rooms	86,271	L(26), D(9), O(25)	T-12 3/31/2012	5,957,835	4,293,487	1,664,348	12/31/2011	5,995,647	4,412,523	1,583,124
Loan	34	Hilton Garden Inn Riverhead	1.0%	NY	11901	2008	NAP	114	Rooms	115,789	L(35), D(81), O(4)	T-12 5/31/2012	4,800,109	3,247,946	1,552,163	12/31/2011	4,815,627	3,140,833	1,674,794
Loan	35	29 Prince Street	0.5%	NY	10012	2002	NAP	6	Units	1,166,667	L(26), YM1(90), O(4)					12/31/2011	625,834	190,430	435,404
Loan	36	232 Mott Street	0.5%	NY	10012	2006	NAP	6	Units	1,000,000	L(26), YM1(90), O(4)					12/31/2011	579,663	98,978	480,685
Loan	37	Greens Crossroads	1.0%	TX	77067	1982	2005	148,387	Sq. Ft.	86	L(49), D(68), O(3)	T-12 4/30/2012	1,612,602	380,131	1,232,471	12/31/2011	1,610,280	379,404	1,230,876
Loan	38	Silvercrest at Deer Creek	0.9%	KS	66213	1994, 2005	2005	119	Units	97,199	L(27), D(89), O(4)	T-12 2/29/2012	4,068,389	2,504,123	1,564,267	12/31/2011	3,955,323	2,464,272	1,491,051
Loan	39	Hotel Indigo Houston	0.8%	TX	77056	2000	2006	131	Rooms	81,423	L(49), D(68), O(3)	T-12 6/30/2012	4,403,383	2,849,473	1,553,910	12/31/2011	4,195,245	2,853,899	1,341,346
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	MA	Various	Various	Various	110	Units	89,636	L(24), D(93), O(3)	T-12 5/31/2012	1,564,360	577,302	987,058	12/31/2011	1,518,688	614,061	904,627
Property	40.01	24 Mount Vernon Street	0.2%	MA	01901	1932	2007	48	Units	66,667		T-12 5/31/2012	483,272	221,813	261,459	12/31/2011	492,598	232,394	260,204
Property	40.02	1-3 Howland Street	0.2%	MA	02121	1920	1972	28	Units	114,286		T-12 5/31/2012	536,062	171,300	364,762	12/31/2011	508,737	192,697	316,040
Property	40.03	731-733 River Street	0.2%	MA	02136	1965	2003	21	Units	110,000		T-12 5/31/2012	298,323	101,626	196,697	12/31/2011	282,986	108,331	174,655
Property	40.04	247 Walnut Street	0.1%	MA	02119	1920	1972	13	Units	88,462		T-12 5/31/2012	246,703	82,563	164,140	12/31/2011	234,367	80,639	153,728
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	TN	38115	1985	NAP	384	Units	25,462	L(49), D(68), O(3)	T-12 3/31/2012	2,756,773	1,787,191	969,582	12/31/2011	2,711,385	1,779,449	931,936
Property	41.01	Hickory Farm	0.4%	TN	38115	1985	NAP	200	Units	26,439		T-12 3/31/2012	1,394,737	848,477	546,260	12/31/2011	1,371,878	842,507	529,371
Property	41.02	Crossings at Fox Meadows	0.3%	TN	38115	1985	NAP	184	Units	24,400		T-12 3/31/2012	1,362,036	938,714	423,322	12/31/2011	1,339,507	936,942	402,565
Loan	42	Rothschild Portfolio A	0.7%	MO	Various	Various	Various	94,664	Sq. Ft.	100	L(25), D(91), O(4)	T-12 4/30/2012	1,467,515	404,086	1,063,429	12/31/2011	1,444,966	421,227	1,023,739
Property	42.01	387-399 North Euclid Avenue	0.2%	MO	63108	1905	Various	17,632	Sq. Ft.	152		T-12 4/30/2012	445,685	115,643	330,042	12/31/2011	412,915	119,725	293,190
Property	42.02	8-16 North Meramec Avenue	0.1%	MO	63105	1927	Various	13,619	Sq. Ft.	140		T-12 4/30/2012	242,561	64,098	178,464	12/31/2011	244,171	63,717	180,454
Property	42.03	6301 Delmar	0.1%	MO	63130	1920	Various	9,217	Sq. Ft.	129		T-12 4/30/2012	146,962	34,007	112,955	12/31/2011	144,740	42,343	102,397
Property	42.04	400-408 North Euclid Avenue	0.1%	MO	63108	1903	Various	15,342	Sq. Ft.	65		T-12 4/30/2012	195,312	86,519	108,793	12/31/2011	192,972	81,650	111,322
Property	42.05	3217-3225 Olive Street	0.1%	MO	63103	1897	Various	9,441	Sq. Ft.	78		T-12 4/30/2012	101,953	22,278	79,675	12/31/2011	102,537	23,404	79,133
Property	42.06	1000 Sidney Street	0.0%	MO	63104	1897	Various	4,150	Sq. Ft.	108		T-12 4/30/2012	70,370	8,915	61,455	12/31/2011	68,621	10,453	58,168
Property	42.07	4144-4146 Manchester Avenue	0.0%	MO	63110	1918	2008	3,500	Sq. Ft.	106		T-12 4/30/2012	63,355	7,619	55,737	12/31/2011	66,287	8,663	57,624
Property	42.08	4052-4060 Chouteau Avenue	0.0%	MO	63110	1910	Various	2,800	Sq. Ft.	120		T-12 4/30/2012	59,001	5,343	53,658	12/31/2011	57,797	6,120	51,677
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%	MO	63139	1912	2003	2,730	Sq. Ft.	110		T-12 4/30/2012	46,640	9,370	37,270	12/31/2011	45,399	10,232	35,167
Property	42.1	4000 Potomac	0.0%	MO	63116	1927	Various	3,220	Sq. Ft.	65		T-12 4/30/2012	34,770	7,037	27,733	12/31/2011	34,538	7,593	26,945
Property	42.11	1800 South 10th Street	0.0%	MO	63104	1885	Various	2,938	Sq. Ft.	66		T-12 4/30/2012	5,825	7,129	-1,304	12/31/2011	18,349	10,126	8,223
Property	42.12	12-14 North Newstead	0.0%	MO	63108	1905	Various	10,075	Sq. Ft.	12		T-12 4/30/2012	55,080	36,129	18,951	12/31/2011	56,640	37,201	19,439
Loan	43	Colonial Acres MHP	0.7%	FL	33150	1965	2012	296	Pads	30,784	L(28), D(88), O(4)	T-12 2/29/2012	2,096,315	898,761	1,197,554	12/31/2011	2,046,981	900,899	1,146,082
Loan	44	Royal St. Charles	0.7%	LA	70130	1974	2012	143	Rooms	62,688	L(27), YM1(32), O(1)	T-12 2/29/2012	3,619,643	2,142,469	1,477,174	12/31/2011	3,409,182	2,087,321	1,321,861
Loan	45	HGI Starkville	0.7%	MS	39759	2009	NAP	105	Rooms	83,333	L(49), D(68), O(3)	T-12 3/31/2012	3,590,453	1,986,862	1,603,591	12/31/2011	3,489,633	1,886,506	1,603,127
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	MA	Various	Various	Various	95	Units	91,105	L(24), D(93), O(3)	T-12 5/31/2012	1,331,143	462,356	868,787	12/31/2011	1,333,694	468,593	865,101
Property	46.01	1037 River Street	0.2%	MA	02136	1970	1980	32	Units	90,625		T-12 5/31/2012	436,502	149,720	286,782	12/31/2011	442,002	171,421	270,581
Property	46.02	1045 River Street	0.2%	MA	02136	1970	1980	32	Units	90,625		T-12 5/31/2012	448,897	149,868	299,029	12/31/2011	446,318	130,579	315,739
Property	46.03	9-15 Ruggles Street	0.1%	MA	02119	1889	1990	15	Units	100,000		T-12 5/31/2012	219,879	86,693	133,186	12/31/2011	223,378	86,351	137,027
Property	46.04	1 Rosa Street	0.1%	MA	02136	1965	1980	16	Units	84,688		T-12 5/31/2012	225,865	76,075	149,790	12/31/2011	221,996	80,242	141,754
Loan	47	Sterling Hills Apartments	0.6%	TN	37601	1980, 1988	2002-2004	216	Units	39,352	L(49), D(67), O(4)	T-12 6/30/2012	1,435,266	615,968	819,298	12/31/2011	1,463,174	617,673	845,501
Loan	48	Green Oak Village Place II	0.6%	MI	48116	2007	NAP	164,645	Sq. Ft.	51	L(27), D(89), O(4)	T-12 2/29/2012	1,851,070	1,079,083	771,987	12/31/2011	1,721,546	1,095,972	625,574
Loan	49	Market Place at Oxnard	0.6%	CA	93036	1990, 1992-1993	NAP	63,508	Sq. Ft.	129	L(28), D(88), O(4)	T-12 1/31/2012	1,487,675	788,027	699,648	12/31/2011	1,495,397	791,151	704,246
Loan	50	Klein Crossing Shopping Center	0.6%	TX	77379	2002-2005	NAP	47,343	Sq. Ft.	157	L(27), D(91), O(2)	T-12 2/29/2012	1,108,452	408,327	700,125	12/31/2011	1,079,750	406,357	673,393
Loan	51	Legacy Park Office	0.5%	TX	77064	2008	NAP	48,163	Sq. Ft.	148	L(25), D(90), O(5)					12/31/2011	1,167,682	391,601	776,081
Loan	52	Mountain Center of Avon	0.5%	CO	81620	1987	2005-2006	70,314	Sq. Ft.	101	L(26), D(91), O(3)	T-12 3/31/2012	1,067,424	501,855	565,569	12/31/2011	1,138,343	492,972	645,371
Loan	53	400 North State Street	0.5%	IL	60654	1910	1998, 2008-2010	38,249	Sq. Ft.	183	L(25), YM1(92), O(3)					12/31/2011	985,995	390,784	595,211
Loan	54	Crossville Village	0.5%	GA	30076	1978	2004	60,478	Sq. Ft.	107	L(24), D(93), O(3)	T-12 5/31/2012	1,053,247	264,813	788,435	12/31/2011	975,609	261,429	714,180
Loan	55	Waterside Marketplace	0.4%	TX	77407	2009	NAP	29,881	Sq. Ft.	198	L(49), D(67), O(4)					12/31/2011	932,753	253,123	679,630
Loan	56	Nottingham Apartments	0.4%	MI	49009	1970	2011-2012	283	Units	20,660	L(28), D(88), O(4)
Loan	57	1055 Grand Concourse	0.4%	NY	10452	1918	2011-2012	54	Units	101,852	L(25), YM1(31), O(4)	T-12 5/31/2012	749,072	284,901	464,171	12/31/2011	685,847	281,972	403,875
Loan	58	Rothschild Portfolio B	0.4%	MO	63108	Various	2011	31,027	Sq. Ft.	164	L(25), D(91), O(4)	T-12 4/30/2012	560,922	107,211	453,711	12/31/2011	466,611	105,339	361,272
Property	58.01	2-10 Maryland Plaza	0.3%	MO	63108	1916	2011	18,745	Sq. Ft.	181		T-12 4/30/2012	317,140	60,793	256,347	12/31/2011	241,897	55,291	186,606
Property	58.02	325-339 North Euclid Avenue	0.1%	MO	63108	1901	2011	12,282	Sq. Ft.	138		T-12 4/30/2012	243,782	46,418	197,364	12/31/2011	224,714	50,048	174,666
Loan	59	Eastgate Medical Office	0.3%	OH	45245	1999	2012	27,708	Sq. Ft.	155	L(49), D(68), O(3)
Loan	60	Avalon MHP	0.3%	CA	92509	1965	NAP	110	Pads	38,904	L(29), D(87), O(4)					12/31/2011	749,822	343,075	406,748
Loan	61	Walgreens Knoxville	0.3%	TN	37912	2000	NAP	14,112	Sq. Ft.	295	L(27), D(91), O(2)
Loan	62	305 Bedford Park Boulevard	0.2%	NY	10458	1911	2010	32	Units	96,875	L(25), YM1(31), O(4)	T-12 5/31/2012	473,680	189,065	284,615	12/31/2011	416,240	190,593	225,647
Loan	63	Mar-Mel-Go Apartments	0.2%	GA	31636	2009	NAP	70	Units	42,787	L(26), D(92), O(2)	T-12 3/31/2012	550,333	148,202	402,131	12/31/2011	504,270	137,555	366,715
Loan	64	Dollar General - Orange City	0.1%	FL	32763	2012	NAP	9,026	Sq. Ft.	88	YM(26), DorYM(90), O(4)

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	2010 Operating	2010	2010	2010	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Property Flag	ID	Property Name	Balance	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)	Debt Yield (10)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration (14)
Loan	1	1055 West 7th Street	8.9%	12/31/2010	14,110,077	5,379,166	8,730,912	9.7%	8.9%	16,006,895	16,967,306	5,579,982	11,387,323	150,001	738,442	10,498,880	Fee Simple
Loan	2	77 K Street	8.3%					10.0%	9.5%	15,032,882	16,843,537	5,851,995	10,991,542	98,054	403,204	10,490,283	Fee Simple
Loan	3	260 and 261 Madison Avenue (22)	7.9%	12/31/2010	41,710,160	19,066,485	22,643,675	10.2%	9.5%	43,351,805	44,529,796	20,871,984	23,657,812	269,948	1,384,916	22,002,948	Fee Simple
Loan	4	520 Eighth Avenue	7.9%	12/31/2010	23,182,138	10,839,780	12,342,358	13.5%	12.6%	22,308,043	25,280,213	11,162,968	14,117,245	128,943	761,079	13,227,222	Fee Simple
Loan	5	Chicago Ridge Mall	6.1%	12/31/2010	19,284,109	9,138,601	10,145,508	13.5%	12.8%	11,033,181	21,193,408	10,404,407	10,789,002	136,540	445,355	10,207,107	Fee Simple
Loan	6	Crossgates Mall (22)	5.4%	12/31/2010	42,744,482	14,358,849	28,385,633	9.5%	9.1%	30,721,177	43,393,603	14,839,965	28,553,638	283,995	1,042,447	27,227,197	Fee Simple
Loan	7	500 Delaware Avenue (23)	5.3%	12/31/2010	9,302,795	2,824,212	6,478,582	10.4%	9.7%	11,390,599	10,722,728	3,487,616	7,235,112	74,244	375,687	6,785,181	Fee Simple
Loan	8	GSA New Orleans	2.7%	12/31/2010	4,471,870	1,050,043	3,421,827	10.5%	10.4%	4,879,420	4,887,954	1,099,301	3,788,652	39,417		3,749,236	Fee Simple
Loan	9	Lakeside Square	2.6%	12/31/2010	7,462,279	2,929,912	4,532,367	13.7%	12.2%	7,643,696	7,969,933	3,174,769	4,795,164	80,624	443,807	4,270,733	Fee Simple
Loan	10	Sentry Park West	2.4%	12/31/2010	5,381,339	2,100,582	3,280,758	10.5%	9.7%	5,510,394	5,463,102	2,166,023	3,297,079	68,447	169,789	3,058,843	Fee Simple
Loan	11	Canyon West	2.4%	12/31/2010	4,103,409	1,213,829	2,889,580	10.4%	9.8%	3,830,497	4,516,391	1,254,418	3,261,973	40,214	148,534	3,073,226	Fee Simple
Loan	12	Montgomery Plaza	2.3%	12/31/2010	5,139,731	2,351,775	2,787,956	12.4%	11.7%	5,018,409	6,191,161	2,360,724	3,830,436	43,675	158,071	3,628,691	Fee Simple
Loan	13	Renaissance Centre	2.1%	12/31/2010	3,025,424	891,523	2,133,901	10.3%	9.7%	4,328,369	4,056,774	1,168,909	2,887,865	31,026	124,433	2,732,406	Fee Simple
Loan	14	2770 Kingsbridge Terrace	0.4%					8.8%	8.5%	865,499	864,044	377,697	486,347	18,000		468,347	Fee Simple
Loan	15	2505 Aqueduct Avenue	0.4%					8.8%	8.5%	700,404	680,592	237,886	442,707	12,000		430,707	Fee Simple
Loan	16	2500 University Avenue	0.4%					8.8%	8.5%	709,365	688,084	253,363	434,721	14,250		420,471	Fee Simple
Loan	17	3215 Holland Avenue	0.3%					8.8%	8.5%	619,123	600,550	217,999	382,550	12,750		369,800	Fee Simple
Loan	18	686 Rosewood Street	0.2%					8.8%	8.5%	353,678	434,867	166,403	268,465	8,500		259,965	Fee Simple
Loan	19	3018 Heath Avenue	0.5%					8.8%	8.5%	991,847	962,092	368,802	593,290	21,750		571,540	Fee Simple
Loan	20	1576 Taylor Avenue	0.5%					8.8%	8.5%	874,008	847,788	310,427	537,361	17,750		519,611	Fee Simple
Loan	21	75 West 190th Street	0.4%					8.8%	8.5%	706,015	740,066	260,637	479,429	12,750		466,679	Fee Simple
Loan	22	2785 Sedgwick Avenue	0.3%					8.8%	8.5%	591,151	573,416	213,661	359,755	12,000		347,755	Fee Simple
Loan	23	U-Haul Portfolio SAC 26	1.6%	12/31/2010	3,613,795	963,769	2,650,026	12.1%	11.3%	3,792,947	3,616,331	1,073,986	2,542,346	176,828		2,365,518	Fee Simple
Property	23.01	U-Haul Candlestick	1.2%	12/31/2010	2,526,907	553,300	1,973,606			2,676,803	2,547,791	606,806	1,940,985	96,831		1,844,154	Fee Simple
Property	23.02	U-Haul South Orange	0.1%	12/31/2010	359,940	135,635	224,305			362,131	379,652	146,885	232,767	31,134		201,634	Fee Simple
Property	23.03	U-Haul Garey Avenue	0.1%	12/31/2010	357,794	137,543	220,252			348,538	329,790	157,198	172,592	39,274		133,318	Fee Simple
Property	23.04	U-Haul Pinellas Center	0.1%	12/31/2010	369,154	137,291	231,863			405,475	359,098	163,096	196,002	9,590		186,412	Fee Simple
Loan	24	Novartis Pharmaceuticals Building	1.6%	12/31/2010	2,917,208	340,599	2,576,609	14.0%	12.4%	3,182,810	3,395,764	487,072	2,908,692	45,928	287,050	2,575,714	Fee Simple
Loan	25	Lakeside Centre I & II	1.6%	12/31/2010	6,421,209	3,372,723	3,048,486	13.8%	12.4%	4,855,848	6,342,340	3,494,766	2,847,574	63,764	223,175	2,560,634	Fee Simple
Loan	26	Oakridge Court Shopping Center	1.6%	12/31/2010	2,076,013	815,737	1,260,276	9.3%	9.1%	2,179,283	2,643,456	728,395	1,915,062	22,003	29,343	1,863,716	Fee Simple
Loan	27	Residence Inn Milwaukee	1.5%	12/31/2010	5,640,961	3,382,266	2,258,695	11.8%	10.6%	5,530,892	6,007,028	3,640,482	2,366,545	240,281		2,126,264	Fee Simple
Loan	28	GRM MA MD Portfolio	1.4%					10.4%	9.0%	2,306,509	2,594,718	654,468	1,940,250	92,270	160,109	1,687,872	Fee Simple
Property	28.01	GRM Tarbay	0.7%														Fee Simple
Property	28.02	GRM Shuman	0.7%														Fee Simple
Loan	29	280 North Bernardo	1.3%	12/31/2010	1,881,698	227,887	1,653,811	10.9%	10.3%	1,993,680	2,161,841	307,575	1,854,265	21,292	79,845	1,753,128	Fee Simple
Loan	30	Miller Residential Portfolio	1.2%	12/31/2010	1,581,710	323,574	1,258,134	9.0%	8.6%	1,869,501	1,931,091	504,975	1,426,116	33,945	22,153	1,370,018	Fee Simple
Property	30.01	5054 North Winthrop Avenue	0.3%	12/31/2010	255,497	55,129	200,368			450,900	474,093	138,294	335,799	17,520		318,279	Fee Simple
Property	30.02	2401-2409 West North Avenue	0.2%	12/31/2010	285,870	60,146	225,724			308,124	299,836	81,583	218,253	4,380	7,357	206,516	Fee Simple
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%	12/31/2010	275,890	43,772	232,117			267,439	300,044	57,005	243,039	730	6,948	235,361	Fee Simple
Property	30.04	4217 West Irving Park Road	0.2%	12/31/2010	197,383	29,788	167,595			249,960	218,577	63,367	155,210	4,745	2,779	147,685	Fee Simple
Property	30.05	3328 North Clark Street	0.1%	12/31/2010	220,692	48,760	171,933			225,248	235,052	61,888	173,164	2,920	981	169,263	Fee Simple
Property	30.06	2636-2638 North Halsted Street	0.1%	12/31/2010	171,817	51,733	120,083			183,000	195,421	56,281	139,140	2,190	1,635	135,315	Fee Simple
Property	30.07	1444 North Wells Street	0.1%	12/31/2010	111,728	25,963	85,765			112,566	127,589	31,109	96,480	1,095	981	94,404	Fee Simple
Property	30.08	3404 North Southport Avenue	0.0%	12/31/2010	62,833	8,284	54,549			72,264	80,479	15,448	65,031	365	1,471	63,195	Fee Simple
Loan	31	Shreve City Shopping Center	1.1%	12/31/2010	2,410,266	686,108	1,724,158	13.6%	11.5%	2,411,767	2,679,108	735,539	1,943,569	81,822	221,351	1,640,396	Fee Simple
Loan	32	River Street Apartment Portfolio (23)	1.0%	12/31/2010	2,077,943	903,940	1,174,003	9.4%	9.0%	2,466,360	2,071,926	808,995	1,262,931	48,300		1,214,631	Fee Simple
Property	32.01	103-109 Broad Street	0.4%	12/31/2010	796,906	390,050	406,856			845,760	821,054	316,927	504,127	18,600		485,527	Fee Simple
Property	32.02	10-20 Thorn Street	0.2%	12/31/2010	409,864	166,621	243,243			552,600	426,501	147,725	278,776	9,600		269,176	Fee Simple
Property	32.03	430 River Street	0.2%	12/31/2010	403,451	166,721	236,730			460,800	395,760	160,394	235,366	9,600		225,766	Fee Simple
Property	32.04	1-19 River Terrace	0.1%	12/31/2010	251,005	90,637	160,368			346,200	216,428	98,989	117,439	6,000		111,439	Fee Simple
Property	32.05	720 River Street	0.1%	12/31/2010	216,717	89,911	126,806			261,000	212,183	84,960	127,223	4,500		122,723	Fee Simple
Loan	33	Embassy Suites Valencia	1.0%	12/31/2010	5,413,413	3,996,412	1,417,001	12.7%	10.9%	5,055,757	5,963,793	4,254,150	1,709,643	238,552		1,471,091	Fee Simple
Loan	34	Hilton Garden Inn Riverhead	1.0%	12/31/2010	4,757,079	3,014,800	1,742,279	11.7%	10.2%	4,073,233	4,800,109	3,261,131	1,538,978	192,004		1,346,973	Leasehold	7/20/2111
Loan	35	29 Prince Street	0.5%	12/31/2010	590,849	181,949	408,900	7.5%	7.4%	499,444	840,950	271,915	569,036	1,676	1,582	565,777	Fee Simple
Loan	36	232 Mott Street	0.5%	12/31/2010	597,030	97,519	499,510	7.5%	7.4%	393,927	590,221	186,809	403,412	1,490	1,200	400,722	Fee Simple
Loan	37	Greens Crossroads	1.0%	12/31/2010	1,575,300	357,545	1,217,755	9.9%	9.1%	1,393,979	1,628,909	374,006	1,254,903	22,258	74,194	1,158,451	Fee Simple
Loan	38	Silvercrest at Deer Creek	0.9%	12/31/2010	3,535,626	2,415,026	1,120,600	13.4%	13.1%	4,347,216	4,068,389	2,519,311	1,549,078	35,700		1,513,378	Fee Simple
Loan	39	Hotel Indigo Houston	0.8%	12/31/2010	3,860,326	2,811,876	1,048,450	14.0%	12.3%	3,686,721	4,391,353	2,899,046	1,492,307	175,654		1,316,653	Fee Simple
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	12/31/2010	1,405,068	637,740	767,328	9.7%	9.4%	1,675,300	1,534,605	576,411	958,194	33,000		925,194	Fee Simple
Property	40.01	24 Mount Vernon Street	0.2%	12/31/2010	450,029	255,806	194,223			649,900	483,272	221,814	261,458	14,400		247,058	Fee Simple
Property	40.02	1-3 Howland Street	0.2%	12/31/2010	485,979	165,113	320,866			454,080	513,358	170,618	342,740	8,400		334,340	Fee Simple
Property	40.03	731-733 River Street	0.2%	12/31/2010	270,493	118,088	152,405			365,400	298,323	101,627	196,696	6,300		190,396	Fee Simple
Property	40.04	247 Walnut Street	0.1%	12/31/2010	198,567	98,733	99,834			205,920	239,652	82,353	157,299	3,900		153,399	Fee Simple
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	12/31/2010	2,602,813	1,587,548	1,015,265	10.4%	9.1%	2,935,594	2,756,773	1,738,336	1,018,437	124,568		893,869	Fee Simple
Property	41.01	Hickory Farm	0.4%	12/31/2010	1,342,497	746,872	595,625			1,507,690	1,394,737	830,755	563,982	69,000		494,982	Fee Simple
Property	41.02	Crossings at Fox Meadows	0.3%	12/31/2010	1,260,316	840,676	419,640			1,427,904	1,362,036	907,580	454,456	55,568		398,888	Fee Simple
Loan	42	Rothschild Portfolio A	0.7%	12/31/2010	1,335,175	389,417	945,758	11.7%	10.4%	1,516,232	1,522,299	416,119	1,106,180	22,925	94,664	988,591	Fee Simple
Property	42.01	387-399 North Euclid Avenue	0.2%	12/31/2010	382,950	108,815	274,135			415,247	438,307	113,215	325,092	3,526	17,632	303,933	Fee Simple
Property	42.02	8-16 North Meramec Avenue	0.1%	12/31/2010	213,834	57,686	156,148			230,195	269,577	63,605	205,972	2,724	13,617	189,631	Fee Simple
Property	42.03	6301 Delmar	0.1%	12/31/2010	131,530	43,163	88,367			171,699	162,224	41,111	121,113	2,941	9,217	108,954	Fee Simple
Property	42.04	400-408 North Euclid Avenue	0.1%	12/31/2010	196,676	79,074	117,602			211,563	199,653	85,575	114,078	3,068	15,343	95,667	Fee Simple
Property	42.05	3217-3225 Olive Street	0.1%	12/31/2010	108,010	22,947	85,063			100,352	111,979	24,551	87,428	3,493	9,441	74,494	Fee Simple
Property	42.06	1000 Sidney Street	0.0%	12/31/2010	67,703	9,398	58,305			62,988	68,154	9,214	58,940	1,328	4,150	53,462	Fee Simple
Property	42.07	4144-4146 Manchester Avenue	0.0%	12/31/2010	17,300	4,883	12,417			48,000	51,984	7,502	44,482	700	3,500	40,282	Fee Simple
Property	42.08	4052-4060 Chouteau Avenue	0.0%	12/31/2010	41,050	5,056	35,994			43,752	46,600	5,579	41,020	560	2,800	37,660	Fee Simple
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%	12/31/2010	47,667	9,571	38,096			39,044	44,421	12,153	32,268	1,338	2,731	28,199	Fee Simple
Property	42.1	4000 Potomac	0.0%	12/31/2010	34,079	6,757	27,322			31,110	32,430	9,786	22,644	644	3,220	18,780	Fee Simple
Property	42.11	1800 South 10th Street	0.0%	12/31/2010	25,901	6,554	19,347			30,282	35,170	7,094	28,076	588	2,938	24,551	Fee Simple
Property	42.12	12-14 North Newstead	0.0%	12/31/2010	68,475	35,513	32,962			132,000	61,800	36,734	25,066	2,015	10,075	12,977	Fee Simple
Loan	43	Colonial Acres MHP	0.7%	12/31/2010	1,948,770	867,500	1,081,270	12.2%	12.0%	1,998,380	1,996,396	889,058	1,107,338	14,800		1,092,538	Fee Simple
Loan	44	Royal St. Charles	0.7%	12/31/2010	2,906,888	2,115,542	791,346	14.4%	12.8%	3,165,212	3,619,643	2,327,645	1,291,998	144,786		1,147,212	Fee Simple
Loan	45	HGI Starkville	0.7%	12/31/2010	3,476,480	1,874,096	1,602,384	15.1%	13.5%	3,036,899	3,590,453	2,265,437	1,325,016	143,618		1,181,398	Fee Simple
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	12/31/2010	1,308,721	481,068	827,653	9.8%	9.5%	1,543,422	1,312,854	461,804	851,050	28,500		822,550	Fee Simple
Property	46.01	1037 River Street	0.2%	12/31/2010	428,242	160,417	267,825			516,000	434,918	149,673	285,245	9,600		275,645	Fee Simple
Property	46.02	1045 River Street	0.2%	12/31/2010	439,543	155,059	284,484			523,560	441,062	149,632	291,430	9,600		281,830	Fee Simple
Property	46.03	9-15 Ruggles Street	0.1%	12/31/2010	233,138	83,967	149,171			246,461	219,879	86,691	133,188	4,500		128,688	Fee Simple
Property	46.04	1 Rosa Street	0.1%	12/31/2010	207,798	81,625	126,173			257,401	216,995	75,808	141,187	4,800		136,387	Fee Simple
Loan	47	Sterling Hills Apartments	0.6%	12/31/2010	1,443,215	584,342	858,873	9.9%	9.1%	1,529,890	1,435,267	595,709	839,558	64,800		774,758	Fee Simple
Loan	48	Green Oak Village Place II	0.6%	12/31/2010	1,610,024	1,065,317	544,707	10.2%	9.6%	1,444,036	1,984,876	1,117,663	867,214	12,389	37,559	817,265	Fee Simple
Loan	49	Market Place at Oxnard	0.6%	12/31/2010	1,417,316	490,680	926,636	10.6%	9.8%	1,059,776	1,322,069	453,305	868,764	13,789	53,428	801,547	Fee Simple
Loan	50	Klein Crossing Shopping Center	0.6%	12/31/2010	1,071,440	450,852	620,588	9.4%	8.7%	844,260	1,114,266	412,845	701,421	9,469	47,067	644,885	Fee Simple
Loan	51	Legacy Park Office	0.5%	12/31/2010	674,106	340,337	333,769	10.7%	10.0%	984,495	1,229,193	469,020	760,172	9,633	37,697	712,843	Fee Simple
Loan	52	Mountain Center of Avon	0.5%	12/31/2010	1,286,124	508,621	777,503	10.6%	10.0%	1,075,911	1,265,047	510,874	754,173	15,315	34,059	704,799	Fee Simple
Loan	53	400 North State Street	0.5%	12/31/2010	571,939	335,530	236,408	13.4%	12.1%	1,040,707	1,319,516	383,234	936,283	8,941	83,329	844,013	Fee Simple
Loan	54	Crossville Village	0.5%	12/31/2010	909,374	251,460	657,914	12.2%	11.7%	988,953	1,065,891	277,059	788,833	9,072	26,055	753,706	Fee Simple
Loan	55	Waterside Marketplace	0.4%	12/31/2010	856,815	245,427	611,388	11.3%	10.7%	738,200	930,266	265,303	664,963	4,479	28,678	631,806	Fee Simple
Loan	56	Nottingham Apartments	0.4%					12.8%	11.6%	2,014,080	1,821,082	1,071,826	749,256	71,599		677,657	Fee Simple
Loan	57	1055 Grand Concourse	0.4%					8.8%	8.5%	800,026	776,025	292,355	483,670	13,500		470,170	Fee Simple
Loan	58	Rothschild Portfolio B	0.4%	12/31/2010	252,505	100,850	151,655	10.1%	9.3%	603,161	617,233	104,306	512,927	7,257	31,027	474,644	Fee Simple
Property	58.01	2-10 Maryland Plaza	0.3%	12/31/2010	196,107	51,728	144,379			375,200	384,732	58,804	325,929	4,950	18,745	302,234	Fee Simple
Property	58.02	325-339 North Euclid Avenue	0.1%	12/31/2010	56,398	49,122	7,276			227,961	232,501	45,502	186,999	2,306	12,282	172,410	Fee Simple
Loan	59	Eastgate Medical Office	0.3%					11.8%	11.4%	548,328	724,429	218,295	506,134	7,758	7,771	490,605	Fee Simple
Loan	60	Avalon MHP	0.3%	12/31/2010	724,739	330,015	394,724	9.7%	9.6%	630,669	759,023	343,009	416,013	6,930		409,083	Fee Simple
Loan	61	Walgreens Knoxville	0.3%					11.9%	11.5%	529,000	542,525	46,580	495,945	1,411	15,708	478,826	Fee Simple
Loan	62	305 Bedford Park Boulevard	0.2%					9.6%	9.3%	505,049	489,898	193,706	296,191	9,312		286,879	Fee Simple
Loan	63	Mar-Mel-Go Apartments	0.2%	12/31/2010	428,585	122,027	306,558	12.1%	11.6%	574,680	546,081	182,417	363,664	17,500		346,164	Fee Simple
Loan	64	Dollar General - Orange City	0.1%					12.4%	11.8%	103,364	100,263	1,003	99,260	903	4,513	93,845	Fee Simple

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Ground Lease			Lease			Lease
Property Flag	ID	Property Name	Balance	Extension Terms (14)	Largest Tenant (15)(16)	SF	Expiration (16)	2nd Largest Tenant (15)(16)(17)	SF	Expiration (16)	3rd Largest Tenant (15)(16)	SF
Loan	1	1055 West 7th Street	8.9%		L.A. Care	156,139	11/30/2021	Morris Polich & Purdy	47,413	04/30/2016	Los Angeles County Bar Association	39,829
Loan	2	77 K Street	8.3%		Internal Revenue Service	166,770	12/31/2020	CQ-Roll Call, Inc.	71,493	03/31/2023	Federal Retirement Thrift Investment Board	61,102
Loan	3	260 and 261 Madison Avenue (22)	7.9%		McLaughlin & Stern	108,977	12/31/2021	Primedia, Inc.	71,000	11/30/2017	Hanesbrands, Inc.	54,659
Loan	4	520 Eighth Avenue	7.9%		ASPCA	57,000	12/31/2026	The Mason Tenders District Council Welfare Fund	48,395	02/28/2018	Selfhelp Community Services, Inc.	45,000
Loan	5	Chicago Ridge Mall	6.1%		Carson Pirie Scott & Co.	154,000	01/31/2014	Bed, Bath & Beyond	40,882	01/31/2021	AMC Theatres	32,368
Loan	6	Crossgates Mall (22)	5.4%		JCPenney	179,964	03/31/2014	Regal Crossgates 18	100,000	07/31/2022	Dick’s Sporting Goods	80,000
Loan	7	500 Delaware Avenue (23)	5.3%		WSFS	78,534	12/31/2025	Morris James LLP	60,872	05/31/2021	Sargent & Lundy, LLC	47,441
Loan	8	GSA New Orleans	2.7%		GSA - Bureau of Ocean Energy Management, Regulation and Enforcement (BOEMRE)	197,084	12/31/2025	NAP	NAP	NAP	NAP	NAP
Loan	9	Lakeside Square	2.6%		EXCO Resources, Inc.	152,623	06/30/2015	EXCO Resources, Inc.	50,436	01/31/2016	Companion Data Services, LLC	47,436
Loan	10	Sentry Park West	2.4%		Cigna Companies	36,499	10/31/2016	UniTek, USA	19,110	11/30/2015	Fesnak & Associates, LLP	16,924
Loan	11	Canyon West	2.4%		Burlington	80,009	01/31/2018	Ross Dress for Less	30,187	01/31/2019	Office Depot	21,500
Loan	12	Montgomery Plaza	2.3%		Marshalls	38,032	10/31/2015	Ross Dress for Less	30,079	01/31/2017	Office Depot	20,000
Loan	13	Renaissance Centre	2.1%		National Railroad Passenger Co	23,716	04/30/2014	McCarter & English, LLP	22,135	05/10/2022	National Railroad Passenger Co	15,828
Loan	14	2770 Kingsbridge Terrace	0.4%		Manny Grocery Store	1,000	05/30/2015	NAP	NAP	NAP	NAP	NAP
Loan	15	2505 Aqueduct Avenue	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	2500 University Avenue	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	3215 Holland Avenue	0.3%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	686 Rosewood Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	3018 Heath Avenue	0.5%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	1576 Taylor Avenue	0.5%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	75 West 190th Street	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	2785 Sedgwick Avenue	0.3%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	U-Haul Portfolio SAC 26	1.6%
Property	23.01	U-Haul Candlestick	1.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.02	U-Haul South Orange	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.03	U-Haul Garey Avenue	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.04	U-Haul Pinellas Center	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Novartis Pharmaceuticals Building	1.6%		Novartis Pharmaceuticals Corporation	229,640	06/30/2017	NAP	NAP	NAP	NAP	NAP
Loan	25	Lakeside Centre I & II	1.6%		AT&T Services, Inc.	203,239	03/31/2020	Metro PCS Wireless, Inc.	115,583	11/30/2018	NAP	NAP
Loan	26	Oakridge Court Shopping Center	1.6%		Toys R Us	64,028	01/31/2024	TJ Maxx	26,000	04/30/2019	Binnys Beverage Depot	20,000
Loan	27	Residence Inn Milwaukee	1.5%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	GRM MA MD Portfolio	1.4%
Property	28.01	GRM Tarbay	0.7%		GRM	135,000	05/31/2027	Del Monte Fresh Produce	75,000	09/30/2020	NAP	NAP
Property	28.02	GRM Shuman	0.7%		GRM	164,216	06/30/2027	Northern Container Corp	100,000	12/31/2013	NAP	NAP
Loan	29	280 North Bernardo	1.3%		Avid Technology, Inc.	106,460	12/31/2021	NAP	NAP	NAP	NAP	NAP
Loan	30	Miller Residential Portfolio	1.2%
Property	30.01	5054 North Winthrop Avenue	0.3%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	30.02	2401-2409 West North Avenue	0.2%		Alliance for Local Service Organizations	6,000	06/30/2013	Sugar Fly, Inc.	3,000	06/30/2014	NAP	NAP
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%		Wicker Park Fitness LLC	6,000	03/31/2023	Mode Amour LLC	2,500	05/28/2014	NAP	NAP
Property	30.04	4217 West Irving Park Road	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	30.05	3328 North Clark Street	0.1%		Jimmy John’s	1,200	12/31/2036	NAP	NAP	NAP	NAP	NAP
Property	30.06	2636-2638 North Halsted Street	0.1%		The Apartment Source	2,000	03/31/2027	NAP	NAP	NAP	NAP	NAP
Property	30.07	1444 North Wells Street	0.1%		City Blue Apparel, Inc.	1,200	05/31/2014	NAP	NAP	NAP	NAP	NAP
Property	30.08	3404 North Southport Avenue	0.0%		Safari Cup Coffee	1,800	08/12/2014	NAP	NAP	NAP	NAP	NAP
Loan	31	Shreve City Shopping Center	1.1%		Burlington Coat Factory	101,789	04/30/2016	Career Technical College	31,987	04/30/2015	Big Lots	30,000
Loan	32	River Street Apartment Portfolio (23)	1.0%
Property	32.01	103-109 Broad Street	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	32.02	10-20 Thorn Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	32.03	430 River Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	32.04	1-19 River Terrace	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	32.05	720 River Street	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Embassy Suites Valencia	1.0%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Hilton Garden Inn Riverhead	1.0%	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	29 Prince Street	0.5%		Super Trash	1,582	05/31/2022	NAP	NAP	NAP	NAP	NAP
Loan	36	232 Mott Street	0.5%		Spazio Nail and Spa	1,200	04/30/2022	NAP	NAP	NAP	NAP	NAP
Loan	37	Greens Crossroads	1.0%		Burlington Coat Factory	79,859	04/30/2017	It’s Fashion Metro	11,760	01/31/2014	Dollar General	8,000
Loan	38	Silvercrest at Deer Creek	0.9%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Hotel Indigo Houston	0.8%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%
Property	40.01	24 Mount Vernon Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.02	1-3 Howland Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.03	731-733 River Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.04	247 Walnut Street	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%
Property	41.01	Hickory Farm	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	41.02	Crossings at Fox Meadows	0.3%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Rothschild Portfolio A	0.7%
Property	42.01	387-399 North Euclid Avenue	0.2%		Red Brick Management	6,336	06/30/2024	Left Bank Books	2,649	08/31/2014	Pelopidas	2,511
Property	42.02	8-16 North Meramec Avenue	0.1%		Miso on Meramec	7,436	11/30/2014	Café Mira, LLC	4,533	05/31/2013	Kink Hair Salon	1,650
Property	42.03	6301 Delmar	0.1%		City Sprouts	3,021	08/31/2016	Snarfs	1,300	06/30/2015	Devil City LLC	1,221
Property	42.04	400-408 North Euclid Avenue	0.1%		Viva Inc. dba Club Viva	6,280	MTM	Terrace Operatives	3,500	11/30/2015	Gorilla 76	1,200
Property	42.05	3217-3225 Olive Street	0.1%		Ritmo Latino/Dantes	9,441	02/28/2015	NAP	NAP	NAP	NAP	NAP
Property	42.06	1000 Sidney Street	0.0%		Big Daddy’s	4,150	09/30/2013	NAP	NAP	NAP	NAP	NAP
Property	42.07	4144-4146 Manchester Avenue	0.0%		Atomic Cowboy	3,500	04/30/2019	NAP	NAP	NAP	NAP	NAP
Property	42.08	4052-4060 Chouteau Avenue	0.0%		Jim B O’Connell Rehab	2,800	10/31/2012	NAP	NAP	NAP	NAP	NAP
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%		Felix’s	2,430	09/30/2014	Happy Medium Barber Shop	300	MTM	NAP	NAP
Property	42.1	4000 Potomac	0.0%		Friendly Tavern and Restaurant	2,220	06/30/2013	Friendly’s	1,000	06/30/2013	NAP	NAP
Property	42.11	1800 South 10th Street	0.0%		Blackline LLC	2,938	06/30/2015	NAP	NAP	NAP	NAP	NAP
Property	42.12	12-14 North Newstead	0.0%		Team Four Inc	4,675	08/31/2013	NAP	NAP	NAP	NAP	NAP
Loan	43	Colonial Acres MHP	0.7%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Royal St. Charles	0.7%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	HGI Starkville	0.7%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Boston City Multifamily Portfolio (23)	0.7%
Property	46.01	1037 River Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	46.02	1045 River Street	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	46.03	9-15 Ruggles Street	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	46.04	1 Rosa Street	0.1%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	Sterling Hills Apartments	0.6%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Green Oak Village Place II	0.6%		JC Penney (Ground Lease)	102,699	01/31/2033	HomeGoods	24,000	09/30/2018	Pier 1 Imports	9,862
Loan	49	Market Place at Oxnard	0.6%		Guitar Center	14,000	11/30/2015	The Sleep Shoppe	9,264	04/30/2013	Howard’s Carpet One	9,250
Loan	50	Klein Crossing Shopping Center	0.6%		Firestone	8,143	09/30/2020	Rancheros Mexican Restaurant	6,000	03/31/2015	Tomball Regional Med Ctr (Dr. Rolon)	2,834
Loan	51	Legacy Park Office	0.5%		Strayer University, Inc.	16,782	01/01/2017	Elliott Company	8,991	12/31/2015	Raymond R Betz Interests, Inc	6,734
Loan	52	Mountain Center of Avon	0.5%		Hajoca Corporation	10,515	08/31/2021	Western Fireplace Supply Inc.	4,920	12/31/2014	Capco Tile	4,232
Loan	53	400 North State Street	0.5%		Public House	12,310	12/31/2019	Walton Isaacson	8,260	03/31/2015	Jayne Agency LLC.	4,021
Loan	54	Crossville Village	0.5%		Tucci’s Unique Furnishings	23,192	05/31/2016	Leslie’s Pool	7,500	10/31/2014	Bi Tech, dba Performance Bicycle	6,500
Loan	55	Waterside Marketplace	0.4%		Wells Fargo - Ground Lease	5,024	12/31/2023	Il Primo Pizza and Wings	3,866	09/30/2014	Liquors 4 Us	3,000
Loan	56	Nottingham Apartments	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	57	1055 Grand Concourse	0.4%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	58	Rothschild Portfolio B	0.4%
Property	58.01	2-10 Maryland Plaza	0.3%		Coffee Cartel	3,073	03/31/2016	Pulaski Bank	1,579	04/30/2014	The Hill Group LLC	1,196
Property	58.02	325-339 North Euclid Avenue	0.1%		Health Literacy Missouri	3,400	08/31/2013	Golden Grocers	2,782	11/30/2015	Beirut Bakery LLC	1,600
Loan	59	Eastgate Medical Office	0.3%		The Sisters of Mercy Clermont County Surgery Center	14,660	11/30/2022	Eastgate Radiation Oncology	4,500	06/30/2020	Mercy Medical Associates, LLC	3,675
Loan	60	Avalon MHP	0.3%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	61	Walgreens Knoxville	0.3%		Walgreens	14,112	12/31/2020	NAP	NAP	NAP	NAP	NAP
Loan	62	305 Bedford Park Boulevard	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	63	Mar-Mel-Go Apartments	0.2%		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	Dollar General - Orange City	0.1%		Dollar General	9,026	03/31/2027	NAP	NAP	NAP	NAP	NAP

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of										Upfront
			Initial Pool	Lease			Lease			Lease		Occupancy	Replacement
Property Flag	ID	Property Name	Balance	Expiration (16)	4th Largest Tenant (16)	SF	Expiration (16)	5th Largest Tenant (16)	SF	Expiration (16)	Occupancy	As-of Date	Reserves ($)(18)
Loan	1	1055 West 7th Street	8.9%	04/05/2021	Gilbert, Kelly, Crowley & Jennet	31,166	04/30/2015	Harrington, Foxx, Dubrow & Cantor	20,453	07/31/2014	85.2%	06/01/2012
Loan	2	77 K Street	8.3%	09/30/2026	Café Phillip	3,279	12/01/2021	NAP	NAP	NAP	92.8%	05/14/2012
Loan	3	260 and 261 Madison Avenue (22)	7.9%	04/30/2013	Coca-Cola Company	50,462	10/31/2022	The Solomon-Page Group	50,334	10/31/2018	89.6%	07/01/2012
Loan	4	520 Eighth Avenue	7.9%	08/31/2025	Log-On Computer & Mailing Services, Inc.	35,000	01/31/2020	Alliance of Resident Theatres/New York	32,000	11/30/2022	99.1%	06/15/2012
Loan	5	Chicago Ridge Mall	6.1%	01/01/2022	Michaels	21,103	02/28/2014	Aldi, Inc	20,042	05/02/2026	94.7%	04/30/2012
Loan	6	Crossgates Mall (22)	5.4%	01/31/2025	Burlington Coat Factory	64,582	09/30/2014	Forever 21	62,858	01/31/2021	90.3%	03/26/2012
Loan	7	500 Delaware Avenue (23)	5.3%	10/31/2017	United States Postal Service	33,526	01/31/2027	Ashby & Geddes, P.A.	23,273	12/31/2016	89.7%	05/02/2012
Loan	8	GSA New Orleans	2.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/11/2012
Loan	9	Lakeside Square	2.6%	06/30/2019	TGGT Holdings, LLC	24,244	06/30/2015	Loewinsohn Flegle Deary, L.L.P.	19,616	01/31/2017	83.9%	07/24/2012
Loan	10	Sentry Park West	2.4%	05/31/2021	Evolution	14,397	07/31/2016	Chemlogix, LLC	12,932	06/30/2016	90.6%	05/14/2012
Loan	11	Canyon West	2.4%	11/30/2019	PetSmart	20,091	08/31/2018	Cost Plus	18,300	01/31/2019	93.8%	06/18/2012
Loan	12	Montgomery Plaza	2.3%	04/30/2021	PetSmart	19,548	05/31/2016	Michaels	16,971	02/28/2023	90.5%	06/12/2012
Loan	13	Renaissance Centre	2.1%	12/31/2015	American General Life Insurance Company	11,591	04/30/2016	Casarino, Christman, Shalk, PA	9,256	01/31/2019	82.7%	06/30/2012
Loan	14	2770 Kingsbridge Terrace	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.8%	06/01/2012
Loan	15	2505 Aqueduct Avenue	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2012
Loan	16	2500 University Avenue	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.2%	06/01/2012
Loan	17	3215 Holland Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	06/01/2012
Loan	18	686 Rosewood Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.1%	06/01/2012
Loan	19	3018 Heath Avenue	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2012
Loan	20	1576 Taylor Avenue	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.2%	06/01/2012
Loan	21	75 West 190th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	06/01/2012
Loan	22	2785 Sedgwick Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.8%	06/01/2012
Loan	23	U-Haul Portfolio SAC 26	1.6%								77.8%	05/02/2012	315,214
Property	23.01	U-Haul Candlestick	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.6%	05/02/2012
Property	23.02	U-Haul South Orange	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.9%	05/02/2012
Property	23.03	U-Haul Garey Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.5%	05/02/2012
Property	23.04	U-Haul Pinellas Center	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.3%	05/02/2012
Loan	24	Novartis Pharmaceuticals Building	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/11/2012
Loan	25	Lakeside Centre I & II	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2012
Loan	26	Oakridge Court Shopping Center	1.6%	01/31/2030	Dollar Tree Stores, Inc	10,500	02/28/2019	Shoe Carnival	10,157	02/28/2021	98.4%	05/15/2012
Loan	27	Residence Inn Milwaukee	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.6%	02/29/2012
Loan	28	GRM MA MD Portfolio	1.4%								100.0%	05/31/2012	250,000
Property	28.01	GRM Tarbay	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2012
Property	28.02	GRM Shuman	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2012
Loan	29	280 North Bernardo	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2012
Loan	30	Miller Residential Portfolio	1.2%								100.0%	Various
Property	30.01	5054 North Winthrop Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2012
Property	30.02	2401-2409 West North Avenue	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2012
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/07/2012
Property	30.04	4217 West Irving Park Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2012
Property	30.05	3328 North Clark Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2012
Property	30.06	2636-2638 North Halsted Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2012
Property	30.07	1444 North Wells Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/07/2012
Property	30.08	3404 North Southport Avenue	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/07/2012
Loan	31	Shreve City Shopping Center	1.1%	10/31/2015	Labels	18,935	08/31/2014	Jo-Ann Stores, Inc.	16,350	01/31/2014	93.6%	04/20/2012
Loan	32	River Street Apartment Portfolio (23)	1.0%								90.1%	06/19/2012
Property	32.01	103-109 Broad Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	06/19/2012
Property	32.02	10-20 Thorn Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.6%	06/19/2012
Property	32.03	430 River Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.6%	06/19/2012
Property	32.04	1-19 River Terrace	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	06/19/2012
Property	32.05	720 River Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.3%	06/19/2012
Loan	33	Embassy Suites Valencia	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.9%	03/31/2012
Loan	34	Hilton Garden Inn Riverhead	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.7%	05/31/2012
Loan	35	29 Prince Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/23/2012
Loan	36	232 Mott Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/23/2012
Loan	37	Greens Crossroads	1.0%	04/30/2013	Panda	6,000	12/31/2017	Avenue	4,350	01/31/2016	90.9%	08/11/2012
Loan	38	Silvercrest at Deer Creek	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	04/12/2012
Loan	39	Hotel Indigo Houston	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.8%	06/30/2012	117,043
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%								98.2%	06/19/2012
Property	40.01	24 Mount Vernon Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.9%	06/19/2012
Property	40.02	1-3 Howland Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/19/2012
Property	40.03	731-733 River Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	06/19/2012
Property	40.04	247 Walnut Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/19/2012
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%								93.2%	05/29/2012
Property	41.01	Hickory Farm	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.0%	05/29/2012
Property	41.02	Crossings at Fox Meadows	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.6%	05/29/2012
Loan	42	Rothschild Portfolio A	0.7%								91.3%	06/25/2012
Property	42.01	387-399 North Euclid Avenue	0.2%	11/30/2012	David Howard et. al.	2,194	01/31/2013	RMR,LLC	2,000	08/31/2014	100.0%	06/25/2012
Property	42.02	8-16 North Meramec Avenue	0.1%	04/30/2014	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.03	6301 Delmar	0.1%	03/31/2014	Gabrielle Alioto	925	05/31/2013	Riley Deel	925	06/30/2013	88.3%	06/25/2012
Property	42.04	400-408 North Euclid Avenue	0.1%	09/30/2013	VA Mortgage Center	711	05/31/2013	Growing American Youth	460	03/31/2013	88.5%	06/25/2012
Property	42.05	3217-3225 Olive Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.06	1000 Sidney Street	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.07	4144-4146 Manchester Avenue	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.08	4052-4060 Chouteau Avenue	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.1	4000 Potomac	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.11	1800 South 10th Street	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/25/2012
Property	42.12	12-14 North Newstead	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	46.4%	06/25/2012
Loan	43	Colonial Acres MHP	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.6%	03/31/2012
Loan	44	Royal St. Charles	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	61.9%	02/29/2012	1,750,000
Loan	45	HGI Starkville	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.4%	03/31/2012
Loan	46	Boston City Multifamily Portfolio (23)	0.7%								93.7%	06/19/2012
Property	46.01	1037 River Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	06/19/2012
Property	46.02	1045 River Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	06/19/2012
Property	46.03	9-15 Ruggles Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.3%	06/19/2012
Property	46.04	1 Rosa Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/19/2012
Loan	47	Sterling Hills Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.8%	05/31/2012	203,519
Loan	48	Green Oak Village Place II	0.6%	02/28/2022	Five Below	7,500	07/31/2021	Panera Bread	4,500	12/31/2016	92.4%	03/01/2012
Loan	49	Market Place at Oxnard	0.6%	02/28/2017	Performance Bicycle	8,559	04/30/2020	Red Lobster (Ground Lease)	8,355	11/30/2016	100.0%	04/01/2012
Loan	50	Klein Crossing Shopping Center	0.6%	02/28/2016	Melissa L. Welty, DDS	2,000	12/14/2014	Studebaker Orthodontists	2,000	01/31/2017	97.5%	04/01/2012
Loan	51	Legacy Park Office	0.5%	06/30/2024	Flatrock Compressions	6,235	01/31/2014	Columbia Oilfield Supply, Inc / Reservoir Group	5,974	03/31/2017	100.0%	06/26/2012
Loan	52	Mountain Center of Avon	0.5%	03/31/2016	MTECH Group	4,205	11/30/2016	Otto Bock HealthCare LP	3,080	05/31/2014	82.4%	04/13/2012
Loan	53	400 North State Street	0.5%	06/30/2017	Nansen Digital	2,669	03/16/2016	Fan Fueled	2,150	09/30/2015	100.0%	08/11/2012
Loan	54	Crossville Village	0.5%	08/31/2014	Roswell Beverage	6,422	12/31/2014	Cici’s Pizza	4,200	08/31/2014	100.0%	06/19/2012
Loan	55	Waterside Marketplace	0.4%	12/31/2016	Uncle Lee’s Chinese Restaurant	2,200	11/30/2014	Fossum Family Dental Care	2,100	05/31/2014	93.8%	08/11/2012
Loan	56	Nottingham Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.0%	03/12/2012	677,209
Loan	57	1055 Grand Concourse	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2012
Loan	58	Rothschild Portfolio B	0.4%								100.0%	06/25/2012
Property	58.01	2-10 Maryland Plaza	0.3%	03/31/2015	Scott Rinaberger	1,176	09/30/2012	Kimberly Antonelli	915	03/31/2013	100.0%	06/25/2012
Property	58.02	325-339 North Euclid Avenue	0.1%	11/30/2015	Dan Puls	1,500	05/31/2013	Ahmed Hassan	1,500	06/30/2013	100.0%	06/25/2012
Loan	59	Eastgate Medical Office	0.3%	05/31/2023	Dr. Ruth Ann Cooper	2,691	11/30/2016	The Sisters of Mercy Clermont County	2,182	04/30/2023	100.0%	05/11/2012
Loan	60	Avalon MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.2%	01/01/2012
Loan	61	Walgreens Knoxville	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2012
Loan	62	305 Bedford Park Boulevard	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	06/01/2012
Loan	63	Mar-Mel-Go Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.1%	03/26/2012
Loan	64	Dollar General - Orange City	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2012

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Property Flag	ID	Property Name	Balance	Reserves ($)(19)(20)	Reserves ($)(18)	Reserves ($)(19)	Reserves ($)(18)	Reserves ($)(19)	Reserves ($)(18)	Reserves ($)(19)	Reserves ($)(18)	Reserves ($)(18)(19)(20)
Loan	1	1055 West 7th Street	8.9%	12,500	427,378	62,683	232,349	116,174		Springing		2,035,542
Loan	2	77 K Street	8.3%	2,424		Springing	723,960	241,320		Springing		Springing
Loan	3	260 and 261 Madison Avenue (22)	7.9%	22,491	2,000,000	153,880		764,725		Springing	34,100	21,144,226
Loan	4	520 Eighth Avenue	7.9%	Springing		Springing		Springing		Springing
Loan	5	Chicago Ridge Mall	6.1%	Springing	1,934,217	Springing		Springing		Springing		379,363
Loan	6	Crossgates Mall (22)	5.4%	23,666	1,863,853	86,871	3,850,000	550,000		Springing	212,000
Loan	7	500 Delaware Avenue (23)	5.3%	6,187		30,936	423,689	38,517	49,668	8,278
Loan	8	GSA New Orleans	2.7%	3,285			231,333	28,917	68,491	11,441
Loan	9	Lakeside Square	2.6%	6,719	15,560	41,992	547,563	68,445	47,333	4,733	21,875	3,006,619
Loan	10	Sentry Park West	2.4%	5,704	500,000	Springing	172,603	29,221		Springing		540,799
Loan	11	Canyon West	2.4%	3,351		11,170	346,667	43,333	34,071	4,259		106,378
Loan	12	Montgomery Plaza	2.3%	Springing		Springing		Springing		Springing		Springing
Loan	13	Renaissance Centre	2.1%	2,585	750,000	16,159	63,419	7,523	45,489	3,791		1,024,880
Loan	14	2770 Kingsbridge Terrace	0.4%	1,500				11,167	30,304	2,552	8,750
Loan	15	2505 Aqueduct Avenue	0.4%	1,251				6,333	21,713	1,832	8,500	200,000
Loan	16	2500 University Avenue	0.4%	1,188				6,125	22,419	1,885	9,300	125,000
Loan	17	3215 Holland Avenue	0.3%	1,063				4,417	19,343	1,629	3,750	375,000
Loan	18	686 Rosewood Street	0.2%	708				6,250	14,048	1,188		100,000
Loan	19	3018 Heath Avenue	0.5%	1,813				9,000	30,473	2,556	3,125	650,000
Loan	20	1576 Taylor Avenue	0.5%	1,479				5,033	28,863	2,426	30,750	200,000
Loan	21	75 West 190th Street	0.4%	1,063				6,167	22,044	1,853	10,000	200,000
Loan	22	2785 Sedgwick Avenue	0.3%	1,000				4,750	19,374	1,632	3,125	150,000
Loan	23	U-Haul Portfolio SAC 26	1.6%	Springing			78,120	Springing		Springing	27,313
Property	23.01	U-Haul Candlestick	1.2%
Property	23.02	U-Haul South Orange	0.1%
Property	23.03	U-Haul Garey Avenue	0.1%
Property	23.04	U-Haul Pinellas Center	0.1%
Loan	24	Novartis Pharmaceuticals Building	1.6%	3,827	500,000	23,921	54,333	27,167	5,507	5,507		14,353
Loan	25	Lakeside Centre I & II	1.6%	3,335		18,864	308,727	61,745		Springing	77,125	15,345
Loan	26	Oakridge Court Shopping Center	1.6%	1,834		2,445	125,517	31,333	41,074	3,160		200,000
Loan	27	Residence Inn Milwaukee	1.5%	1/12 of 4.0% of Gross Revenues based on two months prior			199,478	33,246	17,776	1,778		365,000
Loan	28	GRM MA MD Portfolio	1.4%	7,689			102,866	25,232		Springing
Property	28.01	GRM Tarbay	0.7%
Property	28.02	GRM Shuman	0.7%
Loan	29	280 North Bernardo	1.3%	1,774	1,000,000	6,654	38,260	12,753		Springing		Springing
Loan	30	Miller Residential Portfolio	1.2%	2,829		3,228	95,047	16,758	20,247	6,749	53,750	63,750
Property	30.01	5054 North Winthrop Avenue	0.3%
Property	30.02	2401-2409 West North Avenue	0.2%
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%
Property	30.04	4217 West Irving Park Road	0.2%
Property	30.05	3328 North Clark Street	0.1%
Property	30.06	2636-2638 North Halsted Street	0.1%
Property	30.07	1444 North Wells Street	0.1%
Property	30.08	3404 North Southport Avenue	0.0%
Loan	31	Shreve City Shopping Center	1.1%	6,819	200,000	14,205	218,322	31,189		Springing		Springing
Loan	32	River Street Apartment Portfolio (23)	1.0%	4,025			2,083	2,083	41,578	3,891	18,750
Property	32.01	103-109 Broad Street	0.4%
Property	32.02	10-20 Thorn Street	0.2%
Property	32.03	430 River Street	0.2%
Property	32.04	1-19 River Terrace	0.1%
Property	32.05	720 River Street	0.1%
Loan	33	Embassy Suites Valencia	1.0%	1/12 of 4.0% of Gross Revenues based on current fiscal year projections			89,000	22,250	50,738	7,248
Loan	34	Hilton Garden Inn Riverhead	1.0%	4.0% of prior month’s Gross Revenues			53,267	17,756		Springing		90,833
Loan	35	29 Prince Street	0.5%	136		132		12,250	2,385	795		90,000
Loan	36	232 Mott Street	0.5%	125		100		5,000	1,634	545
Loan	37	Greens Crossroads	1.0%	1,855	423,810	6,183	72,917	10,417	38,747	7,749	126,190
Loan	38	Silvercrest at Deer Creek	0.9%	2,975			15,208	15,208	61,239	5,567
Loan	39	Hotel Indigo Houston	0.8%	1/12 of 4.0% of Gross Revenues based on previous calendar year			145,000	24,167	30,000	6,667
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	2,750			2,042	8,167	29,311	2,740	13,513
Property	40.01	24 Mount Vernon Street	0.2%
Property	40.02	1-3 Howland Street	0.2%
Property	40.03	731-733 River Street	0.2%
Property	40.04	247 Walnut Street	0.1%
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	10,521			144,142	18,708	26,759	7,026	137,413
Property	41.01	Hickory Farm	0.4%
Property	41.02	Crossings at Fox Meadows	0.3%
Loan	42	Rothschild Portfolio A	0.7%	1,914	150,000	9,861	144,000	18,000	38,721	3,227	73,750	23,806
Property	42.01	387-399 North Euclid Avenue	0.2%
Property	42.02	8-16 North Meramec Avenue	0.1%
Property	42.03	6301 Delmar	0.1%
Property	42.04	400-408 North Euclid Avenue	0.1%
Property	42.05	3217-3225 Olive Street	0.1%
Property	42.06	1000 Sidney Street	0.0%
Property	42.07	4144-4146 Manchester Avenue	0.0%
Property	42.08	4052-4060 Chouteau Avenue	0.0%
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%
Property	42.1	4000 Potomac	0.0%
Property	42.11	1800 South 10th Street	0.0%
Property	42.12	12-14 North Newstead	0.0%
Loan	43	Colonial Acres MHP	0.7%	993			75,730	10,819	9,149	3,050	500,000	18,000
Loan	44	Royal St. Charles	0.7%	1/12 of 2.0% of Gross Revenues based on the prior year commencing in Year 2			57,708	11,542	53,518	13,380		292,002
Loan	45	HGI Starkville	0.7%	1/12 of 4.0% of Gross Revenues based on current fiscal year projections			87,500	12,500	20,058	2,006	2,188	100,000
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	2,375			1,250	5,000	24,975	2,337	3,750
Property	46.01	1037 River Street	0.2%
Property	46.02	1045 River Street	0.2%
Property	46.03	9-15 Ruggles Street	0.1%
Property	46.04	1 Rosa Street	0.1%
Loan	47	Sterling Hills Apartments	0.6%	6,300			53,083	7,583	12,258	2,452
Loan	48	Green Oak Village Place II	0.6%	1,032		3,130	77,875	12,979	11,900	1,082		150,000
Loan	49	Market Place at Oxnard	0.6%	1,325	140,000	5,700	73,673	12,279	18,461	2,051	240,433
Loan	50	Klein Crossing Shopping Center	0.6%	789		3,750	78,245	15,649	1,649	1,832
Loan	51	Legacy Park Office	0.5%	803		3,010	106,750	15,250	11,212	1,602
Loan	52	Mountain Center of Avon	0.5%	1,276	40,340	3,773	12,167	12,167	2,273	1,136		440,913
Loan	53	400 North State Street	0.5%	745		5,000	86,333	12,333	4,116	823	2,563	28,500
Loan	54	Crossville Village	0.5%	756	150,000	5,000	101,500	9,500	2,050	1,025	331,800
Loan	55	Waterside Marketplace	0.4%	498		2,239	67,500	11,250	307	307
Loan	56	Nottingham Apartments	0.4%	5,967			38,733	9,683	10,925	5,462	99,375
Loan	57	1055 Grand Concourse	0.4%	1,125			5,417	5,417	2,064	1,955	23,188
Loan	58	Rothschild Portfolio B	0.4%	605	15,000	2,586	34,667	4,333	14,025	1,169	12,250
Property	58.01	2-10 Maryland Plaza	0.3%
Property	58.02	325-339 North Euclid Avenue	0.1%
Loan	59	Eastgate Medical Office	0.3%	647		1,732	36,750	12,250	784	392	166,721	285,000
Loan	60	Avalon MHP	0.3%	578			14,137	4,712	2,542	635	74,938
Loan	61	Walgreens Knoxville	0.3%	118		1,309		Springing		Springing
Loan	62	305 Bedford Park Boulevard	0.2%	776			6,003	6,003	846	655	19,625
Loan	63	Mar-Mel-Go Apartments	0.2%	1,458			20,972	2,622	10,121	1,012	1,458	56,886
Loan	64	Dollar General - Orange City	0.1%				1,289	161		Springing

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
			Initial Pool	Reserves	Report	Engineering	Loan
Property Flag	ID	Property Name	Balance	Description	Date (21)	Report Date	Purpose	Sponsor
Loan	1	1055 West 7th Street	8.9%	L.A. Care Rent Abatement (Upfront: 2,035,542), Major Tenant Sweep (Monthly: Springing), State of California Sweep (Monthly: Springing)	04/18/2012	04/18/2012	Refinance	David Y. Lee
Loan	2	77 K Street	8.3%	IRS Rollover Reserve (Monthly: Springing)	05/04/2012	05/04/2012	Refinance	Brookfield Properties, Inc.
Loan	3	260 and 261 Madison Avenue (22)	7.9%	Tenant Free Rent Reserves (Upfront 9,227,229); Tenant TI/LC Reserve (Upfront: 10,758,515); Lobby Renovation Reserve (Upfront: 1,158,482); Major Tenant Sweep Reserve (Monthly: Springing)	06/08/2012	03/16/2012	Refinance	Alex Sapir; Rotem Rosen
Loan	4	520 Eighth Avenue	7.9%		05/30/2012	05/07/2012	Refinance	Jeffrey Gural
Loan	5	Chicago Ridge Mall	6.1%	Rent Reserve	04/06/2012	04/27/2012	Acquisition	Star-West JV, LLC
Loan	6	Crossgates Mall (22)	5.4%		03/14/2012	03/13/2012	Refinance	Pyramid Crossgates Company
Loan	7	500 Delaware Avenue (23)	5.3%		04/20/2012	04/20/2012	Refinance	Buccini Pollin Group
Loan	8	GSA New Orleans	2.7%		07/23/2012	06/18/2012	Refinance	Peter E. Strauss
Loan	9	Lakeside Square	2.6%	TGGT Reserve (Upfront: 3,000,000); Free Rent Reserve (Upfront: 6,619)	05/30/2012	05/21/2012	Refinance	Zaya S. Younan
Loan	10	Sentry Park West	2.4%	Rent Abatement Reserve (Upfront: 111,209); Existing TI/LC Reserve (Upfront: 429,590); Cigna Sweep Reserve (Monthly: Springing)	05/25/2012	05/23/2012	Refinance	Keystone Property Fund III, L.P.; Keystone Property Fund IIIA, L.P.
Loan	11	Canyon West	2.4%	Firehouse Reserve (Upfront: 50,000), GNC Reserve (Upfront: 56,378)	07/09/2012	06/11/2012	Refinance	ADD McKinney Holdings LLC; Texas Red Mud Creek Capital Partners, Ltd.
Loan	12	Montgomery Plaza	2.3%	Common Charges Escrow (Monthly: Springing)	04/06/2012	04/06/2012	Acquisition	RIOKIM Montgomery JV, LP
Loan	13	Renaissance Centre	2.1%	Environmental Reserve (Upfront: 16,875), Free Rent Reserve (119,667), New Lease Rollover Reserve (888,338)	05/11/2012	04/17/2012	Refinance	Brock J. Vinton
Loan	14	2770 Kingsbridge Terrace	0.4%		04/19/2012	04/16/2012	Refinance	Marilyn Finkelstein
Loan	15	2505 Aqueduct Avenue	0.4%	Performance Holdback	04/18/2012	04/19/2012	Refinance	Marilyn Finkelstein
Loan	16	2500 University Avenue	0.4%	Performance Holdback	04/18/2012	04/19/2012	Refinance	Marilyn Finkelstein
Loan	17	3215 Holland Avenue	0.3%	Performance Holdback	04/19/2012	04/17/2012	Refinance	Marilyn Finkelstein
Loan	18	686 Rosewood Street	0.2%	Performance Holdback	04/19/2012	04/19/2012	Refinance	Marilyn Finkelstein
Loan	19	3018 Heath Avenue	0.5%	Performance Holdback	04/19/2012	04/13/2012	Refinance	Marilyn Finkelstein
Loan	20	1576 Taylor Avenue	0.5%	Performance Holdback	04/19/2012	04/18/2012	Refinance	Marilyn Finkelstein
Loan	21	75 West 190th Street	0.4%	Performance Holdback	04/18/2012	04/18/2012	Refinance	Marilyn Finkelstein
Loan	22	2785 Sedgwick Avenue	0.3%	Performance Holdback	04/19/2012	04/18/2012	Refinance	Marilyn Finkelstein
Loan	23	U-Haul Portfolio SAC 26	1.6%				Refinance	SAC Holding II Corporation; Blackwater Investments, Inc.
Property	23.01	U-Haul Candlestick	1.2%		04/09/2012	04/09/2012
Property	23.02	U-Haul South Orange	0.1%		05/15/2012	04/09/2012
Property	23.03	U-Haul Garey Avenue	0.1%		03/09/2012	04/09/2012
Property	23.04	U-Haul Pinellas Center	0.1%		04/09/2012	04/09/2012
Loan	24	Novartis Pharmaceuticals Building	1.6%	Cash Flow Sweep Reserve (Monthly: 14,353); Novartis Reserve (Springing)	05/24/2012	04/23/2012	Acquisition	Hoang Huy Hoang
Loan	25	Lakeside Centre I & II	1.6%	Roof Repair Fund (Monthly through May 2017 payment: 15,345)	05/04/2012	05/07/2012	Acquisition	CapLease Credit LLC
Loan	26	Oakridge Court Shopping Center	1.6%	Star Vision Salon Reserve	06/04/2012	04/25/2012	Refinance	E.J. Plesko; David L. Husman
Loan	27	Residence Inn Milwaukee	1.5%	PIP Reserve (Upfront: 300,000); Seasonality Reserve (Upfront: 65,000, Monthly: Excess Cash Flow)	03/22/2012	03/22/2012	Refinance	Investcorp US Real Estate, LLC
Loan	28	GRM MA MD Portfolio	1.4%				Acquisition	Moishe Mana
Property	28.01	GRM Tarbay	0.7%		02/01/2012	05/30/2012
Property	28.02	GRM Shuman	0.7%		02/01/2012	05/30/2012
Loan	29	280 North Bernardo	1.3%	Major Tenant Sweep Reserve (Monthly: Springing)	05/09/2012	05/08/2012	Refinance	Donald R. Stephens; D.R. Stephens Separate Property Trust, UAD
Loan	30	Miller Residential Portfolio	1.2%	Irving Park Fitness Reserve			Refinance	Stuart E. Miller
Property	30.01	5054 North Winthrop Avenue	0.3%		06/07/2012	06/12/2012
Property	30.02	2401-2409 West North Avenue	0.2%		06/07/2012	06/12/2012
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%		06/07/2012	06/12/2012
Property	30.04	4217 West Irving Park Road	0.2%		06/11/2012	06/12/2012
Property	30.05	3328 North Clark Street	0.1%		06/07/2012	06/12/2012
Property	30.06	2636-2638 North Halsted Street	0.1%		06/07/2012	06/12/2012
Property	30.07	1444 North Wells Street	0.1%		06/07/2012	06/12/2012
Property	30.08	3404 North Southport Avenue	0.0%		06/07/2012	06/12/2012
Loan	31	Shreve City Shopping Center	1.1%	Big Lots, Burlington Coat Factory and Career Technical College Tenant Sweep Reserve (Monthly: Springing)	05/04/2012	05/04/2012	Refinance	Alan C. Fox
Loan	32	River Street Apartment Portfolio (23)	1.0%				Refinance	John McGrail
Property	32.01	103-109 Broad Street	0.4%		07/04/2012	06/29/2012
Property	32.02	10-20 Thorn Street	0.2%		06/28/2012	06/29/2012
Property	32.03	430 River Street	0.2%		07/03/2012	06/29/2012
Property	32.04	1-19 River Terrace	0.1%		07/03/2012	06/29/2012
Property	32.05	720 River Street	0.1%		07/04/2012	06/29/2012
Loan	33	Embassy Suites Valencia	1.0%		04/24/2012	04/23/2012	Acquisition	Starr Insurance Holdings, Inc.
Loan	34	Hilton Garden Inn Riverhead	1.0%	Seasonality Reserve (Upfront: 88,833, Beginning 9/2012, Monthly: Excess Cash Flow); Ground Rent Reserve (Upfront: 2,000, Monthly: $1,000)	07/05/2012	07/05/2012	Refinance	Lee Browning, Sr.
Loan	35	29 Prince Street	0.5%	Free Rent Reserve	11/15/2011	11/11/2011	Refinance	Edmond Li
Loan	36	232 Mott Street	0.5%		11/15/2011	11/11/2011	Refinance	Edmond Li
Loan	37	Greens Crossroads	1.0%		07/10/2012	04/26/2012	Refinance	Judith Carmel; Herbert Seif; Andrew Schreer
Loan	38	Silvercrest at Deer Creek	0.9%		04/24/2012	03/30/2012	Refinance	Jeannine DeVetter
Loan	39	Hotel Indigo Houston	0.8%		04/29/2012	04/27/2012	Refinance	Capri Inc.; Capri Houston, LLC
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%				Refinance	John McGrail
Property	40.01	24 Mount Vernon Street	0.2%		07/06/2012	06/29/2012
Property	40.02	1-3 Howland Street	0.2%		07/06/2012	06/29/2012
Property	40.03	731-733 River Street	0.2%		07/05/2012	06/29/2012
Property	40.04	247 Walnut Street	0.1%		07/06/2012	06/29/2012
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%				Refinance	Northland Fund L.P.
Property	41.01	Hickory Farm	0.4%		06/26/2012	04/20/2012
Property	41.02	Crossings at Fox Meadows	0.3%		06/26/2012	04/20/2012
Loan	42	Rothschild Portfolio A	0.7%	Rent Credit Reserve			Refinance	Milton D. Rothschild, II
Property	42.01	387-399 North Euclid Avenue	0.2%		06/22/2012	04/26/2012
Property	42.02	8-16 North Meramec Avenue	0.1%		06/22/2012	04/26/2012
Property	42.03	6301 Delmar	0.1%		06/22/2012	04/26/2012
Property	42.04	400-408 North Euclid Avenue	0.1%		06/22/2012	04/26/2012
Property	42.05	3217-3225 Olive Street	0.1%		06/22/2012	04/26/2012
Property	42.06	1000 Sidney Street	0.0%		06/22/2012	04/26/2012
Property	42.07	4144-4146 Manchester Avenue	0.0%		06/22/2012	04/26/2012
Property	42.08	4052-4060 Chouteau Avenue	0.0%		06/22/2012	04/26/2012
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%		06/22/2012	04/26/2012
Property	42.1	4000 Potomac	0.0%		06/22/2012	04/26/2012
Property	42.11	1800 South 10th Street	0.0%		06/22/2012	04/26/2012
Property	42.12	12-14 North Newstead	0.0%		06/22/2012	04/26/2012
Loan	43	Colonial Acres MHP	0.7%	Violations Reserve	02/14/2012	02/14/2012	Refinance	Liberty Investments, Inc.
Loan	44	Royal St. Charles	0.7%	Renovation Income Loss Reserve (Upfront: 233,602); Seasonality Reserve (Monthly: 58,400)	03/20/2012	03/20/2012	Refinance	Kline Hotel Holdings, LLC
Loan	45	HGI Starkville	0.7%	Seasonality Reserve (Upfront: 100,000; Monthly: 10,000)	06/04/2012	04/23/2012	Refinance	Dr. Satnam Lal Sethi
Loan	46	Boston City Multifamily Portfolio (23)	0.7%				Refinance	John McGrail
Property	46.01	1037 River Street	0.2%		06/29/2012	06/29/2012
Property	46.02	1045 River Street	0.2%		06/29/2012	06/29/2012
Property	46.03	9-15 Ruggles Street	0.1%		07/06/2012	06/29/2012
Property	46.04	1 Rosa Street	0.1%		06/26/2012	06/29/2012
Loan	47	Sterling Hills Apartments	0.6%		06/27/2012	06/25/2012	Refinance	Michael Anderson; Paul Blanke
Loan	48	Green Oak Village Place II	0.6%	AT&T Extension Reserve	03/23/2012	03/23/2012	Refinance	Redico LLC; Lormax Stern
Loan	49	Market Place at Oxnard	0.6%		03/22/2012	03/20/2012	Refinance	Darrel W. Wright; Bobby Lee Bierig
Loan	50	Klein Crossing Shopping Center	0.6%		05/01/2012	05/01/2012	Refinance	Jacobo Malca
Loan	51	Legacy Park Office	0.5%		06/29/2012	06/04/2012	Refinance	Wallace M. Dillard; Raymond R. Betz
Loan	52	Mountain Center of Avon	0.5%	Vacant Space Reserve (Upfront: 425,000); Free Rent Reserve (Upfront: 15,913)	05/07/2012	05/04/2012	Acquisition	Peter Knobel; Patrice Knobel
Loan	53	400 North State Street	0.5%	Environmental Reserve (Upfront: 3,500); Estoppel Reserve (Upfront: 25,000)	06/19/2012	03/27/2012	Refinance	Marc A. Bushala
Loan	54	Crossville Village	0.5%		06/13/2012	06/10/2012	Acquisition	William P. Barnes; Kenneth F. Callaham; Loren W. Conrad
Loan	55	Waterside Marketplace	0.4%		04/12/2012	04/10/2012	Acquisition	Steven J. Fogel; Howard S. Banchik
Loan	56	Nottingham Apartments	0.4%		03/12/2012	03/12/2012	Refinance	Scott Asner; Michael Gortenburg; Amit Raizada
Loan	57	1055 Grand Concourse	0.4%		04/29/2012	04/27/2012	Refinance	Marilyn Finkelstein
Loan	58	Rothschild Portfolio B	0.4%				Refinance	Milton D. Rothschild, II
Property	58.01	2-10 Maryland Plaza	0.3%		06/22/2012	04/26/2012
Property	58.02	325-339 North Euclid Avenue	0.1%		06/22/2012	04/26/2012
Loan	59	Eastgate Medical Office	0.3%	Mercy Estoppel Reserve	05/14/2012	04/16/2012	Acquisition	Christopher T. Belletti
Loan	60	Avalon MHP	0.3%		01/19/2012	01/19/2012	Refinance	Ronald A. Ubaldi; Esther Ubaldi
Loan	61	Walgreens Knoxville	0.3%		03/12/2012	03/09/2012	Refinance	MLMD Realty Limited Partnership
Loan	62	305 Bedford Park Boulevard	0.2%		04/28/2012	04/27/2012	Refinance	Marilyn Finkelstein
Loan	63	Mar-Mel-Go Apartments	0.2%	Additional Collateral Reserve	04/04/2012	04/03/2012	Refinance	Marvin H. Peavy; Melissa M. Peavy
Loan	64	Dollar General - Orange City	0.1%		04/13/2012	04/13/2012	Acquisition	Ladder Capital Finance Holdings LLLP

COMM 2012-CCRE2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool
Property Flag	ID	Property Name	Balance	Guarantor
Loan	1	1055 West 7th Street	8.9%	David Y. Lee
Loan	2	77 K Street	8.3%	Brookfield Properties, Inc.
Loan	3	260 and 261 Madison Avenue (22)	7.9%	Alex Sapir; Rotem Rosen
Loan	4	520 Eighth Avenue	7.9%	Jeffrey Gural
Loan	5	Chicago Ridge Mall	6.1%	Star-West JV, LLC
Loan	6	Crossgates Mall (22)	5.4%	Pyramid Crossgates Company
Loan	7	500 Delaware Avenue (23)	5.3%	Robert E. Buccini; Christopher F. Buccini; David B. Pollin
Loan	8	GSA New Orleans	2.7%	Peter E. Strauss
Loan	9	Lakeside Square	2.6%	Zaya S. Younan
Loan	10	Sentry Park West	2.4%	Keystone Property Fund III, L.P.; Keystone Property Fund IIIA, L.P.
Loan	11	Canyon West	2.4%	ADD McKinney Holdings LLC; Texas Red Mud Creek Capital Partners, Ltd.
Loan	12	Montgomery Plaza	2.3%	RIOKIM Montgomery JV, LP
Loan	13	Renaissance Centre	2.1%	Brock J. Vinton
Loan	14	2770 Kingsbridge Terrace	0.4%	Marilyn Finkelstein
Loan	15	2505 Aqueduct Avenue	0.4%	Marilyn Finkelstein
Loan	16	2500 University Avenue	0.4%	Marilyn Finkelstein
Loan	17	3215 Holland Avenue	0.3%	Marilyn Finkelstein
Loan	18	686 Rosewood Street	0.2%	Marilyn Finkelstein
Loan	19	3018 Heath Avenue	0.5%	Marilyn Finkelstein
Loan	20	1576 Taylor Avenue	0.5%	Marilyn Finkelstein
Loan	21	75 West 190th Street	0.4%	Marilyn Finkelstein
Loan	22	2785 Sedgwick Avenue	0.3%	Marilyn Finkelstein
Loan	23	U-Haul Portfolio SAC 26	1.6%	SAC Holding II Corporation; Blackwater Investments, Inc.
Property	23.01	U-Haul Candlestick	1.2%
Property	23.02	U-Haul South Orange	0.1%
Property	23.03	U-Haul Garey Avenue	0.1%
Property	23.04	U-Haul Pinellas Center	0.1%
Loan	24	Novartis Pharmaceuticals Building	1.6%	Hoang Huy Hoang
Loan	25	Lakeside Centre I & II	1.6%	CapLease Credit LLC
Loan	26	Oakridge Court Shopping Center	1.6%	E.J. Plesko; David L. Husman
Loan	27	Residence Inn Milwaukee	1.5%	Investcorp US Real Estate, LLC
Loan	28	GRM MA MD Portfolio	1.4%	Moishe Mana
Property	28.01	GRM Tarbay	0.7%
Property	28.02	GRM Shuman	0.7%
Loan	29	280 North Bernardo	1.3%	Donald R. Stephens; D.R. Stephens Separate Property Trust, UAD
Loan	30	Miller Residential Portfolio	1.2%	Stuart E. Miller
Property	30.01	5054 North Winthrop Avenue	0.3%
Property	30.02	2401-2409 West North Avenue	0.2%
Property	30.03	1735, 1737 and 1741 West Division Street	0.2%
Property	30.04	4217 West Irving Park Road	0.2%
Property	30.05	3328 North Clark Street	0.1%
Property	30.06	2636-2638 North Halsted Street	0.1%
Property	30.07	1444 North Wells Street	0.1%
Property	30.08	3404 North Southport Avenue	0.0%
Loan	31	Shreve City Shopping Center	1.1%	Alan C. Fox
Loan	32	River Street Apartment Portfolio (23)	1.0%	John McGrail
Property	32.01	103-109 Broad Street	0.4%
Property	32.02	10-20 Thorn Street	0.2%
Property	32.03	430 River Street	0.2%
Property	32.04	1-19 River Terrace	0.1%
Property	32.05	720 River Street	0.1%
Loan	33	Embassy Suites Valencia	1.0%	Starr Insurance Holdings, Inc.
Loan	34	Hilton Garden Inn Riverhead	1.0%	Lee Browning, Sr.
Loan	35	29 Prince Street	0.5%	Edmond Li
Loan	36	232 Mott Street	0.5%	Edmond Li
Loan	37	Greens Crossroads	1.0%	Judith Carmel; Herbert Seif; Andrew Schreer
Loan	38	Silvercrest at Deer Creek	0.9%	Jeannine DeVetter
Loan	39	Hotel Indigo Houston	0.8%	Capri Inc.; Capri Houston, LLC
Loan	40	Roxbury Multifamily Portfolio (22)	0.7%	John McGrail
Property	40.01	24 Mount Vernon Street	0.2%
Property	40.02	1-3 Howland Street	0.2%
Property	40.03	731-733 River Street	0.2%
Property	40.04	247 Walnut Street	0.1%
Loan	41	Hickory Farm & Crossings at Fox Meadows	0.7%	Northland Fund L.P.
Property	41.01	Hickory Farm	0.4%
Property	41.02	Crossings at Fox Meadows	0.3%
Loan	42	Rothschild Portfolio A	0.7%	Milton D. Rothschild, II
Property	42.01	387-399 North Euclid Avenue	0.2%
Property	42.02	8-16 North Meramec Avenue	0.1%
Property	42.03	6301 Delmar	0.1%
Property	42.04	400-408 North Euclid Avenue	0.1%
Property	42.05	3217-3225 Olive Street	0.1%
Property	42.06	1000 Sidney Street	0.0%
Property	42.07	4144-4146 Manchester Avenue	0.0%
Property	42.08	4052-4060 Chouteau Avenue	0.0%
Property	42.09	1140 Tamm Avenue and 6335 Clayton	0.0%
Property	42.1	4000 Potomac	0.0%
Property	42.11	1800 South 10th Street	0.0%
Property	42.12	12-14 North Newstead	0.0%
Loan	43	Colonial Acres MHP	0.7%	Janeth R. Brody
Loan	44	Royal St. Charles	0.7%	WHI Real Estate Partners I, L.P.; Kline Hotel Holdings, LLC
Loan	45	HGI Starkville	0.7%	Dr. Satnam Lal Sethi
Loan	46	Boston City Multifamily Portfolio (23)	0.7%	John McGrail
Property	46.01	1037 River Street	0.2%
Property	46.02	1045 River Street	0.2%
Property	46.03	9-15 Ruggles Street	0.1%
Property	46.04	1 Rosa Street	0.1%
Loan	47	Sterling Hills Apartments	0.6%	Michael Anderson; Paul Blanke
Loan	48	Green Oak Village Place II	0.6%	Christopher Brochert; Daniel Stern; Redico LLC
Loan	49	Market Place at Oxnard	0.6%	Darrel W. Wright; Bobby Lee Bierig
Loan	50	Klein Crossing Shopping Center	0.6%	Jacobo Malca
Loan	51	Legacy Park Office	0.5%	Wallace M. Dillard; Raymond R. Betz
Loan	52	Mountain Center of Avon	0.5%	Peter Knobel; Patrice Knobel
Loan	53	400 North State Street	0.5%	Marc A. Bushala
Loan	54	Crossville Village	0.5%	William P. Barnes; Kenneth F. Callaham; Loren W. Conrad
Loan	55	Waterside Marketplace	0.4%	Steven J. Fogel; Howard S. Banchik
Loan	56	Nottingham Apartments	0.4%	Scott Asner; Michael Gortenburg; Amit Raizada
Loan	57	1055 Grand Concourse	0.4%	Marilyn Finkelstein
Loan	58	Rothschild Portfolio B	0.4%	Milton D. Rothschild, II
Property	58.01	2-10 Maryland Plaza	0.3%
Property	58.02	325-339 North Euclid Avenue	0.1%
Loan	59	Eastgate Medical Office	0.3%	Christopher T. Belletti
Loan	60	Avalon MHP	0.3%	Ronald A. Ubaldi; Esther Ubaldi
Loan	61	Walgreens Knoxville	0.3%	Martin Lieberman
Loan	62	305 Bedford Park Boulevard	0.2%	Marilyn Finkelstein
Loan	63	Mar-Mel-Go Apartments	0.2%	Marvin H. Peavy; Melissa M. Peavy
Loan	64	Dollar General - Orange City	0.1%	LDGDOCL LLC

FOOTNOTES TO ANNEX A-1

Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan.

(1)	GACC—German American Capital Corporation or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates.

(2)	GACC—German American Capital Corporation or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates.

Loan No. 3 – 260 and 261 Madison – The Original Balance and Cut-off Date Balance of $105.0 million represent the A-2 Note of a $231.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the A-1 Note in the original principal amount of $126.0 million.

Loan No. 6 – Crossgates Mall – The Original Balance of $72.0 million represents the Note A-1A-1 and Note A-1B-1 of a $300.0 million whole loan evidenced by five pari passu notes. The pari passu companion loans are comprised of Note A-1A-2, Note A-1B-2 and Note A-2, with a combined original principal amount of $228,000,000. Note A-2, with an original principal amount of $120.0 million was included in the COMM 2012-CCRE1 securitization. The A-1A-1 and A-1B-1 notes represent the controlling interest in the Crossgates Mall Loan Combination. GACC is the loan seller on the A-1A-1 which has a Cut-off Date balance of $51,840,811 and LCF is the loan seller of the A-1B-1 note in the amount of $19,938,773.

(3)
With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount for such Mortgaged Property.

(4)
Loan No. 16 – U-Haul Portfolio SAC 26 – has an ARD feature with an anticipated repayment date of 6/6/2022, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of 6/6/2032 of the greater of (i) 5.4500% plus 3.00% and (ii) the then 10-year swap yield plus 6.9000%, but in no event shall the revised interest rate exceed 10.4500%.

(5)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the master servicing fee, sub-servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(6)
Loan No. 7 - 500 Delaware Avenue - The Original Amortization Term of 352 months shown on Annex A-1 reflects the weighted average life of a loan with a 352-month amortization schedule and the same interest rate and original unpaid principal balance.  The Remaining Amortization Term is calculated based upon such 352-month Original Amortization Term.

(7)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest-only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date or anticipated repayment date, as applicable, are shown based on the interest only payments during the 12 month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

Loan No. 7 - 500 Delaware Avenue - Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR are shown based on the monthly principal and interest payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such principal and interest payments).

A-1-11

(8)
“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(9)
“In Place” means that related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)
Loan No. 3 – 260 and 261 Madison Avenue –  The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 6 – Crossgates Mall  –  The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan Nos. 14, 15, 16, 17 and 18 – 2770 Kingsbridge Terrace, 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue and 686 Rosewood Street – The 2770 Kingsbridge Terrace, 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue and 686 Rosewood Street Loans are cross-collateralized and cross-defaulted.  As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated on an aggregate basis.

Loan Nos. 19, 20, 21 and 22 – 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street and 2785 Sedgwick Avenue - The 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street and 2785 Sedgwick Avenue loans are cross-collateralized and cross-defaulted.  As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated on an aggregate basis.

Loan Nos. 35 and 36 – 29 Prince Street and 232 Mott Street –The 29 Prince Street Mortgage Loan and the 232 Mott Street Mortgage Loan are cross-collateralized and cross-defaulted. As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated on an aggregate basis.

(11)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect

A-1-12

to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this prospectus supplement.

(12)	Loan No. 6 – Crossgates Mall – Net Rentable Area excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Mortgage Loan, but has been held vacant since 2005.

(13)	Prepayment provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge

“O(x)” means freely prepayable for x payments, including the final maturity date or ARD payment.

Loan No. 3 – 260 and 261 Madison Avenue – The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 11, 2012. Defeasance of the full $231.0 million 260 and 261 Madison Avenue whole loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note deposited into a securitization, and (ii) July 11, 2015. For purposes of this prospectus supplement, the assumed lockout period of 26 months is used based on the expected COMM 2012-CCRE2 securitization closing date in August 2012.  The actual lockout period may be longer.

Loan No. 6 – Crossgates Mall – The Crossgates Mall Mortgage Loan documents permit that, at any time after May 7, 2013 and prior to the first day of the defeasance lockout expiration period, if (i) the borrower elects to sell the Crossgates Mall Property and have the buyer assume the borrower’s obligations under the Crossgates Mall Mortgage Loan and (ii) the proposed buyer is not approved by lender, then if no event of default then exists the borrower may prepay the entire loan, subject to the payment of the greater of (i) the yield maintenance charge or (ii) prepayment premium (equal to 3%) of the unpaid principle balance at the time of prepayment.

Loan No. 6 – Crossgates Mall – The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2012. Defeasance of the full $300.0 million Crossgates Mall Loan Combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) three years following the note date, or April 9, 2015. For purposes of this prospectus supplement, the assumed lockout period of 27 months is used based on the expected COMM 2012-CCRE2 securitization closing date in August 2012.  The actual lockout period may be longer.

Loan No. 50 - Klein Crossing Shopping Center - In connection with a release of the parcel improved by a building occupied by Firestone, the Mortgage Loan will be prepaid in an amount equal to 125% of the allocated loan amount for such parcel, together with any prepayment consideration associated with the payment of the release price.

Loan No. 64 - Dollar General - Orange City - The Mortgage Loan may be prepaid at any time, together with (if such prepayment is prior to the open prepayment period) a Yield Maintenance Charge.  In addition, commencing with the 27th payment following the first payment date, the related borrower may elect to defease the Mortgage Loan.

A-1-13

(14)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases:

Loan No. 33 – Hilton Garden Inn Riverhead – The Hilton Garden Inn Riverhead Mortgaged Property is subject to a ground lease with an affiliate of the sponsor. The lease expires on 7/20/2111 and there are no ground lease extension options. The ground lease carries an initial base rent of $12,000 per annum with no rent steps.

(15)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan No. 28 – GRM MA MD Portfolio – GRM Tarbay – The largest tenant at the Mortgaged Property, GRM, an affiliate of the borrower, leases 64.3% of the NRA.

Loan No. 28 – GRM MA MD Portfolio – GRM Shuman – The largest tenant at the Mortgaged Property, GRM, an affiliate of the borrower, leases 62.2% of the NRA.

Loan No. 51 – Legacy Park Office – The 3rd Largest Tenant, Raymond R Betz Interests, Inc, an affiliate of the borrower, leases 14.0% of the NRA.

Loan No. 30 – Miller Residential Portfolio - The Mortgage Loan is secured by a portfolio of eight Mortgaged Properties.  In the case of the Mortgaged Property identified as Miller Residential Portfolio - 2636-2638 North Halsted Street, rental payments by The Apartment Source, an affiliate of the borrower, under its lease represent 23% of the base rent for such Mortgaged Property.

(16)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if borrower violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non contingent termination options for those tenants listed in Annex A 1:

Mortgage Loan No. 1 – 1055 West 7th Street – (i) The Largest Tenant, L.A. Care has a one-time right to terminate its lease on November 9, 2016 with at least 12 months prior notice and payment of  a termination fee equal to 3 months of base rent plus all remaining unamortized tenant improvement and leasing commissions; and (ii) the Third Largest Tenant, Los Angeles County Bar Association, has an on-going option to terminate its lease on each anniversary of the commencement of the lease, starting in April 2014, with 12-months’ notice and a termination fee of unamortized costs associated with the space.

Loan No. 3 – 260 and 261 Madison Avenue – McLaughlin & Stern has a rolling termination option to terminate its lease with respect to its entire premises, or any number of full floors of its premises, at any time from January 1, 2018 through December 31, 2020 with 12 months prior notice and a termination penalty consisting of payment of unamortized tenant improvement allowance and leasing commissions plus (i) in the event that the termination is for less than the entire premises, one full year of base rent for the terminated space or (ii) in the event that the termination is for the entire premises, one half of the remaining rent for the term of the lease as if no previous floors have been terminated less any termination payments already paid.

A-1-14

Loan No. 3 – 260 and 261 Madison Avenue – Coca-Cola Company is not yet in occupancy and has not commenced rent payments. The loan is structured with a free rent reserve to cover free rent periods associated with the Coca-Cola Company lease. In the event that the borrower is unable to deliver the space to the tenant on or before January 19, 2013, the tenant has the right to terminate the lease. The loan is structured with (i) a guaranty of payment for $24.6 million by the Sponsor in the event that Coca-Cola Company exercises its termination right due to borrower’s failure to deliver the space and (ii) a cash flow sweep associated with the termination.

Loan No. 3 – 260 and 261 Madison Avenue – Coca-Cola Company has a termination option effective on the 7th anniversary of rent commencement (estimated to be July 1, 2020) with 12 months prior notice and a termination payment equal to the unamortized free rent, tenant improvement allowance and leasing commissions paid in connection with the Coca-Cola lease.

Loan No. 5 – Chicago Ridge Mall – The 5th Largest Tenant, Aldi, Inc., has a one-time right to terminate its lease after May 1, 2019 with at least 24 months prior notice.

Loan No. 6 – Crossgates Mall – The Largest Tenant, JCPenney has the right to terminate its lease in September 2013 with 3 months prior notice. JCPenney has been at the Crossgates Mall Mortgaged Property since 1984 and has seven 5-year extension options remaining. The 5th Largest Tenant, Forever 21, has the right to terminate its lease with at least two months prior notice if sales during the period of May 2014 to April 2015 do not exceed $5,000,000. In addition, Forever 21 has one 5-year extension option remaining.

Loan No. 7 – 500 Delaware Avenue – The 3rd Largest Tenant, Sargent & Lundy, LLC has a one-time option to terminate its lease in October 2014, with 365 days’ notice and payment of unamortized lease costs estimated at approximately $750,182.

Loan No. 9 – Lakeside Square – Companion Data Services, LLC has a lease termination option effective May 30, 2015 with 12 months prior notice. In addition, if Companion Data Services, LLC loses its contract with the United States government, the tenant is permitted to terminate its lease effective as of the date the United States government cancels such contract with 6 months prior notice.  TGGT Holdings, LLC, an affiliate of EXCO Resources, Inc., has a lease termination option effective August 31, 2013 with 12 months prior notice. In association, with this early termination right, Lender held back $3,000,000 from initial loan proceeds.  Loewinsohn Flegle Deary, L.L.P. has a lease termination option effective 1/31/2014 with 12 months prior notice.

Loan No. 10 – Sentry Park West – The Largest Tenant, Cigna Companies, has the right to terminate its lease in October 2013 with at least 9 months prior notice.

Loan No. 12 – Montgomery Plaza – Michaels is not yet in occupancy and has a termination option if the borrower fails to deliver the space by August 31, 2012.  According to the borrower, delivery of the space is anticipated to occur on time.

Loan No. 13 – Renaissance Center – McCarter & English, LLP has the right to terminate its lease effective May 31, 2017 with 12 months prior written notice.  Tenant must pay a termination payment of $1,006,384.   American General Life Insurance Company has the right to terminate its lease effective April 30, 2014 with 12 months prior written notice.  Casarino, Christman, Shalk, PA has the right to terminate its lease effective January 31, 2016 with six months prior written notice.

Loan No. 26 – Oakridge Court Shopping Center – The 5th Largest Tenant, Shoe Carnival, has the right to terminate its lease if its sales do not exceed $235.00 per square feet in the fourth lease year. Shoe Carnival must give six months’ notice after the end of the fourth lease year if it chooses to terminate and pay a $65,000 termination fee.

A-1-15

Loan No. 30 – Miller Residential Portfolio – 1735, 1737 and 1741 West Division Street – The 2nd Largest Tenant, Mode Amour LLC, is entitled to terminate its lease with one year prior notice.

Loan No. 48 - Green Oak Village Place II - The Largest Tenant, HomeGoods, may terminate its lease if overall occupancy falls below 70% and less than two (2) anchors are in occupancy; the 2nd Largest Tenant, Pier 1 Imports, may terminate its lease if overall occupancy falls below 50%; the 3rd Largest Tenant, Five Below, may terminate its lease if overall occupancy falls below 65%; and the 4th Largest Tenant, Panera Bread, may terminate its lease if less than three (3) anchors are in occupancy or overall occupancy falls below 65%.

Loan No. 49 - Market Place at Oxnard - The 4th Largest Tenant, Performance Bicycle, may terminate its lease in 2016, if annual sales for the relevant period are below $1.8 million.

(17)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – 260 and 261 Madison Avenue – The Second Largest Tenant, Primedia, Inc., is subleasing its space to Source Interlink (46,600 sq. ft.) and Simplicity Pattern (23,300 sq. ft.).

(18)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan Nos. 15, 16, 17 and 18 – 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue and 686 Rosewood Street – The aforementioned Mortgage Loans were each structured with a performance holdback.  In each case, the borrower may obtain release of the holdback by satisfying the following conditions: (i) no event of default shall have occurred, (ii) the Mortgage Loan has a minimum DSCR of 1.25x, (iii) the Mortgage Loan has a minimum debt yield of 8.0%, (iv) the Mortgage Loan has a minimum occupancy of 95.0%, and (v) the Mortgage Loan has a maximum LTV of 75.0%.

Loan Nos. 14, 15, 16, 17, and 18 – 2770 Kingsbridge Terrace, 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue and 686 Rosewood Street – The Guarantor provided a performance guarantee on each individual Mortgage Loan as follows: 2770 Kingsbridge Terrace Loan ($684,000), 2505 Aqueduct Avenue Loan ($585,000), 2500 University Avenue Loan ($585,000), 3215 Holland Avenue Loan ($531,000) and 686 Rosewood Street Loan ($378,000).  At any time after the first 24 months of each respective Mortgage Loan, the individual performance guarantee on each loan may be released upon the individual Mortgage Loan achieving the following conditions: (i) no monetary event of default shall have occurred, (i) the Mortgage Loan has a minimum DSCR of 1.25x, (iii) the Mortgage Loan has a minimum debt yield of 8.0%, and (iv) the Mortgage Property has a minimum occupancy of 95.0%.

Loan Nos. 19, 20, 21 and 22 – 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street and 2785 Sedgwick Avenue – The aforementioned Mortgage Loans were each structured with a performance holdback.  In each case, the borrower may obtain release of the holdback by satisfying the following conditions: (i) no event of default shall have occurred, (ii) the Mortgage Loan has a minimum DSCR of 1.25x, (iii) the Mortgage Loan has a minimum debt yield of 8.0%, (iv) the Mortgage Loan has a minimum occupancy of 95.0%, and (v) the Mortgage Loan has a maximum LTV of 75.0%.  In addition, the Guarantor provided a performance guarantee on each individual Mortgage Loan as follows: 3018 Heath Avenue Loan ($828,000), 1576 Taylor Avenue Loan ($738,000), 75 West 190th Street Loan ($672,000) and 2785 Sedgwick Avenue Loan ($459,000).  At any time after the first 24 months of each respective Mortgage Loan, the individual performance guarantee on each Mortgage Loan may be released upon the individual Mortgage Loan achieving the following conditions: (i) no monetary event of default shall have occurred, (i) the Mortgage Loan has a minimum DSCR of 1.25x, (iii) the Mortgage Loan has a minimum debt yield of 8.0%, and (iv) the Mortgage Property has a minimum occupancy of 95.0%.

A-1-16

Loan Nos. 15, 16, 17, 18, 19, 20, 21 and 22 – 2505 Aqueduct Avenue, 2500 University Avenue, 3215 Holland Avenue, 686 Rosewood Street, 3018 Heath Avenue, 1576 Taylor Avenue, 75 West 190th Street and 2785 Sedgwick Avenue – With respect to the aforementioned Mortgage Loans, certain improvements eligible for rent increases and tax abatements per rent stabilization guidelines have been underwritten by lender and are expected to take effect in the next 6-12 months.

(19)	Monthly reserves required to be deposited in such account may be capped pursuant to the related Mortgage Loan Documents.

(20)
Loan No. 44 – Royal St. Charles – The replacement reserve monthly deposit is equal to 1/12 of 2.0% of Gross Revenues based on the prior year commencing in year 2, and increases 1.0% each year until 4.0%, and remaining at 4.0% thereafter.

Loan No. 34 – Hilton Garden Inn Riverhead – The monthly seasonality reserve has monthly deposits in September 2012 of available cash subject to a cap of $300,000 and October 2012 of 100% available cash subject to a cap of $360,000, plus an amount from the borrower, if necessary, so that the reserve balance is equal to or above the reserve cap of $360,000, and in May through October of each year: $60,000 subject to a cap of $360,000.

(21)	Loan No. 28 – GRM MA MD Portfolio – GRM Tarbay – A Phase II report was completed on March 31, 2012 and recommended no further investigation.

Loan No. 29 – 280 North Bernardo – A Phase II report was completed on June 28, 2012 and recommended no further investigation.

Loan No. 42 – Rothschild Portfolio A – 8-16 North Meramec Avenue, 4144-4146 Manchester Avenue and 12-14 North Newstead – Limited Phase II subsurface investigations were completed in June 2012 for each of the mortgaged properties mentioned herein.   Each of the Phase II reports recommended no further investigation.

Loan No. 58 – Rothschild Portfolio B – 2-10 Maryland Plaza and 325-339 North Euclid Avenue – Limited Phase II subsurface investigations were completed on June 18, 2012 for each of the mortgaged properties mentioned herein. Each of the Phase II reports recommended no further investigation.

(22)	Summary of Existing Secured Debt

Loan No.	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCR DSCR	Mortgage Loan Cut-off Date LTV Ratio	Loan Combination Cut-off Date LTV Ratio	Mortgage Loan Cut-off Date U/W NOI Debt Yield	Loan Combination Cut-off Date U/W NOI Debt Yield
3	260 and 261 Madison Avenue	$105,000,000	$ 126,000,000	$ 231,000,000	1.88x	1.88x	50.2%	50.2%	10.2%
6	Crossgates Mall	$ 71,779,584	$ 227,302,017	$ 299,081,601	1.35x	1.35x	63.6%	63.6%	9.5%

(23)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
7	500 Delaware Avenue	$ 69,760,663	5.3%	$10,000,000	10.500%	5/6/2022	Yes	81.8%	1.21x	9.1%
32	River Street Apartment Portfolio	$ 13,485,000	1.0%	$ 1,650,000	12.000%	8/11/2022	Yes	72.0%	1.17x	8.5%
40	Roxbury Multifamily Portfolio	$ 9,860,000	0.7%	$ 1,250,000	12.000%	8/11/2022	Yes	72.0%	1.17x	8.5%
46	Boston City Multifamily Portfolio	$ 8,655,000	0.7%	$ 1,100,000	12.000%	8/11/2022	Yes	72.0%	1.17x	8.5%

A-1-17

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(2)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$798,000 - $9,999,999	36	$225,357,971	17.1%	5.141%	101	1.48x	68.4%	57.9%
$10,000,000 - $19,999,999	11	$160,950,937	12.2%	5.160%	106	1.49x	67.0%	54.6%
$20,000,000 - $39,999,999	10	$275,712,903	20.9%	4.957%	119	1.65x	63.2%	50.6%
$40,000,000 - $69,999,999	1	$69,760,663	5.3%	5.014%	117	1.49x	71.5%	58.3%
$70,000,000 - $99,999,999	2	$151,779,584	11.5%	4.977%	118	2.08x	62.6%	57.7%
$100,000,000 - $117,876,076	4	$437,590,909	33.1%	4.692%	118	1.73x	56.6%	50.1%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

Type of Mortgaged Properties(4)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Beds, Rooms or NRA	Cut-off Date Balance per # of Units, Beds, Rooms or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(3)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Office	14	$687,124,557	52.0%	4,490,519	201	4.796%	118	91.6%	1.68x	60.4%	51.4%
CBD	6	$535,507,187	40.5%	3,150,931	221	4.750%	118	90.8%	1.69x	59.6%	51.8%
Suburban	7	$147,331,692	11.2%	1,311,880	130	4.960%	119	94.1%	1.65x	62.9%	50.0%
Medical	1	$4,285,678	0.3%	27,708	155	4.806%	118	100.0%	1.66x	68.9%	51.3%
Retail	23	$309,781,289	23.4%	3,501,633	149	4.906%	118	93.6%	1.85x	64.4%	55.6%
Anchored(5)	13	$288,804,664	21.9%	3,329,479	151	4.875%	118	93.2%	1.87x	64.4%	55.8%
Unanchored	10	$20,976,625	1.6%	172,154	131	5.324%	118	100.0%	1.56x	64.6%	53.7%
Multifamily	31	$128,921,071	9.8%	2,091	78,174	5.000%	93	95.5%	1.38x	68.8%	57.7%
Hospitality	6	$75,032,148	5.7%	780	105,294	5.496%	84	76.3%	1.60x	65.0%	56.0%
Mixed Use	15	$46,439,193	3.5%	185,757	350,074	4.986%	119	96.8%	1.44x	68.7%	57.3%
Multifamily/ Retail	11	$28,687,181	2.2%	44,220	566,619	5.005%	119	99.5%	1.29x	69.1%	58.2%
Office/Retail	3	$10,668,805	0.8%	71,223	164	5.058%	119	98.9%	1.77x	66.7%	55.0%
Industrial/Self Storage	1	$7,083,208	0.5%	70,314	101	4.800%	118	82.4%	1.58x	70.1%	57.4%
Industrial	3	$39,506,554	3.0%	703,856	67	5.632%	117	100.0%	1.44x	58.0%	44.4%
Self Storage	4	$20,956,665	1.6%	2,922	7,457	5.450%	118	77.2%	1.66x	62.0%	51.8%
Manufactured Housing Community	2	$13,391,491	1.0%	406	33,379	5.547%	116	95.8%	1.63x	69.2%	58.1%
Total/Weighted Average	98	$1,321,152,968	100.0%			4.931%	114	91.8%	1.67x	62.8%	53.4%

A-2-1

Mortgaged Properties by State and/or Location(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
New York	17	$361,794,418	27.4%	4.818%	109	1.74x	54.2%	48.5%
California	8	$199,376,739	15.1%	5.180%	114	1.46x	65.4%	54.4%
Southern(6)	5	$145,567,996	11.0%	5.136%	113	1.39x	69.8%	58.1%
Northern(6)	3	$53,808,743	4.1%	5.301%	118	1.65x	53.4%	44.3%
Texas	9	$161,675,869	12.2%	4.875%	119	1.75x	61.2%	49.9%
Illinois	11	$123,429,893	9.3%	4.773%	119	2.28x	65.3%	60.9%
District of Columbia	1	$110,000,000	8.3%	4.580%	118	1.55x	64.6%	59.2%
Delaware	2	$97,916,278	7.4%	5.010%	117	1.49x	73.0%	59.7%
Louisiana	3	$59,230,687	4.5%	4.918%	110	1.57x	66.8%	49.9%
Massachusetts	14	$41,274,701	3.1%	5.074%	120	1.39x	66.0%	53.2%
Pennsylvania	1	$31,440,657	2.4%	4.887%	119	1.53x	72.3%	59.3%
Tennessee	4	$22,434,259	1.7%	5.153%	119	1.36x	71.0%	54.0%
Wisconsin	1	$19,993,184	1.5%	5.739%	57	1.52x	67.5%	63.1%
Missouri	14	$14,580,058	1.1%	5.157%	119	1.52x	72.6%	60.1%
Michigan	2	$14,321,730	1.1%	5.514%	117	1.40x	64.5%	49.2%
Florida	4	$13,134,180	1.0%	5.445%	117	1.76x	67.2%	56.8%
Kansas	1	$11,566,709	0.9%	4.600%	117	1.40x	55.1%	23.3%
Georgia	2	$9,445,102	0.7%	5.373%	119	1.75x	69.8%	58.0%
Maryland	1	$9,419,617	0.7%	5.500%	118	1.22x	72.5%	55.3%
Mississippi	1	$8,750,000	0.7%	5.250%	120	1.88x	59.9%	45.2%
Colorado	1	$7,083,208	0.5%	4.800%	118	1.58x	70.1%	57.4%
Ohio	1	$4,285,678	0.3%	4.806%	118	1.66x	68.9%	51.3%
Total/Weighted Average	98	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

Range of U/W NCF DSCRs

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.15x – 1.29x	4	$35,851,050	2.7%	5.258%	118	1.20x	68.6%	52.2%
1.30x – 1.39x	16	$276,487,842	20.9%	5.171%	107	1.35x	69.4%	59.0%
1.40x – 1.49x	14	$223,406,309	16.9%	4.959%	117	1.44x	69.3%	54.1%
1.50x – 1.59x	11	$274,183,426	20.8%	4.901%	111	1.54x	68.7%	59.8%
1.60x – 1.74x	8	$123,596,041	9.4%	5.433%	114	1.69x	58.1%	48.1%
1.75x – 1.99x	6	$150,570,987	11.4%	5.014%	118	1.86x	55.3%	51.5%
2.00x – 2.74x	5	$237,057,314	17.9%	4.295%	118	2.34x	48.3%	42.8%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
38.1% - 49.9%	3	$146,176,073	11.1%	4.413%	118	2.07x	39.9%	31.8%
50.0% - 54.9%	3	$144,113,730	10.9%	4.800%	118	1.89x	50.5%	47.7%
55.0% - 59.9%	5	$56,947,475	4.3%	5.042%	109	1.65x	56.8%	42.6%
60.0% - 64.9%	14	$372,545,243	28.2%	4.963%	117	1.77x	63.1%	56.1%
65.0% - 69.9%	11	$157,600,029	11.9%	5.090%	106	1.53x	68.2%	55.4%
70.0% - 76.7%	28	$443,770,417	33.6%	5.045%	112	1.43x	72.8%	60.7%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

A-2-2

Range of LTV Ratios at Maturity or ARD

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
23.3% - 44.3%	8	$209,308,117	15.8%	4.440%	118	1.98x	44.4%	33.4%
45.0% - 49.9%	4	$69,968,254	5.3%	4.850%	120	1.55x	62.6%	47.1%
50.0% - 54.9%	10	$284,978,828	21.6%	5.246%	116	1.65x	58.1%	51.6%
55.0% - 59.9%	18	$469,450,722	35.5%	4.938%	118	1.48x	69.2%	58.3%
60.0% - 4.9%	14	$238,847,047	18.1%	4.984%	110	1.89x	69.2%	61.7%
65.0% - 70.5%	10	$48,600,000	3.7%	4.982%	58	1.33x	74.8%	70.2%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
3.900% - 4.499%	2	$135,610,309	10.3%	4.063%	118	2.15x	40.9%	32.6%
4.500% - 4.999%	32	$596,896,987	45.2%	4.773%	113	1.75x	62.8%	55.7%
5.000% - 5.499%	20	$457,057,064	34.6%	5.160%	116	1.45x	69.6%	57.4%
5.500% - 5.999%	8	$119,629,165	9.1%	5.699%	108	1.52x	61.3%	50.3%
6.000% - 6.500%	2	$11,959,442	0.9%	6.181%	72	1.61x	57.9%	51.9%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

Range of Remaining Terms to Maturity or ARD in Months(3)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
57 - 60	14	$96,515,722	7.3%	5.264%	58	1.42x	69.8%	64.9%
115 - 120	50	$1,224,637,246	92.7%	4.904%	118	1.69x	62.2%	52.5%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

Range of Original Terms to Maturity or ARD in Months(3)

				Weighted Averages
Range of Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60 - 119	14	$96,515,722	7.3%	5.264%	58	1.42x	69.8%	64.9%
120 - 120	50	$1,224,637,246	92.7%	4.904%	118	1.69x	62.2%	52.5%
Total/Weighted Average	64	$1,321,152,968	100.0%	4.931%	114	1.67x	62.8%	53.4%

A-2-3

FOOTNOTES TO ANNEX A-2

1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

2)
With respect to the Crossgates Mall Mortgage Loan and the 260 and 261 Madison Avenue Mortgage Loan, loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Units, Beds, Rooms or NRA calculations include all related pari passu companion loans.  In the case of the cross-collateralized and cross-defaulted Mortgage Loans, loan-to-value ratios, debt service coverage ratios and debt yields were calculated on an aggregate basis.

3)	For the ARD Loan, the original term to maturity and remaining term to maturity are through the Anticipated Repayment Date.

4)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

5)	Includes single tenant, anchored and shadow anchored properties.

6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
Initial Balance	101,979,000.00	42	101,979,000.00	84	59,968,094.86
1	101,979,000.00	43	101,979,000.00	85	58,200,804.72
2	101,979,000.00	44	101,979,000.00	86	56,298,175.23
3	101,979,000.00	45	101,979,000.00	87	54,515,267.22
4	101,979,000.00	46	101,979,000.00	88	52,597,458.26
5	101,979,000.00	47	101,979,000.00	89	50,798,799.12
6	101,979,000.00	48	101,979,000.00	90	48,992,497.42
7	101,979,000.00	49	101,979,000.00	91	46,925,382.89
8	101,979,000.00	50	101,979,000.00	92	45,102,564.22
9	101,979,000.00	51	101,979,000.00	93	43,145,964.79
10	101,979,000.00	52	101,979,000.00	94	41,307,054.13
11	101,979,000.00	53	101,979,000.00	95	39,334,814.37
12	101,979,000.00	54	101,979,000.00	96	37,479,674.32
13	101,979,000.00	55	101,979,000.00	97	35,616,647.07
14	101,979,000.00	56	101,979,000.00	98	33,620,967.70
15	101,979,000.00	57	101,979,000.00	99	31,741,505.29
16	101,979,000.00	58	101,979,000.00	100	29,729,852.04
17	101,979,000.00	59	101,979,000.00	101	27,833,814.08
18	101,979,000.00	60	101,948,338.07	102	25,929,711.85
19	101,979,000.00	61	100,359,596.47	103	23,647,310.13
20	101,979,000.00	62	98,630,502.95	104	21,725,316.68
21	101,979,000.00	63	97,027,665.78	105	19,672,325.66
22	101,979,000.00	64	95,284,872.50	106	17,733,392.56
23	101,979,000.00	65	93,667,819.79	107	15,663,937.27
24	101,979,000.00	66	92,043,910.01	108	13,707,919.69
25	101,979,000.00	67	90,015,680.53	109	11,743,577.50
26	101,979,000.00	68	88,376,192.11	110	9,649,426.24
27	101,979,000.00	69	86,597,776.41	111	7,667,782.48
28	101,979,000.00	70	84,943,759.72	112	5,556,815.15
29	101,979,000.00	71	83,151,223.69	113	3,557,721.83
30	101,979,000.00	72	81,482,554.98	114	1,550,117.15
31	101,979,000.00	73	79,806,805.94	115	-
32	101,979,000.00	74	77,993,147.83	116	-
33	101,979,000.00	75	76,302,561.84	117	-
34	101,979,000.00	76	74,474,483.35	118	-
35	101,979,000.00	77	72,768,933.98	119	-
36	101,979,000.00	78	71,056,145.00	120	-
37	101,979,000.00	79	68,947,290.50
38	101,979,000.00	80	67,218,190.10
39	101,979,000.00	81	65,352,678.15
40	101,979,000.00	82	63,608,285.39
41	101,979,000.00	83	61,727,910.39

A-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	David Y. Lee		Collateral:	Fee Simple
Borrower:	1055 Seventh, LLC		Location:	Los Angeles, CA
Original Balance:	$118,000,000		Year Built / Renovated:	1987 / NAP
Cut-off Date Balance:	$117,876,076		Total Sq. Ft.:	615,953
% by Initial UPB:	8.9%		Property Management:	Jamison Services, Inc.
Interest Rate:	5.0500%		Underwritten NOI:	$11,387,323
Payment Date:	6th of each month		Underwritten NCF:	$10,498,880
First Payment Date:	August 6, 2012		“As-is” Appraised Value:	$165,000,000
Maturity Date:	July 6, 2022		“As-is” Appraisal Date:	April 5, 2012
Amortization:	360 months		“As Stabilized” Appraised Value(2):	$172,000,000
Additional Debt:	None		“As Stabilized” Appraisal Date(2):	October 5, 2013
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place		Historical NOI
			2011 NOI:	$6,188,052 (December 31, 2011)
Reserves(1)			2010 NOI(3):	$8,730,912 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$7,987,488 (December 31, 2009)
Taxes:	$232,349	$116,174	2008 NOI:	$6,424,261 (December 31, 2008)
Insurance:	$0	Springing	2007 NOI:	NAV
Replacement:	$0	$12,500
TI/LC:	$427,378	$62,683	Historical Occupancy
Rent Abatement:	$2,035,542	$0	Current Occupancy:	85.2% (June 1, 2012)
Major Tenant Sweep:	$0	Springing	2011 Occupancy(4):	63.0% (December 31, 2011)
State of California Sweep:	$0	Springing	2010 Occupancy:	79.4% (December 31, 2010)
			2009 Occupancy:	84.2% (December 31, 2009)
Financial Information			2008 Occupancy:	81.2% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$191		2007 Occupancy:	NAV
Balloon Balance / Sq. Ft.:	$158
(1)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)       The “As Stabilized” LTV is 68.5% based on achieving a stabilized occupancy of 90.0%.
(3)       2010 NOI excludes approximately $5.4 million in termination fees that were paid when Los Angeles United School District (“LAUSD”) moved out of the building and consolidated to another location in Downtown Los Angeles.
(4)       Occupancy at the 1055 West 7th Street Property dropped in 2011 to 63.0% when LAUSD (which was occupying 117,054 sq. ft.) moved out of the building. The sponsor subsequently leased the space to L.A. Care.

Cut-off Date LTV(2):	71.4%
Balloon LTV:	58.9%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.9%

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
L.A. Care	NR/NR/NR	159,431	25.9%	$23.54	28.3%	11/30/2021(1)
Morris Polich & Purdy	NR/NR/NR	47,413	7.7%	$25.09	9.0%	4/30/2016
Los Angeles County Bar Association	NR/NR/NR	39,829	6.5%	$30.60	9.2%	4/5/2021(2)
Gilbert, Kelly, Crowley & Jennet	NR/NR/NR	31,166	5.1%	$24.00	5.6%	4/30/2015
Harrington, Foxx, Dubrow & Cantor	NR/NR/NR	21,460	3.5%	$23.40	3.8%	7/31/2014(3)
Total Major Tenants		299,299	48.6%	$24.76	55.8%
Remaining Tenants		225,520	36.6%	$26.03	44.2%
Total Occupied Collateral		524,819	85.2%	$25.31	100.0%
Vacant		91,134	14.8%
Total		615,953	100.0%

(1)
L.A. Care has a lease for 3,292 sq. ft. that expires in April 2014. In addition, L.A. Care has a one-time right to terminate all or a portion of its lease in November 2016 with 12 months notice and a termination fee of three months of base rent plus unamortized costs associated with the space.

(2)
Los Angeles County Bar Association has an ongoing option to terminate its lease on each anniversary of the lease commencement date, starting in April 2014 with 12 months notice and a termination fee of unamortized costs associated with the space.

(3)	The Harrington, Foxx, Dubrow & Cantor Net Rentable Area includes 1,007 sq. ft. of storage space that is leased on a month-to-month basis.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	7	3,940	0.6%	3,940	0.6%	$12.70	0.4%	0.4%
2012	2	15,767	2.6%	19,707	3.2%	$26.13	3.1%	3.5%
2013	6	41,233	6.7%	60,940	9.9%	$31.63	9.8%	13.3%
2014	10	71,812	11.7%	132,752	21.6%	$24.79	13.4%	26.7%
2015	8	66,845	10.9%	199,597	32.4%	$24.06	12.1%	38.8%
2016	5	68,355	11.1%	267,952	43.5%	$24.75	12.7%	51.5%
2017	6	50,589	8.2%	318,541	51.7%	$27.34	10.4%	62.0%
2018	1	9,495	1.5%	328,036	53.3%	$17.24	1.2%	63.2%
2019	0	0	0.0%	328,036	53.3%	$0.00	0.0%	63.2%
2020	0	0	0.0%	328,036	53.3%	$0.00	0.0%	63.2%
2021	3	195,968	31.8%	524,004	85.1%	$24.94	36.8%	100.0%
2022	0	0	0.0%	524,004	85.1%	$0.00	0.0%	100.0%
Thereafter	1	815	0.1%	524,819	85.2%	$0.00	0.0%	100.0%
Vacant	NAP	91,134	14.8%	615,953	100.0%	NAP	NAP
Total / Wtd. Avg.	49	615,953	100.0%			$25.31	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking pan.

The Loan.    The 1055 West 7th Street loan (the “1055 West 7th Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 615,953 square foot Class A CBD office located at 1055 West 7th Street in Los Angeles, California (the “1055 West 7th Street Property”) with an original principal balance of $118.0 million. The 1055 West 7th Street Loan has a 10-year term and amortizes on a 30-year schedule. The 1055 West 7th Street Loan accrues interest at a fixed rate equal to 5.0500% per annum and has a cut-off date balance of approximately $117.9 million. Loan proceeds were used to retire existing debt. Based on the “As-is” appraised value of $165.0 million as of April 5, 2012, the cut-off date LTV is 71.4% and the remaining implied equity is $47.1 million. Based on the “As Stabilized” appraised value of $172.0 million as of October 5, 2013, the “As Stabilized” LTV is 68.5%. The most recent prior financing of the 1055 West 7th Street Property was not included in a securitization.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$118,000,000	99.3%	Loan Payoff	$115,946,247	97.5%
Borrower Equity	$861,878	0.7%	Reserves	$2,695,269	2.3%
			Closing Costs	$220,362	0.2%
Total Sources	$118,861,878	100.0%	Total Uses	$118,861,878	100.0%

The Borrower / Sponsor.    The borrower, 1055 Seventh, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is David Y. Lee.

David Y. Lee is the president of Jamison Services, Inc., one of the largest private commercial property owners in Los Angeles County. Jamison Services, Inc. was founded in 1994 and specializes in the acquisition, operation, construction, leasing and ownership of office, medical, and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings comprising approximately 22 million square feet, with a market cap of over $3.0 billion. For addition information, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies, Default, or Other Proceedings May Be Relevant to Future Performance” in the accompanying Prospectus Supplement.

The Property. The 1055 7th Street Property is a 615,953 sq. ft., 32-story Class A office building located in Downtown Los Angeles.  The 1055 7th Street Property was built in 1987 and features a subterranean parking garage with 1,116 parking spaces, for a parking ratio of 1.80 per 1,000 sq. ft. The 1055 7th Street Property is 85.2% leased as of June 1, 2012 to 38 tenants that represent a broad range of industries.  The sponsor purchased the 1055 7th Street Property in December 2007 for $184.0 million ($299 PSF), and has since invested an additional $9.2 million for capital improvements. Since January 2011, the sponsor has leased 43.4% of the NRA to 17 tenants, including a total of 159,431 sq. ft. to L.A. Care. In 2011, LAUSD, which occupied 117,054 sq. ft. on six floors, moved out of the 1055 West 7th Street Property and consolidated to another location in Downtown Los Angeles. The sponsor subsequently leased the former LAUSD space along with 19,625 square feet to L.A. Care in 2011. Since the initial lease, L.A. Care has expanded into an additional 19,460 sq. ft. space and a 3,292 sq. ft. space, bringing its total leased space to 159,431 (25.9% of NRA) as of June 1, 2012. Aside from L.A. Care, no single tenant occupies more than 7.7% of the 1055 West 7th Street Property’s total NRA.

Environmental Matters. The Phase I environmental report dated April 18, 2012 recommended no further action at the 1055 West 7th Street Property.

Major Tenants.
L.A. Care (159,431 sq. ft., 25.9% of NRA, 28.3% of U/W Base Rent). L.A. Care, also known as Local Initiative Health Authority Governing Board, is the nation’s largest independent public agency health plan.  L.A. Care was authorized by the State of California and created by the County of Los Angeles in 1994 as a licensed health plan that provides access to quality health care for Los Angeles County’s low income communities and residents. L.A. Care employs approximately 425 people and has annual revenues of approximately $1.3 billion.  The L.A. Care health plan is currently accredited by the National Committee for Quality Assurance with a “Commendable” rating.  L.A. Care provides specified health care services to Medi-Cal program members by contracting with plan partners, including Anthem Blue Cross of California, Care 1st Health Plan, Community Health Plan, and Kaiser Foundation Health Plan.  L.A. Care is funded by the Department of Health Care Services (“DHCS”) on a fixed monthly payment based on the number of Medi-Cal members that are enrolled in L.A. Care.  On November 2, 2010, the federal government and the State approved the Section 1115 Waiver that provides California with $10 billion over the next five years to improve and expand Medi-Cal.  L.A. Care’s combined membership for all product lines is 942,035 members as of September 2011, with total revenue of $1.3 billion for the year ended September 30, 2011. L.A. Care has spent approximately $110 PSF on the build out of their space. L.A. Care has two, 5-year renewal options at 95% of fair market rent and 12 months prior notice and a one-time termination option in November 2016 with 12 months prior notice and a termination fee of three months of base rent plus unamortized TI/LC for the space. In addition, prior to L.A. Care’s lease expiration, a cash sweep will be in effect if any of the following occur: (i) the date that is 12 months prior to the expiration of the L.A. Care lease, (ii) L.A. Care goes dark, (iii) a bankruptcy or insolvency by L.A. Care or (iv) L.A. Care terminates, or gives notice to terminate, its lease.

Morris Polich & Purdy (47,413 sq. ft., 7.7% of NRA, 9.0% of U/W Base Rent). Morris Polich & Purdy (“MPP”) is a full service law firm with offices in Los Angeles, Irvine, San Diego, San Francisco and Las Vegas that represents national clients. The 1055 West 7th Street Property serves as MPP’s headquarters.  MPP has been in business for over 40 years and has approximately 110 employees and

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

annual revenues of approximately $13.2 million.  MPP has been a tenant at the 1055 West 7th Street Property since 1991 and executed a renewal lease in 2005. MPP has one, 5-year renewal option at market rent with six months prior notice.

Los Angeles County Bar Association (38,829 sq. ft., 6.5% of NRA, 9.2% of U/W Base Rent) Los Angeles County Bar Association is a professional lawyer’s bar association that offers a wide range of continuing legal education, practice aids, and professional networking opportunities.  They support many major legal service programs in the Los Angeles area and provide free legal services to thousands of people each year. The organization has more than 23,000 members and has annual revenues of approximately $11.5 million.  The Los Angeles County Bar Association began their tenancy at the 1055 West 7th Street Property in 2009 and has three, 5-year renewal options at market rent with nine months prior notice. In addition, Los Angeles County Bar Association has an option to terminate or cancel its lease in April 2014, or thereafter, with 12 months notice and a termination fee of unamortized costs in association with the space.

The Market.     The 1055 West 7th Street Property is located in the Los Angeles-Long Beach-Santa Ana metropolitan statistical area (“MSA”) within the Downtown Los Angeles submarket, just west of Interstate 110. Downtown Los Angeles is home to 13 financial institutions and 32 of the largest law firms in Los Angeles, as well as the location of multiple cultural and entertainment landmarks including the Staples Center, L.A. Live Theater, the Disney Concert Hall, Dorothy Chandler Pavilion, Mark Taper Forum, The Museum of Contemporary Art, the Colburn School of Performing Arts, and the Cathedral of Our Lady of the Angeles.  The dominant employment sectors include government, professional and business services, and educational and health services, which represent 15.3%, 14.0% and 13.9%, respectively of total employment. The estimated unemployment rate in Los Angeles County as of year-end 2011 was 12.2%, representing a 0.4% improvement from the 2010 unemployment rate and the first decline in unemployment in the county since 2006, with this declining trend projected to continue through 2013.

In 2011, there was no new supply in the market, though through the end of the 2017 forecast, the appraiser is projecting positive net absorption, as well as positive rent growth of approximately 3.1% per year. Net absorption for the first quarter 2012 was a positive 49,888 square feet. According to market research reports, the Class A office market in Downtown Los Angeles consists of 77 buildings totaling 37.7 million square feet as of Q1 2012.  Average rent for the submarket was $33.71 PSF and average vacancy was 14.1%. In addition, the appraiser identified six comparable properties to the 1055 West 7th Property, with quoted rents ranging from $26.40 to $32.00 PSF on a full service gross basis. After making adjustments based on recent leasing at the 1055 West 7th Street Property, the appraiser determined market rents of $24.00 to $26.00 PSF, with a market vacancy of 10%. The below chart is a summary of the rental comparables as determined by the appraiser.

Competitive Set(1)
Property Name	Location (Los Angeles, CA)	Year Built / Renovated	Occupancy	Building NRA	Quoted Base Rent
1055 West 7th Street Property	1055 West 7th Street	1987 / NAP	87%	620,891	$27.00-$30.00(2)
800 Wilshire	800 Wilshire Boulevard	1972 / 1992	90%	220,357	$27.50
915 Wilshire	915 Wilshire Boulevard	1980 / 1994	95%	385,455	$32.00
MCI Center	700 South Flower Street	1973 / 1990	76%	678,500	$27.00
Figueroa Tower	800 South Figueroa Street	1985 / NAP	78%	126,700	$30.00
International Tower	888 South Figueroa Street	1985 / NAP	83%	374,106	$30.00
Wilshire Bixel	1055 Wilshire Boulevard	1986 / NAP	79%	281,000	$26.40
(1)	Source: Appraisal
(2)	Quoted Base Rent for the 1055 West 7th Street Property is based on asking rent for vacant space as determined by the appraisal.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Cash Flow Analysis.

Cash Flow Analysis

	2008	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$9,521,863	$11,097,675	$11,872,930	$9,665,946	$13,584,003	$22.05
Value of Vacant Space	0	0	0	0	2,422,893	3.93
Gross Potential Rent	$9,521,863	$11,097,675	$11,872,930	$9,665,946	$16,006,895	$25.99
Total Recoveries	527,226	496,128	227,308	111,066	343,711	0.56
Total Other Income(2)	2,570,680	2,665,879	2,009,840	1,896,366	3,039,592	4.93
Less: Vacancy(3)	0	0	0	0	(2,422,893)	(3.93)
Effective Gross Income	$12,619,769	$14,259,682	$14,110,077	$11,673,378	$16,967,306	$27.55
Total Operating Expenses	6,195,508	6,272,194	5,379,166	5,485,326	5,579,982	9.06
Net Operating Income	$6,424,261	$7,987,488	$8,730,912	$6,188,052	$11,387,323	$18.49
TI/LC	0	0	0	0	738,442	1.20
Capital Expenditures	0	0	0	0	150,001	0.24
Net Cash Flow	$6,424,261	$7,987,488	$8,730,912	$6,188,052	$10,498,880	$17.04

Average Annual Rent PSF(4)	$19.04	$21.40	$24.28	$24.91

(1)	U/W Base Rent includes $302,841 in contractual step rent through March 2013.
(2)	2010 Total Other Income excludes approximately $5.4 million in lease termination fees paid by LAUSD.
(3)	U/W Vacancy represents 12.5% of gross income and is underwritten based on in place economic vacancy.
(4)	Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower.

Property Management.    The 1055 West 7th Street Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The 1055 West 7th Street Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, (iii) the occurrence of a Major Tenant Lease Sweep, as described below, or (iv) the occurrence of a State of California Lease Sweep, as described below.

A Major Tenant Lease Sweep occurs (i) 12 months prior to the expiration of the L.A. Care, or any replacement tenant, lease, or the date on which L.A. Care, or any replacement tenant, has a termination right, or (ii) if L.A. Care or any L.A. Care replacement tenant (a) terminates or cancels its lease, (b) goes dark, or (c) is the subject of a bankruptcy or insolvency proceeding.  The cash flow sweep shall end upon the earliest to occur of: (i) the reserve balance equals or exceeds $30 PSF of the space that caused the cash flow sweep; (ii) the L.A. Care space is re-tenanted under one or more qualified leases and all associated costs have been paid in full, or (iii) with regard to clause “(c)” above, the subject lease has been affirmed, assumed or assigned in a manner acceptable to lender.

A State of California Lease Sweep occurs if the State of California tenant exercises, or gives notice to exercise, its termination option and shall end upon the earliest to occur of (i) the balance in the State of California Lease sweep reserve equals or exceeds $30 PSF of space demised under the State of California lease or (ii) State of California space is re-tenanted under one or more qualified leases and all associated costs have been paid in full.

Initial Reserves.    At closing, the borrower deposited (i) $232,349 into a tax reserve account, (ii) $427,378 into a TI/LC reserve account and (iii) $2,035,542 into a rent abatement reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of annual taxes, which currently equates to $116,174 into a monthly tax reserve account, (ii) $12,500 into a capital expenditure account, and (iii) $62,683 into a TI/LC reserve account, subject to a cap of $2,256,574.  In addition, if an acceptable blanket policy is not in place, the borrower will be required to make monthly deposits equal to 1/12 of the estimated annual insurance premiums that will be due upon renewal of the insurance

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

policy. Upon the occurrence of a Major Tenant Lease Sweep or a State of California Lease Sweep, excess cash will be swept into a special rollover reserve, as described above.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

CARTIFACT
1055 West 7th Street
1055 West 7th Street
Los Angeles, CA 90017
CITY WEST
FINANCIAL DISTRICT
JEWELRY DISTRICT
ENTERTAINMENT DISTRICT
3RD ST
4TH ST
5TH ST
6TH ST
7TH ST / METRO CENTER
8TH ST
9TH ST
OLYMPIC BLVD
11TH ST
12TH ST
WILSHIRE BLVD
HARBOR FWY
FIGUEROA ST
FLOWER ST
HOPE ST
GRAND AVE
OLIVE ST
HILL ST
BROADWAY
METRO RED & PURPLE LINES
Wells Fargo Center
California Plaza
Bank of America Plaza
Union Bank Plaza
US Bank Tower
Citigroup Center
Gas Co Tower
Richard J. Riordan Central Library
City National Plaza
Pershing Square
Figueroa at Wilshire
Macy's Plaza
FIGAT7th
Garland Building
City of Los Angeles
Medici Park
Metropolis Development
South Village
Park Tower
LA Live
Nokia Plaza
STAPLES CENTER SPORTS ARENA
Convention Center
LA Central Development
Development Site
Dev't Site
St Vincent Sq
LOS ANGELES
Pasadena
Long Beach
Anaheim
Santa Ana
PACIFIC OCEAN

(THIS PAGE INTENTIONALLY LEFT BLANK)

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	CBD Office
Sponsor:	Brookfield Properties, Inc.			Collateral:	Fee Simple
Borrower:	77 K Street Tower, LLC			Location:	Washington, DC
Original Balance:	$110,000,000			Year Built / Renovated:	2008 / NAP
Cut-off Date Balance:	$110,000,000			Total Sq. Ft.:	326,860
% by Initial UPB:	8.3%			Property Management:	Brookfield Properties (DC) LLC
Interest Rate:	4.5800%			Underwritten NOI:	$10,991,542
Payment Date:	6th of each month			Underwritten NCF:	$10,490,283
First Payment Date:	July 6, 2012			Appraised Value:	$170,200,000
Maturity Date:	June 6, 2022			Appraisal Date:	April 24, 2012
Amortization:	Interest Only for first 60 months; 360
	months thereafter			Historical NOI(4)
Additional Debt:	None			2011 NOI:	NAP
Call Protection:	L(26), D(89), O(5)			2010 NOI:	NAP
Lockbox / Cash Management:	Hard / In Place			2009 NOI:	NAP

Reserves(1)				Historical Occupancy(4)
	Initial		Monthly	Current Occupancy(5):	92.8% (May 14, 2012)
Taxes:	$723,960		$241,320	2011 Occupancy:	91.0% (December 31, 2011)
Insurance:	$0		Springing	2010 Occupancy:	55.0% (December 31, 2010)
Replacement:	$0		$2,424	2009 Occupancy:	NAV
TI/LC(2):	$0		Springing
(1)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)       In lieu of an upfront TI/LC reserve deposit, Brookfield Office Properties, Inc. provided a guaranty in the aggregate amount of $9,753,231.
(3)       Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.15x and 2.05x, respectively.
(4)       The 77 K Street Property was constructed in 2008 and leased up from 2009 to 2011. The 77 K Street Property was 55.0% leased as of December 2010 with an NOI of -$2,499,709 and was 91.0% leased as of December 2011 with an NOI of -$1,111,764.
(5)       Current Occupancy of 92.8% includes the Federal Retirement Thrift Investment Board expansion space of 6,251 sq. ft. that is expected to take occupancy and begin paying rent in October 2012. Excluding the expansion space the Current Occupancy is 90.9%.

IRS Rollover:	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$337
Balloon Balance / Sq. Ft.:		$308
Cut-off Date LTV:		64.6%
Balloon LTV:		59.2%
Underwritten NOI DSCR(3):		1.63x
Underwritten NCF DSCR(3):		1.55x
Underwritten NOI Debt Yield:		10.0%
Underwritten NCF Debt Yield:		9.5%

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Internal Revenue Service(2)	AAA/Aaa/AA+	166,770	51.0%	$42.76	51.8%	12/31/2020
CQ-Roll Call, Inc.	NR/NR/NR	72,267	22.1%	$48.25	25.3%	3/31/2023(3)
Federal Retirement Thrift Investment Board(4)	AAA/Aaa/AA+	61,102	18.7%	$49.49	22.0%	9/30/2026
Café Phillip	NR/NR/NR	3,279	1.0%	$37.50	0.9%	12/1/2021
Total Occupied Collateral		303,418	92.8%	$45.37	100.0%
Vacant		23,442	7.2%
Total		326,860	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
The Internal Revenue Service (“IRS”) lease features rent abatements through January 2013. In lieu of an upfront reserve, Brookfield Office Properties, Inc. provided a guaranty for rent abatements and tenant improvements in connection with the IRS space. The U/W Base Rent includes the unabated contractual rent amount.

(3)	The Net Rentable Area for CQ-Roll Call, Inc. includes 774 square feet of storage space expiring in March 2017.
(4)
The Net Rentable Area for Federal Retirement Thrift Investment Board (“FRTIB”) includes 6,251 sq. ft. of expansion space. It is anticipated that FRTIB will take occupancy and begin paying rent on the expansion space in October 2012. In addition, the FRTIB lease features rent abatements through December 2012 for 54,851 sq. ft. and December 2013 for the 6,251 sq. ft. expansion space. In lieu of an upfront reserve, Brookfield Office Properties, Inc. provided a guaranty for rent abatements and tenant improvements in connection with the FRTIB space. The U/W Base Rent includes the unabated contractual rent amount, and includes the expansion space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	2	774	0.2%	774	0.2%	$25.50	0.1%	0.1%
2018	0	0	0.0%	774	0.2%	$0.00	0.0%	0.1%
2019	0	0	0.0%	774	0.2%	$0.00	0.0%	0.1%
2020	1	166,770	51.0%	167,544	51.3%	$42.76	51.8%	51.9%
2021	2	3,279	1.0%	170,823	52.3%	$37.50	0.9%	52.8%
2022	0	0	0.0%	170,823	52.3%	$0.00	0.0%	52.8%
Thereafter	4	132,595	40.6%	303,418	92.8%	$48.96	47.2%	100.0%
Vacant	NAP	23,442	7.2%	326,860	100.0%	NAP	NAP
Total / Wtd. Avg.	9	326,860	100.0%			$45.37	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The 77 K Street loan (the “77 K Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 326,860 square foot Class A CBD office building located at 77 K Street, NE in Washington, DC (the “77 K Street Property”) with an original principal balance of $110.0 million. The 77 K Street Loan has a 10-year term and amortizes on a 30-year schedule after an initial 5-year interest only period. The 77 K Street Loan accrues interest at a fixed rate equal to 4.5800% per annum and has a cut-off date balance of $110.0 million. Loan proceeds were used to retire existing debt of approximately $86.9 million, giving the borrower a return of equity of approximately $21.8 million. Based on the appraised value of $170.2 million as of April 24, 2012, the cut-off date LTV is 64.6% and the remaining implied equity is approximately $60.2 million. The most recent prior financing of the 77 K Street Property was not included in a securitization.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$110,000,000	100.0%	Loan Payoff	$86,876,121	79.0%
			Reserves	$723,960	0.7%
			Closing Costs	$640,698	0.6%
			Borrower Return of Equity(1)	$21,759,222	19.8%
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%
(1)
The 77 K Street Property was built by the borrower in 2008 for a total cost of $113.2 million, consisting of approximately $30.7 million for acquiring the unimproved land, approximately $57.7 million in construction costs, and approximately $24.8 million in tenant improvements and leasing commissions.

The Borrower / Sponsor.    The borrower, 77 K Street Tower, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Brookfield Properties, Inc.

Brookfield Properties, Inc. is a wholly owned subsidiary of Brookfield Office Properties, Inc. (“BOP”), a publicly traded company rated NR/NR/BBB by Fitch/Moody’s/S&P, and has an interest in 110 office properties comprising 78 million square feet throughout multiple cities including New York, Washington, DC, Houston, Los Angeles, Toronto, Calgary, Ottawa, Sydney, and Melbourne.  Brookfield Properties, Inc. indirectly owns all of BOP’s US assets excluding assets which were acquired as a part of BOP’s acquisition of Trizec Properties in 2006. As of December 31, 2011, Brookfield Properties, Inc. had an interest in 19 buildings totaling over 22.4 million square feet.

The Property. The 77 K Street Property is an 11-story Class A office building located within the NoMa (North of Massachusetts Avenue) neighborhood of Washington, DC, approximately two blocks north of Union Station, Washington, DC’s largest transportation hub. The 77 K Street Property was built by the borrower in 2008 for a total cost of $113.2 million ($346 PSF), consisting of approximately $30.7 million for acquiring the unimproved land, approximately $57.7 million in construction costs, and approximately $24.8 million in tenant improvements and leasing commissions. The 77 K Street Property features an underground parking garage with 241 spaces (0.74 spaces per 1,000 square feet). As of May 14, 2012, the 77 K Street Property is 90.9% physically occupied by three office tenants and a 3,279 sq. ft. retail space, with one of the office tenants expanding its space by 6,251 sq. ft., increasing occupancy to 92.8% when the expansion is complete. Approximately 69.7% of NRA is leased by credit rated government tenants and two of the tenants, FRTIB and CQ-Roll Call, Inc., are headquartered at the 77 K Street Property.

Environmental Matters. The Phase I environmental report dated May 4, 2012 recommended no further action at the 77 K Street Property.

Major Tenants.
IRS (166,770 sq. ft., 51.0% of NRA, 51.8% of U/W Base Rent). The Internal Revenue Service (“IRS”) is a bureau of the Department of the Treasury and provides service to American taxpayers helping them to understand and meet their tax responsibilities. In fiscal year 2010, the IRS collected more than $2.3 trillion in revenue and processed more than 230 million tax returns.  The IRS has audit functions and a customer service center at the 77 K Street Property. The IRS began its lease in August 2010 and has one, ten-year extension option at $47.62 PSF with 180 days’ notice. A cash sweep will spring into place, subject to a $6.7 million cap, upon the earlier to occur of (i) 20 months prior to the expiration of the IRS lease, (ii) termination or cancellation of the IRS lease, or (iii) a monetary default under the IRS lease. In lieu of a cash sweep, borrower may deliver either (i) a $6.7 million letter of credit or (ii) a guaranty from BOP in the amount of $6.7 million. In addition, BOP provided a guaranty for approximately $4.75 million to cover the IRS rent abatement period through January 2013. IRS has no early termination options in its current lease and is not subject to annual appropriations. If the 10-year extension option is exercised, IRS may elect to terminate its lease on January 1, 2029, with 360 days prior notice.

CQ-Roll Call, Inc. (72,267 sq. ft., 22.1% of NRA, 25.3% of U/W Base Rent). CQ-Roll Call, Inc. is a legislative media company that was founded in 1945 and provides congressional news, legislative tracking and advocacy services to clients including congressional offices, federal departments, law and lobby firms and other media companies. In addition CQ-Roll Call, Inc. publishes the Congressional Quarterly and Roll Call newspapers that track politics and the legislative process. CQ-Roll Call, Inc. is headquartered at the 77 K Street Property and began its lease in March 2011. CQ-Roll Call, Inc. has one, five-year extension option at fair market rent with 22 months prior notice and no termination options.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

FRTIB (61,102 sq. ft., 18.7% of NRA, 22.0% of U/W Base Rent). The Federal Retirement Thrift Investment Board (“FRTIB”) was established as an independent government agency by the Federal Employees’ Retirement System Act of 1986. The agency was established to administer the Thrift Savings Plan (“TSP”), which provides Federal employees the opportunity to save for additional retirement security. The TSP is a tax-deferred defined contribution plan and as of March 2012, has grown to include approximately 4.5 million participants with total assets of approximately $308 billion. FRTIB was established by congressional statute that defines the goals of the agency and is headed by a five member board nominated by the President of the United States and confirmed by the Senate.  FRTIB is one of the smaller Executive Branch agencies, with just over 80 employees. FRTIB is headquartered at the 77 K Street Property and began its lease for 54,851 sq. ft. in October 2011 with a 6,251 sq. ft. expansion space beginning in October 2012. BOP provided a guaranty for approximately $2.27 million to cover the FRTIB rent abatement period through December 2013. FRTIB has two, five-year extension options at fair market rent with 21 months prior notice and no termination options.

The Market.   The 77 K Street Property is located in the Washington, DC metropolitan statistical area (“MSA”) within the NoMa submarket, approximately two blocks north of Union Station.  The dominant employment sectors in the Washington MSA are government and services, which represent 78% of the region’s employment, with more than one out of five jobs provided by the Federal, state or local governments. The estimated MSA unemployment rate at year-end 2011 was 5.5% and has historically had an unemployment rate below the national average since 1998.

As of Q1 2012, the NoMa office submarket consisted of 55 buildings totaling approximately 9.6 million square feet, of which 85.3% is considered to be Class A space. From 2008 through 2010, the NoMa submarket averaged over 490,000 square feet of absorption per year. In 2011, this trend dipped slightly as a total of just over 450,000 sq. ft. was absorbed and in Q1 2012, 42,911 sq. ft. was returned to the market. According to the appraiser, the NoMa submarket vacancy was 7.6% as of the first quarter of 2012, with Class A rents of $48.00 PSF, in line with the leases at the 77 K Street Property. The below chart is a summary of the rental comparables as determined by the appraiser.

Summary of Rental Comparables(1)
Tenant Name	Location (Washington, DC)	Year Built / Renovated	Lease Area	Base Rent(2)	Lease Term
77 K Street Property	77 K Street, NE	2008 / NAP	326,860	$45.50	6-15 yrs
1100 First Street, NE	1100 First Street, NE	2009 / NAP	347,608	$43.50 - $46.79	10-15 yrs
64 New York Avenue, NE	64 New York Avenue, NE	1924 / 2000	356,135	$47.50	10 yrs
Republic Square	25 Massachusetts Ave, NW	2006 / NAP	386,488	$54.00-$63.00	10-15 yrs
Sentinel Square Phase I	90 K Street, NE	2010 / NAP	412,661	$43.50-$45.25	5-10 yrs
Union Square	999 North Capitol Street, NE	1972 / 2010	321,980	$39.21-$44.79	5-10 yrs
Station Place Phase III	700 2nd Street, NE	2009 / NAP	505,191	$53.50	15 yrs
(1)	Source: Appraisal
(2)	Base Rent for the 77 K Street Property represents only the office portion and does not include the 3,279 sq. ft. Café Phillip space or 774 sq. ft. of storage space leased by CQ-Roll Call, Inc.

The appraiser also identified six retail leases comparable to the Café Phillip space at the 77 K Street Property. The comparables ranged from $30.00 to $57.00 PSF NNN, with an average of $45.07 PSF. The appraiser determined retail market rent of $37.50 PSF NNN, in line with the Café Phillip lease rental rate.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$13,919,755	$42.59
Value of Vacant Space	1,113,127	3.41
Gross Potential Rent	$15,032,882	$45.99
Total Recoveries	1,810,499	5.54
Total Other Income	664,682	2.03
FRTIB Incremental Rent(2)	$448,601	1.37
Less: Vacancy(3)	(1,113,127)	(3.41)
Effective Gross Income	$16,843,537	$51.53
Total Operating Expenses	5,851,995	17.90
Net Operating Income	$10,991,542	$33.63
TI/LC	403,204	1.23
Capital Expenditures	98,054	0.30
Net Cash Flow	$10,490,283	$32.09
(1)
U/W Base Rent includes $154,521 in contractual step rents through October 2012. The IRS lease features rent abatements through January 2013 and the FRTIB leases features rent abatements through December 2012 for 54,851 sq. ft. and December 2013 for the 6,251 sq. ft. expansion space. In lieu of an upfront reserve, BOP provided a guaranty in the amount of $9,753,231 for base rent and reimbursements for the IRS and FRTIB spaces. U/W Base Rent includes the unabated contractual rent obligations of the IRS and FRTIB.

(2)	FRTIB Incremental Rent represents a straight-line average of contractual FRTIB rent steps through the loan term, in addition to the rent steps included in the U/W Base Rent.
(3)
U/W Vacancy represents 6.2% of gross income. According to the appraiser, NoMa submarket Class A vacancy was 7.6% as of Q1 2012. U/W Vacancy reflects a discounted vacancy rate for the IRS and FRTIB spaces, which are each rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P.

(4)
The 77 K Street Property was constructed in 2008 and leased up from 2009 to 2011. The 77 K Street Property was 55.0% leased as of December 2010 with an NOI of   -$2,499,709 and average annual rent PSF of $0.10. As of December 2011, the 77 K Street Property was 91.0% leased with an NOI of -$1,111,764 and an average annual rent PSF of $9.27.

Property Management.    The 77 K Street Property is managed by Brookfield Properties (DC) LLC, a borrower affiliate.

Lockbox / Cash Management.    The 77 K Street Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter, or (iii) an IRS Cash Sweep. An “IRS Cash Sweep” will occur upon the earlier to occur of (i) 20 months prior to the expiration of the IRS lease, (ii) termination or cancellation of the IRS lease, (iii) a monetary default under the IRS lease, or (iv) BOP, or any future guarantor, receives (a) a rating equivalent lower than BBB- by Fitch, Moody’s or S&P, or (b) a rating equivalent equal to BBB- by Fitch. Moody’s, or S&P and is placed “On Watch for Downgrade”.

Initial Reserves.    At closing, the borrower deposited $723,960 into a tax reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $241,320 into a tax reserve account and (ii) $2,424 into a capital expenditure account. In addition, the borrower will be required to deposit 1/12 of the estimated annual insurance premium into the insurance reserve account if a blanket insurance policy is not in place.

In lieu of an upfront deposit of $9,753,231 into a rollover and free rent reserve, BOP provided a guaranty (the “Rollover/Free Rent Guaranty”) that covers rollover and free rent payments. Within 10 days of any Credit Event (defined below), or in order to withdraw from the upfront Rollover/Free Rent Guaranty, the borrower is required to deposit either cash or a letter of credit in an amount equal to the aggregate rollover and free rent upfront deposit amount (less any reductions pursuant to the free rent and rollover schedules in the 77 K Street Loan documents). In addition, during an IRS Cash Sweep, all excess cash is required to be deposited into the IRS reserve account until the reserve reaches a cap of $6,700,000 ($40 PSF), or until the earlier to occur of (i) IRS exercises its extension option to

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

extend its lease through 2030, (ii) either the entire space under the IRS lease is leased to a qualified replacement tenant, or tenants, that is in occupancy and either (a) paying full unabated rent, or (b) funds are retained to simulate rent payments during any free rent period for a qualified replacement tenant, (iii) if the IRS Cash Sweep was caused solely as a result of a monetary default under the IRS lease, the tenant default has been cured and no other monetary default under the IRS lease exists for three consecutive months following such cure, or (iv) borrower delivers a guaranty from BOP or letter of credit in the amount of $6,700,000 (which guaranty or letter of credit amount may be reduced, upon lender consent, based upon payments made by the borrower in connection with re-letting the IRS space.

A “Credit Event” is defined as (i) the occurrence of an event of default resulting from (a) a monetary default, (b) a bankruptcy event by borrower, carve-out guarantor or BOP, or (c) a breach of any of the recourse carve-outs set forth in the loan agreement, or (ii) any time an IRS guaranty or Rollover/Free Rent Guaranty is in effect, BOP, or any future guarantor, receives (a) a rating equivalent lower than BBB- by Fitch, Moody’s or S&P, or (b) a rating equivalent equal to BBB- by Fitch. Moody’s, or S&P and is placed “On Watch for Downgrade”.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Wheaton-Glenmont
Calverton
Beltsville
Kensington
White Oak
Greenbelt
Potomac
College Park
Goddard
Bethesda
Silver Spring
MARYLAND
Somerset
Chillum
Brookmont
DISTRICT OF COLUMBIA
Brentwood
McLean
WASHINGTON, D.C.
Fairmount Heights
Falls Church
Arlington
Capitol Heights
Jefferson
Seven Corners
Hillcrest Heights
Forestville
VIRGINIA
Annandale
Morningside
Alexandria
Marlow Heights
Temple Hills
Huntington
Oxon Hill
Glassmanor
Franconia
Belle Haven
Friendly
Clinton
Dunbar HS
O STREET
NEW YORK AVENUE
ATF Headquarters
NEW YORK AVE
N STREET
50
NOMA
N CAPITOL STREET
PATTERSON STREET
1ST STREET
M STREET
Housing Authority HQ
One Noma Station
PIERCE STREET
Terrell JHS
Walker Jones ES
77 K Street
77 K Street, NE
Washington, DC 20002
2ND STREET
3RD STREET
K STREET
NEW JERSEY AVENUE
Gonzaga College HS
FERC
Advisory Comm on Sentencing
MASSACHUSETTS AVENUE
I (EYE) STREET
Dept of Health
CNN
WASA
H STREET
APA & NASW
WASHINGTON, D.C.
US Govt Printing Office
Gallery Place
General Accounting Office
CHINATOWN
G STREET
Gales School
Parking Garage
GALLERY PL-CHINATOWN
EB Williams Law Library
Bureau of Labor Statistics
Station Place
National Museum of American Art
Verizon Center
WMATA Bldg
National Building Museum
FBI
395
McDonough Hall
US Army Corps of Eng
US Postal Museum
Union Station
UNION STATION
Georgetown Univ Law Ctr
F STREET
Capitol Place
Judiciary Square
Thurgood Marshall Judicial Bldg
Columbus Circle
9TH STREET
8TH STREET
7TH STREET
6TH STREET
5TH STREET
4TH STREET
3RD STREET
2ND STREET
1ST STREET
E STREET
JUDICIARY SQ
Bicentennial Bldg
Lansburgh Theatre
Patrick Henry Bldg
DC Courts
Hyatt Regency
Hall of The States
DELAWARE AVENUE
D STREET
INDIANA AVENUE
DC Superior Court
DC Municipal Bldg
US Dept of Labor
LOUISIANA AVENUE
US Capitol Police HQ
Natl Bank of Washington
ARCHIVES-NAVY MEM'L
C STREET
Central Natl Bank
Newseum
National Archives
Federal Trade Commission
Robert A Taft Memorial & Carillon
Russell Senate Office Bldg
Dirksen Senate Office Bldg
Sewall-Belmont House
CONSTITUTION AVENUE
PENNSYLVANIA AVENUE
Mountjoy Bayly House
Natl Gallery Sculpture Garden
Natl Gallery of Art
East Wing Natl Gallery of Art
United States Supreme Court
MADISON DRIVE
Peace Monument
Lutheran Church of Reformation
7TH STREET
The National Mall
Capitol Reflecting Pool
NW
NE
SW
SE
United States Capitol
Folger Shakespeare Library & Theatre
Garfield Monument
JEFFERSON DRIVE
MARYLAND AVENUE
Library of Congress Jefferson Bldg
Library of Congress Adams Bldg
Hirshhorn Museum
Natl Air & Space Museum
Natl Museum of the American Indian
US Botanical Gardens
INDEPENDENCE AVENUE
Bartholdi Fountain
US Federal Aviation Administration
US Dept of Education
Voice of America
US Dept of Health & Human Services
Rayburn House Office Bldg
Longworth House Office Bldg
CARTIFACT
C STREET
Capital Gallery

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset (Two Buildings)
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Alex Sapir; Rotem Rosen		Collateral:	Fee Simple
Borrower:	260-261 Madison Avenue LLC		Location:	New York, NY
Original Balance(1):	$105,000,000		Year Built / Renovated:	1951, 1953 / 2009
Cut-off Date Balance(1):	$105,000,000		Total Sq. Ft.:	923,277
% by Initial UPB:	7.9%		Property Management:	ASRR Management, LLC
Interest Rate:	4.9870%		Underwritten NOI:	$23,657,812
Payment Date:	11th of each month		Underwritten NCF:	$22,002,948
First Payment Date:	July 11, 2012		Appraised Value:	$460,000,000
Maturity Date:	June 11, 2022		Appraisal Date:	June 1, 2012
Amortization:	Interest Only
Additional Debt(1):	$126,000,000 Pari Passu Debt		Historical NOI
Call Protection(2):	L(26), D(90), O(4)		2011 NOI:	$19,714,765 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$22,643,675 (December 31, 2010)
			2009 NOI:	$21,655,382 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy(10)
Taxes:	$0	$764,725	Current Occupancy(11):	89.6% (July 1, 2012)
Insurance:	$0	Springing	2011 Occupancy:	84.5% (December 31, 2011)
Replacement:	$0	$22,491	2010 Occupancy:	89.1% (December 31, 2010)
TI/LC(4):	$2,000,000	$153,880	2009 Occupancy:	89.6% (December 31, 2009)
Required Repairs:	$34,100	NAP
(1)       The Original Balance and Cut-off Date Balance of $105.0 million represent the A-2 Note of a $231.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the A-1 Note in the original principal amount of $126.0 million.
(2)       The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 11, 2012. Defeasance of the full $231.0 million 260 and 261 Madison Avenue whole loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the last note deposited into a securitization, and (ii) July 11, 2015.
(3)       See “Initial Reserves” and “Ongoing Reserves” herein.
(4)       Capped at $4,000,000. In the event that occupancy is greater than 90%, the cap will be reduced to $3,000,000 and any TI/LC Reserve balance in excess of such cap will be disbursed to borrower.
(5)       The Coca-Cola Reserve, WeWork Reserve and BEM Reserve were collected to fund tenant improvements, leasing commissions and free rent owed in connection with recent leases executed at the 260 and 261 Madison Avenue Property to Coca-Cola Company, WeWork and Black Enterprises Magazine.
(6)       New Lease Reserve may be used to cover tenant improvements, leasing commissions and free rent incurred in connection with approved new leasing at the 260 and 261 Madison Avenue Property.
(7)       Based on all outstanding free rent owed to McLaughlin & Stern in connection with the tenant’s lease renewal and expansion that was executed in May 2010.
(8)       Approximately 110% of the estimated costs required to complete lobby renovations at both buildings comprising the 260 and 261 Madison Avenue Property.
(9)       DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date principal balance of $231.0 million.
(10)     Historical Occupancy figures are based on average occupancy percentages for the trailing 12 month period as of the date shown. Since 1995, the 260 and 261 Madison Avenue Property has maintained an average occupancy of approximately 90%.
(11)     Current Occupancy includes tenants with executed leases that are not yet in occupancy.

Coca-Cola Reserve(5):	$6,730,577	$0
WeWork Reserve(5):	$5,204,649	$0
BEM Reserve(5):	$4,091,684	$0
New Lease Reserve(6):	$2,546,867	$0
McLaughlin & Stern Free Rent	$1,411,967	$0
Reserve(7):
Lobby Renovation Reserve(8):	$1,158,482	$0
Major Tenant Sweep Reserve:	$0	Springing

Financial Information(9)
Cut-off Date Balance / Sq. Ft.:	$250
Balloon Balance / Sq. Ft.:	$250
Cut-off Date LTV:	50.2%
Balloon LTV:	50.2%
Underwritten NOI DSCR:	2.03x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.5%

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Building	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
McLaughlin & Stern(2)	NR/NR/NR	260 Madison	108,977	11.8%	$35.69	10.0%	12/31/2021
Primedia, Inc. (Source Interlink & Simplicity Pattern Subleases)(3)	NR/NR/NR	261 Madison	71,000	7.7%	$37.67	6.9%	11/30/2017
Hanesbrands, Inc.(4)	NR/B1/BB-	260 Madison	54,659	5.9%	$36.43	5.1%	4/30/2013
The Solomon-Page Group	NR/NR/NR	260 Madison	50,334	5.5%	$53.00	6.9%	10/31/2018
Coca-Cola Company(5)	A+/Aa3/A+	260 Madison	50,462	5.5%	$44.76	5.8%	10/31/2022
Trustees of AFTRA Health & Retirement Funds	NR/NR/NR	261 Madison	47,514	5.1%	$55.00	6.7%	10/31/2024
Total Major Office Tenants			382,946	41.5%	$42.03	41.5%
Remaining Office Tenants			362,500	39.3%	$47.36	44.2%
Total Occupied Office			745,446	80.7%	$44.62	85.7%
Vacant Office			94,313	10.2%
Total Office			839,759	91.0%

Retail Tenants
Signature Bank	NR/NR/NR	261 Madison	10,000	1.1%	$80.77	2.1%	8/31/2015
JPMorgan Chase (Duane Reade Sublease)(6)	A+/A2/A (NR/A3/A)	260 Madison	9,060	1.0%	$98.73	2.3%	12/31/2018
JPMorgan Chase	A+/A2/A	260 Madison	6,617	0.7%	$159.87	2.7%	11/15/2020
Staples(7)	BBB/Baa2/BBB	261 Madison	4,978	0.5%	$105.49	1.4%	12/31/2012
Bon Jour, Inc.	NR/NR/NR	260 Madison	2,728	0.3%	$96.90	0.7%	5/17/2016
FedEx	NR/Baa1/BBB	261 Madison	1,536	0.2%	$175.00	0.7%	4/30/2013
A&D Shoe Repair	NR/NR/NR	260 Madison	712	0.1%	$32.04	0.1%	MTM
Total Occupied Retail			35,631	3.9%	$107.80	9.9%
Vacant Retail			1,400	0.2%
Total Retail			37,031	4.0%

Parking Tenants
Regal Parking (d/b/a Icon Parking Systems)	NR/NR/NR	260 Madison	29,339	3.2%	$42.81	3.2%	11/30/2020
Affiliated Parking (d/b/a Icon Parking Systems)	NR/NR/NR	261 Madison	17,148	1.9%	$53.68	2.4%	11/30/2020
Total Parking			46,487	5.0%	$46.82	5.6%

Total Collateral Sq. Ft.			923,277	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
McLaughlin & Stern has a rolling termination option to terminate its lease with respect to its entire premises, or any number of full floors of its premises, at any time from January 1, 2018 through December 31, 2020 with 12 months prior notice and a termination penalty consisting of payment of unamortized tenant improvement allowance and leasing commissions plus (i) in the event that the termination is for less than the entire premises, one full year of base rent for the terminated space or (ii) in the event that the termination is for the entire premises, one half of the remaining rent for the term of the lease as if no previous floors have been terminated less any termination payments already paid.  The loan is structured with on-going TI/LC reserves as well as cash flow sweeps for a Major Tenant Sweep Period as defined in the “Ongoing Reserves” herein.

(3)	The Primedia, Inc. space has been subleased to Source Interlink (46,600 sq. ft.) and Simplicity Pattern (23,300 sq. ft.). U/W Base Rent PSF is based on the Primedia, Inc. rents.
(4)
Hanesbrands, Inc. space is currently leased to Sara Lee Intimate Apparel (6th floor at 260 Madison Avenue, 33,208 sq. ft.) and Bali Company (14th floor at 260 Madison Avenue, 21,451 sq. ft.), which both now operate under Hanesbrands, Inc.  For the purposes of the Major Tenant Vacating Event as described herein, this tenant currently does not constitute a Major Tenant as the leases are to different entities.  If the leases are consolidated into one lease under Hanesbrands, Inc., Hanesbrands, Inc. would be considered a Major Tenant.

(5)
Coca-Cola Company has a termination option effective on the 7th anniversary of rent commencement (estimated to be July 1, 2020) with 12 months prior notice and a termination payment equal to the unamortized free rent, tenant improvement allowance and leasing commissions paid in connection with the Coca-Cola lease.  The loan is structured with on-going TI/LC reserves as well as cash flow sweeps for a Major Tenant Sweep Period as defined in the “Ongoing Reserves” herein.  Coca-Cola Company is not yet in occupancy and has not commenced rent payments.  The loan is structured with a free rent reserve to cover free rent periods associated with the Coca-Cola Company lease. In the event that the borrower is unable to deliver the space to the tenant on or before January 19, 2013, the tenant has the right to terminate the lease.  The loan is structured with (i) a guaranty of payment for $24.6 million by the Sponsor in the event that Coca-Cola Company exercises its termination right due to borrower’s failure to deliver the space and (ii) a cash flow sweep associated with the termination.  See “Lockbox / Cash Management” herein.

(6)
The JPMorgan Chase space was subleased to Duane Reade in 2009.  U/W Base Rent PSF for this space is based on the JPMorgan Chase average rents over the JPMorgan Chase lease term.  The JPMorgan Chase subleased space is underwritten at $98.73 PSF as compared to a market rent of $132.78 PSF based on the appraisal.

(7)
The lease expiration for Staples reflects the exercise of an early termination option within Staples’ lease.  The borrower received a $250,000 (approximately $50 PSF) termination payment from Staples.  Staples U/W Base Rent is below the appraisal’s concluded retail rents.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	2	5,854	0.6%	5,854	0.6%	$3.90	0.1%	0.1%
2012	2	10,228	1.1%	16,082	1.7%	$76.86	2.0%	2.1%
2013	4	60,670	6.6%	76,752	8.3%	$37.25	5.8%	7.9%
2014	1	7,797	0.8%	84,549	9.2%	$43.06	0.9%	8.8%
2015	3	20,450	2.2%	104,999	11.4%	$62.31	3.3%	12.1%
2016	2	5,361	0.6%	110,360	12.0%	$67.91	0.9%	13.0%
2017	9	124,752	13.5%	235,112	25.5%	$44.17	14.2%	27.2%
2018	5	92,802	10.1%	327,914	35.5%	$62.37	14.9%	42.1%
2019	4	50,098	5.4%	378,012	40.9%	$42.75	5.5%	47.6%
2020	3	53,104	5.8%	431,116	46.7%	$60.91	8.3%	56.0%
2021	2	125,077	13.5%	556,193	60.2%	$35.87	11.6%	67.5%
2022	5	93,935	10.2%	650,128	70.4%	$40.97	9.9%	77.5%
Thereafter	6	177,436	19.2%	827,564	89.6%	$49.30	22.5%	100.0%
Vacant	NAP	95,713	10.4%	923,277	100.0%	NAP	NAP
Total / Wtd. Avg.	48	923,277	100.0%			$46.88	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)
MTM includes a 712 sq. ft. retail tenant paying $32.04 PSF and an office tenant which is currently occupying 5,142 sq. ft. on a portion of the 14th floor (such office income was excluded from U/W Base Rent).

The Loan.    The 260 and 261 Madison Avenue loan (the “260 and 261 Madison Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Midtown Manhattan office buildings totaling 923,277 square feet located at 260 and 261 Madison Avenue in New York, New York (the “260 and 261 Madison Avenue Property”) with an original principal balance of $105.0 million.  The 260 and 261 Madison Avenue Loan of $105.0 million represents the non-controlling A-2 Note of a $231.0 million whole loan that is evidenced by two pari passu notes.  Only the $105.0 million non-controlling A-2 Note will be included in the COMM 2012-CCRE2 trust.  The A-1 Note, with an original balance of $126.0 million and held by CCRE, will retain control over major servicing matters and is expected to be included in one or more future securitizations.  CCRE has reserved the right to further split the A-1 Note into smaller pieces with one note retaining control over major servicing matters.  The 260 and 261 Madison Avenue Loan has a 10-year term and interest only payments for the term of the loan.  The 260 and 261 Madison Avenue Loan accrues interest at a fixed rate equal to 4.9870% and has a Cut-off Date Balance of $105.0 million.  Loan proceeds were used to, among other things, retire existing debt of approximately $192.7 million, fund upfront reserves of $23.2 million and return $5.2 million of equity to the borrower.  Based on the appraised value of $460.0 million as of June 1, 2012, the Cut-off Date LTV is 50.2% with remaining implied equity of $229.0 million.  The most recent prior financing of the 260 and 261 Madison Avenue Property was held by MetLife Insurance Company and the financing prior to that was included in the WBCMT 2004-WHALE 3 transaction.

The relationship between the holders of the A-2 Note and the A-1 Note (or other future notes) will be governed by an intercreditor agreement.  See “Description of the Mortgage Pool – Loan Combinations – The 260 and 261 Madison Avenue Loan Combination” in the accompanying Prospectus Supplement.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$231,000,000	100.0%	Loan Payoff	$192,739,826	83.4%
			Upfront Reserves	$23,178,326	10.0%
			Closing Costs(1)	$9,884,987	4.3%
			Return of Equity	$5,196,860	2.2%
Total Sources	$231,000,000	100.0%	Total Uses	$231,000,000	100.0%
(1)
Closing Costs consist of approximately $4.6 million for the upcoming tax payment collected at closing, approximately $2.5 million for mortgage recording taxes and approximately $2.7 million of other customary closing costs.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

The Borrower / Sponsor.    The borrower, 260-261 Madison Avenue LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantors are Alex Sapir and Rotem Rosen, jointly and severally (collectively, the “Guarantors” or “Sponsors”).

Alex Sapir and Rotem Rosen are partners in ASRR, LLC, a real estate management company which provides asset management services for  the Sapir Organization, a privately held, New York-based real estate holding and development firm led by Alex Sapir, which originally purchased the property in 1996. The Sapir Organization’s real estate portfolio consists of approximately 7.0 million square feet of Manhattan commercial and residential space including 11 Madison Avenue, 2 Broadway, Trump Soho Hotel Condominium, and two residential buildings, 50 Murray Street and 53 Park Place.

The Property. The 260 and 261 Madison Avenue Property is located in New York, New York on Madison Avenue between 38th and 39th Streets.  260 Madison Avenue is located on the west side of Madison Avenue while 261 Madison Avenue is located on the east side of the street.  Constructed in 1951 and 1953, the 260 and 261 Madison Avenue Property is comprised of two Class B+ office buildings each with ground floor retail and below grade parking garages.  The collateral includes 839,759 sq. ft. of office space, 37,031 sq. ft. of retail space, and 46,487 sq. ft. of parking garage space.  As of July 1, 2012, the 260 and 261 Madison Avenue Property is 89.6% leased, which consists of an 88.8% office occupancy, 96.2% retail occupancy and 100.0% parking occupancy.  Since 1995, the 260 and 261 Madison Avenue Property has maintained an average occupancy of approximately 90%.  The lobbies of both 260 Madison Avenue and 261 Madison Avenue are currently undergoing a renovation for a total cost of approximately $1.6 million.  Approximately $1.2 million of loan proceeds, estimated to be approximately 110% of the total costs remaining to complete both lobbies, were held back at closing.

The 260 and 261 Madison Avenue Property includes the following buildings:

260 Madison Avenue - 22-story, Class B+, 538,332 sq. ft. office building with 488,476 sq. ft. of office space, 20,517 sq. ft. of retail space and an additional 29,339 sq. ft. of parking garage space.  The property was built in 1951 and is 89.9% occupied.

261 Madison Avenue - 28-story, Class B+, 384,945 sq. ft. office building with 351,283 sq. ft. of office space, 16,514 sq. ft. of retail space and an additional 17,148 sq. ft. of parking garage space.  The property was built in 1953 and is 89.2% occupied.

The 260 and 261 Madison Avenue Property has leases representing no more than 13.5% of the Total NRA or 14.9% of the Total U/W Base Rent expiring in any year.  In addition, only 12.0% of the Total NRA and 13.0% of the Total U/W Base Rent expire prior to 2017.  The 260 and 261 Madison Avenue Property has exhibited positive recent leasing momentum with nine new leases and two renewals executed in 2012.  Below is a summary of the recent leases at the property:

Recent Leasing Schedule
Tenant	New / Renewal	Building	Sq. Ft.	Annual U/W Base Rent PSF	Lease Term (Years)	Lease Expiration
McLaughlin & Stern	Renewal	260 Madison	108,977	$35.69	10.0	12/31/2021
Coca-Cola Company	New	260 Madison	50,462	$44.76	10.0	10/31/2022
WeWork	New	261 Madison	43,874	$42.00	15.8	4/30/2028
Black Enterprises Magazine	New	260 Madison	26,549	$43.34	10.4	5/31/2023
AKAM Associates	New	260 Madison	22,881	$39.27	10.7	9/30/2022
Forum Personnel, Inc.	Renewal	260 Madison	16,100	$37.08	9.0	5/31/2021
Arik Eshel, CPA & Associates	New	260 Madison	14,078	$30.00	10.0	1/15/2022
Ziruale Construction, Inc.	New	261 Madison	5,645	$60.93	7.0	6/3/2019
Prominence Décor	New	260 Madison	3,714	$40.00	10.1	5/31/2022
The Transportation Group	New	261 Madison	3,402	$43.13	5.3	5/31/2017
Gusy van der Zandt	New	261 Madison	2,800	$43.05	10.3	5/31/2022
Total / Wtd. Avg.			298,482	$39.60	10.8

Environmental Matters. The Phase I environmental report dated June 8, 2012 recommended no further action at the 260 and 261 Madison Avenue Property, other than the development and implementation of an asbestos operations and maintenance program, which the borrower agreed to institute, and the registration of an above ground storage tank, which the borrower agreed to register.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Major Tenants.

McLaughlin & Stern (108,977 sq. ft., 11.8% of NRA, 10.0% of Annual U/W Base Rent)
McLaughlin & Stern, LLP (“McLaughlin & Stern”), a law firm established in 1898, provides a diverse range of legal services to businesses and individuals, with particular expertise in 18 various fields including corporate and securities, litigation, real estate, intellectual property and healthcare.  260 Madison Avenue is the firm’s headquarters and only location in New York City.  McLaughlin & Stern has been a tenant at 260 Madison Avenue since 1996 when the tenant occupied only one floor of approximately 16,000 sq. ft.   Since then, McLaughlin & Stern has expanded five times into its current eight floors of space, leasing an additional approximately 92,000 sq. ft.

Primedia, Inc. (71,000 sq. ft., 7.7% of NRA, 6.9% of Annual U/W Base Rent)
Primedia Inc. (“Primedia”) is a privately held American media company fully owned by TPG Capital (formerly Texas Pacific Group).  Primedia helps millions of consumers find apartments, houses for rent, and new homes for sale through its Internet, mobile, and print products.  Brands include Apartment Guide, ApartmentGuide.com, Rentals.com, and New Home Guide.  In May 2012, Primedia acquired Rent.com from eBay for $145 million.  TPG Capital is a large global private equity investment firm focused on leveraged buyout, growth capital and leveraged recapitalization investments in distressed companies and turnaround situations.  TPG Capital purchased Primedia for $525 million in 2011.  Primedia has been a tenant since May 2006.  The Primedia space is fully subleased to two tenants, Source Interlink (47,700 sq. ft.) and Simplicity Pattern (23,300 sq. ft.).

Hanesbrands, Inc. (54,659 sq. ft., 5.9% of NRA, 5.1% of Annual U/W Base Rent)
Hanesbrands Inc. (NYSE:HBI) (“Hanes”), based in Winston-Salem, North Carolina, is a global consumer goods company that has been in business for more than a century that manufactures and sells apparel essentials including t-shirts, bras, underwear, socks, hosiery, casualwear and activewear.  Hanes, which was spun off from the Sara Lee Corporation in 2006, has approximately 50,000 employees and reported net income for 2011 of approximately $266.7 million, $55.4 million higher than the reported net income in 2010 of approximately $211.3 million.  Hanes has a market capitalization of approximately $2.9 billion as of July 2012.

The Market.
Midtown Manhattan Office Market
Midtown Manhattan is the largest office market in the country, containing 241.5 million square feet within its 11 major submarkets.  Specifically, the 260 and 261 Madison Avenue Property is located in the Grand Central District, Midtown’s largest submarket containing 59.7 million square feet of office space.

Murray Hill Office Subdistrict
The 260 and 261 Madison Avenue Property is located in the Murray Hill subdistrict, one of three subdistricts within Midtown Manhattan’s Grand Central District.  As of first quarter 2012, these three office subdistricts contained a total of approximately 45.2 million sq. ft. of Class A office space and approximately 14.5 million sq. ft. of Class B office space.  The 260 and 261 Madison Avenue Property competes with both Class A and Class B buildings.  Within the Murray Hill subdistrict, the average Class A and Class B direct rental rates as of first quarter 2012 were $51.97 PSF and $42.54 PSF, respectively.  The average in-place rents at the 260 and 261 Madison Avenue Property fall between the average Class A and Class B rents for the Murray Hill subdistrict.  The appraisal concluded an effective occupancy rate of 95%.  The average Grand Central district direct vacancy rate including all three subdistricts was 8.7% for Class A space and 5.4% for Class B space.  The Murray Hill subdistrict boasts a vacancy rate of 5.4% for Class A space and 4.1% for Class B space.

Retail Market
The comparable retail leases contained in the appraisal range from $136.50 – $187.17 PSF. The appraiser concluded market rents of $175.00 PSF for Madison Avenue ground floor corner space, $75 PSF for side street midblock space and $50.00 PSF for below-grade space.  The 260 and 261 Madison Avenue Property’s in-place U/W Base Rent for retail space of $107.80 PSF is below the appraiser’s blended conclusion of $131.97 PSF based on the corner, midblock and below grade rental assumptions above.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

The following table compares the 260 and 261 Madison Avenue Property to direct competitors in the Murray Hill subdistrict.

Summary of Comparable Office Properties(1)
Building	Year Built	Height (Stories)	Size (Sq. Ft.)	Total Occupancy % (Direct)	Direct Asking Rents PSF
260 and 261 Madison Avenue	1951, 1953	22, 28	923,277	89.6%	$45.00 – $60.00
200 Madison Avenue	1925	26	553,144	100.0%	NAV
270 Madison Avenue	1923 / 1999	20	198,563	100.0%	NAV
275 Madison Avenue	1931	43	295,000	89.1%	$70.00 – $80.00
285 Madison Avenue	1926	25	371,284	100.0%	NAV
286 Madison Avenue	1918	23	111,977	95.0%	$50.00
292 Madison Avenue	1923	26	178,097	93.8%	$47.00
295 Madison Avenue	1929	47	237,366	93.5%	$45.00 – $48.00
317 Madison Avenue	1922	23	306,200	80.5%	$45.00
Total / Wtd. Avg.(2)				94.5%	$45.00 – $80.00

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$34,264,599	$35,658,673	$33,796,346	$38,799,845	$42.02
Value of Vacant Space	0	0	0	4,551,960	4.93
Gross Potential Rent	$34,264,599	$35,658,673	$33,796,346	$43,351,805	$46.95
Total Recoveries	3,916,794	5,180,435	4,877,118	4,886,531	5.29
Total Other Income(2)	895,928	871,052	782,010	843,419	0.91
Less: Vacancy(3)	0	0	0	(4,551,960)	(4.93)
Effective Gross Income(4)(5)	$39,077,321	$41,710,160	$39,455,475	$44,529,796	$48.23
Total Operating Expenses	17,421,939	19,066,485	19,740,709	20,871,984	22.61
Net Operating Income	$21,655,382	$22,643,675	$19,714,765	$23,657,812	$25.62
TI/LC	0	0	0	1,384,916	1.50
Capital Expenditures	0	0	0	269,948	0.29
Net Cash Flow	$21,655,382	$22,643,675	$19,714,765	$22,002,948	$23.83
(1)	U/W Base Rent includes $789,144 in contractual step rent through September 2013 and rent averaging of $307,389 for Coca-Cola Company and JPMorgan Chase.
(2)
U/W Other Income consists primarily of tenant cleaning income, sundry income and other miscellaneous income and $122,819 of percentage rent paid by HQ Global Workplaces (d/b/a Regus), in-line with actual percentage rent collections.

(3)	U/W Vacancy represents 9.4% of gross income and is underwritten based on in place economic vacancy including tenants with executed leases, but not yet in occupancy.
(4)	Effective Gross Income in 2011 decreased from 2010 largely due to 6 tenants vacating in 2010 and 2011 totaling approximately 98,500 sq. ft.
(5)
U/W Effective Gross Income is higher than historicals due to 9 new leases (including Coca-Cola Company, WeWork and Black Enterprises Magazine) signed in 2011 and 2012 totaling 173,405 sq. ft. and $7,332,795 in U/W Base Rent.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Property Management.    The 260 and 261 Madison Avenue Property is managed by ASRR Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The 260 and 261 Madison Avenue Loan is structured with a hard lockbox and in place cash management.  The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the 260 and 261 Madison Avenue Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the 260 and 261 Madison Avenue Loan documents.

All excess cash will be swept into a lender controlled account during (a) a Major Tenant Sweep Period (as described below), (b) a Coca-Cola Sweep Period (as described below), (c) a BEM Sweep Period (as described below) or (d) upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of the borrower, Guarantors or property manager, (iii) if the debt service coverage ratio for two consecutive calendar quarters is less than 1.05x (based on 30-year amortization) until such time that the debt service coverage ratio is 1.10x (based on 30-year amortization) for two consecutive quarters, or (iv) the borrower fails to complete the lobby renovations on or before October 15, 2012.

A “Major Tenant Sweep Period” occurs if (A) a tenant on a lease that is considered a “Major Sweep Event Lease” (defined as (i) a tenant occupying at least 50,000 sq. ft. of space at the 260 and 261 Madison Avenue Property or (ii) the tenant named The Trustees of AFTRA Health & Retirement Funds) (a) exercises a termination option, (b) fails to renew its lease prior to the date required under the lease, (c) is the subject of a bankruptcy action, (d) goes dark in its entire leased premises (including any subleased space) other than for temporary and reasonable business-related or repair-related purposes, or (e) fails to pay rent required under its lease for more than 60 days after the due date and (B) on such date, after giving effect to the Major Sweep Event Lease, the DSCR at the 260 and 261 Madison Avenue Property would be less than 1.30x (based on 30-year amortization).  During a Major Tenant Sweep Period, all excess cash flow will be swept into the Major Tenant Sweep Reserve Account until $50 PSF on the Major Sweep Event Lease space has been accumulated.  Any funds deposited into the Major Tenant Sweep Reserve Account may be disbursed to the borrower for approved leasing expenses.

A “Coca-Cola Sweep Period” occurs if Coca-Cola has terminated its lease (in connection with borrower’s failure to deliver the Coca-Cola space to Coca-Cola on or before January 19, 2013).  During a Coca-Cola Sweep Period, all excess cash will be swept into the Coca-Cola Reserve Account until the sum of the (i) amount on deposit in the Coca-Cola Reserve Account and (ii) the balance of any free rent reserve attributed to Coca-Cola is equal to $24.6 million. Any funds deposited into the Coca-Cola reserve account may be disbursed to the borrower for approved leasing expenses.

A “BEM Sweep Period” occurs if both (i) Black Enterprises Magazine (“BEM”) has terminated its lease (in connection with borrower’s failure to deliver the BEM space to BEM on or before May 1, 2013) and (ii) on the date that the BEM Sweep Period is to commence, the debt yield (as defined in the loan documents and based on net cash flow) is less than 9.2%.  During a BEM Sweep Period, all excess cash will be swept into the earn-out reserve account until the BEM reserve deposit ($4,091,684) has been accumulated.  A BEM Sweep Period will end upon the earlier to occur of (i) the deposit of the BEM reserve deposit ($4,091,684) into the earn-out reserve account or (ii) the achievement of a 9.2% debt yield based on lender’s net cash flow.

Guaranty of Payment.    The sponsor provided a guaranty for $24.6 million in connection with Coca-Cola’s option to terminate its lease if the borrower fails to deliver the Coca-Cola space to Coca-Cola on or before January 19, 2013.  This guaranty will terminate upon Coca-Cola accepting possession of its space or the cash flow at the 260 and 261 Madison Avenue achieving a 9.0% debt yield on net cash flow (based on tenants in occupancy and paying rent or in a free rent period with the free rent reserved).

Initial Reserves.    At closing, the borrower deposited (i) $2,000,000 into the TI/LC reserve account, (ii) $34,100 into the required repair reserve account, (iii) $3,282,340 to fund tenant improvement and leasing costs associated with the Coca-Cola lease, (iv) $3,448,237 to fund free rent owed to Coca-Cola (any excess free rent reserve will be released to the borrower once Coca-Cola is in possession of its space and paying unabated rent), (v) $2,413,070 to fund tenant improvement costs associated with the WeWork lease (leasing commissions of $1,255,989 were paid at closing), (vi) $1,535,590 to fund free rent owed to WeWork (any excess free rent reserve will be released to the borrower once WeWork is in possession of its space and paying unabated rent), (vii) $2,030,224 to fund tenant improvement and leasing costs associated with the Black Enterprises Magazine lease, (viii) $2,061,460 to fund free rent owed to Black Enterprises Magazine (any excess free rent reserve will be released to the borrower once Black Enterprises Magazine is in possession of its space and paying unabated rent), (ix) $2,546,867 to fund approved leasing expenses in connection with additional leasing at the property, (x) $1,411,967 to fund free rent owed to McLaughlin & Stern and (xi) $1,158,482 to fund costs associated with the lobby renovations at both buildings.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $764,725, into a monthly tax reserve account, (ii) $22,491 into a capital expenditure account and (iii) $153,880 into a TI/LC reserve account, which amount is capped at $4,000,000.  The TI/LC reserve cap will be reduced to $3,000,000 in the event that occupancy at the 260 and 261 Madison Avenue Property is greater than 90.0%.  Monthly reserves for insurance are not required unless the borrower fails to make insurance payments or there is an event of default.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

260 MADISON AVENUE

22
McLaughlin & Stern
Unit 2200 (10,000)
Exp. 12/31/2021
21
McLaughlin & Stern
Unit 2100 (9,588)
Exp. 12/31/2021
20
McLaughlin & Stern
Unit 2000 (10,000)
Exp. 12/31/2021
19
McLaughlin & Stern
Unit 1900 (9,588)
Exp. 12/31/2021
18
McLaughlin & Stern
Unit 1800 (15,896)
Exp. 12/31/2021
17
McLaughlin & Stern
Unit 1700 (15,500)
Exp. 12/31/2021
16
McLaughlin & Stern
Unit 1600 (18,155)
Exp. 12/31/2021
15
McLaughlin & Stern
Unit 1500 (18,155)
Exp. 12/31/2021
14
Hanesbrands, Inc.
Unit 1400 (21,451)
Exp. 4/30/2013
12
Prominence Décor, Inc.
Unit 1201 (3,714)
Exp. 5/31/2022
AKAM Associates
Unit 1202 (22,881)
Exp. 9/30/2022
11
Black Enterprises Magazine
Unit 1100 (26,549)
Exp. 5/31/2023
10
Coca-Cola Company
Unit 1000 (17,254)
Exp. 10/31/2022
Vacant
Unit 1000 (12,549)
9
Coca-Cola Company
Unit 0900 (33,208)
Exp. 10/31/2022
8
HQ Global Workspaces
Unit 0800 (35,091)
Exp. 5/31/2023
7
AFTRA National
Unit 0701 (19,439)
Exp. 5/31/2017
The Solomon-Page Group
Unit 0702 (14,891)
Exp. 10/31/2018
6
Hanesbrands, Inc.
Unit 0600 (33,208)
Exp. 4/30/2013
5
Vacant
Unit 0500 (36,421)
4
American Kennel CLub
Unit 0400 (33,301)
Exp. 4/30/2019
3
The Solomon-Page Group
Unit 0301 (35,443)
Exp. 10/31/2018
2
Forum Personnel
Unit 0201 (16,100)
Exp. 5/31/2021
Vacant
Unit 0202 (3,363)
Arik Eshel, CPA & Associates
Unit 0203 (14,078)
Exp. 1/15/2022
Ground
JPMorgan Chase
Unit 0100 (6,617)
Exp. 11/15/2020
Vacant
Unit 0101 (1,400)
A&D Shoe Repair
Unit 0102 (712)
MTM
JPMorgan Chase (Duane Reade)
Unit 0103 (6,000)
Exp. 12/30/2018
Bon Jour, Inc.
Unit 0104 (2,728)
Exp. 5/17/2016
Basement
JPMorgan Chase (Duane Reade)
Unit 0B01 (3,060)
Exp. 12/31/2018
McLaughlin & Stern
Unit 0B03 (972)
Exp. 12/31/2021
McLaughlin & Stern
Unit 0B04 (843)
Exp. 12/31/2021
McLaughlin & Stern
Unit 0B05 (280)
Exp. 12/31/2021
Vacant
Unit 0B08 (558)
Garage
Regal Parking (d/b/a Icon Parking Systems)
PARK (29,339)
Exp. 11/30/2020
2013
2016
2017
2018
2019
>2020
MTM
Vacant

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

261 MADISON AVENUE

Floor				
28	UBE America Unit 2800 (5,648) Exp. 12/31/2018			
27	Zinuale Construction, Inc. (The Sapir Organization) Unit 2700 (5,645) Exp. 5/31/2022			
26	Vernon & Ginsburg Unit 2600 (4,900) Exp. 1/31/2019			
25	Committee for Economic Development Unit 2500 (5,250) Exp. 9/30/2012			
24	Target Health Unit 2400 (5,250) Exp. 12/31/2017			
23	Target Health Unit 2300 (4,900) Exp. 12/31/2017			
22	Vacant Unit 2200 (5,647)			
21	Signature Bank Unit 2100 (5,250) Exp. 6/30/2018			
20	Signature Bank Unit 2000 (5,250) Exp. 6/30/2018			
19	J.M. Kaplan Fund Unit 1900 (5,200) Exp. 2/28/2015			
18	Madison Realty Capital Unit 1800 (5,250) Exp. 1/31/2015			
17	GL Consultants (Bond Street Group) Unit 1700 (10,761) Exp. 12/31/2017			
16	GL Consultants (Sigma7 Design Group) Unit 1600 (10,000) Exp. 12/31/2017			
15	CGMH Associates Unit 1501 (4,475) Exp. 4/30/2013	H&A America Corp. Unit 1502 (2,633) Exp. 11/30/2016	Gusy van der Zandt Unit 1503 (2,800) Exp. 5/31/2022	The Transportation Group Unit 1504 (3,402) Exp. 5/31/2017
14	Sontag Advisory Unit 1400 (7,797) Exp. 3/31/2014	Spongecell Unit 1402 (5,142) MTM		
12	Vacant Unit 1200 (11,460)	Blanch Law Firm Unit 1201 (6,252) Exp. 10/30/2019		
11	Howard-Sloan Search Unit 1101 (17,260) Exp. 6/26/2018			
10	WeWork Unit 1000 (21,937) Exp. 4/30/2028			
9	WeWork Unit 0900 (21,937) Exp. 4/30/2028			
8	Trustees of AFTRA Health & Retirement Unit 0800 (23,756) Exp. 10/31/2024			
7	Trustees of AFTRA Health & Retirement Unit 0701, 0702, 0703 (23,758) Exp. 10/31/2024			
6	Primedia, Inc. (Source Interlink Sublease) Unit 0600 (23,300) Exp. 11/30/2017			
5	Primedia, Inc. (Source Interlink Sublease) Unit 0500 (23,300) Exp. 11/30/2017			
4	Primedia, Inc. (Simplicity Pattern Co. Sublease) Unit 0400 (23,300) Exp. 11/30/2017			
3	Radio Networks Unit 0300 (24,408) Exp. 3/31/2024			
2	Vacant Unit 0200 (24,315)			
Ground	Signature Bank Unit 0100 (5,000) Exp. 8/31/2015	Staples Unit 0102 (3,524) Exp. 12/31/2017	FedEx Office Unit 0103 (1,536) Exp. 4/30/2013	
Basement	Signature Bank Unit 0B01 (5,000) Exp. 8/31/2015	Primedia Inc. Unit 0B02 (1,100) Exp. 11/30/2017	Staples Unit 0B03 (1,454) Exp. 12/31/2017	
Garage	Affiliated Parking Corporation (d/b/a Icon Parking Systems) Unit PARK (17,148) Exp. 11/30/2020			

2012 2013 2014 2015 2016 2017 >2018 MTM Vacant

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Manhattan
Property Types
High-Rise Office
Office & Retail
Retail
Industry & Mixed-Use
Civic & Institutional
Culture & Entertainment
Medical Facilities
Residential
High-Rise Residential
Hotels & Clubs
Religious Institutions
Educational Facilities
CARTIFACT
260 and 261 Madison Avenue
260 and 261 Madison Avenue
New York, NY 10016
260
261
W 47TH STREET
E 47TH STREET
W 46TH STREET
E 46TH STREET
W 45TH STREET
E 45TH STREET
W 44TH STREET
E 44TH STREET
W 43RD STREET
E 43RD STREET
W 42ND STREET
E 42ND STREET
E 41ST STREET
W 40TH STREET
W 39TH STREET
E 39TH STREET
W 38TH STREET
E 38TH STREET
W 37TH STREET
E 37TH STREET
W 36TH STREET
E 36TH STREET
W 35TH STREET
E 35TH STREET
W 34TH STREET
E 34TH STREET
W 33RD STREET
E 33RD STREET
W 32ND STREET
E 32ND STREET
W 31ST STREET
E 31ST STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
VANDERBILT AVENUE
DEPEW PLACE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
SIXTH AVENUE
383 MADISON
250 PARK
245 PARK
HELMSLEY BUILDING
ROOSEVELT HOTEL
MET LIFE BUILDING
GRAYBAR BLDG.
GRAND CENTRAL TERMINAL
GRAND HYATT
CHRYSLER BLDG
CHANIN BLDG
MOBIL BLDG
BRYANT PARK
NEW YORK PUBLIC LIBRARY
HBO
GRACE BLDG
500 FIFTH
BANK OF AMERICA PLAZA
CHASE TOWER
MURRAY HILL
MIDTOWN SOUTH
HERALD SQUARE
EMPIRE STATE BUILDING
CUNY GRADUATE SCHOOL
LITTLE KOREA
GREELEY SQUARE
West New York
Union City
Hoboken
Jersey City
Central Park
QUEENS
MANHATTAN
New York
BROOKLYN
Hudson River
East River

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Mortgage Loan Information			Property Information
Credit Assessment (Fitch / Moody’s):	BBB- / Baa3		Single Asset / Portfolio:	Single Asset
Loan Seller:	CCRE		Property Type:	CBD Office
Loan Purpose:	Refinance		Collateral:	Fee Simple
Sponsor:	Jeffrey Gural		Location:	New York, NY
Borrower:	New 520 GSH LLC; New 520		Year Built / Renovated:	1926 / 2009 - 2011
	Triple Crown LLC; 38th and 8th		Total Sq. Ft.:	758,490
	LLC; New 520 Eighth LLC		Property Management:	Newmark & Company Real Estate, Inc.
Original Balance:	$105,000,000		Underwritten NOI:	$14,117,245
Cut-off Date Balance:	$104,714,834		Underwritten NCF:	$13,227,222
% by Initial UPB:	7.9%		Appraised Value:	$275,000,000
Interest Rate:	4.1110%		Appraisal Date:	May 1, 2012
Payment Date:	11th of each month
First Payment Date:	July 11, 2012		Historical NOI
Maturity Date:	June 11, 2022		TTM NOI:	$12,644,486 (T-12 April 30, 2012)
Amortization:	360 months		2011 NOI:	$12,453,492 (December 31, 2011)
Additional Debt:	None		2010 NOI:	$12,342,358 (December 31, 2010)
Call Protection:	L(26), D(90), O(4)		2009 NOI:	$14,329,071 (December 31, 2009)
Lockbox / Cash Management:	Soft / Springing
			Historical Occupancy(2)
Reserves(1)			Current Occupancy:	99.1% (June 15, 2012)
	Initial	Monthly	2011 Occupancy:	98.6% (December 31, 2011)
Taxes:	$0	Springing	2010 Occupancy:	97.3% (December 31, 2010)
Insurance:	$0	Springing	2009 Occupancy:	98.8% (December 31, 2009)
Replacement:	$0	Springing	(1) See “Initial Reserves” and “Ongoing Reserves” herein. (2) The 520 Eighth Avenue Property has averaged 97.3% occupancy for the past 12 years.
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$110
Cut-off Date LTV:	38.1%
Balloon LTV:	30.4%
Underwritten NOI DSCR:	2.32x
Underwritten NCF DSCR:	2.17x
Underwritten NOI Debt Yield:	13.5%
Underwritten NCF Debt Yield:	12.6%

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

The Loan.    The 520 Eighth Avenue loan (the “520 Eighth Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Midtown Manhattan office building totaling 758,490 sq. ft. located at 520 Eighth Avenue in New York, New York (the “520 Eighth Avenue Property”) with an original principal balance of $105.0 million.  The 520 Eighth Avenue Loan has a 10-year term and 30-year amortization.  The 520 Eighth Avenue Loan accrues interest at a fixed rate equal to 4.1110% and has a Cut-off Date Balance of approximately $104.7 million.  Loan proceeds were used to, among other things, retire existing debt of approximately $52.4 million and return $51.6 million of equity to the borrower.  Based on the appraised value of $275.0 million as of May 1, 2012, the Cut-off Date LTV is 38.1% and the remaining implied equity is $170.0 million.  The most recent prior financing of the 520 Eighth Avenue Property was included in the WBCMT 2004-C10 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$105,000,000	100.0%	Loan Payoff	$52,432,130	49.9%
			Return of Equity	$51,636,649	49.2%
			Closing Costs	$931,221	0.9%
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

The Borrower / Sponsor.    The borrower consists of four entities, New 520 GSH LLC; New 520 Triple Crown LLC; 38th and 8th LLC; and New 520 Eighth LLC, which entities own the 520 Eighth Avenue Property as tenants in common.  Each tenant in common entity is a single purpose entity structured to be bankruptcy remote, each with two independent directors in its organizational structure.  The borrower is controlled by Jeffrey Gural, the Chairman of Newmark Grubb Knight Frank.  Jeffrey Gural and his partners have an ownership interest in 41 buildings totaling approximately 8 million sq. ft. and Newmark Grubb Knight Frank manages 150 buildings in the New York metropolitan area.  Jeffrey Gural is the nonrecourse carve-out guarantor for the 520 Eighth Avenue Loan (the “Guarantor”). The Guarantor (or an entity controlled by the Guarantor) has owned and managed the 520 Eighth Avenue Property since acquiring the asset in 1978.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
ASPCA	NR/NR/NR	67,204	8.9%	$41.21	12.5%	12/31/2026(1)
Mason Tenders District Council Welfare Fund	NR/NR/NR	48,395	6.4%	$31.70	6.9%	2/28/2018
Selfhelp Community Services, Inc.	NR/NR/NR	45,000	5.9%	$26.14	5.3%	8/31/2025
New York Spaces, Inc.	NR/NR/NR	35,534	4.7%	$26.77	4.3%	12/31/2018(2)
Log-On Computer & Mailing Services, Inc.	NR/NR/NR	35,000	4.6%	$20.74	3.3%	1/31/2020
Alliance of Resident Theatres/New York	NR/NR/NR	32,000	4.2%	$26.00	3.8%	11/30/2022
Total Major Tenants		263,133	34.7%	$30.36	36.2%
Remaining Office Tenants(3)		461,477	60.8%	$27.03	56.5%
Total Office Tenants		724,610	95.5%	$28.24	92.6%

Retail Tenants		27,055	3.6%	$60.31	7.4%
Vacant		6,825	0.9%
Total Collateral Sq. Ft.		758,490	100.0%

(1)
ASPCA occupies three spaces with the largest space totaling 57,000 sq. ft. expiring December 31, 2026 and the other two smaller spaces totaling 10,204 sq. ft. expiring May 31, 2014.  ASPCA executed a lease renewal on the 57,000 sq. ft. space in January 2012, with associated U/W Base Rent (including rent averaging) of $42.83 PSF, extending the lease maturity date to December 31, 2026, four years beyond the loan term.

(2)	New York Spaces, Inc. occupies five spaces with four of the spaces totaling 30,977 sq. ft. expiring December 31, 2018 and one other small space totaling 4,557 sq. ft. expiring April 30, 2012.
(3)	Remaining Office Tenants include more than 90 other tenants with no single tenant representing more than 4.1% of the NRA or 3.2% of the U/W Base Rent.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	12	4,650	0.6%	4,650	0.6%	$12.16	0.3%	0.3%
2012	7	49,193	6.5%	53,843	7.1%	$29.67	6.6%	6.9%
2013	8	30,037	4.0%	83,880	11.1%	$27.35	3.7%	10.6%
2014	7	35,195	4.6%	119,075	15.7%	$26.41	4.2%	14.8%
2015	11	54,542	7.2%	173,617	22.9%	$31.30	7.7%	22.5%
2016	10	41,320	5.4%	214,937	28.3%	$27.34	5.1%	27.6%
2017	8	44,717	5.9%	259,654	34.2%	$33.87	6.9%	34.5%
2018	9	95,099	12.5%	354,753	46.8%	$32.43	14.0%	48.4%
2019	3	20,900	2.8%	375,653	49.5%	$25.19	2.4%	50.8%
2020	6	72,971	9.6%	448,624	59.1%	$24.30	8.0%	58.8%
2021	3	23,646	3.1%	472,270	62.3%	$31.92	3.4%	62.3%
2022	7	60,071	7.9%	532,341	70.2%	$32.41	8.8%	71.1%
Thereafter	7	219,324	28.9%	751,665	99.1%	$29.14	28.9%	100.0%
Vacant	NAP	6,825	0.9%	758,490	100.0%	NAP	NAP
Total / Wtd. Avg.	98	758,490	100.0%			$29.39	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	MTM includes four storage tenants and four roof tenants.

The Property. The 520 Eighth Avenue Property is located in New York, New York on Eighth Avenue between 36th and 37th Streets.  The 520 Eighth Avenue Property consists of three adjacent and interconnected office buildings totaling 758,490 sq. ft. of net rentable area (“NRA”) and located in the Garment District in New York City’s Penn Plaza/Garment submarket.  The buildings, built in 1926, are situated on a 0.797-acre site, which includes ground floor retail representing approximately 3.5% of the total NRA.  The three buildings, consisting of 24-story, 22-story and 11-story structures, operate as a single office property accessible through a main entrance located at 520 Eighth Avenue.  Over the last three years, the 520 Eighth Avenue Property has undergone $5.6 million in major renovations, which primarily included roof replacement and facade restoration.

The 520 Eighth Avenue Property is 99.1% occupied by a diverse mix of 98 tenants including, among others, not-for-profit associations, professional services firms, media and entertainment services companies, personal care services firms and garment/manufacturing industry tenants. The 520 Eighth Avenue Property includes 730,585 sq. ft. of office space (96.3% of the NRA), 16,396 sq. ft. of retail space with frontage along Eighth Avenue (2.2% of the NRA), and 10,268 sq. ft. of retail space along the side street (1.4% of the NRA).  The 520 Eighth Avenue Property has had an average occupancy of 97% over the past 12-year period (2000 - 2011) and has generated above $23.0 million in effective gross income since 2009.  In addition, no more than 12.5% of the NRA expires in any given year throughout the loan term and no single lease expiring during the loan term represents more than 6.9% of the Total U/W Base Rent.  The 520 Eighth Avenue Property has experienced positive leasing momentum in 2012 with five new office leases totaling 80,903 sq. ft. with average U/W Base Rents of $39.06 PSF (including rent averaging).  The average U/W office Base Rent at the 520 Eighth Avenue Property is $28.24 PSF, approximately 27.7% below the rents of these recently executed leases.

Environmental Matters. The Phase I environmental report dated May 30, 2012 recommended no further action at the 520 Eighth Avenue Property, other than the cleaning of excess fuel oil from the exterior of three above ground storage tanks, which the borrower agreed to complete.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Major Tenants.

ASPCA (67,204 sq. ft., 8.9% of NRA, 12.5% of Annual U/W Base Rent)
The American Society for the Prevention of Cruelty to Animals (the “ASPCA”) is headquartered at the 520 Eighth Avenue Property and has been a tenant since 2007. The ASPCA, established in 1866, was the first humane society to be established in North America.  Total assets as reported by the 2011 annual report are $213.7 million. The ASPCA does not have any long-term debt obligations, with reported liabilities of $30.8 million as of year-end 2011. The ASPCA executed a lease renewal in January 2012 extending its lease maturity date to December 2026 with respect to 57,000 sq. ft., four years beyond the loan term.  The ASPCA occupies two smaller spaces totaling 10,204 sq. ft. expiring on May 31, 2014.

Mason Tenders District Council Welfare Fund (48,395 sq. ft., 6.4% of NRA, 6.9% of Annual U/W Base Rent)
Mason Tenders District Council Welfare Fund (the “Fund”) has been a tenant at the 520 Eighth Avenue Property since 2002.  The Fund is an umbrella labor organization affiliated with six local unions in the New York tri-state area with over 15,000 members.  It is involved in political and social labor action awareness campaigns on both the national and local levels.  The Fund was established in 1970 to provide health and welfare benefits to eligible employees on whose behalf employers contribute to the Fund in accordance with the terms of a collective bargaining agreement between the employer’s and employee’s union. Reported assets and revenue for year-end 2010 were $202.1 million and $130.8 million, respectively.

Selfhelp Community Services, Inc. (45,000 sq. ft., 5.9% of NRA, 5.3% of Annual U/W Base Rent)
Selfhelp Community Services, Inc. (“Selfhelp”) has been a tenant at the 520 Eighth Avenue Property since 2000.  The tenant originally occupied only the 5th floor and in 2003 expanded into the 18th floor and in 2010, extended its lease expiration through August 2025.  Selfhelp was founded in 1936 and is a member agency of the United Way.  Selfhelp is dedicated to enabling the elderly and other at-risk populations to live independently by providing, among other things, home care, supportive senior housing and senior centers.  Selfhelp enables approximately 1,075 aging individuals to live independently at six service-driven affordable senior complexes, with a seventh planned to open in early 2013.  Per the tenant’s 2011 annual report, total revenues were $54.2 million and total net assets were $23.6 million.

The Market.
Midtown Manhattan Office Market
Midtown Manhattan is the largest office market in the country, containing 241.5 million sq. ft. within its 11 major submarkets.  Specifically, the 520 Eighth Avenue Property is located within the Garment District neighborhood in the Penn Plaza/Garment submarket.

Garment District Neighborhood
The majority of the properties in the Garment District are older vintage, Class B/C buildings which cater to a diverse mixture of tenants that use the space for office and manufacturing purposes.  Approximately 98% of the submarket’s office inventory was built before 1970. The appraisal concluded office rents for the 520 Eighth Avenue Property of $30.00 PSF for floors 2 – 12, and $32.00 PSF for floors 14 – 25.  A market rent of $30.00 PSF was used for the office space at the 266 West 37th Street portion of the 520 Eighth Avenue Property.  The appraisal concluded market rents are above the 520 Eighth Avenue Property’s average U/W Base Rent for office space of $28.24 PSF.  In addition, the appraiser’s concluded 3.0% vacancy rate is in-line with the historical occupancy of approximately 97.3% for the last 12 years.

Retail Market
Comparable retail rents for leases with Eighth Avenue frontage in the Penn Plaza/Garment submarket ranged from $125 to $200 PSF, with an average of $140.79 PSF.  The 520 Eighth Avenue Property’s average retail rents for the retail spaces with Eighth Avenue frontage are $60.90 PSF, which is significantly below market.  The comparable retail rents for spaces located on the side street ranged from $48.00 to $62.82 PSF, with an average of $54.85 PSF.  This figure is in-line with the 520 Eighth Avenue Property’s average side street rental rates of $52.73 PSF.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

The following table compares the 520 Eighth Avenue Property to direct competitors in the Penn Plaza/Garment submarket.

Summary of Comparable Office Properties(1)
Building	Year Built / Renovated	Height (Stories)	Size (Sq. Ft.)	Total Occupancy %
520 Eighth Avenue	1926 / 2009 – 2011	24	758,490	99.1%
1385 Broadway Avenue	1926 / NAV	23	492,597	80.1%
989 Avenue of the Americas	1926 / 1985	21	116,000	91.2%
519 Eighth Avenue	1927 / NAV	26	355,000	100.0%
498 Seventh Avenue	1921 / 2010	24	936,611	95.0%
240 West 35th Street	1924 / 2009	18	162,525	100.0%
229 West 36th Street	1921 / NAV	12	147,747	92.2%
8 West 38th Street	1913 / NAV	12	105,900	94.1%
Total / Wtd. Avg.				92.5%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	TTM 4/30/2012	U/W	U/W PSF
Base Rent(1)	$19,991,777	$19,253,144	$19,817,956	$19,802,324	$22,094,093	$29.13
Value of Vacant Space	0	0	0	0	213,950	0.28
Gross Potential Rent	$19,991,777	$19,253,144	$19,817,956	$19,802,324	$22,308,043	$29.41
Total Recoveries	3,909,277	3,866,810	3,869,481	3,866,313	3,746,471	4.94
Total Other Income(2)	191,457	62,183	127,365	118,022	118,022	0.16
Less: Vacancy(3)	0	0	0	0	(892,322)	(1.18)
Effective Gross Income(4)	$24,092,510	$23,182,138	$23,814,802	$23,786,659	$25,280,213	$33.33
Total Operating Expenses	9,763,439	10,839,780	11,361,310	11,142,173	11,162,968	14.72
Net Operating Income	$14,329,071	$12,342,358	$12,453,492	$12,644,486	$14,117,245	$18.61
TI/LC	0	0	0	0	761,079	1.00
Capital Expenditures	0	0	0	0	128,943	0.17
Net Cash Flow	$14,329,071	$12,342,358	$12,453,492	$12,644,486	$13,227,222	$17.44
(1)	U/W Base Rent includes $780,010 in contractual step rent through August 2013 and average rents through the loan term of $414,294 for ASPCA’s long term space (Dec. 31, 2026 expiration).
(2)	U/W Other Income consists primarily of miscellaneous income items such as license fee income, utility/fuel income, water/sprinkler income and storage rent.
(3)
U/W Vacancy is 4.0% of gross potential rent.  The 520 Eighth Avenue Property is currently 99.1% occupied and has had an approximately 97.3% average occupancy over the past 12-year period (2000 - 2011).  The appraisal concluded a 3.0% vacancy rate.

Property Management.    The 520 Eighth Avenue Property is managed by Newmark & Company Real Estate, Inc., an affiliate of the Sponsor.

Lockbox / Cash Management.    The 520 Eighth Avenue Loan is structured with a soft lockbox and springing cash management.  Upon the occurrence of a Cash Trap Period (as defined below), all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and amounts in this account will be used to pay monthly debt service payments and any reserves due under the 520 Eighth Avenue Loan documents with any excess amounts remaining in this account in accordance with the 520 Eighth Avenue Loan documents.

A “Cash Trap Period” occurs upon (i) an event of default, (ii) any bankruptcy action of the borrower or Guarantor, or (iii) if the debt service coverage ratio for two consecutive calendar quarters is less than 1.30x until such time that the debt service coverage ratio is 1.30x for two consecutive quarters.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves for (i) taxes, only if an event of default exists or if the borrower has failed to timely pay real estate taxes, (ii) insurance, only if an event of default exists if the borrower has failed to maintain all required insurance or if the borrower has failed to timely pay all insurance premiums, (iii) rollover, in an amount equal to $63,423, only if an event of default exists or if the debt service coverage ratio falls below 1.30x for three (3) consecutive calendar quarters until such time that the debt service coverage ratio is at least 1.30x for three (3) consecutive calendar quarters and (iv) replacements, in an amount equal to $10,742, only if an event of default exists, the debt service coverage ratio is not at least 1.30x for three (3) consecutive calendar quarters until such time that the debt service coverage ratio is 1.30x for three (3) consecutive calendar quarters, or the borrower fails to maintain the 520 Eighth Avenue Property in good repair and condition (as reasonably determined by lender based on an annual inspection of the 520 Eighth Avenue Property).

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

520 Eighth Avenue
520 Eighth Avenue
New York, NY 10018
TIMES SQUARE
GARMENT DISTRICT
HERALD SQUARE
FLOWER MARKET
W 44TH STREET
W 43RD STREET
W 42ND STREET
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
EIGHTH AVENUE
NINTH AVENUE
SEVENTH AVENUE
BROADWAY
SIXTH AVENUE (AVENUE OF THE AMERICAS)
DYER AVENUE
LINCOLN TUNNEL ENTRANCE & EXIT
NEW YORK TIMES HEADQUARTERS
UNITED STATES GENERAL POST OFFICE
MADISON SQUARE GARDEN
PENN STATION
1 PENN PLAZA
2 PENN PLAZA
HOTEL PENNSYLVANIA
15 PENN PLAZA
MANHATTAN MALL
MACY'S
ONE BRYANT PARK
4 TIMES SQUARE
7 TIMES SQUARE
E-WALK
POST OFFICE
MANHATTAN CENTER
NEW YORKER
DEVELOPMENT SITE
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
Central Park
Manhattan
Property Types
High-Rise Office
Office & Retail
Retail
Industry & Mixed-Use
Civic & Institutional
Culture & Entertainment
Medical Facilities
Residential
High-Rise Residential
Hotels & Clubs
Religious Institutions
Educational Facilities
CARTIFACT

(THIS PAGE INTENTIONALLY LEFT BLANK)

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Super Regional Mall
Sponsor:	Star-West JV, LLC		Collateral:	Fee Simple
Borrower:	Star-West Chicago Ridge, LLC		Location:	Chicago Ridge, IL
Original Balance:	$80,000,000		Year Built / Renovated:	1981 / 2004
Cut-off Date Balance:	$80,000,000		Total Sq. Ft.:	867,955
% by Initial UPB:	6.1%		Total Collateral Sq. Ft.(6):	568,915
Interest Rate:	4.6000%		Property Management:	SRP Property Management LLC;
Payment Date:	6th of each month			CBL & Associates Management, Inc.
First Payment Date:	August 6, 2012		Underwritten NOI:	$10,789,002
Maturity Date:	July 6, 2022		Underwritten NCF:	$10,207,107
Amortization:	Interest Only		“As-is” Appraised Value:	$129,700,000
Additional Debt(1):	Future Mezzanine Debt Permitted		“As-is” Appraisal Date:	April 17, 2012
Call Protection(2):	L(24), YM1(89), O(7)		“As Stabilized” Appraised Value(5):	$135,200,000
Lockbox / Cash Management:	Hard / Springing		“As Stabilized” Appraisal Date(5):	May 1, 2013

Reserves(3)			Historical NOI
	Initial	Monthly	TTM NOI:	$10,341,338 (T-12 March 31, 2012)
Taxes:	$0	Springing	2011 NOI:	$10,369,260 (December 31, 2011)
Insurance:	$0	Springing	2010 NOI:	$10,145,508 (December 31, 2010)
Replacement:	$0	Springing	2009 NOI:	$10,190,770 (December 31, 2009)
TI/LC:	$1,934,217	Springing
Rent Reserve:	$379,363	$0	Historical Occupancy(6)
			Current Occupancy(7):	94.7% (April 30, 2012)
Financial Information			2011 Occupancy:	91.1% (December 31, 2011)
Cut-off Date Balance / Sq. Ft.(4):		$141	2010 Occupancy:	88.1% (December 31, 2010)
Balloon Balance / Sq. Ft.(4):		$141	2009 Occupancy:	83.4% (December 31, 2009)
Cut-off Date LTV(5):		61.7%
(1)       See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)       Partial release of the Carson Pirie Scott & Co. parcel is permitted with a prepayment of principal. See “Partial Release” herein.
(3)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(4)       Based on Total Collateral Sq. Ft. of 568,915.
(5)       The “As Stabilized” LTV is 59.2%, which takes into account a full year of lease payments for recently signed leases.
(6)       Total Collateral Sq. Ft. and Historical Occupancy numbers exclude Sears (211,585 sq. ft.) and Kohl’s (87,455 sq. ft.), which are both subject to an REA and not part of the collateral.
(7)       Including Sears and Kohl’s, Current Occupancy is 96.5%.

Balloon LTV:		61.7%
Underwritten NOI DSCR:		2.89x
Underwritten NCF DSCR:		2.74x
Underwritten NOI Debt Yield: Underwritten NCF Debt Yield:		13.5% 12.8%

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Total Sales(000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)(3)
Non-Collateral Anchors
Sears(4)	CCC/B3/CCC+	211,585	NAP	NAP	$26,941	$127	NAP
Kohl’s(4)	BBB+/ Baa1/BBB+	87,455	NAP	NAP	$30,213	$346	NAP
Subtotal		299,040			$57,154	$191

Collateral Anchors
Carson Pirie Scott & Co.	B-/Caa3/B-	154,000	27.1%	1/31/2014	$27,038	$176	2.4%
AMC Theatres(5)	NR/NR/B	32,368	5.7%	1/1/2022	$2,250	$375,000	19.5%
Total Anchors		186,368	32.8%

Major Tenants
Bed, Bath & Beyond	NR/NR/BBB+	40,882	7.2%	1/31/2021	$12,395	$303	7.0%
Michaels	NR/Caa1/B+	21,103	3.7%	2/28/2014	$3,271	$155	14.1%
Aldi, Inc	NR/NR/NR	20,042	3.5%	5/02/2026(6)	NAV	NAV	NAV
Old Navy	BBB-/Baa3/BB+	15,563	2.7%	1/31/2018(7)	NAV	NAV	NAV
Forever 21	NR/NR/NR	11,827	2.1%	1/31/2020(8)	$3,930	$332	11.0%
Victoria’s Secret	BB+/Ba2/BB+	11,434	2.0%	1/31/2023	$6,556	$573	11.5%
Total Major Tenants		120,851	21.2%		$26,152	$307	9.6%

Remaining In-line Tenants(9) (<10,000 sq. ft.)		205,371	36.1%		$68,724	$422	14.7%
Food Court		7,618	1.3%		$4,152	$647	21.7%
Restaurant		16,491	2.9%		$9,961	$604	5.9%
Kiosk / Other		2,192	0.4%		$1,889	$1,081	30.9%
Total Occupied Collateral		538,891	94.7%

Vacant		30,024	5.3%
Total Collateral Sq. Ft.		568,915	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales, Sales PSF and Occupancy Cost are for tenants who have reported a minimum 12 months of sales as of February 2012.
(3)	Occupancy Cost calculations exclude utility reimbursements.
(4)	Sales figures for Sears and Kohl’s are based on estimates provided by the borrower.
(5)	AMC Theatres Sales PSF represent sales per screen, and are based on six screens.
(6)	Aldi, Inc has the right to terminate its lease any time after May 1, 2019 with 24 months prior notice.
(7)
Old Navy signed its lease on May 1, 2012 and will commence paying rent on the earlier to occur of (i) the date Old Navy opens its business to the public and (ii) December 1, 2012. In the event borrower fails to deliver possession of the premises to Old Navy by November 1, 2012, Old Navy has the right to terminate the lease upon 5 days prior written notice until delivery of possession of such premises.   If rent commencement has not occurred by May 1, 2014, the Old Navy lease automatically terminates.  A rent reserve was established at closing and includes the Old Navy monthly rental payment amounts through December 2012.

(8)	Forever 21 may terminate its lease in January 2015, with a termination fee of 55% of the unamortized portion of the tenant allowance, if sales during its fourth lease year (2013-2014) are lower than $3,548,100 ($300 PSF). The T-12 February 2012 Forever 21 sales are $332 PSF.
(9)	Includes Crazy 8 (1,875 sq. ft.) which has signed its lease and is expected to take occupancy of its space and begin rent payments in August 2012.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	8	20,356	3.6%	20,356	3.6%	$32.14	6.6%	6.6%
2012	8	7,947	1.4%	28,303	5.0%	$38.98	3.1%	9.7%
2013	18	29,894	5.3%	58,197	10.2%	$27.16	8.2%	17.9%
2014	20	204,199	35.9%	262,396	46.1%	$9.41	19.4%	37.3%
2015	10	11,436	2.0%	273,832	48.1%	$41.24	4.8%	42.1%
2016	12	22,578	4.0%	296,410	52.1%	$31.98	7.3%	49.4%
2017	9	22,650	4.0%	319,060	56.1%	$21.35	4.9%	54.2%
2018	15	53,088	9.3%	372,148	65.4%	$26.36	14.1%	68.4%
2019	4	6,239	1.1%	378,387	66.5%	$29.26	1.8%	70.2%
2020	4	22,414	3.9%	400,801	70.5%	$31.36	7.1%	77.3%
2021	5	53,172	9.3%	453,973	79.8%	$19.20	10.3%	87.6%
2022	5	46,889	8.2%	500,862	88.0%	$12.83	6.1%	93.7%
Thereafter	5	38,029	6.7%	538,891	94.7%	$16.46	6.3%	100.0%
Vacant	NAP	30,024	5.3%	568,915	100.0%	NAP	NAP
Total / Wtd. Avg.	123	568,915	100.0%			$18.38	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan. The Chicago Ridge Mall loan (the “Chicago Ridge Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 568,915 square foot super regional mall located at 444 Chicago Ridge Mall in Chicago Ridge, Illinois (the “Chicago Ridge Mall Property”) with an original principal balance of $80.0 million. The Chicago Ridge Mall Loan has a 10-year term with interest only payments. The Chicago Ridge Mall Loan accrues interest at a fixed rate equal to 4.6000% and has a Cut-off Date Balance of $80.0 million. Loan proceeds along with $41.7 million from the borrower were used to acquire the Chicago Ridge Mall Property for $118.3 million. Based on the “As-is” appraised value of $129.7 million as of April 17, 2012, the cut-off date LTV is 61.7%. Based on the “As Stabilized” appraised value of $135.2 million as of May 1, 2013, the “As Stabilized” LTV is 59.2%. The most recent prior financing of the Chicago Ridge Mall Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$80,000,000	65.8%	Purchase Price	$118,300,000	97.2%
Borrower Equity	$41,667,770	34.2%	Reserves	$2,313,580	1.9%
			Closing Costs	$1,054,190	0.9%
Total Sources	$121,667,770	100.0%	Total Uses	$121,667,770	100.0%

The Borrower / Sponsors.    The borrower, Star-West Chicago Ridge, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and nonrecourse guarantor is Star-West JV, LLC (the “Chicago Ridge Mall Sponsor), a joint venture controlled by Starwood Capital Group (“Starwood”). The Chicago Ridge Mall Property is part of a seven property portfolio of malls that Starwood acquired ownership of from Westfield America Limited Partnership (“Westfield”). An affiliate controlled by Starwood, who controls the Chicago Ridge Mall Sponsor, and other Starwood affiliated entities and funds, owns a 14% interest in the Chicago Ridge Mall Sponsor. Westfield maintains a 10% interest in the Chicago Ridge Mall Sponsor and the remaining ownership interests are indirectly held by sovereign wealth funds and university endowments.

Starwood owns a controlling equity interest in the Chicago Ridge Mall Property and is a privately held global investment firm. Starwood was founded in 1991 and has completed over 435 transactions representing assets of over $32.0 billion as of December 31, 2011, with current assets under management of approximately $19.0 billion. Starwood has raised over $14.0 billion of equity and sponsored twelve co-mingled opportunistic funds. Starwood is an experienced real estate investor and has invested in all commercial real estate asset classes, including approximately 14 million square feet of retail space.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

The Chicago Ridge Mall Property is managed by an entity controlled by Starwood Retail Partners, LLC (“SRP”). SRP is a retail-focused real estate platform formed, wholly-owned, controlled and managed by Starwood to acquire, redevelop and reposition retail assets, with an aim to create long-term value for its capital partners and investors. SRP is led by Scott Wolstein, co-founder and former chairman and CEO of Developers Diversified Realty Corporation (NYSE: DDR), a publicly traded REIT.

Westfield, a subsidiary of The Westfield Group, which is rated A-/A2/A- by Fitch/Moody’s/S&P, retains a 10% interest in the Chicago Ridge Mall Property and holds a 50% non-controlling ownership interest in the Chicago Ridge Mall property manager. The Westfield Group is one of the largest retail property groups in the world by equity market capitalization and one of the largest entities listed on the Australian Securities Exchange. Operating on a global platform, The Westfield Group is an internally managed, vertically integrated shopping center group, undertaking ownership, development, design, property management, funds and asset management. The Westfield Group employs over 4,000 staff worldwide and has interest in an investment portfolio of 118 shopping centers around the world, totaling approximately 114.1 million square feet and valued at approximately $62.7 billion as of December 31, 2011.

The Property. The Chicago Ridge Mall Property is a one-story, enclosed super regional shopping center located approximately 15 miles southwest of the Chicago central business district (“CBD”), built in 1981 and renovated in 2004. The Chicago Ridge Mall Property has a total of 867,955 sq. ft., of which 568,915 sq. ft. is leasable collateral for the Chicago Ridge Mall Loan. The leasable collateral does not include the 211,585 sq. ft. Sears anchor space or the 87,455 sq. ft. Kohl’s anchor space, both of which are subject to an REA and are not part of the collateral. In addition to Sears and Kohl’s, the Chicago Ridge Mall Property is anchored by Carson Pirie Scott & Co. and an AMC Theatres with six movie screens. Other major tenants include Bed Bath & Beyond, Michaels, Aldi, Inc, Old Navy, Forever 21 and Victoria’s Secret. The leasable collateral of the Chicago Ridge Mall Property is 94.7% occupied as of April 30, 2012. In addition, the Chicago Ridge Mall Property has 4,156 parking spaces, yielding a parking ratio of 4.79 per 1,000 sq. ft.

The below chart provides historical sales at the Chicago Ridge Mall Property.

Historical Sales PSF(1)
					T-12 February 2012		National Average
	2008	2009	2010	2011	Sales PSF	Gross Sales (000’s)	2011 National Sales PSF	2011 National Sales Per Store (000’s)
Sears(2)	$133	$130	$127	$127	$127	$26,941	$148	$9,234
Kohl’s(2)	$336	$335	$341	$344	$346	$30,213	$186	$16,382
Carson Pirie Scott & Co.(3)	$199	$196	$186	$177	$176	$27,038	$112	$10,673
AMC Theatres(4)	$413,000	$426,000	$455,833	$362,000	$375,000	$2,250	NAV	NAV

In-Line Tenants(5)	$385	$365	$414	$424	$422

(1)	Historical Sales PSF is based on historical statements provided by the borrower and represent tenants reporting at least 12 months of sales for each year.
(2)	Sales PSF figures for Sears and Kohl’s are estimates provided by the borrower.
(3)	2011 National Sales PSF and 2011 National Sales Per Store for Carson Pirie Scott & Co. are based on the sales of the parent company, Bon-Ton Stores.
(4)	AMC Theatres Sales PSF are on a per screen basis (six screens).
(5)	Excludes all major (greater than 10,000 sq. ft.), theatre, anchor, restaurant and kiosk tenants.

Environmental Matters. The Phase I environmental report dated April 6, 2012 recommended the continued implementation of the asbestos operation and maintenance plan at the Chicago Ridge Mall Property.

The environmental consultant noted a historical recognized environmental condition because a portion of the Chicago Ridge Mall Property was constructed over a closed landfill.  No further investigation was recommended based on the following: (i) the landfill ceased accepting waste material in the 1970s, (ii) the Illinois Environmental Protection Agency (“IEPA”) was consulted in 1980 by the mall developers for guidance regarding the historic landfill and the IEPA responded in writing that no special permits were required for the mall development, (iii) there are no formal land use restrictions in effect, and (iv) multiple prior environmental reports did not have any findings that would warrant reporting to the IEPA.  The borrower purchased a secured creditor environmental insurance policy with a $10 million limit for a term that extends two years past the Chicago Ridge Mall Loan maturity. Additionally, an environmental indemnity was provided at closing.

The Market.   The Chicago Ridge Mall Property is located approximately 15 miles south of the Chicago CBD in the southwestern portion of Cook County in a highly visible and trafficked area at the intersection of West 95th Street (U.S. Route 12/20) and Ridgeland Avenue, with average daily traffic counts of 49,900 and 23,400 cars per day, respectively. The Chicago Ridge Mall Property has access to Interstate 294, located approximately 1.2 miles to the west, via 95th Street. Interstate 294 provides connections to Interstate 94, downtown Chicago and the rest of the Chicago area interstate highway system. The unemployment rate in the Chicago metropolitan

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

statistical area was 9.7% as of December 2011, unchanged from a year earlier. Over the next five years, the unemployment rate in Chicago is expected to trend lower and average 8.2% annually.

Chicago Ridge is a heavily populated suburb of Chicago, with an estimated 324,876 people living within a 5-mile radius of the Chicago Ridge Mall Property in 2011. The average household income in 2011 in a five-mile radius around the Chicago Ridge Mall Property is $67,329, just below the national average household income of $67,529. As of Q1 2012, the Near South Cook submarket where the Chicago Ridge Mall Property is located had an average mall vacancy rate of 4.1%, slightly above the overall Chicago market average mall vacancy rate of 3.6%. Only 346,000 square feet of retail space came online between 2007 and 2011. Over the next five years, new construction is expected to be even more subdued, with a projected 171,000 square feet of retail to be completed in the submarket. The Chicago Ridge Mall Property has little direct competition within its trade area and its densely developed infill location presents a high barrier to entry and further limits the potential for new competition.

The below chart provides a comparison of the Chicago Ridge Mall Property and its competitive set. Orland Square Mall represents the primary competition and is the most similar in tenant mixture. Oak Brook Center and Yorktown Center & Shops are competitive due to their location along the interstate, with Oak Brook Center offering an upscale tenant mixture. Ford City Mall and Promenade at Bolingbrook are considered to provide limited competition, as Ford City Mall is an older mall and Promenade at Bolingbrook is a lifestyle center that is more entertainment focused.

Competitive Set(1)
Name	Chicago Ridge Mall Property	Orland Square Mall	Oak Brook Center	Yorktown Center & Shops	Ford City Mall	Promenade at Bolingbrook
Distance from Subject	NAP	7.5 miles	12.7 miles	14.2 miles	3.6 miles	13.2 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional/ Lifestyle Center	Super Regional Mall	Lifestyle Center
Year Built / Renovated	1981 / 2004	1976 / 1995	1962 / 1991	2006-2007 / NAP	1965 / 1989	2007-2008 / NAP
Total Occupancy(2)	97%	98%	95%	89%	80% (estimated)	90%
Size (Sq. Ft.)(2)	867,955	1,210,000	2,068,092	1,324,450	1,346,430	769,688
Anchors / Major Tenants	Sears, Carson Pirie Scott & Co., Kohl’s, Bed, Bath & Beyond, Michaels, Aldi, Inc, AMC Theatres	Carson Pirie Scott & Co., JC Penney, Macy’s, Sears	Crate & Barrel, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom	JC Penney, Carson Pirie Scott & Co., Von Maur, AMC Theatres	JC Penney, Carson Pirie Scott & Co., AMC Theatres, Marshalls, HH Gregg	Macy’s, Bass Pro Shops, Gold Class Cinemas, Barnes & Noble
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Chicago Ridge Mall Property are based on the entire mall square footage of 867,955.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 3/31/2012	U/W	U/W PSF
Base Rent(1)	$9,651,702	$9,776,016	$9,665,578	$9,412,001	$10,224,388	$17.97
Value of Vacant Space	0	0	0	0	808,793	1.42
Gross Potential Rent	$9,651,702	$9,776,016	$9,665,578	$9,412,001	$11,033,181	$19.39
Total Recoveries	9,149,184	7,679,790	7,808,306	7,778,219	9,145,881	16.08
Total Other Income	1,304,588	1,828,304	2,599,159	2,853,031	2,268,177	3.99
Less: Mark-to-Market	0	0	0	0	(333,494)	(0.59)
Less: Vacancy(2)	0	0	0	0	(920,337)	(1.62)
Effective Gross Income	$20,105,474	$19,284,109	$20,073,043	$20,043,251	$21,193,408	$37.25
Total Operating Expenses	9,914,704	9,138,601	9,703,783	9,701,913	10,404,407	18.29
Net Operating Income	$10,190,770	$10,145,508	$10,369,260	$10,341,338	$10,789,002	$18.96
TI/LC	0	0	0	0	445,355	0.78
Capital Expenditures	0	0	0	0	136,540	0.24
Net Cash Flow	$10,190,770	$10,145,508	$10,369,260	$10,341,338	$10,207,107	$17.94
(1)	U/W Base Rent includes $280,402 in contractual step rent through February 2013.
(2)	U/W Vacancy represents 4.1% of gross income and is based on the submarket vacancy rate.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Property Management.    The Chicago Ridge Mall Property is managed by SRP Property Management LLC, a borrower affiliate, and sub-managed by CBL & Associates Management, Inc.

Lockbox / Cash Management.    The Chicago Ridge Mall Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender.  All funds in the lockbox account are transferred on a daily basis to the borrower until the commencement of a Trigger Event (as defined below), at which time amounts in the lockbox account will be swept daily to a cash management account to be used to pay monthly debt service payments and any reserves due under the Chicago Ridge Mall Loan documents. All excess cash will be held by the lender as additional cash collateral for the Chicago Ridge Mall Loan, unless a Trigger Period is solely due to the existence of a mezzanine loan, in which case such excess cash will be distributed to the holder of the mezzanine loan to be applied in accordance with the mezzanine loan documents.

A “Trigger Event” exists (i) during the continuance of an event of default, (ii) the DSCR falls below 1.25x on an amortizing basis as of the last day of any calendar quarter, and continues until the DSCR is at least 1.25x for two consecutive calendar quarters, or (iii) if, while a mezzanine loan is outstanding, the combined DSCR is less than 1.70x on an amortizing basis, and continues until such mezzanine loan is paid in full or the combined DSCR is above 1.70x on an amortizing basis for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $1,934,217 into the TI/LC reserve account and (ii) $379,363 into the rent reserve to cover rent associated with Old Navy, Amy’s Hallmark and Mandee.

Ongoing Reserves.   If a Trigger Event is continuing, the borrower is required to make monthly deposits of (i) 1/12 of the estimated annual real estate taxes into the tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into the insurance reserve account; provided, deposits into the insurance reserve will not be required if an acceptable blanket policy is in place, (iii) $9,482 into a replacement reserve, subject to a cap of $344,642 and (iv) $47,410 into the TI/LC reserve account subject to a cap of $1,723,359.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine debt permitted, provided, among other things per the loan documents, (i) the mezzanine loan is secured only by collateral which is not collateral for the loan, (ii) the combined LTV shall not be above 70%, (iii) the combined DSCR shall not be less than 1.85x on an amortizing basis and (iv) the combined debt yield shall not be less than 11.5%.

Partial Release.    Carson Pirie Scott & Co. has the option to purchase the parcel of land which is its demised premises under its lease at fair market value (as determined by three appraisers) on the last day of any renewal term and upon 120 days prior notice to the borrower. Carson Pirie Scott & Co. has already exercised two of its ten 5-year renewal options, with the next two options occurring on January 31, 2014 and January 31, 2019. If Carson Pirie Scott & Co. exercises its purchase option, the borrower may obtain the release of the Carson Pirie Scott & Co. parcel from the lien of the mortgage, provided, among other things: (i) the remaining property complies with all zoning laws, (ii) borrower makes a prepayment of principal, together with yield maintenance, in an amount equal to the greater of (a) net sales proceeds and (b) $5,515,770 (the “Minimum Release Price”). The Chicago Ridge Mall Sponsor guaranteed payment of the amount by which the Minimum Release Price exceeds the net sales proceeds, up to the Minimum Release Price amount.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

CHICAGO
Chicago Ridge Mall
444 Chicago Ridge Mall
Chicago Ridge, IL 60415
Oaklawn
Berkeley
Bellwood
Maywood
Oak Park
Forest Park
Hillside
Broadview
Westchester
North Riverside
Berwyn
Cicero
Oak Brook
La Grange Park
Brookfield
Riverside
Stickney
Lyons
Forest View
Hinsdale
Western Springs
La Grange
Mccook
Summit
Countryside
Indian Head Park
Hodgkins
Willowbrook
Bedford Park
CHICAGO MIDWAY INTERNATIONAL AIRPORT
Justice
Burr Ridge
Bridgeview
Willow Springs
Hickory Hills
Evergreen Park
Chicago Ridge
Palos Hills
Worth
Merrionette Park
Alsip
Palos Park
Palos Heights
Calumet Park
Blue Island
Crestwood
Robbins
Riverdale
Dixmoor
Posen
Dolton
Midlothian
Oak Forest
Phoenix
Harvey
Markham
Tinley Park
Hazel Crest
East Hazel Crest
Thornton
Country Club Hills
DOWNTOWN
Lake Michigan
Chicago
ILLINOIS
INDIANA
CARTIFACT

(THIS PAGE INTENTIONALLY LEFT BLANK)

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Mortgage Loan Information				Property Information
Loan Seller(1):	GACC; LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor:	Pyramid Crossgates Company			Collateral:	Fee Simple
Borrower:	Crossgates Mall General Company			Location:	Albany, NY
	NewCo, LLC			Year Built / Renovated:	1984 / 1994, 1997
Original Balance(1):	$72,000,000			Total Sq. Ft.:	1,696,031
Cut-off Date Balance(1):	$71,779,584			Total Collateral GLA(7):	1,298,620
% by Initial UPB:	5.4%			Property Management:	Pyramid Management Group, LLC
Interest Rate:	5.3980%			Underwritten NOI:	$28,553,638
Payment Date:	6th of each month			Underwritten NCF:	$27,227,197
First Payment Date:	June 6, 2012			Appraised Value:	$470,000,000
Maturity Date:	May 6, 2022			Appraisal Date:	March 8, 2012
Amortization:	360 months
Additional Debt(1):	$227,302,017 Pari Passu Debt			Historical NOI
Call Protection(2)(3):	L(27), D(88), O(5)			TTM NOI:	$27,184,582 (T-12 January 31, 2012)
Lockbox / Cash Management:	Hard / In Place			2011 NOI:	$27,384,447 (December 31, 2011)
				2010 NOI:	$28,385,633 (December 31, 2010)
Reserves(4)				2009 NOI:	$28,402,837 (December 31, 2009)
	Initial		Monthly	2008 NOI:	$32,013,448 (December 31, 2008)
Taxes:	$3,850,000		$550,000	2007 NOI:	$33,087,345 (December 31, 2007)
Insurance:	$0		Springing
Replacement:	$0		$23,666	Historical Occupancy(6)
TI/LC:	$1,863,853		$86,871	Current Occupancy(8):	90.3% (March 26, 2012)
Required Repairs:	$212,000		NAP	2011 Occupancy:	91.4% (December 31, 2011)
				2010 Occupancy:	95.0% (December 31, 2010)
Financial Information(5)				2009 Occupancy:	94.0% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.(6):		$230		2008 Occupancy:	89.0% (December 31, 2008)
Balloon Balance / Sq. Ft.(6):		$192		2007 Occupancy:	94.5% (December 31, 2007)
Cut-off Date LTV:		63.6%
(1)       The Original Balance of $72.0 million represents the Note A-1A1 and Note A-1B1 of a $300.0 million whole loan evidenced by five pari passu notes. The pari passu companion loans are comprised of Note A-1A2, Note A-1B2 and Note A-2, with a combined original principal amount of $228,000,000. Note A-2, with an original principal amount of $120.0 million was included in the COMM 2012-CCRE1 securitization.
(2)       The Crossgates Mall Loan documents permit that, at any time after May 7, 2013 and prior to the first day of the defeasance lockout expiration period, if (i) the borrower elects to sell the Crossgates Mall Property and have the buyer assume the borrower’s obligations under the Crossgates Mall Loan and (ii) the proposed buyer is not approved by lender, then the borrower may prepay the entire Crossgates Mall Loan, subject to the payment of the greater of (i) a yield maintenance premium and (ii) 3% of the unpaid principal balance at the time of prepayment.
(3)       The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2012. Defeasance of the full $300.0 million Crossgates Mall Whole Loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the last pari passu note to be securitized, and (ii) three years following the note date, or April 9, 2015.
(4)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(5)       DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of $299,081,601.
(6)       Based on Total Collateral GLA of 1,298,620 sq. ft.
(7)       Total Collateral GLA excludes a 200,000 sq. ft. anchor pad (Macy’s) and a 143,676 sq. ft. vacant anchor pad, both of which are owned by an affiliate of the borrower, subject to a reciprocal easement agreement (“REA”) and excluded from the collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.
(8)       Current Occupancy is 81.0% based on Total Sq. Ft. of 1,696,031.

Balloon LTV:		53.2%
Underwritten NOI DSCR:		1.41x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		9.5%
Underwritten NCF Debt Yield:		9.1%

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Anchor and Major Tenant Summary
			% of Total
	Ratings		Collateral	Lease	Total Sales	Sales PSF(3)	Occupancy
Tenant Mix	(Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	GLA(2)	Expiration	(000s)(3)		Cost(3)(4)

Non-Collateral Anchor Tenants
Macy’s (REA)(5)	NR/Baa3/BBB	200,000	NAP	NAP	$25,000	$125	NAP

Collateral Anchors
JCPenney	BB+/NR/B+	179,964	13.9%	3/31/2014(6)	$33,786	$188	3.7%
Regal Crossgates 18	B-/B3/B+	100,000	7.7%	7/31/2022	$9,389	$94	23.3%
Dick’s Sporting Goods	NR/NR/NR	80,000	6.2%	1/31/2025	$20,941	$262	7.0%
Best Buy(5)	BBB-/Baa2/BBB-	50,000	3.9%	1/31/2015	$72,000	$1,440	1.6%
Total Collateral Anchors		409,964	31.6%		$136,115	$332	4.4%

Major Tenants (>10,000 sq. ft.)
Burlington Coat Factory(7)	NR/Caa1/B-	64,582	5.0%	9/30/2014	$5,826	$90	13.6%
Forever 21	NR/NR/NR	62,858	4.8%	1/31/2021(8)	$10,174	$162	11.0%
DSW Shoe Warehouse	NR/NR/NR	20,000	1.5%	1/31/2024	$6,371	$319	9.2%
H&M	NR/NR/NR	19,797	1.5%	1/31/2022(9)	$5,098	$258	9.2%
Old Navy	BBB-/Baa3/BB+	15,500	1.2%	1/31/2020	$6,614	$427	7.2%
Subtotal Major Tenants		182,737	14.1%		$34,084	$187	10.1%
Remaining Majors Tenants		99,898	7.7%		$20,296	$231	11.9%
Total Major Tenants		282,635	21.8%		$54,380	$201	10.8%

In-line Tenants (<10,000 sq. ft.)		327,236	25.2%		$115,514	$401	14.3%
Apple	NR/NR/NR	6,594	0.5%	7/31/2012	$41,057	$6,226	1.0%
Total In-line Tenants		333,830	25.7%		$156,571	$532	10.8%

Restaurant / Food Court		43,456	3.3%		$21,825	$526	15.3%
Kiosk / Service Tenants		15,844	1.2%		$7,924	$502	20.6%
Specialty Leasing Tenants		87,326	6.7%		NAP	NAP	NAP
Total Occupied Collateral		1,173,055	90.3%

Vacant		125,565	9.7%
Total Collateral GLA		1,298,620	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Collateral GLA excludes a 200,000 sq. ft. anchor pad (Macy’s) and a 143,676 sq. ft. vacant anchor pad, both of which are owned by an affiliate of the borrower, subject to an REA and excluded from the collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.

(3)
Total Sales, Sales PSF and Occupancy Cost are for tenants who have reported an entire 12 months of sales in 2011. Approximately 84.7% of total tenants at the Crossgates Mall Property reported 2011 sales, with approximately 82.5% of in-line tenants reporting 2011 sales.

(4)	Occupancy Cost excludes energy and water reimbursement.
(5)	Sales figures for Macy’s and Best Buy are estimates provided by the borrower.
(6)
JCPenney has the right to terminate its lease in September 2013 with 3 months prior notice. JCPenney has been at the Crossgates Mall Property since 1984 and has seven 5-year extension options remaining. The annual rent for JCPenney is $3.72 PSF.

(7)	Burlington Coat Factory has been at the Crossgates Mall Property since 1999 and exercised its first of three, 5-year extension options in 2009. Sales have averaged $87 PSF since 2008.
(8)
Forever 21 has the right to terminate its lease with at least 2 months prior notice if sales during the period of May 2014 to April 2015 do not exceed $5,000,000. In addition, Forever 21 has one 5-year extension option remaining.

(9)
H&M has the right to terminate its lease with at least 6 months prior notice if sales during the period of November 2014 to October 2015 do not exceed $250 PSF. In addition, H&M has two 5-year extension options remaining.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Lease Rollover Schedule(1)
	# of	Total		Cumulative		Annual U/W	% U/W	Cumulative %
	Leases	Expiring	% of Total Sq.	Sq. Ft.	Cumulative % of	Base Rent	Base Rent	of U/W
Year	Expiring	Sq. Ft.	Ft. Expiring	Expiring	Sq. Ft. Expiring	PSF	Rolling	Base Rent
Specialty Leasing(2)	24	87,326	6.7%	87,326	6.7%	$0.00	0.0%	0.0%
2012(3)	15	50,548	3.9%	137,874	10.6%	$33.25	6.3%	6.3%
2013	16	43,431	3.3%	181,305	14.0%	$35.74	5.8%	12.2%
2014	34	324,937	25.0%	506,242	39.0%	$15.43	18.9%	31.0%
2015	17	84,645	6.5%	590,887	45.5%	$32.29	10.3%	41.3%
2016	17	51,378	4.0%	642,265	49.5%	$44.82	8.7%	50.0%
2017	17	65,777	5.1%	708,042	54.5%	$46.90	11.6%	61.6%
2018	11	42,509	3.3%	750,551	57.8%	$31.87	5.1%	66.7%
2019	8	38,472	3.0%	789,023	60.8%	$30.88	4.5%	71.2%
2020	10	39,543	3.0%	828,566	63.8%	$36.12	5.4%	76.5%
2021	3	65,963	5.1%	894,529	68.9%	$6.99	1.7%	78.3%
2022	10	172,054	13.2%	1,066,583	82.1%	$25.37	16.4%	94.7%
Thereafter	5	106,472	8.2%	1,173,055	90.3%	$13.20	5.3%	100.0%
Vacant	NAP	125,565	9.7%	1,298,620	100.0%	NAP	NAP
Total / Wtd. Avg.	187	1,298,620	100.0%			$22.65	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Specialty Leasing represents tenants with short-term licensing agreements of less than a year.
(3)	2012 includes four tenants (18,923 sq. ft.) that converted to month to month after their leases expired.

The Loan.  The Crossgates Mall loan (the “Crossgates Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in 1,298,620 sq. ft. of leasable collateral at a Class A, super regional mall located at 1 Crossgates Mall Road in Albany, New York (the “Crossgates Mall Property”) with an original principal balance of $72.0 million. The Crossgates Mall Loan of $72.0 million represents the A-1A1 Note and the A-1B1 Note of a $300.0 million whole loan (the “Crossgates Mall Whole Loan”) that is evidenced by five pari passu notes. Only the A-1A1 Note, with an original principal amount of $52.0 million, and the A-1B1 Note, with an original principal amount of $20.0 million, will be included in the COMM 2012-CCRE2 trust. The remaining A-1A2 Note, with an original balance of $78.0 million, and the A-1B2 Note, with an original balance of $30.0 million, are not included in the COMM 2012-CCRE2 Trust and may be included in a future securitization. The A-2 Note, with an original principal amount of $120.0 million, was included in the COMM 2012-CCRE1 securitization. The Crossgates Mall Loan has a 10-year term and amortizes on a 30-year schedule.

The Crossgates Mall Loan accrues interest at a fixed rate equal to 5.3980% per annum and has a cut-off date balance of approximately $71.8 million. The whole loan proceeds were used to, among other things, retire existing debt of approximately $181.1 million, giving the borrower a return of equity of approximately $110.0 million. Based on the appraised value of $470.0 million as of March 8, 2012, the cut-off date LTV is 63.6% and the remaining implied equity is $171.0 million. Prior to the securitization of the $120.0 million pari passu A-2 Note in the COMM 2012-CCRE1 transaction, the most recent prior financing of the Crossgates Mall Property was included in the JPMCC 2006-FL1 transaction.

The relationship between the holders of the A-1A1 Note, A-1A2 Note, A-1B1 Note, A-1B2 Note and A-2 Note will be governed by an intercreditor agreement. See “Description of the Mortgage Pool ― Loan Combinations ― The Crossgates Mall Loan Combination” in the Prospectus Supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1A1	$52,000,000	$51,840,811	COMM 2012-CCRE2	Yes
Note A-1A2	$78,000,000	$77,761,216	GACC	No
Note A-1B1	$20,000,000	$19,938,773	COMM 2012-CCRE2	Yes
Note A-1B2	$30,000,000	$29,908,160	LCF	No
Note A-2	$120,000,000	$119,632,640	COMM 2012-CCRE1	No
Total	$300,000,000	$299,081,601

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Loan Payoff	$181,090,295	60.4%
			Reserves	$5,925,853	2.0%
			Closing Costs	$2,951,751	1.0%
			Return of Equity (2)	$110,032,101	36.7%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%
(1)	Based on the Crossgates Mall Whole Loan amount.
(2)	Return of equity includes a reimbursement of approximately $25 million for the repurchase of anchor space and redevelopment of the Dick’s Sporting Goods space.

The Borrower / Sponsor.    The borrower, Crossgates Mall General Company NewCo, LLC, is a special purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Pyramid Crossgates Company, a New York general partnership (the “Crossgates Mall Sponsor”).

The Crossgates Mall Sponsor is approximately 65.5% owned by Robert J. Congel and Madeira Associates, and approximately 34.5% owned by other individuals and trusts, none of whom individually own more than 11% of the partnership. Madeira Associates is a New York general partnership, comprised, in part, of certain Congel family trusts.

The Pyramid Companies have owned and operated shopping malls in the Northeast for over 40 years, with a portfolio consisting of 17 retail properties across New York and Massachusetts producing approximately $4.0 billion in retail sales annually.

The Property.  The Crossgates Mall Property is a three-story, enclosed super regional shopping center located in Albany, New York, built in 1984 and renovated in 1994 and 1997. The Crossgates Mall Property has a total of 1,696,031 sq. ft., of which 1,298,620 sq. ft. is leasable collateral for the Crossgates Mall Loan. In addition to the 1,298,620 sq. ft. of leasable collateral, there is 53,735 sq. ft. of owned collateral on the third level that has been vacant since 2005 when the previous tenant, Regal Entertainment Group d/b/a Hoyt’s Cinemas, moved to the larger IMAX theater location on the northwest end of the Crossgates Mall Property. Regal Entertainment Group acquired Hoyt’s Cinemas in 2003 and now operates as Regal Crossgates 18 at the Crossgates Mall Property. The 200,000 sq. ft. Macy’s anchor space and a 143,676 sq. ft. vacant anchor space, both of which are owned by an affiliate of the borrower, are subject to an REA and excluded from the collateral. The Crossgates Mall Property is anchored by Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy and a Regal Crossgates 18 IMAX theater with many national retail in-line and junior anchor retailers. The leasable collateral of the Crossgates Mall Property is 90.3% leased as of March 26, 2012 and has maintained an average occupancy of 92.8% since 2007.

The below chart provides historical sales at the Crossgates Mall Property.

Historical Sales PSF(1)
	2008	2009	2010	2011(2)	2011 National Average
JCPenney	$200	$188	$189	$188	$145
Dick’s Sporting Goods	NAP	NAP	$266	$262	$188
Best Buy(3)	$1,440	$1,400	$1,440	$1,440	$823

Total In-line (<10,000 sq. ft.)(4)	$503	$479	$514	$532	NAP
Apple	$3,864	$3,577	$5,334	$6,226	$5,647
Total In-line (excluding Apple)(4)	$404	$399	$394	$401	NAP
(1)	Historical Sales PSF is based on historical statements provided by the borrower.
(2)	2011 Sales PSF includes only tenants who have reported a full 12 months. Approximately 82.5% of in-line tenants reported full year 2011 sales.
(3)	Best Buy sales represent estimates provided by the borrower.
(4)	Excludes all major (>10,000 sq. ft.), restaurant and kiosk tenants.

Environmental Matters. The Phase I environmental report dated March 14, 2012 recommended the development and implementation of an Asbestos Operation and Maintenance (O&M) Plan at the Crossgates Mall Property. An Asbestos O&M Plan dated March 28, 2012 has been implemented.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

The Market.     The Crossgates Mall Property is located at the junction of I-90 and I-87 (the New York Thruway).  Located in the area known as the Capital District surrounding Albany, the Crossgates Mall Property draws visitors from surrounding areas, including Central New York, the North Country, Western Massachusetts and the Hudson Valley region. The MSA is defined as Albany, Schenectady, Saratoga, Rensselaer and Schoharie Counties. The Albany unemployment rate is 8.1% as of January 2012, which is lower than the national rate due to its large government sector, as the state government is the largest employer of the MSA. Forbes Magazine listed Albany as the fourth-best metro area for jobs, mostly due to the Tech Valley initiative, which has brought in high-tech jobs and investment to the area. The University at Albany’s nanotechnology research center is expanding its space and expected to add nearly 1,300 research and science positions. The expansion of the university’s nanotech center has attracted high-tech firms and tech projects to the area, including the College of Nanoscale Science and Engineering, located 0.5 miles from the Crossgates Mall Property, Global Foundries, Intel and Vista Technology.

The Crossgates Mall Property is located in the Albany/Schenectady/Troy retail market. Total retail vacancy within the Albany/Schenectady/Troy retail market ended the Q4 2011 at 5.0%, almost no change from Q3 2011 as only two buildings totaling 12,240 square feet were completed during the 4th quarter. Retail completions in 2011 totaled 101,799 square feet throughout 12 buildings within the market. Given the limited size of these projects, they are not considered to have a significant impact on the Crossgates Mall Property. Mall vacancy within the Albany/Schenectady/Troy retail market ended 2011 at 4.4% with no new buildings having been completed within the past three years. The appraiser determined total vacancy and collection loss for the Crossgates Mall Property to be 3.0%. As per the appraisal, the Crossgates Mall Property’s primary trade area spans an area encompassing an approximate thirty mile radius around the Crossgates Mall Property and the secondary trade area is up to forty-five miles from the site given its regional accessibility and location of competitive properties. The primary trade area has a 2011 estimated population of approximately 879,508, with average household income of approximately $68,899.

The below chart provides a comparison of the Crossgates Mall Property and its competitive set. Colonie Center is the most direct competitor, having been recently renovated, while Latham Circle Mall and Clifton Park Center provide limited competition.  Only Colonie Center shares the direct trade area with the Crossgates Mall Property.

Competitive Set(1)
Name	Crossgates Mall Property(2)	Colonie Center	Latham Circle Mall	Clifton Park Center	Rotterdam Square Mall
Distance from Property	NAP	2.3 miles	6.3 miles	12.8 miles	11.3 miles

Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Owner	Pyramid Crossgates Company	Heitman Value Partners	Realty Financial Partners	DCG Development	Macerich
Year Built / Renovated	1984 / 1994, 1997	1966 / 2007	1957 / 1994	1976 / 1994	1990 / 1995
Total Occupancy(2)	81%	70%	40%	91%	84%
Size (Sq. Ft.) (2)	1,696,031	1,292,646	662,948	592,128	579,990
Anchors / Major Tenants	Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy, Regal Crossgates 18	Boscov’s, Macy’s, Sears	Burlington Coat Factory, JCPenney, Lowes Home Improvement	Boscov’s, JCPenney, Marshalls/Home Goods	Macy’s, Kmart, Sears
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Crossgates Mall Property are based on the entire mall square footage of 1,696,031.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 1/31/2012	U/W	U/W PSF
Base Rent(1)	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$26,867,990	$20.69
Value of Vacant Space	0	0	0	0	3,853,187	2.97
Gross Potential Rent	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$30,721,177	$23.66
Total Recoveries	13,140,593	13,158,912	12,961,989	12,928,322	13,474,688	10.38
Total Other Income	2,691,517	3,250,799	3,209,563	3,239,892	3,050,925	2.35
Less: Vacancy(2)	0	0	0	0	(3,853,187)	(2.97)
Effective Gross Income	$42,500,829	$42,744,482	$41,592,688	$41,584,508	$43,393,603	$33.42
Total Operating Expenses	14,097,991	14,358,849	14,208,241	14,399,926	14,839,965	11.43
Net Operating Income	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$28,553,638	$21.99
TI/LC	0	0	0	0	1,042,447	0.80
Capital Expenditures	0	0	0	0	283,995	0.22
Net Cash Flow	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$27,227,197	$20.97

Average Annual Rent PSF(3)	$21.85	$21.35	$21.42

(1)	U/W Base Rent includes $298,097 in contractual step rent through March 2013.
(2)	U/W Vacancy represents 8.2% of gross income.
(3)
Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower and exclude non-collateral anchors as well as the 53,735 sq. ft. vacant theater space.

Property Management.    The Crossgates Mall Property is managed by Pyramid Management Group, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Crossgates Mall Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Crossgates Mall Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.125x on the last day of the calendar quarter until the debt service coverage ratio is 1.15x or greater for two consecutive calendar quarters. During a cash sweep caused solely by a low DSCR, if there is no event of default, funds will be disbursed to pay for approved budgeted operating expenses and approved extraordinary expenses after payment of debt service and reserves.

Initial Reserves.    At closing, the borrower deposited (i) $3,850,000 into a tax reserve account, (ii) $1,863,853 into the TI/LC reserve account and (iii) $212,000 into a required repair account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $550,000, into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account, however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $23,666 into a capital expenditure account and (iv) $86,871 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. From and after 90 days from the closing of the Crossgates Mall Loan, the borrower may obtain release of one or more vacant, non-income producing parcels without any required prepayment of the Crossgates Mall Loan, so long as, among other things, the remaining property continues to comply with zoning and applicable legal requirements, the parcel being released is legally subdivided, the borrower continues to be a single purpose entity and such other conditions as more particularly set forth in the Crossgates Mall Loan documents are satisfied.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

UPPER LEVEL

LOWER LEVEL

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

CARTIFACT
Crossgates Mall
1 Crossgates Mall Road
Albany, NY 12203
SCHENECTADY
MOHAWK COMMONS
HG REIST WILDLIFE SANCTUARY
VISCHER FERRY HISTORIC PRESERVE
MOHAWK RIVER
COHOES
LATHAM
LATHAM CIRCLE MALL
ALBANY INTERNATIONAL AIRPORT
MAYWOOD
MEMORYS GARDEN CEMETERY
COLONIE
SHAKER RIDGE COUNTRY CLUB
MILL ROAD ACRES GOLF COURSE
TOWN OF COLONIE GOLF COURSE
HOFFMAN'S PLAYLAND
NEWTONVILLE
SCHUYLER MEADOWS COUNTRY CLUB
SIENA COLLEGE
LOUDONVILLE
ST AGNES CEMETERY
MENANDS
PINEHAVEN COUNTRY CLUB
ALBANY PINE BUSH PRESERVE
COLONIE CENTER
NORTHWAY MALL
ROESSLEVILLE
THE CROSSINGS OF COLONIE
RENSSELAER LAKE PRESERVE PARK
CROSSGATES COMMONS
HIAWATHA TRAILS GOLF COURSE
WESTMERE
STUYVESANT PLAZA
STATE UNIVERSITY OF NEW YORK ALBANY
NY STATE OFFICE COMPLEX
WEST ALBANY PARK
WESTGATE PLAZA
WOLFERTS ROOST COUNTRY CLUB
ALBANY
TIVOLI PARK
COLLEGE OF ST ROSE
WASHINGTON PARK
ST. PETER'S HOSPITAL
ALBANY MEDICAL CENTER HOSPITAL
EMPIRE STATE PLAZA
STATE CAPITOL
THE EGG
TIMES UNION CENTER
LINCOLN PARK
RENSSELAER
ALBANY-RENSSELAER AMTRAK
CAPITAL HILLS AT ALBANY
NORMANSIDE COUNTRY CLUB
HOFFMAN PARK
GRACELAND CEMETERY
STATE UNIVERSITY OF NY-ALBANY-EAST
HUDSON RIVER
SARATOGA SPRINGS
BROADALBIN
BALLSTON SPA
AMSTERDAM
SCHAGHTICOKE
MECHANICVILLE
SCHENECTADY
COHOES
TROY
ESPERANCE
ALBANY INT'L AIRPORT
ALTAMONT
ALBANY
RENSSELAER
SCHOHARIE
VOORHEESVILLE
MIDDLEBURGH
CASTLETON-ON-HUDSON
RAVENA

(THIS PAGE INTENTIONALLY LEFT BLANK)

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Buccini Pollin Group		Collateral:	Fee Simple
Borrower:	BPG Office Partners V 500 Delaware		Location:	Wilmington, DE
	LLC		Year Built / Renovated:	2006 / NAP
Original Balance:	$70,000,000		Total Sq. Ft.:	371,222
Cut-off Date Balance:	$69,760,663		Property Management:	BPG Real Estate Services LLC
% by Initial UPB:	5.3%		Underwritten NOI(4):	$7,235,112
Interest Rate:	5.0140%		Underwritten NCF(4):	$6,785,181
Payment Date:	6th of each month		Appraised Value:	$97,500,000
First Payment Date:	June 6, 2012		Appraisal Date:	April 9, 2012
Maturity Date:	May 6, 2022
Amortization(1):	352 months		Historical NOI
Additional Debt(2):	$10,000,000 Mezzanine Loan		TTM NOI:	$6,847,219 (T-12 March 31, 2012)
Call Protection:	L(27), D(89), O(4)		2011 NOI:	$6,802,202 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$6,478,582 (December 31, 2010)
			2009 NOI:	$5,733,487 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$423,689	$38,517	Current Occupancy:	89.7% (May 2, 2012)
Insurance:	$49,668	$8,278	2011 Occupancy:	88.6% (December 31, 2011)
Replacement:	$0	$6,187	2010 Occupancy:	83.7% (December 31, 2010)
TI/LC:	$0	$30,936	2009 Occupancy:	82.6% (December 31, 2009)

(1)       The 500 Delaware Avenue Loan is structured with a fixed amortization schedule with an effective amortization period of 352 months. See “Annex H” of the Prospectus Supplement.
(2)       See “Current Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(4)       The 500 Delaware Avenue Property is currently operating under a phased-in tax assessment that will not be fully phased-in until 2017. The Underwritten NOI and NCF are calculated based on the fully phased-in assessed value.

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$188	$215
Balloon Balance / Sq. Ft.:	$153	$180
Cut-off Date LTV:	71.5%	81.8%
Balloon LTV:	58.3%	68.6%
Underwritten NOI DSCR(4):	1.59x	1.29x
Underwritten NCF DSCR(4):	1.49x	1.21x
Underwritten NOI Debt Yield:	10.4%	9.1%
Underwritten NCF Debt Yield:	9.7%	8.5%

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
WSFS	NR/NR/NR	78,534	21.2%	$32.72	25.1%	12/31/2025
Morris James LLP	NR/NR/NR	60,872	16.4%	$31.13	18.5%	5/31/2021
Sargent & Lundy, LLC	NR/NR/NR	47,441	12.8%	$28.98	13.4%	10/31/2017(2)
United States Postal Service	AAA/Aaa/AA+	33,526	9.0%	$16.29	5.3%	1/31/2027
Ashby & Geddes, P.A.	NR/NR/NR	23,273	6.3%	$32.46	7.4%	12/31/2016
Total Major Tenants		243,646	65.6%	$29.31	69.7%
Remaining Tenants		89,511	24.1%	$34.76	30.3%
Total Occupied Collateral		333,157	89.7%	$30.77	100.0%
Vacant		38,065	10.3%
Total		371,222	100.0%

(1)
Certain ratings are those of the parent company whether or not the parent company guarantees the lease. In the case of the United States Postal Service, reflects the sovereign credit rating of the United States.

(2)	The Sargent and Lundy, LLC lease includes a one-time termination option in October 2014, with 365 days notice, and payment of unamortized lease costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	2	13,423	3.6%	13,423	3.6%	$34.47	4.5%	4.5%
2013	0	0	0.0%	13,423	3.6%	$0.00	0.0%	4.5%
2014	0	0	0.0%	13,423	3.6%	$0.00	0.0%	4.5%
2015	1	3,784	1.0%	17,207	4.6%	$37.10	1.4%	5.9%
2016	2	35,325	9.5%	52,532	14.2%	$30.94	10.7%	16.5%
2017	5	72,341	19.5%	124,873	33.6%	$29.88	21.1%	37.6%
2018	1	6,532	1.8%	131,405	35.4%	$29.50	1.9%	39.5%
2019	1	8,110	2.2%	139,515	37.6%	$32.57	2.6%	42.1%
2020	0	0	0.0%	139,515	37.6%	$0.00	0.0%	42.1%
2021	2	60,872	16.4%	200,387	54.0%	$31.13	18.5%	60.6%
2022	0	0	0.0%	200,387	54.0%	$0.00	0.0%	60.6%
Thereafter	7	132,770	35.8%	333,157	89.7%	$30.45	39.4%	100.0%
Vacant	NAP	38,065	10.3%	371,222	100.0%	NAP	NAP
Total / Wtd. Avg.	21	371,222	100.0%			$30.77	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan.    The 500 Delaware Avenue loan (the “500 Delaware Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 371,222 square foot Class A, CBD office building located at 500 Delaware Avenue in Wilmington, Delaware (the “500 Delaware Avenue Property”) with an original principal balance of $70.0 million. The 500 Delaware Avenue Loan has a 10-year term and is structured with a fixed amortization schedule, with an effective amortization period of 352 months. The 500 Delaware Avenue Loan accrues interest at a fixed rate equal to 5.0140% per annum and has a cut-off date balance of approximately $69.8 million. Loan proceeds, along with a $10.0 million mezzanine loan provided by Redwood Commercial Mortgage Corporation and $153,320 equity from the borrower, were used to retire existing debt through a discounted payoff. The prior mortgage, which was originated by Anglo Irish Bank and subsequently purchased by Lone Star, had a balance of $85,298,844.  The prior loan was repaid as part of a larger overall discounted payoff between Lone Star and affiliates of the borrower. The discounted payoff on the 500 Delaware Avenue Property of $75,150,000 represented a 12% discount to par. $2,350,000 of the 500 Delaware Avenue proceeds was used to contribute toward the pay down of the remaining assets in the pool as part of the Lone Star agreement. Additionally, the discount on the 500 Delaware Avenue Property was contingent on the payoff of five other assets in the principals’ portfolio, which were paid off prior to

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

the closing of the 500 Delaware Avenue Loan, with the principals investing $6,787,202 in equity to facilitate the payoff of these loans. Based on the appraised value of $97.5 million as of April 9, 2012, the cut-off date LTV is 71.5% and the remaining implied equity is approximately $17.7 million. The most recent prior financing of the 500 Delaware Avenue Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$70,000,000	87.3%	Loan Payoff	$77,500,000	96.7%
Mezzanine Loan	$10,000,000	12.5%	Reserves	$473,357	0.6%
Sponsor Equity	$153,320	0.2%	Closing Costs	$2,179,963	2.7%
Total Sources	$80,153,320	100.0%	Total Uses	$80,153,320	100.0%

The Borrower / Sponsor.    The borrower, BPG Office Partners V 500 Delaware LLC, is a single purpose Delaware limited liability company with two independent directors in its organizational structure.  The nonrecourse carve-out guarantors are Robert E. Buccini, Christopher F. Buccini and David B. Pollin, jointly and severally. The sponsor of the borrower is the Buccini Pollin Group.

Robert E. Buccini, Christopher F. Buccini and David B. Pollin are principals with the Buccini Pollin Group (“BPG”), a privately-held, full-service real estate acquisition, development, and management company with offices in Washington, DC, Wilmington, Philadelphia and Baltimore. Formed in 1993, BPG develops and acquires hotel, residential, office, retail and parking properties in the Mid-Atlantic and Northeastern regions of the United States. Through a group of affiliated companies, including PM Hospitality Strategies, Inc. (hotel operating company), BPG Real Estate Services LLC (office property management and leasing), BPG Residential Services LLC (residential property management and leasing), and BPGS Construction LLC (construction management), the principals of BPG oversee all aspects of project acquisition, finance, development, construction, leasing, operations, and disposition for its portfolio properties. On behalf of its principals, investors and financial partners, BPG has acquired or developed real estate assets having a value in excess of $3.0 billion, including seven million square feet of office, flex office, and retail space in 69 buildings, 23 internationally branded hotels, and 9 major residential communities.

The Property. The 500 Delaware Avenue Property is located at 500 Delaware Avenue in Wilmington, Delaware. The 500 Delaware Avenue Property was developed in 2006 on an irregularly shaped 1.02 acre site at the northern gateway to the Wilmington central business district. Delaware Avenue provides easy access and visibility from Interstate 95. The site is bound by North Jefferson Street to the west, Delaware Avenue to the north, West 10th Street to the south, and North Washington Street to the east. Surrounding properties consist of office buildings, restaurants, hotels and parking structures. Tenants are afforded 24-hour secure access to a 6-level 562 space parking garage connected to the 500 Delaware Avenue Property and owned by the Wilmington Parking Authority, an agency of the State of Delaware. H.B. DuPont Park is located on the northeast corner of North Washington Street and Delaware Avenue across from the 500 Delaware Avenue Property, and Rodney Square, the heart of the Wilmington central business district, is located approximately 6 blocks east.

The 500 Delaware Avenue Property is improved with a 15-story Class A office building with a total of 371,222 square feet of net rentable area and 23,300 square foot floor plates. The 500 Delaware Avenue Property was developed in 2006 by The BPG for a total cost of approximately $98 million. The 500 Delaware Avenue Property is one of the newest constructed buildings in the Wilmington central business district and is one of two new commercial office buildings constructed in the Downtown Wilmington Market since the 1980s. The 500 Delaware Avenue Property is considered the premier office address in the Wilmington Central Business District (“CBD”).  Amenities include high speed elevators, 12 foot floor to ceiling windows, minimum 9 foot ceiling heights, as well as a WSFS bank branch, post office and a café on the ground floor. Interior office spaces are built out to trophy quality, with select suites featuring cherry wood floors and marble wall coverings.

Assessments in New Castle County, Delaware are based upon 1983 property replacement cost. The last county wide assessment occurred in 1985 and another is not planned at this time. Both New Castle County and the City of Wilmington provide for abatements on city, county and school taxes for new construction and renovations. In the case of the county and school taxes, the assessment on land and any existing improvements are maintained, while the assessments on the new improvements are phased in over time. The 500 Delaware Property received 10-year abatements for city and county taxes. The abatements began in the 2006/2007 tax year. City taxes were abated 100% for the first five years, and are phased-in by 20% per year until the abatement is fully eliminated. County taxes were fully abated 100% for one year, and are phased-in by 10% per year until the abatement is fully eliminated.

Environmental Matters. The Phase I environmental report dated April 20, 2012 recommended no further action at the 500 Delaware Avenue Property.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Major Tenants.
WSFS (78,534 sq. ft., 21.2% of NRA, 25.1% of underwritten base rent)
Wilmington Savings Fund Society, FSB (“WSFS”), is the seventh oldest bank and trust company in the United States continuously operating under the same name, and a subsidiary of WSFS Financial Corporation (NASDAQ: WSFS). WSFS has been in operation for over 180 years. From its start as a locally chartered thrift in 1832, WSFS has grown to become the largest bank or thrift holding company in the State of Delaware, one of the top commercial lenders in the state, the third largest bank in terms of Delaware deposits and among the top 100 trust companies in the country. WSFS primary business is its $2.2 billion commercial loan portfolio which is funded primarily with deposits generated through its 49 banking and trust offices located in Delaware (39), Pennsylvania (8), Virginia (1) and Nevada (1). WSFS carries very little debt and does not rely on brokered deposits for funding. As a result, WSFS does not carry a credit rating from the major ratings agencies. At December 31, 2011, WSFS had a tangible common equity ratio of 7.18%, a Tier 1 capital ratio of 12.18% (more than a $199 million cushion in excess of the 6% “well-capitalized” level), and a total risk-based capital ratio of 13.43% (more than $110 million above a “well-capitalized” level of 10.00%).

WSFS is headquartered at the 500 Delaware Avenue Property and has been in occupancy since its opening in 2006. WSFS’s lease extends through December 31, 2025, after which it has three 5-year extension options at 95% of fair market rent. WSFS has no termination options available.

Morris James LLP (60,872 sq. ft., 16.4% of NRA, 18.5% of underwritten base rent)
Morris James LLP is a law firm that was founded in 1931 as a general practice firm focused on banks and the savings and loan business.  Morris James LLP has expanded over the past 80 years to include transaction, bankruptcy, and corporate and fiduciary litigation. Morris James still represents many local businesses in a broad range of matters, including major real estate development and traditional bond financings. Morris James LLP also regularly represents national entities in complex financings, involving aircraft and other transportation equipment, utilities and power generating facilities. Morris James LLP bankruptcy group is one of the largest creditor practices in Delaware. Morris James LLP is the primary firm selected by DuPont to handle all Delaware litigation. Other representative clients include Christiana Care Health System, Wilmington Trust Company and Wachovia Bank.

Morris James LLP is headquartered at the 500 Delaware Avenue Property, and has been in occupancy since its opening in 2006. Morris James LLP’s lease extends through May 31, 2021, after which it has four 5-year extension options at 95% of fair market rent. Morris James LLP has no termination options available.

Sargent and Lundy, LLC (47,441 sq. ft., 12.8% of NRA, 13.4% of underwritten base rent)
Sargent and Lundy, LLC is a company that specializes in professional services for electric power and energy intensive clients. Sargent and Lundy, LLC has been serving the electric power industry and related businesses for 121 years, providing engineering, energy business consulting, and project services for new and operating power plants and power delivery systems. Sargent and Lundy, LLC provides consulting, engineering, and project development services for all types of fossil-fuel, nuclear, and renewable power generation and power delivery projects.

Sargent and Lundy, LLC is headquartered in Chicago, Illinois with project teams at additional locations worldwide including in Phoenix, Arizona, Warrenville, Illinois, Chattanooga, Tennessee, Calgary, Canada, Oakville, Canada, Baroda, India, Faridabad, India, Seoul, South Korea, Ankara, Turkey, and Cairo, Egypt. Sargent and Lundy, LLC has been in occupancy at the 500 Delaware Avenue Property since 2007. Sargent and Lundy, LLC’s lease extends through October 31, 2017, after which it has two 5-year extension options at fair market rent. The lease includes a one-time termination option in October 2014, with 365 days notice, and payment of unamortized lease costs estimated to be $750,182.

The Market.     The 500 Delaware Avenue Property is located in Wilmington, Delaware. Wilmington is located approximately 30 miles south of Philadelphia, and benefits from its location off of Interstate 95, in a strategic location in the Northeast Corridor with convenient access to both New York and Washington, DC. Wilmington is the largest city in Delaware and serves as the state’s financial capital. Many corporations have Delaware as their state of incorporation due to the Chancery Courts maintained there. The Port of Wilmington is a major source of business for maritime lawyers as well. Wilmington has been a banking center in the United States due to favorable laws and attitude toward big business and lenient usury laws, which have continued to draw the credit card operations of large banks.

The 500 Delaware Avenue Property is located approximately one block south from the Wilmington Hospital Campus. The Wilmington Hospital Campus has been Christiana Care Health System’s anchor since 1888. The Wilmington Hospital Campus is currently undergoing a reportedly $350 million renovation expected to add 600 new jobs to the Wilmington economy.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

The 500 Delaware Avenue Property is located in the Northern Delaware Office Market, and the Downtown Wilmington Submarket. The Northern Delaware Office Market contains approximately 16.2 million square feet of office space, and the Downtown Wilmington Submarket contains approximately 7.1 million square feet. The vacancy rate for office space in the Downtown Wilmington Submarket is 22.6% as of Q1 2012. The primary competitive set for the 500 Delaware Avenue Property consists of 1201 N Market Street (441,341 sq. ft., 0.5 mile east) and 405 N King Street (194,000 sq. ft., 1.5 miles southeast). As of April 2012, the vacancy rate among the 500 Delaware Avenue Property’s primary competition is currently 13.7%; and total availability (including space available for sublease) is 19.1%. The average asking rents among the direct competition to the subject range from $28.50 PSF to $30.00 PSF plus electricity or on a full service basis.

Competitive Set(1)
Name	1201 N Market Street	405 N King Street
Distance from Subject	½ mile	1.5 miles
Year Built / Renovated	1988	2007
Average Asking Rents PSF	$30.00 + electric	$28.50 + electric
Vacancy Rate	13.4%	14.4%
Total Occupancy	382,026	165,988
Size (Sq. Ft.)	441,341	194,000
Anchors / Major Tenants	Morris Nichols	Amtrak, AIG
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 3/31/2012	U/W	U/W PSF
Base Rent(1)	$8,794,871	$9,434,925	$9,554,380	$11,390,599	$30.68
Less: Vacancy(2)	(191,661)	(466,814)	(488,111)	(1,702,218)	(4.59)
Gross Potential Rent	$8,603,210	$8,968,111	$9,066,269	$9,688,381	$26.10
Total Recoveries	640,407	678,084	675,153	1,034,347	2.79
Total Other Income	$59,177	$59,565	8,563	0	0
Effective Gross Income	$9,302,795	$9,705,761	$9,749,985	$10,722,728	$28.88
Total Operating Expenses	2,824,212	2,903,559	2,902,765	3,487,616	9.39
Net Operating Income	$6,478,582	$6,802,202	$6,847,219	$7,235,112	$19.49
TI/LC	0	0	0	375,687	1.01
Capital Expenditures	0	0	0	74,244	0.20
Net Cash Flow	$6,478,582	$6,802,202	$6,847,219	$6,785,181	$18.28

(1)	U/W Base Rent includes $478,186 in contractual rent steps through January 2013.
(2)	Underwritten vacancy of 13.7% of gross income.

Property Management.    The 500 Delaware Avenue Property is managed by BPG Real Estate Services LLC, a borrower affiliate.

Lockbox / Cash Management.    The 500 Delaware Avenue Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account if (i) DSCR falls below 1.10x (based on revenues from leases in place and trailing 12 month expenses) or (ii) there is an event of default under the loan documents.

Initial Reserves.    At closing, the borrower deposited (i) $423,689 into a tax reserve account and (ii) $49,668 into an insurance reserve account.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $38,517, into a monthly tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $8,278, into a monthly insurance reserve account, (iii) $6,187 into a capital expenditure account and (iv) $30,936 into a TI/LC reserve account

Current Mezzanine or Subordinate Indebtedness.    Redwood Commercial Mortgage Corporation concurrently provided a $10,000,000  mezzanine loan at closing. The mezzanine loan carries a 10-year term at a 10.5000% per annum interest rate. The mezzanine loan is interest-only throughout the term and is co-terminus with the 500 Delaware Avenue Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

500 Delaware Avenue
500 Delaware Avenue
Wilmington, DE 19801
WILMINGTON
Elsmere
Ardentown
DELAWARE
NEW JERSEY
DELAWARE RIVER
New Castle
NEW CASTLE AIRPORT
Widener University School Of Law
Alfred Dupont Hospital For Child
Fairfax Shopping Center
Lombardy Cemetery
Miller Shopping Center
Branmar Plaza
Riverview Cemetery
Merchants Square
Silverbrook Memorial Park
Cathedral Cemetery
Daniel S Frawley Stadium
Gracelawn Memorial Park
Wilmington University -New Castle
Penn Mart Shopping Center
KENNETT PIKE
LANCASTER PIKE
FAULKLAND RD
CENTRE RD
BOXWOOD RD
N DUPONT RD
GREENHILL AVE
N UNION ST
N LINCOLN ST
N BROOM ST
N FRANKLIN ST
W 2ND ST
N WEST ST
N KING ST
W 11TH ST
E 12TH ST
N WASHINGTON ST
N MARKET ST
NORTHEAST BLVD
S MARKET ST
NEW CASTLE AVE
N DUPONT HWY
W BASIN RD
COMMONS BLVD
CONCORD PIKE
WILSON RD
FOULK RD
SILVERSIDE RD
MARSH RD
GRUBB RD
PHILADELPHIA PIKE
SHELL RD
S NEWPORT PIKE
WILMINGTON
Philadelphia
Trenton
PENNSYLVANIA
NEW JERSEY
CARTIFACT.
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA. DATA © BROADMAP

(THIS PAGE INTENTIONALLY LEFT BLANK)

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	Peter E. Strauss		Collateral:	Fee Simple
Borrower:	Elman New Orleans Associates, L.P.		Location:	New Orleans, LA
Original Balance:	$36,000,000		Year Built / Renovated:	1982 / 2005-2010
Cut-off Date Balance:	$36,000,000		Total Sq. Ft.:	197,084
% by Initial UPB:	2.7%		Property Management:	SRSA Gulf South Management, Inc.
Interest Rate:	4.6500%		Underwritten NOI:	$3,788,652
Payment Date:	11th of each month		Underwritten NCF:	$3,749,236
First Payment Date:	September 11, 2012		Appraised Value:	$52,500,000
Maturity Date:	August 11, 2022		Appraisal Date:	June 15, 2012
Amortization:	270 months
Additional Debt(1):	None		Historical NOI
Call Protection:	L(49), D(58), O(13)		TTM NOI:	$3,359,561 (T-12 May 31, 2012)
Lockbox / Cash Management:	Hard / Springing		2011 NOI(2):	$2,904,919 (December 31, 2011)
			2010 NOI:	$3,421,827 (December 31, 2010)
Reserves(1)			2009 NOI:	$3,124,812 (December 31, 2009)
	Initial	Monthly
Taxes:	$231,333	$28,917	Historical Occupancy
Insurance:	$68,491	$11, 441	Current Occupancy:	100.0% (August 11, 2012)
Replacement:	$0	$3,285	2011 Occupancy:	100.0% (December 31, 2011)
			2010 Occupancy:	100.0% (December 31, 2010)
Financial Information			2009 Occupancy:	100.0% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:	$183
(1)       See “Initial Reserves” and “Ongoing Reserves” herein.
(2)       In 2008, after execution of a new lease, the GSA continued to make rent payments under its previous lease for two months.  The 2011 NOI reflects a temporary reduction in rental payments to make the GSA whole for the overpayment of rent in 2008.

Balloon Balance / Sq. Ft.:	$125
Cut-off Date LTV:	68.6%
Balloon LTV:	47.1%
Underwritten NOI DSCR:	1.47x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	10.4%

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
GSA - Bureau of Ocean Energy Management, Regulation and Enforcement (BOEMRE)	AAA/Aaa/AA+	197,084	100%	$24.76	100.0%	12/31/2025
Total Tenants		197,084	100.0%	$24.76	100.0%

Vacant		0	0.0%
Total Collateral Sq. Ft.		197,084	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	197,084	100.0%	197,084	100.0%	$24.76	100.0%	100.0%
Vacant	NAP	0	0.0%	0	100.0%	NAP	NAP
Total / Wtd. Avg.	1	197,084	100.0%			$24.76	100.0%

The Loan.    The GSA New Orleans loan (the “GSA New Orleans Loan”) is a fixed rate loan secured by the Borrower’s fee simple interest in a Class A, built-to-suit office property totaling 197,084 sq. ft. located at 1201 Elmwood Park Boulevard in New Orleans, Louisiana (the “GSA New Orleans Property”) with an original principal balance of $36.0 million.  The GSA New Orleans Loan has a 10-year term and 22.5-year amortization.  The GSA New Orleans Loan accrues interest at a fixed rate equal to 4.6500% and has a Cut-off Date Balance of $36.0 million.  Loan proceeds were used to, among other things, retire existing debt of approximately $16.1 million and return approximately $19.1 million of equity to the Borrower.  From 2005-2010, in the aftermath of Hurricane Katrina, the GSA New Orleans Property was fully renovated at a cost of $26.0 million, including $18.2 million of new cash equity contributed by the sponsor.  The resulting total cost basis is $49.6 million, with $4.2 million of cash equity remaining in the deal.  Based on the appraised value of $52.5 million as of June 15, 2012, the Cut-off Date LTV is 68.6% and the remaining implied equity is $16.5 million.  The most recent prior financing of the GSA New Orleans Property was included in the JPMCC 2002-CIB5 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,000,000	100.0%	Loan Payoff	$16,108,641	44.7%
			Upfront Reserves	$558,733	1.6%
			Closing Costs	$260,899	0.7%
			Return of Equity	$19,071,728	53.0%
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

The Borrower / Sponsor.    The borrower, Elman New Orleans Associates, L.P. (the “Borrower”), is a single purpose entity structured to be bankruptcy remote, with two independent directors in its organizational structure.  The sponsor of the Borrower and non recourse carve-out guarantor is Peter E. Strauss (the “Guarantor” or “Sponsor”), who is a majority owner of the majority member of Elman LP Holdings, LLC, an investment vehicle in partnership with Lee Elman, president of the sole general partner of Borrower.  Lee Elman is president of Elman Investors, Inc., which has over 30 years of experience acquiring, operating and managing commercial real estate properties. Since inception, Elman Investors, Inc. has acquired nearly 71 real estate assets leased primarily to government tenants totaling in excess of 4.3 million sq. ft. The Borrower purchased the GSA New Orleans Property in 2002.

The Property.    Constructed in 1982 and fully renovated from 2005-2010, the GSA New Orleans Property is a 10-story office building totaling 197,084 sq. ft. with an adjoining 654 space parking lot. The GSA New Orleans Property is 100% leased to the United States federal government (AAA/Aaa/AA+ Fitch/ Moody’s/S&P) through the General Services Administration (the “GSA”) and occupied by the Bureau of Ocean Energy Management, Regulation and Enforcement (the “BOEMRE”) on a long-term lease through 2025 with no early termination options and is not subject to annual appropriations.  The remaining lease term as of the Cut-off Date is 13.3 years (3.3 years beyond the maturity date of the loan).

From 2005-2010, in the aftermath of Hurricane Katrina, the Borrower demonstrated its commitment to the GSA New Orleans Property by undertaking a full slab-to-roof renovation at a cost of $26.0 million, of which $18.2 million was funded with new cash equity, $2.8 million was funded with insurance proceeds and $5.0 million was reimbursed by the GSA.  The two-phase renovation resulted in a new built-to-suit property that was specifically designed to meet BOEMRE’s needs.  Despite having a cancellation clause in its lease, BOEMRE elected to work with the Sponsor to re-tenant each floor upon delivery, and subsequently executed a new 15-year firm term lease in January 2011, evidencing the critical nature of the GSA New Orleans Property’s location and the agency’s long-term commitment to the space.

Environmental Matters.    The Phase I environmental report dated July 23, 2012 recommended no further action at the GSA New Orleans Property, other than the implementation of an asbestos operations and maintenance program, which the Borrower has agreed to implement.

GSA Leasing Discussion.    Established in 1949, GSA is an independent agency of the United States federal government responsible for, among other matters, the procurement and operation of buildings and leasing management on behalf of federal agencies. As of Fiscal Year 2011 (most recent year available), GSA provides office space to over one million federal employees in 9,600 owned and leased buildings totaling over 370 million sq. ft.  GSA-leased properties are typically located in areas selected by the occupying agency based on, among other factors, geographical, jurisdictional, functional and physical specifications.

Such specifications often involve specialized design processes with significant build-out costs.  As such, GSA tenants have a historically low incidence of relocation prior to the onset of functional obsolescence of a leased property.  According to GSA’s Annual Lease Turnover Analysis (Fiscal Years 2001 to 2011), less than 1.4% of GSA-leased square footage has been terminated prior to scheduled lease expiration (there is no early termination option associated with the GSA New Orleans Property’s lease).  Moreover, GSA tenants’ weighted average occupancy in the same building (by square footage) has been in excess of 24.7 years.

Major Tenants.  The GSA New Orleans Property is 100% occupied by BOEMRE and represents one of four regional BOEMRE headquarters, overseeing the development of energy and mineral resources in the Gulf of Mexico.  Formerly known as the Minerals Management Service (the “MMS”), BOEMRE has become the nation’s leader in offshore energy development.  BOEMRE is among the top-five largest federal government revenue sources, with $5.0 billion in minerals revenue distributed to the US Treasury in 2010.  The Energy Department recently projected that the Gulf of Mexico oil production would expand from its 2011 level of 1.3 million barrels a day, still nearly a quarter of total domestic production, to two million barrels a day by 2020.  In December of 2011, the federal government granted new leases totaling 20 million acres of federal waters which are worth $330.0 million to the United States government and have the potential to produce 400 million barrels of oil.

The Market.    The GSA New Orleans Property is located in the Metairie/Kenner submarket of New Orleans, Louisiana approximately 9 miles west of the New Orleans Central Business District.  Situated just off the interchange of the Earnhart Expressway and the S. Clearview Parkway, the GSA New Orleans Property is located in the 7,000-acre Elmwood Industrial Park, one of the premier distribution centers in Jefferson County.  The 2012 population within a 5-mile radius of the GSA New Orleans Property was 262,054, with a 2012 estimated average household income of $65,825.  As of first quarter 2012, the Metairie/Kenner submarket contains a total inventory of approximately 2.2 million sq. ft. of Class A office space, with a vacancy rate of 7.9% and average asking rent of $21.44

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

PSF.  The GSA New Orleans Property has a current base rent of $24.11 PSF, and given the newly-renovated built-to-suit nature of the property, commands a premium to traditional Class A office space in the Metairie/Kenner submarket.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011(2)	TTM 5/31/2012(2)	U/W	U/W PSF
Base Rent(1)	$4,115,728	$4,471,870	$4,033,849	$4,427,552	$4,879,420	$24.76
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$4,115,728	$4,471,870	$4,033,849	$4,427,552	$4,879,420	$24.76
Total Recoveries	93,516	0	0	8,533	8,533	0.04
Total Other Income	0	0	0	0	0	0.00
Less: Vacancy(3)	0	0	0	0	0	0.00
Effective Gross Income	$4,209,244	$4,471,870	$4,033,849	$4,436,085	$4,887,954	$24.80
Total Operating Expenses	1,084,432	1,050,043	1,128,930	1,076,524	1,099,301	5.58
Net Operating Income	$3,124,812	$3,421,827	$2,904,919	$3,359,561	$3,788,652	$19.22
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	39,417	0.20
Net Cash Flow	$3,124,812	$3,421,827	$2,904,919	$3,359,561	$3,749,236	$19.02
(1)	U/W Base Rent includes rent averaging through the loan term of $127,883. GSA’s lease expires Dec. 31, 2025 with no early termination options and is not subject to annual appropriations.
(2)
In 2008, after execution of a new lease, the GSA continued to make rent payments under its previous lease for two months after the commencement of its new lease. As a result, the GSA paid double rent for two months in 2008. The 2011 NOI reflects a temporary reduction in rental payments to make the GSA whole for all overpayments of rent in 2008. The temporary aggregate rent reduction was approximately $717,688 in 2011, and approximately $323,985 of this temporary rent reduction was captured within the TTM 5/31/2012 period.

(3)	U/W Vacancy is 0.0%, due to the presence of a long-term investment-grade rated lease to the US Government with no early termination options.

Property Management.   The GSA New Orleans Property is managed by SRSA Gulf South Management, Inc.

Lockbox / Cash Management.   The GSA New Orleans Loan is structured with a hard lockbox and springing cash management. The Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and amounts in this account will be used to pay monthly debt service payments and any reserves due under the GSA New Orleans Loan documents.

“Cash Management Period” (a) will commence upon: (i) the commencement of any Cash Trap Period; (ii) the failure by borrower, after the end of four consecutive calendar quarters, to maintain the debt service coverage ratio of at least 1.10x; or (iii) the date that the GSA, if ever, vacates or abandons the premises leased under the government lease or delivers notice of or otherwise indicates its intention not to renew the government lease; and (b) will end when the debt service coverage ratio has been at least equal to 1.10x for four consecutive calendar quarters.

“Cash Trap Period” (a) will commence upon: (i) any monetary or material event of default; (ii) any bankruptcy action of borrower, principal or guarantor; (iii) the failure of Borrower, after the end of four calendar quarters, to maintain a debt service coverage ratio of at least 1.05x; or (iv) the earlier of (x) the date which the GSA is required pursuant to the government lease to notify borrower of the exercise or non-exercise of any renewal right under the government lease, and (y) twelve months prior to the government lease expiration date; and (b) will terminate, (i) in the case of clause (a)(i), lender accepts a cure of the event of default giving rise to such Cash Management Period and no other event of default has occurred which is continuing; (ii) in the case of the foregoing clause (a)(iii), the debt service coverage ratio, for at least four consecutive calendar quarters, has been at least equal to 1.05x; and (iii) in the case of clause (a)(iv), the GSA has executed and delivered to Borrower a renewal of the current government lease on substantially the same terms as the government lease in place.

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

Initial Reserves.   At closing, the Borrower deposited (i) $231,333 into the tax reserve account, (ii) $68,491 into the insurance reserve account, (iii) $258,908 into the initial payment reserve account.

Ongoing Reserves.   On a monthly basis, the Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $28,917, into a monthly reserve account, (ii) 1/12 of the estimated annual insurance premium, which currently equates to $11,441 and (iii) $3,285 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

1201 Elmwood Park Boulevard New Orleans, LA 70123	Collateral Asset Summary GSA New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 68.6% 1.45x 10.5%

Lake Pontchartrain
LAKE PONTCHARTRAIN CSWY
Pontchartrain Center
VINTAGE DR
Chateau Golf and Country Club
LOYOLA DR
W ESPLANADE AVE
Esplanade
Kenner
POWER BLVD
W ESPLANADE AVE N
VETERANS BLVD
Lakeside Shopping Center
Clearview Mall
BUCKTOWN
WILLIAMS BLVD
Lafreniere Park
NEW ORLEANS INT'L AIRPORT
GSA New Orleans
1201 Elmwood Park Boulevard
New Orleans, LA 70123
CLEARVIEW PKY
METAIRIE RD
NEW ORLEANS
AIRLINE HWY
EARHART EXPY
New Orleans Country Club
JEFFERSON HWY
S CLAIBORNE AVE
Mississippi River
JEFFERSON HWY
RIVER RD
ELMWOOD
HUEY P LONG BRG
Harahan
BRIDGE CITY AVE
ROBERT E LEE BLVD
ST ANTHONY
University of New Orleans
North Course at City Park
City Park
CANAL BLVD
PARIS AVE
ELYSIAN FIELDS AVE
Dillard University
Tad Gormley Stadium
Fair Grounds Race Course
ORLEANS AVE
CANAL ST
N BROAD AVE
FRENCH QUARTER
BROADMOOR
Louisiana Superdome
Riverwalk Marketplace
Tulane University
Loyola University-New Orleans
NAPOLEON AVE
LOUISIANA AVE
JACKSON AVE
ST CHARLES AVE
Audubon Park
TCHOUPITOULAS ST
Gretna
Westwego
4TH ST
TPC of Louisiana
Bayou Segnette State Park
LAPALCO BLVD
BARATARIA BLVD
PETERS RD
MANHATTAN BLVD
Jean Lafitte Nat'l Historical Park
BARATARIA BLVD
LAFITTE LAROSE HWY
McComb
Hattiesburg
MISSISSIPPI
Jackson
Franklinton
Poplarville
LOUISIANA
Baton Rouge
Hammond
Lacombe
Gulfport
Slidell
Lake Pontchartrain
Donaldsonville
Laplace
Kenner
New Orleans
Pierre Part
Thibodaux
Raceland
Morgan City
Houma
Chandeleur Sound
Gulf of Mexico
CARTIFACT.

(THIS PAGE INTENTIONALLY LEFT BLANK)

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	Zaya S. Younan		Collateral:	Fee Simple
Borrower:	YPI Park Central, LLC		Location:	Dallas, TX
Original Balance:	$35,000,000		Year Built / Renovated:	1985 / 2010
Cut-off Date Balance:	$35,000,000		Total Sq. Ft.:	403,120
% by Initial UPB:	2.6%		Property Management:	Younan Property Management, LLC
Interest Rate:	5.7500%		Underwritten NOI:	$4,795,164
Payment Date:	11th of each month		Underwritten NCF:	$4,270,733
First Payment Date:	September 11, 2012		Appraised Value:	$57,400,000
Maturity Date:	August 11, 2022		Appraisal Date:	May 22, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(93), O(3)		TTM NOI:	$4,399,121 (April 30, 2012)
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	$4,519,721 (December 31, 2011)
			2010 NOI:	$4,532,367 (December 31, 2010)
Reserves(1)			2009 NOI:	$3,671,330 (December 31, 2009)
	Initial	Monthly
Taxes:	$547,563	$68,445	Historical Occupancy(3)
Insurance:	$47,333	$4,733	Current Occupancy:	83.9% (July 24, 2012)
Replacement:	$0	$6,719	2011 Occupancy:	88.7% (December 31, 2011)
TI/LC:	$15,560	$41,992	2010 Occupancy:	95.2% (December 31, 2010)
Immediate Repairs:	$21,875	$0	2009 Occupancy:	89.5% (December 31, 2009)
Free Rent Reserve:	$6,619	$0
(1)       See “Initial Reserves” and “Ongoing Reserves” herein.
(2)       Lender held back $3,000,000 from initial loan proceeds in accordance with TGGT’s termination option.  Please see “Initial Reserves” for more information.
(3)       Historical Occupancy figures are based on average occupancy percentages for the trailing 12 months period as of the date shown.  From 2005 to 2011, the Lakeside Square Property maintained an average occupancy 85.0%.

TGGT Reserve(2)	$3,000,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$87
Balloon Balance / Sq. Ft.:	$73
Cut-off Date LTV:	61.0%
Balloon LTV:	51.3%
Underwritten NOI DSCR:	1.96x
Underwritten NCF DSCR:	1.74x
Underwritten NOI Debt Yield:	13.7%
Underwritten NCF Debt Yield:	12.2%

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
EXCO Resources, Inc.	NR/B3/B	203,059	50.4%	$19.18	60.4%	Various(2)
Companion Data Services, LLC	NR/NR/NR	47,436	11.8%	$19.25	14.2%	6/30/2019(3)
TGGT Holdings, LLC	NR/NR/NR	25,800	6.4%	$18.26	7.3%	Various(4)
Loewinsohn Flegle Deary, L.L.P.	NR/NR/NR	19,616	4.9%	$21.00	6.4%	1/31/2017(5)
Equitable Life Assurance	A+/Aa3/AA-	14,377	3.6%	$23.00	5.1%	2/28/2015
Total Major Tenants		310,288	77.0%	$19.40	93.5%

Remaining Tenants		27,891	6.9%
Vacant		64,941	16.1%	$15.10	6.5%
Total Collateral Sq. Ft.		403,120	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	EXCO Resources, Inc. currently leases 203,059 total sq. ft., of which 152,623 sq. ft. expire 6/30/2015 and 50,436 sq. ft. expire 1/31/2016.
(3)
Companion Data Services, LLC has a lease termination option effective May 30, 2015 with 12 months prior notice. In addition, if the tenant loses its contract with the United States government, the tenant is permitted to terminate its lease effective as of the date the United States government cancels such contract with 6 months prior notice.

(4)
24,244 sq. ft. of the tenant’s space expires on 6/30/2015 with the remaining 1,556 sq. ft. expiring on 12/31/2015. TGGT Holdings, LLC, an affiliate of EXCO Resources, Inc., has a lease termination option effective 8/31/2013 with 12 months prior notice. In association, with this early termination right, Lender held back $3,000,000 from initial loan proceeds. See “Initial Reserves” for more information.

(5)	Loewinsohn Flegle Deary, L.L.P. has a lease termination option effective 1/31/2014 with 12 months prior notice.

Lease Rollover Schedule(1)
Year	# of Suites Expiring(2)(3)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	1	1,801	0.4%	1,801	0.4%	$9.50	0.3%	0.3%
2013	2	0	0.0%	1,801	0.4%	$0.00	0.1%	0.4%
2014	2	17,712	4.4%	19,513	4.8%	$19.18	5.3%	5.7%
2015	21	199,482	49.5%	218,995	54.3%	$18.85	58.4%	64.0%
2016	7	52,132	12.9%	271,127	67.3%	$19.01	15.4%	79.4%
2017	2	19,616	4.9%	290,743	72.1%	$21.00	6.4%	85.8%
2018	0	0	0.0%	290,743	72.1%	$0.00	0.0%	85.8%
2019	2	47,436	11.8%	338,179	83.9%	$19.25	14.2%	100.0%
2020	0	0	0.0%	338,179	83.9%	$0.00	0.0%	100.0%
2021	0	0	0.0%	338,179	83.9%	$0.00	0.0%	100.0%
2022	0	0	0.0%	338,179	83.9%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	338,179	83.9%	$0.00	0.0%	100.0%
Vacant	NAP	64,941	16.1%	403,120	100.0%	NAP	NAP
Total / Wtd. Avg.	48	403,120	100.0%			$19.05	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	Four tenants representing 0 sq. ft. in the rent roll currently occupy roof space and pay rent at the Lakeside Square Property (such leases expire 5/31/2013, 6/30/2013, 8/31/2015 and 1/31/2016).
(3)	10 office tenants currently occupy the Lakeside Square Property, 4 of which operate under 22 separate leases. 2015 leases expiring include 10 leases totaling 152,623 sq. ft. executed by EXCO.

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

The Loan.    The Lakeside Square loan (the “Lakeside Square Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Dallas suburban office building totaling 403,120 sq. ft. located at 12377 Merit Drive in Dallas, Texas (the “Lakeside Square Property”) with an original principal balance of $35.0 million. The Lakeside Square Loan has a 10-year term and 30-year amortization. The Lakeside Square Loan accrues interest at a fixed rate equal to 5.7500% and has a Cut-off Date Balance of $35.0 million. Loan proceeds were used to, among other things, retire existing debt of $36.5 million and fund reserves and closing costs with a $5.4 million infusion of new equity. Based on the appraised value of $57.4 million as of May 22, 2012, the Cut-off Date LTV is 61.0% and the remaining implied equity is $22.4 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	86.5%	Loan Payoff	$36,500,000	90.2%
Sponsor Equity	$5,445,548	13.5%	Upfront Reserves	$3,637,949	9.0%
			Closing Costs	$307,599	0.7%

Total Sources	$40,445,548	100.0%	Total Uses	$40,445,548	100.0%

The Borrower / Sponsor.   The borrower, YPI Park Central, LLC, is a single purpose limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve out guarantor is Zaya S. Younan (“the Guarantor”), who is the Chairman and CEO of Younan Properties, Inc (“YPI”). YPI was founded in 2002 by Zaya Younan and is headquartered in Los Angeles with regional offices in Dallas, Houston, Chicago and Phoenix. Since inception, YPI has managed more than 100 transactions through the purchase of 72 properties containing over 20 million sq. ft. The company currently owns and manages 20 office properties with nearly 6 million sq. ft. of mid-to high-rise, Class A office buildings. The borrower purchased Lakeside Square in 2005 and the borrower or an affiliate of the borrower has owned and managed the Lakeside Square Property for 7 years.

The Property.   The Lakeside Square Property is located in Dallas, Texas along the western border of Merit Drive and south of Churchill Way at the intersection of the LBJ and Central Expressway submarkets. Constructed in 1985, the Lakeside Square Property is an 18-story suburban office building totaling 403,120 sq. ft. with an adjoining 6-story parking structure. The first floor of the garage structure provides direct access to the office building lobby and the second floor connects with the office building via an elevated “sky bridge”. A two-story atrium at the front entrance provides access to eight passenger elevators and one service elevator.

The Lakeside Square Property is 83.9% occupied by 10 in-place tenants including an oil and natural gas company, a law firm, a healthcare technology company and a life insurance company. The Lakeside Square Property has averaged 85% occupancy over the past 7-year period (2005 - 2011).

Environmental Matters. The Phase I environmental report dated May 30, 2012 recommended no further action at the Lakeside Square Property, other than the implementation of an asbestos O&M, which the borrower has agreed to implement.

Major Tenant.

EXCO Resources, Inc. (203,059 sq. ft., 50.4% of NRA, 60.4% of Annual U/W Base Rent)
EXCO Resources, Inc. (“EXCO”) (NYSE: XCO) is a publicly traded public oil and natural gas company headquartered at the Lakeside Square Property with a $1.5 billion market capitalization and $30.6 million in cash as of March 31, 2012. Founded in 1955, the company engages in the exploration, development, and production of onshore U.S. oil and natural gas properties. EXCO initially leased 23,789 sq. ft. on December 15, 2003 and has since expanded five times, currently occupying 203,059 sq. ft. upon its most recent expansion in 2010 (not including the 25,800 sq. ft. currently leased by TGGT Holdings, LLC (“TGGT”), an affiliate of EXCO). The borrower provided a total of $3.85 million ($17 PSF) in tenant improvements for the EXCO and TGGT space. Additionally, EXCO has spent a total of $7.15 million ($31 PSF) across all of the EXCO and TGGT space on their tenant improvements, specified build out and furnishings.

The Market. The Lakeside Square Property is located within the Dallas-Fort Worth-Arlington metropolitan statistical area. With a current estimated population of 6.6 million, the MSA is the largest metropolitan area in Texas and fourth-largest in the United States. From 2000 to 2011, the area’s population grew by 28.4%, outpacing state-wide growth at 22.0% and far surpassing the national average at 10.4%. The Lakeside Square Property is located in the Park Central district of Dallas, Texas, approximately 10 miles north of the Dallas central business district. The Park Central area is a niche micro-market located at the intersection of the LBJ Freeway and Central Expressway and proximate to the affluent areas of Highland Park and University Park (home to Southern Methodist University). Park Central is a master-planned, mixed-use neighborhood encompassing 350 acres that include office buildings, hotels

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

and shopping centers.   Approximately 368,000 people live within a five-mile radius with an estimated average household income of $81,875.

Five competitive properties were identified within the Park Central area west of Central Expressway and south of LBJ Freeway. The competitive properties average occupancy is 83%, which is in-line with the Lakeside Square Property’s current occupancy of 83.9%. The competitive properties have a rental range of $18.68 - $21.25 PSF, which is in line with the Lakeside Square Property’s average in-place rents.

Competitive Set(1)
Name	Banner Place North	Churchill Tower	Park Central VII and VIII	Ten Thousand North Central	Three Forest Plaza
Address	12770 Coit Road	12400 Coit Road	12750-12770 Merit Drive	10000 North Central Expressway	12221 Merit Drive
Year Built	1985	2000	1982	1986	1983
Total Occupancy	91%	76%	89%	75%	84%
Size (Sq. Ft.)	254,295	277,187	632,082	282,950	366,549
Gross Rent	$18.68	$19.00-$20.50	$19.17-$20.67	$20.25-$21.25	$19.55-$20.55
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	TTM 4/30/2012	U/W	U/W PSF
Base Rent(1)	$6,060,095	$6,506,474	$6,417,179	$6,237,241	$6,442,287	$15.98
Value of Vacant Space	0	0	0	0	1,201,409	2.98
Gross Potential Rent	$6,060,095	$6,506,474	$6,417,179	$6,237,241	$7,643,696	$18.96
Total Recoveries	1,100,392	1,127,971	1,072,016	1,068,001	1,160,542	2.88
Total Other Income(2)	462,687	386,769	679,991	725,689	555,433	1.38
Less: Vacancy(3)	(539,930)	(558,935)	(575,650)	(471,201)	(1,389,737)	(3.45)
Effective Gross Income(4)	$7,083,244	$7,462,279	$7,593,536	$7,559,730	$7,969,933	$19.77
Total Operating Expenses	3,411,914	2,929,912	3,073,815	3,160,609	3,174,769	7.88
Net Operating Income	$3,671,330	$4,532,367	$4,519,721	$4,399,121	$4,795,164	$11.90
TI/LC	0	0	0	0	443,807	1.10
Capital Expenditures	0	0	0	0	80,624	0.20
Net Cash Flow	$3,671,330	$4,532,367	$4,519,721	$4,399,121	$4,270,733	$10.59
(1)	U/W Base Rent includes $308,906 in contractual step rent through July 2013 for EXCO Resources, Inc. capped at $19.24.
(2)	U/W Other Income consists primarily of parking income and other miscellaneous income items.
(3)
Vacancy is 15.8% of gross potential rent and total recoveries. The Lakeside Square Property is currently 83.9% occupied and has averaged 85.0% occupancy from 2005 to 2011. Historical vacancy is primarily comprised of lease concessions.

Property Management.   The Lakeside Square Property is managed by Younan Property Management LLC, an affiliate of the borrower.

Lockbox / Cash Management.   The Lakeside Square Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account will be swept daily to a cash management account under the control of the lender and amounts in this account will be used to pay monthly debt service payments, any reserves due under the Lakeside Square Loan documents and ongoing operating expenses. Prior to the occurrence of a Cash Trap Period (defined below) any excess amounts remaining in the lockbox account will be disbursed to the borrower in accordance with the Lakeside Square Loan documents.

A “Cash Trap Period” occurs upon (i) an event of default, (ii) if the debt service coverage ratio for two consecutive calendar quarters is less than 1.30x until such time that the debt service coverage ratio is 1.35x for two consecutive quarters, (iii) certain defined bankruptcy

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

related events on the part of the borrower, the guarantor or the manager or (iii) upon the occurrence of an EXCO Event (as defined below).

An “EXCO Event” occurs if EXCO, TGGT, any tenant affiliated with EXCO or TGGT, or any other tenant that occupies 10% of the net rentable area of the Lakeside Square Property (a “Major Tenant”), (a) does not renew its lease at the earlier of (i) the notice period provided in its lease and (ii) 24 (or, with respect to any Major Tenant, six) months prior to the current expiration of its lease, until such time that the lease is renewed or a new lease entered upon terms acceptable to lender, (b) does not irrevocably waive any early termination option prior to the earlier of (i) the last date that such option may be exercised and (ii) 24 (or, with respect to any Major Tenant, six) months prior to the effective date of termination, until such time that the option expires and the tenant confirms that the option is no longer exercisable in an estoppel approved by lender, (c) vacates or otherwise terminates its lease (or gives notice of its intent to vacate or terminate the lease), until such time that the lease is renewed or a new lease entered upon terms acceptable to lender, (d) goes dark, until such time that the tenant resumes operations for a continuous period of six months (e) becomes subject to a bankruptcy or insolvency proceeding, until such time that the tenant emerges and continues in occupancy on the same terms as prior to the bankruptcy or such tenant is replaced by a new lease entered upon terms acceptable to lender, or (f) EXCO’s credit rating falls below B as rated by S&P or B-1 as rated by Moody’s, until such time that the tenant maintains a credit rating of B+ or Ba3 by S&P and Moody’s, respectively, for six consecutive months. A Cash Trap Period will not be triggered by any Major Tenant if the DSCR is greater than 1.30x (excluding such Major Tenant’s lease).

Funds collected from the cash flow sweep as a result of an EXCO Event will be deposited into a rollover reserve and will be available to the borrower for costs incurred in connection with releasing the applicable tenant space. Upon termination of the cash flow sweep, unused amounts may be disbursed to borrower, or used to cover any costs incurred by borrower in connection with a lease renewal.

Initial Reserves.   At closing, the borrower deposited (i) $547,563 into the tax reserve account, (ii) $47,333 into the insurance reserve account, (iii) $15,560 into the TI/LC reserve account for $15,560 unpaid tenant improvements, (iv) $6,919 into the Free Rent Reserve, (v) $21,875 into the immediate repairs reserve account and (vi) $3,000,000 in the TGGT Reserve Account (The “TGGT Reserve”).

The TGGT Reserve will be held by the lender as additional collateral for the Lakeside Square Loan until such time that TGGT Holdings irrevocably waives its option to terminate its lease or such option expires and TGGT provides an estoppel acceptable to lender that such option may no longer be exercised. In the event that TGGT exercises its termination option on or prior to August 31, 2012, which termination option shall be effective as of August 31, 2013, the lender may, at its option, either (i) on or after May 31, 2014, pay down the loan in the full amount of the TGGT Reserve (in which case the borrower will be required to pay yield maintenance with respect to such prepayment amount and which yield maintenance amount is a recourse obligation of the Guarantor) or (ii) continue to hold the TGGT Reserve as additional cash collateral.

Ongoing Reserves.   On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $68,445, into a reserve account, (ii) 1/12 of the estimated annual insurance premium, which currently equates to $4,733, (iii) $6,719 into a capital expenditure account and (iv) $41,992 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

12377 Merit Drive Dallas, TX 75251	Collateral Asset Summary Lakeside Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.0% 1.74x 13.7%

Lakeside Square
12377 Merit Drive
Dallas, TX 75251
DALLAS
NORTH DALLAS
Addison
Richardson
CAMPBELL RD
ARAPAHO RD
BELT LINE RD
SPRING VALLEY RD
FOREST LN
NORTHAVEN RD
ROYAL LN
WALNUT HILL LN
W. NORTHWEST HWY
LOVERS LN
WALNUT ST
PRESTON RD
HILLCREST RD
COIT RD
INWOOD RD
MIDWAY RD
DALLAS NORTH TWY
SKILLMAN ST
ABRAMS RD
AUDELIA RD
E. NORTHWEST HWY
E. MOCKINGBIRD LN
289
75
635
Village on the Parkway
Valley View Center
Texas Instruments (North Campus)
Richland College
General Oaks Hospital
Preston Forest Village
RUSSWOOD ACRES
St Mark School of Texas
Franklin Stadium
US Social Security Admin.
Harry Moss Park
LAKE HIGHLANDS
Texas Health Presbyterian Hospital Dallas
Fair Oaks Tennis Center
Northpark Center
PRESTON HOLLOW
University Park
BLUFFVIEW
NORTHEAST DALLAS/ WHITE ROCK
White Rock Lake Park
White Rock Lake
Southern Methodist University
DALLAS LOVE FIELD
Spring Valley Station
LBJ/Central Station
Forest Lane Station
Walnut Hill Station
Park Lane Station
Lovers Lane Station
Mockingbird Station
Lake Highlands Station
White Rock Station
Lewisville
Plano
Flower Mound
Roanoke
Carrollton
Richardson
Keller
Grapevine
Garland
North Richland Hills
Hurst
Irving
Dallas
Fort Worth
Arlington
Grand Prairie
Benbrook
Everman
Mansfield
Midlothian
Burleson
Waxahachie
CARTIFACT.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Mortgage Loan Information	Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type:	Suburban Office
Sponsor:	Keystone Property Fund III, L.P.;	Collateral:	Fee Simple
Keystone Property Fund IIIA, L.P.	Location:	Blue Bell, PA
Borrower:	Sentry KPG III, L.P.	Year Built / Renovated:	1973 / 2005, 2012
Original Balance:	$31,475,000	Total Sq. Ft.:	228,156
Cut-off Date Balance:	$31,440,657	Property Management:	Keystone Property Group, L.P.
% by Initial UPB:	2.4%	Underwritten NOI:	$3,297,079
Interest Rate:	4.8870%	Underwritten NCF:	$3,058,843
Payment Date:	6th of each month	Appraised Value:	$43,500,000
First Payment Date:	August 6, 2012	Appraisal Date:	May 7, 2012
Maturity Date:	July 6, 2022
Amortization:	360 months	Historical NOI
Additional Debt:	None	TTM NOI:	$2,732,517 (T-12 March 31, 2012)
Call Protection(1):	L(25), D(90), O(5)	2011 NOI:	$2,733,786 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place	2010 NOI:	$3,280,758 (December 31, 2010)
2009 NOI:	$3,612,255 (December 31, 2009)
Reserves(2)
Initial	Monthly	Historical Occupancy
Taxes:	$172,603	$29,221	Current Occupancy(4):	90.6% (May 14, 2012)
Insurance:	$0	Springing	2011 Occupancy:	79.1% (December 31, 2011)
Replacement(3):	$0	$5,704	2010 Occupancy:	84.8% (December 31, 2010)
TI/LC:	$500,000	Springing	2009 Occupancy:	89.6% (December 31, 2009)
Rent Abatement Reserve:	$111,209	$0
(1)   Partial release of individual buildings with partial defeasance is permitted. See “Partial Release” herein.
(2)   See “Initial Reserves” herein and “Ongoing Reserves” herein.
(3)   Upon partial defeasance of an individual building, the monthly replacement reserve deposit will be reduced by an amount attributed to the building that is released, subject to a replacement reserve cap of $206,000.
(4)   Current Occupancy excludes two tenant spaces in the bank branch building that are currently dark but still paying rent, and were underwritten as vacant. Including these two tenants, the Current Occupancy is 92.8%.

Existing TI/LC Reserve:	$429,590	$0
Cigna Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$113
Cut-off Date LTV:	72.3%
Balloon LTV:	59.3%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	9.7%

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Cigna Companies(2)	BBB/Baa2/BBB	36,499	16.0%	$27.05	20.3%	10/31/2016(2)
UniTek, USA	NR/B2/B+	24,882	10.9%	$24.19	12.4%	Various(3)
Fesnak & Associates, LLP	NR/NR/NR	16,924	7.4%	$23.00	8.0%	5/31/2021(4)
Evolution	NR/NR/NR	14,397	6.3%	$21.25	6.3%	7/31/2016
Chemlogix, LLC	NR/NR/NR	12,932	5.7%	$20.86	5.6%	6/30/2016
Total Major Tenants		105,634	46.3%	$24.18	52.6%
Remaining Tenants		100,997	44.3%	$22.82	47.4%
Total Occupied Collateral		206,631	90.6%	$23.52	100.0%
Vacant		21,525	9.4%
Total		228,156	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Cigna Companies occupies 23,207 sq. ft. at the Dublin Hall building and 13,292 sq. ft. at the Gwynedd Hall building. The 23,207 sq. ft. Dublin Hall lease has a termination option with 9 months prior notice and payment of a $274,505 termination fee.

(3)	The UniTek, USA lease has 19,110 sq. ft. expiring in November 2015 and 5,772 sq. ft. expiring in January 2014.
(4)
Fesnak & Associates, LLP has the option to terminate its lease in June 2017 with 24 months prior notice, or in December 2018 with nine months prior notice, and a termination fee payment of unamortized leasing costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	2	1,301	0.6%	1,301	0.6%	$19.34	0.5%	0.5%
2013	4	19,019	8.3%	20,320	8.9%	$25.28	9.9%	10.4%
2014	7	18,313	8.0%	38,633	16.9%	$17.98	6.8%	17.2%
2015	12	40,144	17.6%	78,777	34.5%	$23.90	19.7%	36.9%
2016	8	70,954	31.1%	149,731	65.6%	$24.09	35.2%	72.1%
2017	5	22,110	9.7%	171,841	75.3%	$27.73	12.6%	84.7%
2018	2	6,305	2.8%	178,146	78.1%	$22.41	2.9%	87.6%
2019	1	10,079	4.4%	188,225	82.5%	$21.00	4.4%	92.0%
2020	0	0	0.0%	188,225	82.5%	$0.00	0.0%	92.0%
2021	1	16,924	7.4%	205,149	89.9%	$23.00	8.0%	100.0%
2022	0	0	0.0%	205,149	89.9%	$0.00	0.0%	100.0%
Thereafter	1	1,482	0.6%	206,631	90.6%	$0.00	0.0%	100.0%
Vacant	NAP	21,525	9.4%	228,156	100.0%	NAP	NAP
Total / Wtd. Avg.	43	228,156	100.0%			$23.52	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Sentry Park West loan (the “Sentry Park West Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 228,156 square foot Class A office complex located at 1777 Sentry Parkway West in Blue Bell, Pennsylvania (the “Sentry Park West Property”) with an original principal balance of $31.475 million. The Sentry Park West Loan has a 10-year term and amortizes on a 30-year schedule. The Sentry Park West Loan accrues interest at a fixed rate equal to 4.8870% per annum and has a cut-off date balance of approximately $31.4 million. Loan proceeds were used to retire existing debt of approximately $24.2 million, giving the borrower a return of equity of approximately $5.9 million. Based on the appraised value of $43.5 million as of May 7, 2012, the cut-off date LTV is 72.3% and the remaining implied equity is $12.1 million. The most recent prior financing of the Sentry Park West Property was not included in a securitization.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,475,000	100.0%	Loan Payoff	$24,151,065	76.7%
			Reserves	$1,213,402	3.9%
			Closing Costs	$216,418	0.7%
			Borrower Return of Equity	$5,894,115	18.7%
Total Sources	$31,475,000	100.0%	Total Uses	$31,475,000	100.0%

The Borrower / Sponsor.    The borrower, Sentry KPG III, L.P., is a Pennsylvania limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and nonrecourse carve-out guarantors are Keystone Property Fund III, L.P. and Keystone Property Fund IIIA, L.P., joint and several, and both of which are controlled by the Keystone Property Group.

Keystone Property Group (“KPG”) is a real estate fund operator with a large presence in the greater Philadelphia/Southeast Pennsylvania office market. Founded in 1991 by William Glazer and headquartered in Bala Cynwyd, Pennsylvania, KPG acquires, develops, and manages commercial real estate in the office, flex and industrial sectors. In addition, KPG manages real estate private equity funds. Since 1995, KPG has invested over $329.8 million in 42 assets consisting of 7.1 million square feet, with total project costs of $1.1 billion.

Keystone Property Fund III, L.P. (“Fund III”) was launched in September 2008 and has raised $58.8 million of investor commitments with interest in six assets. Keystone Property Fund IIIA, L.P. (“Fund IIIA”) was formed simultaneously with Fund III as a parallel fund in order to address certain legal, regulatory and tax designations. Investors receive an interest in either Fund III or Fund IIIA depending on whether the investor is a qualified purchaser as defined under the Investment Company Act of 1940.

The Property.   The Sentry Park West Property is a five building, 228,156 sq. ft. office park located in Blue Bell, Pennsylvania, just outside of Philadelphia. The office park is comprised of two, four-story Class A office (Gwynedd Hall and Dublin Hall) and two, three-story Class A- office (Abington Hall and Merion Towle Hall) buildings, along with a bank branch building. In addition, the Dublin Hall building includes 10,039 sq. ft. (4.4% of NRA, 7.2% of U/W Base Rent) of medical office space. The buildings were constructed in 1973 and renovated in 2005 and 2012. The 2005 renovation consisted of approximately $10.5 million in base building renovations by KPG to improve the office complex from a Class C asset to a Class A asset. The Sentry Park West Property was initially acquired by Keystone Property Fund I (“Fund I”) in 2004 for $20.4 million. At the time it was 63% leased and considered a Class C office complex. Fund I performed an extensive renovation upgrading the Sentry Park West Property to a Class A asset and increased occupancy to over 90%. In 2006, after completing the redevelopment and lease-up, Fund I refinanced the acquisition and development loan with a $46.3 million loan from GE Capital. In August 2011, the sponsor purchased the note at a discount and did a deed-in-lieu of foreclosure transaction with the Fund I controlled borrower. The only commonality between Fund I and the current nonrecourse carve-out guarantor is the general partner, which owns less than 10% of each fund.

The Sentry Park West Property is 90.6% occupied by 29 tenants as of May 14, 2012, however, the bank branch building has two dark tenants that are paying rent, and are underwritten as vacant. Including these two tenants, the Sentry Park West Property is 92.8% leased. The Sentry Park West Property has 807 parking spaces for a parking ratio of 3.54 spaces per 1,000 sq. ft.

Building Name	Type	Allocated Loan Amount	Total Sq. Ft.	Building Occupancy	% of Total NRA	% of U/W Base Rent
Gwynedd Hall	Class A Office	$13,154,489	90,315	96.3%	39.6%	41.4%
Dublin Hall	Class A Office	13,015,829	89,363	90.6%	39.2%	42.5%
Abington Hall	Class A- Office	2,352,817	22,183	100.0%	9.7%	9.8%
Merion Towle Hall	Class A- Office	2,247,813	21,193	78.2%	9.3%	6.3%
Bank Building(1)	Bank Branch and Antenna	704,051	5,102	0.0%	2.2%	0.0%
Total / Wtd. Average:		$31,475,000	228,156	90.6%	100.0%	100.0%
(1)	The two tenants at the Bank Building are dark and paying rent, but were underwritten as vacant.

Environmental Matters. The Phase I environmental report dated May 25, 2012 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Sentry Park West Property, which is in place.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Major Tenants.
Cigna Companies (36,499 sq. ft., 16.0% of NRA, 20.3% of U/W Base Rent). Cigna Companies (“Cigna”), rated BBB/Baa2/BBB by Fitch/Moody’s/S&P, is one of the largest health service companies in the United States and also operates internationally in 30 countries with more than 70 million customer relationships worldwide. Cigna operates health care, group disability and life segments, providing health care, insurance and related products and services to individuals through employers, brokers and consultants. Cigna is headquartered in Bloomfield, Connecticut and has approximately 30,000 employees. Cigna has been a tenant at the Sentry Park West Property since October 2004 and has spent over $2.125 million ($58.22 PSF) on its space. Cigna occupies 23,207 sq. ft. at the Dublin Hall building and 13,292 sq. ft. at the Gwynedd Hall building. Cigna exercised its five year extension option on the lease at the Gwynedd Hall property in 2009 to be co-terminus with the Dublin Hall lease expiration of 2016. The Dublin Hall lease has one 5-year extension option at 95% of fair market value, with nine months prior notice. In addition, Cigna has a termination option for the 23,207 sq. ft. space at the Dublin Hall building with 9 months prior notice and payment of a $274,505 termination fee.

UniTek, USA (24,882 sq. ft., 10.9% of NRA, 12.4% of U/W Base Rent). UniTek, USA (“UniTek”), rated NR/B2/B+ by Fitch/ Moody’s/S&P, is a national provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, transportation, public safety and satellite industries. Headquartered at the Sentry Park West Property, UniTek has over 6,500 employees throughout over 108 locations in the United States and Canada. UniTek has been at the Sentry Park West Property since 2004 and has expanded five times at a cost of approximately $440,000. UniTek occupies 19,110 sq. ft. on the third floor and 5,772 sq. ft. on the fourth floor. The third floor space expires in November 2015 with one, 5-year extension option and six months prior notice. The fourth floor space expires in January 2014 and may be renewed upon separate written consent from the landlord.

Fesnak & Associates, LLP (16,924 sq. ft., 7.4% of NRA, 8.0% of U/W Base Rent). Fesnak & Associates, LLP (“Fesnak”) provides accounting, consulting, and business advisory services including auditing, valuation, mergers and acquisitions, and capital management services. Clients range from large, privately-held companies to family-owned business, with special focus on companies going through rapid growth, restructuring, or funding negotiations. Fesnak is headquartered at the Sentry Park West Property and has offices in New York City, Allentown, Pennsylvania and Wilmington, Delaware. Since its original lease began in 2005, Fesnak has expanded three times at a cost of approximately $975,000. Fresnak has one, five-year extension option at fair market value, with nine months prior notice. Fresnak also has the option to terminate its lease in June 2017 with 24 months prior notice, or December 2018 with nine months prior notice, and payment of unamortized leasing costs.

The Market.    The Sentry Park West Property is located in Montgomery County within the Philadelphia metropolitan statistical area (“MSA”). The Philadelphia MSA is the fifth largest MSA in the United States with a population of approximately 6 million and employment of approximately 2.6 million. The Philadelphia MSA has a strong presence in healthcare, education, oil and chemicals, telecommunications, food manufacturing and finance. Over the past decade, the Montgomery County unemployment rate has been lower than that of the Philadelphia MSA, with an average unemployment rate of 4.8% in comparison to a 5.9% rate for the Philadelphia MSA. As of February 2012, the Montgomery County unemployment rate was 7.2% in comparison to a 7.6% rate for the Philadelphia MSA.

The Philadelphia office market contains an overall inventory of approximately 286.7 million square feet. The Sentry Park West Property is located within the Plymouth Meeting/Blue Bell submarket, which contains an overall inventory of approximately 8.1 million square feet, of which 3.4 million square feet, or 42%, are considered Class A properties.  Overall submarket vacancy is estimated at 18.6% with asking rent of $24.00 PSF, while Class A vacancy is 24.3% with asking rent of $25.31 PSF. However, the Class A segment is negatively skewed by two projects, one a distressed office campus adjacent to the Sentry Park West Property and the other is new construction. Excluding those two assets, the overall Class A vacancy is 8.0%.

The appraiser identified five lease comparables to the Gwynedd Hall (Class A) and Dublin Hall (Class A) buildings with rents ranging from $22.00 PSF to $28.00 PSF, averaging $23.74 PSF. After adjustments based on location and building quality, the appraiser determined rent of $23.50 PSF. The appraiser also identified five lease comparables to the Abington Hall (Class A-) and Merion Towle Hall (Class A-) buildings with rents ranging from $18.00 PSF to $22.00 PSF, averaging $20.77 PSF. After adjustments based on location and building quality, the appraiser determined rent of $20.00 PSF. The appraiser also determined market rent of $40.00 PSF for the bank branch space and $35.00 for medical office space. The following two charts summarize the comparable leases:

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Summary of Class A Comparable Leases(1)
Building	Tenant	Year Built	Leased Area	Base Rent	Lease Start
Gwynedd Hall	Various	1973	86,953	$23.16	Various
Dublin Hall (2)	Various	1973	70,881	$24.18	Various
IMS Health	Accolade	1987	90,000	$28.00	August 2012
Hillcrest I	Mayo Seitz Media	1966	9,532	$24.25	April 2012
Hillcrest I	Zentek	1966	5,800	$26.75	May 2012
Lakeview One	McDonald’s	1974	17,500	$24.00	September 2011
Madison Bank Building(3)	NAP	1990	1,400	$22.00	May 2012
(1)	Source: Appraisal
(2)	Dublin Hall information excludes 10,039 sq. ft. of medical office space.
(3)	Madison Bank Building is in a lease-up period. Base Rent for the Madison Bank Building represents current asking rent per the appraiser.

Summary of Class A- Comparable Leases(1)
Building	Tenant	Year Built	Leased Area	Base Rent	Lease Start
Abington Hall	Various	1973	22,183	$21.44	Various
Merion Towle Hall	Various	1973	16,575	$18.50	Various
Madison Bank Building(2)	NAP	1990	1,400	$22.00	May 2012
Six Sentry Parkway	Friends Services for the Aging	1987	3,028	$19.00	April 2011
510 Township Line Road	Salvo	1962	6,740	$19.00	May 2011
Plymouth Woods	Arraya Systems	1985	5,738	$18.00	October 2011
Highland Office Center	Bohmora	1973	1,271	$20.50	May 2012
(1)	Source: Appraisal
(2)	Madison Bank Building is in a lease-up period. Base Rent for the Madison Bank Building represents current asking rent per the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 3/31/2012	U/W	U/W PSF
Base Rent(1)	$4,707,559	$4,285,579	$4,251,598	$4,944,577	$21.67
Value of Vacant Space	0	0	0	565,818	2.48
Gross Potential Rent	$4,707,559	$4,285,579	$4,251,598	$5,510,394	$24.15
Total Recoveries	644,140	508,808	543,902	439,983	1.93
Total Other Income	29,640	30,961	44,130	78,542	0.34
Less: Vacancy(2)	0	0	0	(565,818)	(2.48)
Effective Gross Income	$5,381,339	$4,825,348	$4,839,629	$5,463,102	$23.94
Total Operating Expenses	2,100,582	2,091,562	2,107,113	2,166,023	9.49
Net Operating Income	$3,280,758	$2,733,786	$2,732,517	$3,297,079	$14.45
TI/LC	0	0	0	169,789	0.74
Capital Expenditures	0	0	0	68,447	0.30
Net Cash Flow	$3,280,758	$2,733,786	$2,732,517	$3,058,843	$13.41
(1)	U/W Base Rent includes $85,561 in contractual step rent through June 2013.
(2)	U/W Vacancy of 9.4% of gross income and is based on in place economic vacancy.

Property Management.    The Sentry Park West Property is managed by Keystone Property Group, L.P., a borrower affiliate.

Lockbox / Cash Management.    The Sentry Park West Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) a Cigna Sweep Period (as defined below), or (iii) the debt service coverage ratio for the trailing 12-month period is less than 1.20x on the last day of the calendar quarter.

A “Cigna Sweep Period” occurs if Cigna Companies gives notice to exercise its termination option, or does not exercise its lease renewal option by the date the tenant is required to give notice to renew,

Initial Reserves.    At closing, the borrower deposited (i) $172,603 into a tax reserve account, (ii) $500,000 the TI/LC reserve account, (iii) $111,209 into the rent abatement reserve and (iv) $429,590 into the existing TI/LC reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $29,221 into a tax reserve account and (ii) $5,704 into a capital expenditure account subject to a cap of $206,000. If the TI/LC reserve falls below $450,000, monthly deposits of $19,013 will be required. In addition the borrower will be required to make monthly deposits equal to 1/12 the annual insurance premiums if a blanket insurance policy is no longer in place at the Sentry Park West Property. Upon partial defeasance of an individual property, the monthly replacement reserve and TI/LC deposits will be reduced by an amount attributable to the property that is released. During a Cigna Sweep Period, all excess cash will be deposited into the Cigna Sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. On any date after the defeasance lockout period ends, the borrower may defease a portion of the outstanding principal balance of the Sentry Park West Loan and obtain the release of one or more buildings from the lien of the security interest, provided, among other things: (i) the borrower provides defeasance collateral in an amount equal to the greater of 100% of the net sales proceeds and 120% of the allocated loan amount for the individual building being released, (ii) the DSCR for the remaining property is no less than the greater of (a) the DSCR at closing and (b) the DSCR immediately prior to such release, and (iii) the LTV for the remaining property is no more than 72.36%. In addition, in connection with a partial release, the borrower may convert the entire Sentry Park West Property (including the building to be released) into a condominium structure, subject to the lender’s prior consent.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

BLUE BELL
Philadelphia
PENNSYLVANIA
NEW JERSEY
Sentry Park West
1777 Sentry Parkway West
Blue Bell, PA 19422
BLUE BELL
WINGS FIELD
North Wales
Greenlawn Cemetery
N SUMNEYTOWN PIKE
S VALLEY FORGE RD
PENNSYLVANIA TURNPIKE NORTHEAST EXT
Center Square Golf Club
Blue Bell Country Club
Montgomery Cnty Cmty Col-central
TOWNSHIP LINE RD
WHITEHALL RD
Clover Mall
SKIPPACK PIKE
Meadowlands Country Club
Cedarbrook Country Club
Temple University
W GERMANTOWN PIKE
East Norristown
Upper Dublin
Swede Square Shopping Center
Mercy Suburban Hospital
Northtowne Plaza
WALTON RD
FORT WASHINGTON EXPY
Elmwood Park Zoo
DE KALB PIKE
Plymouth Valley
GERMANTOWN PIKE
Montgomery Hospital
W MAIN ST
MARKLEY ST
George Washington Memorial Park
PENNSYLVANIA TURNPIKE
Whitemarsh Cemetery
Riverside Cemetery
SANDY HILL RD
Plymouth Meeting Mall
Norristown
Fort Washington State Park
Philadelphia Cricket Club
Flourtown Shopping Center
Bridgeport
BUTLER PIKE
Plymouth Meeting
Flourtown Country Club
Valley Forge Shopping Center
St Augustine Cemetery
Green Valley Country Club
Whitemarsh Valley Country Club
STENTON AVE
Conshocken
Chestnut Hill Hospital
RIDGE PIKE
Chestnut Hill
SCHUYLKILL EXPY
Calvary Cemetery
Philadelphia Country Club
Schuylkill River
Eastern University
CARTIFACT
476
73
363
202
309
276
76

6060 Marsha Sharp Freeway Lubbock, TX 79407	Collateral Asset Summary Canyon West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,250,000 69.3% 1.55x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	ADD McKinney Holdings LLC; Texas		Collateral:	Fee Simple
	Red Mud Creek Capital Partners,		Location:	Lubbock, TX
	Ltd.		Year Built / Renovated:	2007 / NAP
Borrower:	Canyon Hubwest Ten LLC		Total Sq. Ft.:	583,782
Original Balance:	$31,250,000		Total Collateral Sq. Ft.(4):	268,090
Cut-off Date Balance:	$31,250,000		Property Management:	Canyon West Management, L.L.C.
% by Initial UPB:	2.4%		Underwritten NOI:	$3,261,973
Interest Rate:	4.8500%		Underwritten NCF:	$3,073,226
Payment Date:	11th of each month		Appraised Value:	$45,100,000
First Payment Date:	September 11, 2012		Appraisal Date:	May 21, 2012
Maturity Date:	August 11, 2022
Amortization:	360 months		Historical NOI
Additional Debt:	None		TTM NOI:	$2,914,877 (T-12 April 30, 2012)
Call Protection:	L(24), YM1(92), O(4)		2011 NOI:	$2,981,126 (December 31, 2011)
Lockbox / Cash Management(1)(2):	Hard / Springing		2010 NOI:	$2,889,580 (December 31, 2010)
			2009 NOI:	$2,659,447 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy(4)
Taxes:	$346,667	$43,333	Current Occupancy(5):	93.8% (June 18, 2012)
Insurance:	$34,071	$4,259	2011 Occupancy:	92.6% (December 31, 2011)
Replacement:	$0	$3,351	2010 Occupancy:	91.6% (December 31, 2010)
TI/LC:	$0	$11,170	2009 Occupancy:	88.9% (December 31, 2009)
Required Repairs:	$0	NAP
(1)       Cash management will be triggered: (i) during any Cash Trap Period until such period has ended, or (ii) if the DSCR is less than 1.10x after the end of two consecutive calendar quarters until the DSCR is at least 1.15x for two consecutive calendar quarters.
(2)       A “Cash Trap Period” will be triggered: (i) during an event of default, (ii) during any bankruptcy of borrower, guarantor or property manager (until such time, only with respect to the property manager, that an acceptable manager is put in place), (iii) with respect to the Burlington and Cost Plus/DSW/Ross leases, upon the earlier of (A) 12 months prior to the lease expiration (for Burlington, if sales are at least $110 PSF, 6 months prior) or (B) the date the tenant provides notice to vacate or “go dark” (until such time that the reserve account has reached a balance equal to 12 months rent under each respective lease, or such time that the leases are renewed or replaced as required under the loan agreement.
(3)       The Firehouse Reserve was collected to cover unfunded TIs. The GNC Reserve was collected to cover unfunded TIs and additional security through rent commencement.
(4)       Based on Total Collateral Sq. Ft. which excludes the non-owned shadow anchors Target, Sam’s Club, and Main Event Entertainment Center.
(5)       97.2% based on Total Sq. Ft. (including non-owned shadow anchors).

Firehouse Reserve(3):	$50,000	$0
GNC Reserve(3):	$56,378	$0

Financial Information
Cut-off Date Balance / Sq. Ft.(4):	$117
Balloon Balance / Sq. Ft. (4):	$95
Cut-off Date LTV:	69.3%
Balloon LTV:	56.7%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.55x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.8%

TRANSACTION HIGHLIGHTS
▪
Consistent Property and Market Occupancy:  The property is located in the South Outer Lubbock submarket within Lubbock, Texas and is currently 93.8% occupied.  Both the market and submarket reported average occupancy rates of 96.0% as of the second quarter 2012.

▪
Strong Tenancy.  The center is shadow anchored by Target, Sam’s Club, and Main Event Entertainment Center.  In-line tenants who have been in occupancy for at least 12 months reported sales of $293 PSF and an occupancy cost of 8.2%, as of the most recent reporting period.

▪
Strategic Location.  The property is located on the northeast corner of the Marsha Sharp Freeway and Milwaukee Avenue (combined traffic count of 26,278 vehicles per day) in the South Outer Lubbock submarket.

▪
Experienced Sponsorship.  The key principals of the sponsors, Artemio de la Vega and Charles Hodges, have over 50 years of combined commercial real estate experience.  Mr. de la Vega is the founder and president of DeLaVega Development, an acquisition, development, and asset management firm.  Mr. Hodges is a founder and partner in Hodges & Associates, a nationally recognized architectural firm with over 40 million square feet of built space across the US.

2600 West 7th Street Fort Worth, TX 76107	Collateral Asset Summary Montgomery Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,895,476 50.6% 2.07x 12.4%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Anchored Retail
Sponsor:	RIOKIM Montgomery JV, LP			Collateral:	Fee Simple
Borrower:	RIOKIM Montgomery, LP			Location:	Fort Worth, TX
Original Balance:	$30,937,500			Year Built / Renovated:	2005 / NAP
Cut-off Date Balance:	$30,895,476			Total Sq. Ft.:	291,164
% by Initial UPB:	2.3%			Property Management:	KRC Property Management L.P.
Interest Rate:	3.9000%			Underwritten NOI(6):	$3,830,436
Payment Date:	11th of each month			Underwritten NCF(6):	$3,628,691
First Payment Date:	August 11, 2012			Appraised Value:	$61,000,000
Maturity Date:	July 11, 2022			Appraisal Date:	May 15, 2012
Amortization:	360 Months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			2011 NOI:	$2,628,213 (December 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing			2010 NOI:	$2,787,956 (December 31, 2010)
				2009 NOI:	$3,234,919 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy
Taxes(2):	$0		Springing	Current Occupancy(6):	90.5% (June 12, 2012)
Insurance(2):	$0		Springing	2011 Occupancy:	NAV
Replacement(3):	$0		Springing	2010 Occupancy:	NAV
TI/LC(3):	$0		Springing
(1)       A hard lockbox and cash management will be in effect during an event of default.
(2)       Monthly tax and insurance escrows are not required as long as (i) no event of default exists and (ii) borrower maintains insurance and pays all insurance premiums and real estate taxes and provides lender evidence thereof.
(3)       Monthly replacement reserves and TI/LC reserves are not required as long as (i) no event of default exits and (ii) the underwritten DSCR is at least 1.30x. If required, the monthly (i) replacement reserve deposit will be $3,640, capped at $131,024 and (ii) TI/LC reserve deposit will be $12,132.
(4)       The engineering report recommended immediate repairs totaling $11,000, which the borrower covenanted to complete by October 24, 2012.
(5)       A portion of the property is the retail unit in a two-unit condominium regime. Reserves for monthly condominium common charges are not required as long as (i) no event of default exists and (ii) borrower pays all condominium common charges and lender has not received any notice from the condominium association or board of borrower’s failure to pay condominium common charges or any default under the condominium documents.
(6)       Underwritten NOI/NCF and Current Occupancy includes Michaels, which has an executed lease, but is not yet in occupancy. Michaels has a termination option if the borrower fails to deliver the space by August 31, 2012. According to the borrower, delivery of the space is anticipated to be completed on time.

Required Repairs(4):	$0		NAP
Condominium
Common Charges(5):	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$106
Balloon Balance / Sq. Ft.:		$84
Cut-off Date LTV:		50.6%
Balloon LTV:		40.1%
Underwritten NOI DSCR:		2.19x
Underwritten NCF DSCR:		2.07x
Underwritten NOI Debt Yield:		12.4%
Underwritten NCF Debt Yield:		11.7%

TRANSACTION HIGHLIGHTS
▪
Investment Grade Tenancy / Strong Shadow Anchor:  The property is occupied by more than 45 national and local tenants with four investment-grade rated tenants occupying 25.3% of the net rentable area (Marshalls, Ross Dress for Less, Wells Fargo, and State Farm Insurance).  The property is shadow-anchored by a 173,890 sq. ft. Super Target.

▪
Experienced Sponsorship:  The borrower consists of a joint venture partnership between Kimco Realty Corporation (“Kimco”) and RioCan Real Estate Investment Trust (“RioCan”).  Kimco sold an 80% interest in the property to RioCan, retained a 20% interest in the partnership, and continued its role as property manager.  As of March 31, 2012, Kimco has ownership interests in 930 shopping centers totaling approximately 136.0 million sq. ft.  As of March 31, 2012, RioCan had ownership interests in 333 retail and office properties totaling approximately 50.0 million sq. ft.

▪
Strong Market:  The property is located in the Central Fort Worth submarket in the Dallas/Fort Worth retail market.  As of first quarter 2012, the Central Fort Worth submarket had an occupancy rate of 90.0%, in-line with the current occupancy of 90.5% at the property.

405 North King Street Wilmington, DE 19801	Collateral Asset Summary Renaissance Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,155,615 76.7% 1.50x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Brock J. Vinton		Collateral:	Fee Simple
Borrower:	Ren Centre LLC		Location:	Wilmington, DE
Original Balance:	$28,250,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$28,155,615		Total Sq. Ft.:	155,129
% by Initial UPB:	2.1%		Property Management:	The Commonwealth Group, LLC
Interest Rate:	5.0000%		Underwritten NOI:	$2,887,865
Payment Date:	11th of each month		Underwritten NCF:	$2,732,406
First Payment Date:	June 11, 2012		Appraised Value:	$36,700,000
Maturity Date:	May 11, 2022		Appraisal Date:	April 5, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI(5)
Call Protection:	L(49), D(67), O(4)		TTM NOI:	$2,284,100 (T-12 March 31, 2012)
Lockbox / Cash Management(1)(2):	Soft / Springing		2011 NOI:	$2,461,546 (December 31, 2011)
			2010 NOI:	$2,133,901 (December 31, 2010)
Reserves			2009 NOI:	$1,378,047 (December 31, 2009)
	Initial	Monthly
Taxes:	$63,419	$7,523	Historical Occupancy(5)
Insurance:	$45,489	$3,791	Current Occupancy:	82.7% (June 30, 2012)
Replacement:	$0	$2,585	2011 Occupancy:	72.3% (December 31, 2011)
TI/LC(3):	$750,000	$16,159	2010 Occupancy:	74.9% (December 31, 2010)
Free Rent Reserve(4):	$119,667	$0	2009 Occupancy:	NAV
New Lease Rollover Reserve(4):	$888,338	$0
(1)       Cash management will be triggered: (i) during any Cash Trap Period until such period has ended, or (ii) if the DSCR is less than 1.15x after the end of a calendar quarter until the DSCR is at least 1.25x for a calendar quarter.
(2)       A “Cash Trap Period” will be triggered: (i) during the occurrence of any event of default, (ii) if any bankruptcy action of borrower, sole member, guarantor or manager has occurred, (iii) if the DSCR is less than 1.10x after a calendar quarter, (iv) if one or more events related to an Amtrak lease (as described in the loan documents) has occurred and lender reasonably concludes that such lease event would result in occupancy of less than 80%, or (v) the tenant McCarter & English goes dark or terminates its lease and lender reasonably concludes that such event would result in (i) occupancy less than 80% or (ii) projected DSCR less than 1.40x.
(3)       Initial TI/LC reserve to reimburse for approved tenant improvements and leasing commissions. The monthly reserve of $16,159 (capped at $1,200,000) is waived for the first two years of the loan term.
(4)       These reserves relate to three recently executed leases: Cash Cure (4,447 sq. ft.), Delaware Bar Association (9,685 sq. ft.), and Lawyer’s Telecom (a borrower affiliate 2,147 sq. ft.).
(5)       The property was built in 2007. The historical NOI and occupancy reflect the performance during lease-up and stabilization.  The 2010 and 2011 historical occupancy figures represent the 12 month average for each year.

Environmental Reserve:	$16,875	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$181
Balloon Balance / Sq. Ft.:		$150
Cut-off Date LTV:		76.7%
Balloon LTV:		63.3%
Underwritten NOI DSCR:		1.59x
Underwritten NCF DSCR:		1.50x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		9.7%

TRANSACTION HIGHLIGHTS
▪
Borrower Equity.  The borrower originally developed the property for a total cost of approximately $46.2 million, resulting in approximately $17.9 million of cash equity remaining in the property and a 61.1% loan-to-cost ratio based on the original loan balance.

▪
Strong Credit Tenancy.  38.8% of the NRA is leased to investment grade tenants, which include National Railroad Passenger Co. (“Amtrak”) (rated A-/NR/NR by S&P/Moody’s/Fitch, 31.3% of NRA, expires 2014/2015) and American General Life Insurance Co. (rated A+/A2/A by S&P/Moody’s/Fitch, 7.5% of NRA, expires 2016).

▪
Class A Property.  The property is a recently constructed Class A office building located in the Wilmington CBD market.  Building amenities include an on-site fitness facility, ground floor restaurant, high-end interior finishes, and an attached three level enclosed parking garage.

▪
Experienced Sponsorship.  Since 1973, The Commonwealth Group, Ltd. and its associated entities have been actively engaged in the development, leasing and management of over $500 million worth of commercial, industrial and residential real estate in New Castle County, DE and the surrounding region. The Commonwealth Group, Ltd. is responsible for the leasing and management of 1.2 million square feet of space.

▪
Convenient Access.  The Wilmington Amtrak Station is located approximately 2 blocks southeast of the property.  This station is part of Amtrak’s Northeast Rail corridor and is served by over 100 passenger trains per weekday.

Various Bronx, NY	Collateral Asset Summary Bronx Multifamily Crossed Pool A	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,025,000 75.0% 1.31x 8.8%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of five cross collateralized
Loan Purpose:	Refinance			properties
Sponsor:	Marilyn Finkelstein		Property Type:	Multifamily
Borrower:	Various		Collateral:	Fee Simple
Original Balance(1):	$23,025,000		Location:	Bronx, NY
Cut-off Date Balance(1):	$23,025,000		Year Built / Renovated:	Various / 2011, 2012
% by Initial UPB:	1.7%		Total Units:	262
Interest Rate:	4.9975%		Property Management:	Finkelstein-Timberger LLC
Payment Date:	11th of each month		Underwritten NOI(6):	$2,014,790
First Payment Date:	July 11, 2012		Underwritten NCF(6):	$1,949,290
Maturity Date:	June 11, 2017		Appraised Value:	$30,700,000
Amortization:	Interest Only for first 12 months; 360		Appraisal Date:	March 30, 2012
	months thereafter
Additional Debt:	None		Historical NOI(6)
Call Protection(2):	L(26), YM1(30), O(4)		T-3 Annualized NOI:	$2,067,404 (July 31, 2012)
Lockbox / Cash Management(3):	Springing Hard / Springing		T-6 Annualized NOI:	$1,916,934 (July 31, 2012)
			TTM NOI:	$1,159,203 (April 30, 2012)
Reserves
	Initial	Monthly	Historical Occupancy(6)
Taxes:	$0	$34,292	Current Occupancy:	96.9% (June 1, 2012)
Insurance:	$107,827	$9,085	2011 Occupancy:	50.0% (May 31, 2011)
Replacement:	$0	$5,709
  (1)     Based on the combined balances of five individual collateralized and cross defaulted loans (identified on Annex A-1 as ID numbers 14-18).
  (2)     After the lockout period, the individual properties may be released upon payment of a release price equal to 105% of the allocated loan amount for such property, payment of yield maintenance, and satisfaction of a 1.30x minimum DSCR and a 70% maximum LTV.
  (3)     A hard lockbox and cash management will be triggered: (i) during an event of default, (ii) during any bankruptcy of borrower or manager, or (iii) if the DSCR is less than 1.10x based on the trailing 12 month period, and will end: with respect to (i) above, when the event of default is cured, and with respect to (iii) above, when the DSCR is greater than 1.10x based on the trailing 12 month period for two consecutive calendar quarters.
  (4)     At closing, lender escrowed $800,000 in total Performance Holdbacks. The borrower may obtain release of the holdback related to an individual property if, with respect to such property: (i) occupancy is at least 95%, (ii) DSCR is at least 1.25x, (iii) debt yield is at least 8.0%, and (iv) LTV is not greater than 75%.
  (5)     The sponsor provided a guarantee for $2,763,000 (12% of the original loan balance), which guarantee will remain in place for the first 24 months of the loan term and may be terminated in increments, related to each individual property after this time if, with respect to such property: (i) occupancy is at least 95%, (ii) DSCR is at least 1.25x, and (iii) debt yield is at least 8.0%.
  (6)     The borrower acquired the properties in May-June 2011 and invested approximately $6.4 million to clear building violations, complete capital improvements, and lease-up vacant units.  Certain improvements eligible for rent increases and tax abatements per rent stabilization guidelines have been underwritten by lender and are expected to take effect in the next 6-12 months.

Required Repairs:	$30,300	NAP
Performance Holdback(4)(5):	$800,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$87,882
Balloon Balance / Sq. Ft. :	$82,557
Cut-off Date LTV:	75.0%
Balloon LTV:	70.5%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.31x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.5%

TRANSACTION HIGHLIGHTS
▪
Strong Market Occupancy.  The properties are located in the Bronx County submarket of New York City, which reported an average multifamily vacancy rate of 0.4% for the first quarter 2012 (ranked #2 submarket in the United States) and 0.9% for the last 5 years (ranked #1).

▪
Central Urban Location.  The properties are located in the Bronx, New York, which is a dense urban residential market with a population over 1.4 million of which approximately 78% reside in rental units.

▪
Below Market Rent.  The current rental rates at the properties are below the appraiser’s concluded market rents.  The average underwritten apartment rent is $1,061 per month, which is 9.5% below the average market rent of $1,172 per month.

▪
Experienced Sponsorship.  The sponsor and related property manager have been in the business of owning and operating multifamily properties in the Bronx since 1978.  They currently own and manage a portfolio of 45 buildings containing approximately 2,000 units.

▪
Consistent Revenue Growth.  Multifamily properties with rent stabilized units are subject to lease renewal and replacement rent increases that are set by the New York Rent Guidelines Board on an annual basis.  Since 1968 when these guidelines began, the average 1-year lease renewal increase is 4.95% and the average 2-year lease renewal increase is 7.36%.  Also, rental rate increases can be obtained by completing certain eligible property renovations known as major capital improvements.

Various Bronx, NY	Collateral Asset Summary Bronx Multifamily Crossed Pool B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,475,000 74.7% 1.32x 8.8%

Mortgage Loan Information	Property Information
Loan Seller:	CCRE	Single Asset / Portfolio:	Portfolio of four cross collateralized properties
Loan Purpose:	Refinance
Sponsor:	Marilyn Finkelstein	Property Type:	Multifamily
Borrower:	Various	Collateral:	Fee Simple
Original Balance(1):	$22,475,000	Location:	Bronx, NY
Cut-off Date Balance (1):	$22,475,000	Year Built / Renovated:	Various / 2012
% by Initial UPB:	1.7%	Total Units:	257
Interest Rate:	4.9975%	Property Management:	Finkelstein-Timberger LLC
Payment Date:	11th of each month	Underwritten NOI(6):	$1,969,835
First Payment Date:	July 11, 2012	Underwritten NCF(6):	$1,905,585
Maturity Date:	June 11, 2017	Appraised Value:	$30,100,000
Amortization:	Interest Only for first 12 months; 360 months thereafter	Appraisal Date:	March 30, 2012

Additional Debt:	None	Historical NOI(6)
Call Protection(2):	L(26), YM1(30), O(4)	T-3 Annualized NOI:	$1,997,320 (July 31, 2012)
Lockbox / Cash Management(3):	Springing Hard / Springing	T-6 Annualized NOI:	$1,854,444 (July 31, 2012)
TTM NOI:	$1,169,012 (April 30, 2012)
Reserves
Initial	Monthly	Historical Occupancy(6)
Taxes:	$0	$24,950	Current Occupancy:	97.7% (June 1, 2012)
Insurance:	$100,755	$8,467	2011 Occupancy:	50.0% (May 31, 2011)
Replacement:	$0	$5,354
(1)       Based on the combined balances of four individual cross collateralized and cross defaulted loans (identified on Annex A-1 as ID numbers 19-22).
(2)       After the lockout period, the individual properties may be released upon payment of a release price equal to 105% of the allocated loan amount for such property, payment of yield maintenance, and satisfaction of a 1.30x minimum DSCR and a 70% maximum LTV.
(3)       A hard lockbox and cash management will be triggered: (i) during an event of default, (ii) during any bankruptcy of borrower or manager, or (iii) if the DSCR is less than 1.10x based on the trailing 12 month period, and will end: with respect to (i) above, when the event of default is cured, and with respect to (iii) above, when the DSCR is greater than 1.10x based on the trailing 12 month period for two consecutive calendar quarters.
(4)       At closing, lender escrowed $1,200,000 in total Performance Holdbacks. The borrower may obtain release of the holdback related to an individual property if, with respect to such property: (i) occupancy is at least 95%, (ii) DSCR is at least 1.25x, (iii) debt yield is at least 8.0%, and (iv) LTV is not greater than 75%.
(5)       The sponsor provided a guarantee for $2,697,000 (12% of the original loan balance), which guarantee will remain in-place for the first 24 months of the loan term and may be terminated in increments, related to each individual property after this time if, with respect to such property: (i) occupancy is at least 95%, (ii) DSCR is at least 1.25x, and (iii) debt yield is at least 8.0%.
(6)       The borrower acquired the properties in May 2011 and invested approximately $6.6 million to clear building violations, complete capital improvements, and lease-up vacant units. Certain improvements eligible for rent increases and tax abatements per rent stabilization guidelines have been underwritten by lender and are expected to take effect in the next 6-12 months.

Required Repairs:	$47,000	NAP
Performance Holdback(4)(5):	$1,200,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$87,451
Balloon Balance / Sq. Ft. :	$82,153
Cut-off Date LTV:	74.7%
Balloon LTV:	70.1%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.32x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.5%

TRANSACTION HIGHLIGHTS
▪
Strong Market Occupancy.  The properties are located in the Bronx County submarket of New York City, which reported an average multifamily vacancy rate of 0.4% for the first quarter 2012 (ranked #2 submarket in the United States) and 0.9% for the last 5 years (ranked #1).

▪
Central Urban Location.  The properties are located in the Bronx, New York, which is a dense urban residential market with a population over 1.4 million of which approximately 78% reside in rental units.

▪
Below Market Rent.  The current rental rates at the properties are below the appraiser’s concluded market rents.  The average underwritten apartment rent is $1,030 per month, which is 14.2% below the average market rent of $1,201 per month.

▪
Experienced Sponsorship.  The sponsor and related property manager have been in the business of owning and operating multifamily properties in the Bronx since 1978.  They currently own and manage a portfolio of 45 buildings containing approximately 2,000 units.

▪
Consistent Revenue Growth.  Multifamily properties with rent stabilized units are subject to lease renewal and replacement rent increases that are set by the New York Rent Guidelines Board on an annual basis.  Since 1968 when these guidelines began, the average 1-year lease renewal increase is 4.95% and the average 2-year lease renewal increase is 7.36%.  Also, rental rate increases can be obtained by completing certain eligible property renovations known as major capital improvements.

Collateral Asset Summary U-Haul Portfolio SAC 26	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,956,665 62.0% 1.66x 12.1%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 4 Properties
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor:	SAC Holding II Corporation;		Collateral:	Fee Simple
	Blackwater Investments, Inc.		Location:	California and Florida
Borrower:	Twenty-Six SAC Self-Storage Limited		Year Built / Renovated:	1943-1996 / NAP
	Partnership		Total Units:	2,922
Original Balance:	$21,000,000		Property Management:	U-Haul Co. of California, Inc.; U-Haul Co.
Cut-off Date Balance:	$20,956,665			of Florida, Inc.
% by Initial UPB:	1.6%		Underwritten NOI:	$2,542,346
Interest Rate(1):	5.4500%		Underwritten NCF:	$2,365,518
Payment Date:	6th of each month		Appraised Value:	$33,800,000
First Payment Date:	July 6, 2012		Appraisal Date:	February 2012
Anticipated Repayment Date(1):	June 6, 2022
Maturity Date:	June 6, 2032		Historical NOI
Amortization:	360 months		TTM NOI:	$2,788,637 (T-12 February 29, 2012)
Additional Debt:	None		2011 NOI:	$2,743,022 (December 31, 2011)
Call Protection:	L(26), D(91), O(3)		2010 NOI:	$2,650,026 (December 31, 2010)
Lockbox / Cash Management(2):	Soft / Springing		2009 NOI:	$2,670,282 (December 31, 2009)

Reserves(3)			Historical Occupancy
	Initial	Monthly	Current Occupancy:	77.8% (May 2, 2012)
Taxes:	$78,120	Springing	2011 Occupancy:	75.8% (December 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	77.2% (December 31, 2010)
Replacement:	$315,214	Springing	2009 Occupancy:	75.9% (December 31, 2009)
Required Repairs:	$27,313	NAP
(1)       If the loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 5.4500% plus 3.0000% and (ii) the then 10-year swap yield plus 6.9000%, but in no event shall the revised interest rate exceed 10.4500%.
(2)       Cash management is triggered upon (i) an event of default, (ii) any bankruptcy action of borrower or property manager, (iii) if the DSCR based on the trailing three month period is less than 1.15x after the end of the calendar quarter or (iv) if the loan has not been repaid in full by May 6, 2022.
(3)       Monthly deposits of 1/12 of the estimated annual tax and insurance premiums shall be deposited into the tax and insurance reserve accounts upon (i) an event of default; (ii) with respect to insurance, (a) a blanket insurance policy is not in place, or (b) an amount sufficient to pay 6 months of insurance premiums is not on deposit in the tax and insurance reserve account; (iii) with respect to taxes, an amount sufficient to pay 6 months of taxes is not on deposit in the tax and insurance reserve account or (iv) if lender has not received satisfactory evidence that all tax and insurance bills have been paid by the borrower when due. In addition, if the replacement reserve falls below the $315,214 cap, the borrower is required to make monthly deposits of $14,736 into the reserve.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$7,172
ARD Balance / Sq. Ft.:		$5,994
Cut-off Date LTV:		62.0%
ARD LTV:		51.8%
Underwritten NOI DSCR:		1.79x
Underwritten NCF DSCR:		1.66x
Underwritten NOI Debt Yield:		12.1%
Underwritten NCF Debt Yield:		11.3%

TRANSACTION HIGHLIGHTS

▪
Stable Operations. Since 2009, the portfolio’s net operating income has ranged from approximately $2.7 million to approximately $2.8 million, with overall average occupancy ranging from 75.9% to 77.8% during the same period.

▪
Experienced Sponsorship. SAC Holding Corporation (“SAC”) owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and act as independent U-Haul rental equipment dealers. SAC was formed in 1993 as a vehicle to further U-Haul International, Inc.’s presence in the self storage industry. Based out of Phoenix, Arizona, U-Haul International, Inc. was founded in 1945 and as of March 31, 2012, U-Haul International, Inc. consisted of approximately 106,000 trucks, 83,000 trailers and 33,000 towing devices. In addition, U-Haul International, Inc. owns and manages 1,140 facilities throughout North America covering 37.8 million square feet of storage space.

▪
Lawsuit. A shareholder derivative lawsuit between Paul F. Shoen and SAC Holding Corporation is currently pending (the “Pending Action”). The borrower and guarantors represented that the Pending Action will not have a material adverse effect, and there is a nonrecourse carve-out for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title resulting from the Pending Action. See “Risk Factors – Risk Related to the Mortgage Loans – Risks Related to Litigation and Condemnation” in the Prospectus Supplement.

150 Industrial Road San Carlos, CA 94070	Collateral Asset Summary Novartis Pharmaceuticals Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,812,236 45.0% 1.63x 14.0%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Flex Industrial
Sponsor:	Hoang Huy Hoang		Collateral:	Fee Simple
Borrower:	Vica Capital, LLC		Location:	San Carlos, CA
Original Balance:	$20,900,000		Year Built / Renovated:	1950 / 1997
Cut-off Date Balance:	$20,812,236		Total Sq. Ft.:	229,640
% by Initial UPB:	1.6%		Property Management:	Kidder Matthews of Northern California, Inc
Interest Rate:	5.7500%		Underwritten NOI:	$2,908,692
Payment Date:	11th of each month		Underwritten NCF:	$2,575,714
First Payment Date:	June 11, 2012		Appraised Value:	$46,200,000
Maturity Date:	May 11, 2022		Appraisal Date:	April 11, 2012
Amortization:	300 Months
Additional Debt:	None		Historical NOI
Call Protection:	L(49), D(68), O(3)		2011 NOI:	$2,743,581 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$2,576,609 (December 31, 2010)
			2009 NOI:	$2,545,982 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$54,333	$27,167	Current Occupancy:	100.0% (August 11, 2012)
Insurance:	$5,507	$5,507	2011 Occupancy:	100.0% (December 31, 2011)
Required Repairs(1):	$0	NAP	2010 Occupancy:	100.0% (December 31, 2010)
Replacement:	$0	$3,827	2009 Occupancy:	100.0% (December 31, 2009)
TI/LC(2):	$500,000	$23,921
(1)       The engineering report recommended immediate repairs totaling $20,874. In the event the borrower does not complete these repairs by August 9, 2012, a cash trap period will commence. No reserve was collected for these repairs.
(2)       TI/LC reserves equal $1.25 PSF per annum ($287,050 per year).
(3)       Monthly cash flow sweep reserve collections are equal to $0.75 PSF per annum ($172,236 per year).
(4)       In the event that (i) Novartis ceases to operate business in more than 50% of its space, (ii) Novartis lists 50% of its space for sublease, or (iii) Novartis fails to exercise its renewal option at least 12 months prior to lease expiration and at least 12 months prior to renewal period expiration, all excess cash will be deposited into the Novartis Reserve until such time that Novartis has resumed operations, an approved subtenant has leased the space, or the Novartis space is re-let on terms and conditions acceptable to lender and the replacement tenant has commenced paying rent.

Cash Flow Sweep(3):	$0	$14,353
Novartis Reserve(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$91
Balloon Balance / Sq. Ft.:		$70
Cut-off Date LTV:		45.0%
Balloon LTV:		34.7%
Underwritten NOI DSCR:		1.84x
Underwritten NCF DSCR:		1.63x
Underwritten NOI Debt Yield:		14.0%
Underwritten NCF Debt Yield:		12.4%

TRANSACTION HIGHLIGHTS

▪
Tenancy:  The property is 100% leased to Novartis Pharmaceuticals Corporation (“Novartis”), a major US subsidiary of Novartis AG (AA/Aa2/AA- by Fitch/Moodys/S&P), the world’s second largest pharmaceutical corporation based on 2010 revenues.  In 2011, Novartis Pharmaceuticals Corporation accounted for approximately $10.0 billion of net sales (30.7% of the business unit’s total net sales and 17.0% of Novartis AG’s total net sales). Novartis AG has a current market capitalization of approximately $141.7 billion as of July 27, 2012.

▪
Long-Term Commitment to Space / Significant Investment:  Since 1996, Novartis and its predecessors have reportedly invested approximately $70 million into the property to build out office, wet lab and FDA-approved “clean room” / lab spaces that would be extremely costly to replace.  Novartis maintains a non-transferable (by location) license to produce its products on-site and the property serves as the only location at which Novartis produces and tests inhalant-based prescription drugs.

▪
Strong Market:  The property is located in the San Carlos submarket of the San Francisco Peninsula Industrial market.  As of first quarter 2012, the San Carlos submarket has approximately 5.6 million sq. ft. of inventory with an average occupancy rate of 96.7%.

▪
Conservative Loan Exposure:  The Cut-off Date Balance of $20.8 million represents a 45.0% LTV and $91 PSF.  As of the Novartis lease expiration on June 30, 2017, the outstanding loan balance exposure after deducting reserves would be $15.1 million, representing a 32.7% LTV ratio and $66 PSF.

2250 and 2270 Lakeside Boulevard Richardson, TX 75082	Collateral Asset Summary Lakeside Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,649,004 43.9% 2.01x 13.8%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Suburban Office
Sponsor:	CapLease Credit LLC		Collateral:	Fee Simple
Borrower:	CLF Lakeside Richardson LLC		Location:	Richardson, TX
Original Balance:	$20,700,000		Year Built / Renovated:	1986 / 2008
Cut-off Date Balance:	$20,649,004		Total Sq. Ft.:	318,822
% by Initial UPB:	1.6%		Property Management:	Stream Realty Partners – DFW, L.P.
Interest Rate:	4.6000%		Underwritten NOI:	$2,847,574
Payment Date:	6th of each month		Underwritten NCF:	$2,560,634
First Payment Date:	July 6, 2012		Appraised Value(4):	$47,000,000
Maturity Date:	June 6, 2022		Appraisal Date:	May 14, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(90), O(4)		2011 NOI:	$3,060,286 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$3,048,486 (December 31, 2010)
			2009 NOI:	$3,203,821 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$308,727	$61,745	Current Occupancy:	100.0% (July 6, 2012)
Insurance(1):	$0	Springing	2011 Occupancy:	100.0% (December 31, 2011)
Replacement:	$0	$3,335	2010 Occupancy:	100.0% (December 31, 2010)
TI/LC(2):	$0	$18,864	2009 Occupancy:	100.0% (December 31, 2009)
Required Repairs:	$77,125	NAP
(1)       Borrower will be required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if a blanket insurance policy is no longer in place.
(2)       TI/LC reserve is subject to a cap of $2,200,000. In addition, if both AT&T Services, Inc. and Metro PCS Wireless, Inc. extend their leases to at least three years beyond the loan maturity date, the TI/LC reserve will be released to the borrower and monthly deposits will no longer be required.
(3)       Monthly roof repair reserve deposits of $15,345 will not be required after the May 2017 payment date.
(4)       The appraised value of $47.0 million includes a $1.0 million value for excess land. In addition, the appraiser determined a dark value of $22.0 million.

Roof Repair Fund(3):	$0	$15,345

Financial Information
Cut-off Date Balance / Sq. Ft.:		$65
Balloon Balance / Sq. Ft.:		$53
Cut-off Date LTV:		43.9%
Balloon LTV:		35.7%
Underwritten NOI DSCR:		2.24x
Underwritten NCF DSCR:		2.01x
Underwritten NOI Debt Yield:		13.8%
Underwritten NCF Debt Yield:		12.4%

TRANSACTION HIGHLIGHTS

▪
Strong Tenants. The property consists of two Class A office towers, 100% occupied by two tenants, AT&T Services, Inc. (“AT&T”) and Metro PCS Wireless, Inc. (“Metro PCS”). AT&T (rated A/A2/A- by Fitch/Moody’s/S&P) began its lease in July 2009 and occupies all of Lakeside Centre I (63.7% of total NRA, 45.2% of underwritten base rent). AT&T has invested over $1.0 million on fiber optic connectivity into the building. Metro PCS (rated NR/NR/B+ by Fitch/Moody’s/S&P) began its lease in December 2007 and occupies all of Lakeside Centre II (36.3% of total NRA, 54.8% of underwritten base rent). Metro PCS is headquartered at the property and in 2011 expanded to an adjacent building that is not part of the collateral. In addition, the loan collateral includes a four-level parking garage with 1,123 parking spaces and 511 surface parking spaces for a parking ratio of 5.13 spaces per 1,000 sq. ft.

▪
Sponsorship. CapLease Credit LLC is a subsidiary of CapLease, Inc., a publicly traded REIT that invests primarily in single-tenant commercial real estate assets subject to long-term leases with credit quality tenants. Since 1996, CapLease, Inc. has originated and underwritten over $4.0 billion in single tenant transactions involving more than 500 properties and over 100 different tenants.

▪
Location. Lakeside Centre I & II is located in the Telecom Corridor, an area with high concentration of telecommunications companies. More than 5,000 businesses have operations within 28 square miles of the property, including several of the world’s largest telecommunications/networking companies: AT&T, Verizon, Cisco Systems, Samsung and Fujitsu.

800 South Randall Road Algonquin, IL 60102	Collateral Asset Summary Oakridge Court Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,553,251 74.2% 1.40x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	E.J. Plesko; David L. Husman		Collateral:	Fee Simple
Borrower:	Oakridge Court, LLC		Location:	Algonquin, IL
Original Balance:	$20,600,000		Year Built / Renovated:	2008-2010 / NAP
Cut-off Date Balance:	$20,553,251		Total Sq. Ft.:	146,570
% by Initial UPB:	1.6%		Property Management:	E.J. Plesko & Associates, Inc.
Interest Rate:	5.0000%		Underwritten NOI:	$1,915,062
Payment Date:	11th of each month		Underwritten NCF:	$1,863,716
First Payment Date:	July 11, 2012		Appraised Value:	$27,700,000
Maturity Date:	June 11, 2022		Appraisal Date:	March 22, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(90), O(4)		2011 NOI:	$1,522,483 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / Springing		2010 NOI:	$1,260,276 (December 31, 2010)
			2009 NOI:	$244,455 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$125,517	$31,333	Current Occupancy:	98.4% (May 15, 2012)
Insurance:	$41,074	$3,160	2011 Occupancy:	98.4% (December 31, 2011)
Replacement:	$0	$1,834	2010 Occupancy:	90.2% (December 31, 2010)
TI/LC:	$0	$2,445	2009 Occupancy:	83.5% (December 31, 2009)
Star Vision Salon Reserve(2):	$200,000	$0
(1)       Cash management will be triggered upon (i) an event of default, (ii) bankruptcy of the borrower, principal, guarantor or property manager (until such time, only with respect to the property manager, that an acceptable manager is put in place), (iii) if the DSCR is less than 1.10x after the end of two consecutive calendar quarters (until such time that the DSCR is at least 1.15x for two consecutive quarters), (iv) with respect to Shoe Carnival and Dollar Tree Stores, Inc, upon the earlier of (A) 12 months prior to the applicable lease expiration and (B) the date the applicable tenant is required to give notice if it intends to renew (until such time that borrower has entered into a satisfactory lease renewal or replacement lease(s)), or (v) if any of Shoe Carnival, Dollar Tree Stores, Inc, Toys R Us, TJ Maxx or Binneys Beverage Depot, (X) “goes dark”, (Y) files for bankruptcy or (Z) terminates its lease or gives notice of its intention to vacate (until such time that borrower has entered into a satisfactory replacement lease).
(2)       The lease to Star Vision Salon is currently in-place. Funds in this reserve will be released to borrower upon confirmation that the borrower’s work is complete and the tenant is paying rent.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$140
Balloon Balance / Sq. Ft.:		$116
Cut-off Date LTV:		74.2%
Balloon LTV:		61.1%
Underwritten NOI DSCR:		1.44x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		9.3%
Underwritten NCF Debt Yield:		9.1%

TRANSACTION HIGHLIGHTS

▪
Strong Occupancy / Tenancy.  The property is currently 98.4% occupied by eight tenants.  National tenants include Toys R Us, TJ Maxx, Dollar Tree Stores, Inc and Shoe Carnival.  TJ Maxx, the only tenant required to report sales at the property, reported 2011 sales of $258 PSF and an occupancy cost of 5.2%.

▪	Limited Rollover. 57.3% of the NRA expires after the loan term.
▪	Strategic Location. The property is located directly between a Wal-Mart Supercenter and a SuperTarget in addition to being shadow anchored by JC Penney.
▪
Strong Market.  The property is well-positioned along South Randall Road (traffic count of 41,400 vehicles per day), which is a main retail corridor and shopping destination within Chicago’s Northwest Suburbs submarket.  The Northwest Suburbs submarket has averaged 90.2% occupancy over the past seven years (2005-2011).

▪
Experienced Sponsorship.  Mr. David L. Husman and Mr. Erwin J. Plesko have more than 80 years of combined commercial real estate experience.  Mr. Husman is the chairman and co-founder of Equibase Capital Group, LLC (“Equibase”), a leading provider of private equity and debt capital to the real estate industry founded in 1990.  Since inception, Equibase has invested over $1 billion in more than 200 transactions. Mr. Plesko is the chairman and president of E.J. Plesko & Associates, Inc, a real estate development and management company founded in 1976.

648 North Plankinton Avenue Milwaukee, WI 53203	Collateral Asset Summary Residence Inn Milwaukee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,993,184 67.5% 1.52x 11.8%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Limited Service Hospitality
Sponsor:	Investcorp US Real Estate, LLC		Collateral(2):	Fee Simple
Borrower:	Historic Hotel Milwaukee LL, LLC		Location:	Milwaukee, WI
Original Balance:	$20,050,000		Year Built / Renovated:	2001 / 2008
Cut-off Date Balance:	$19,993,184		Total Rooms:	131
% by Initial UPB:	1.5%		Property Management:	Sage Client 443, LLC
Interest Rate:	5.7390%		Underwritten NOI:	$2,366,545
Payment Date:	6th of each month		Underwritten NCF:	$2,126,264
First Payment Date:	June 6, 2012		“As-is” Appraised Value:	$29,600,000
Maturity Date:	May 6, 2017		“As-is” Appraisal Date:	March 1, 2012
Amortization:	360 months		“As Stabilized” Appraised Value(3):	$33,400,000
Additional Debt:	None		“As Stabilized” Appraisal Date(3):	March 2, 2015
Call Protection:	L(27), D(30), O(3)
Lockbox / Cash Management:	Hard / In Place		Historical NOI
			TTM NOI:	$2,575,006 (T-12 February 29, 2012)
Reserves			2011 NOI:	$2,505,246 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$2,258,695 (December 31, 2010)
Taxes:	$199,478	$33,246	2009 NOI:	$1,883,391 (December 31, 2009)
Insurance:	$17,776	$1,778
Replacement:	$0	1/12 of 4.0% of Gross Revenue	Historical Occupancy
Seasonality(1):	$65,000	Excess Cash Flow	Current Occupancy:	87.6% (February 29, 2012)
PIP Reserve:	$300,000	$0	2011 Occupancy:	87.2% (December 31, 2011)
			2010 Occupancy:	85.7% (December 31, 2010)
Financial Information			2009 Occupancy:	81.9% (December 31, 2009)
Cut-off Date Balance / Room:		$152,620
(1)       The Seasonality Reserve was funded upfront at the closing of the loan with an amount of $65,000. The remaining $65,000 will be deposited into the Seasonality Reserve over the period of June – August of each year, which coincides with the Residence Inn Milwaukee property’s strongest months, to achieve a cap of $130,000. Upon being drawn down on, the borrower will replenish the Seasonality Reserve up to $130,000 with a full cash flow sweep.  The borrower will have the option to request that lender reassess the Seasonality Reserve at any point during the term of the loan. Upon exercise of the option, lender will perform a 24-month look back at the performance of the loan. If the Residence Inn Milwaukee property was able to achieve a 1.00x DSCR for the preceding 24 consecutive months, the Seasonality Reserve will be lowered to a cap of $65,000. Lender has the ability to reassess the Seasonality Reserve at any time and increase if it need be.
(2)       The Residence Inn Milwaukee is part of a commercial condominium in a converted, vintage retail building with other components of the condo consisting primarily of office with some retail and parking.
(3)       The “As Stabilized” Cut-off Date LTV is 59.9% based on achieving stabilization based on the appraiser’s market projections as of March 2, 2015.

Balloon Balance / Room:		$142,672
Cut-off Date LTV:		67.5%
Balloon LTV:		63.1%
Underwritten NOI DSCR:		1.69x
Underwritten NCF DSCR:		1.52x
Underwritten NOI Debt Yield:		11.8%
Underwritten NCF Debt Yield:		10.6%

TRANSACTION HIGHLIGHTS

▪
Performance. The Residence Inn Milwaukee property has achieved over 100% penetration levels in occupancy, ADR and RevPar for the past three years. The February 29, 2012 trailing-12 month occupancy is 87.6%, ADR is $137.71 and RevPAR is $120.67.

▪
Experienced Sponsorship. Investcorp US Real Estate, LLC currently owns a portfolio of 22 hotels containing 6,086 rooms across numerous flags and has acquired and exited 13 hotels totaling an additional 1,300 rooms.

▪	Diverse List of Top Accounts. The top corporate accounts for the Residence Inn Milwaukee include Johnson Controls, Accenture, Deloitte, MillerCoors, Ernst & Young and Northwestern Mutual.
▪
Location. The Residence Inn Milwaukee property is located in the heart of the Milwaukee downtown central business district and is connected to office buildings via an indoor walkway as well as an indoor mall which is across the street from the Residence Inn Milwaukee property.

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2012-CCRE2, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A, Class A-M, Class B and Class C Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)           from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)           from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)           from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)           from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)      stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)      certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

 (1)      certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

 (2)      providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)      if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

 (1)      stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

 (2)      certifying that the nonqualified intermediary is not acting for its own account,

 (3)      certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

 (4)      providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)         from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	82%	82%	82%	82%	82%
August 2014	62%	62%	62%	62%	62%
August 2015	40%	39%	38%	36%	25%
August 2016	18%	13%	9%	5%	3%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.52	2.46	2.41	2.36	2.27

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.80	4.78	4.76	4.73	4.59

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	80%	80%	80%	80%	80%
August 2019	59%	59%	59%	59%	59%
August 2020	37%	37%	37%	37%	37%
August 2021	13%	13%	12%	11%	0%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.39	7.37	7.37	7.36	7.34

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.79	9.77	9.73	9.51

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.87	9.83	9.56

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.62

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.65

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.0000%	1.2188%	1.2288%	1.2372%	1.2452%	1.2613%
99.2500%	1.1167%	1.1241%	1.1303%	1.1362%	1.1481%
99.5000%	1.0149%	1.0197%	1.0238%	1.0276%	1.0354%
99.7500%	0.9135%	0.9157%	0.9176%	0.9194%	0.9230%
100.0000%	0.8125%	0.8122%	0.8119%	0.8116%	0.8111%
100.2500%	0.7119%	0.7090%	0.7065%	0.7042%	0.6996%
100.5000%	0.6116%	0.6061%	0.6016%	0.5972%	0.5885%
100.7500%	0.5117%	0.5037%	0.4970%	0.4906%	0.4778%
101.0000%	0.4122%	0.4017%	0.3928%	0.3844%	0.3674%
Weighted Average Life (years)	2.52	2.46	2.41	2.36	2.27

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.5000%	1.6884%	1.6873%	1.6856%	1.6835%	1.6732%
101.7500%	1.6343%	1.6330%	1.6310%	1.6287%	1.6167%
102.0000%	1.5804%	1.5789%	1.5767%	1.5740%	1.5604%
102.2500%	1.5266%	1.5249%	1.5224%	1.5194%	1.5042%
102.5000%	1.4729%	1.4711%	1.4683%	1.4650%	1.4482%
102.7500%	1.4194%	1.4174%	1.4144%	1.4108%	1.3923%
103.0000%	1.3661%	1.3639%	1.3606%	1.3567%	1.3367%
103.2500%	1.3129%	1.3105%	1.3070%	1.3027%	1.2811%
103.5000%	1.2599%	1.2573%	1.2535%	1.2489%	1.2257%
Weighted Average Life (years)	4.80	4.78	4.76	4.73	4.59

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.5000%	2.5259%	2.5256%	2.5254%	2.5251%	2.5247%
101.7500%	2.4887%	2.4883%	2.4881%	2.4878%	2.4873%
102.0000%	2.4516%	2.4512%	2.4508%	2.4505%	2.4500%
102.2500%	2.4146%	2.4141%	2.4137%	2.4134%	2.4128%
102.5000%	2.3777%	2.3771%	2.3767%	2.3764%	2.3757%
102.7500%	2.3409%	2.3403%	2.3399%	2.3395%	2.3387%
103.0000%	2.3042%	2.3035%	2.3031%	2.3026%	2.3018%
103.2500%	2.2676%	2.2669%	2.2664%	2.2659%	2.2650%
103.5000%	2.2311%	2.2304%	2.2298%	2.2293%	2.2283%
Weighted Average Life (years)	7.39	7.37	7.37	7.36	7.34

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.5000%	2.9744%	2.9742%	2.9739%	2.9732%	2.9693%
101.7500%	2.9450%	2.9447%	2.9443%	2.9436%	2.9391%
102.0000%	2.9156%	2.9153%	2.9149%	2.9140%	2.9089%
102.2500%	2.8863%	2.8860%	2.8855%	2.8846%	2.8788%
102.5000%	2.8571%	2.8567%	2.8562%	2.8552%	2.8488%
102.7500%	2.8280%	2.8276%	2.8270%	2.8258%	2.8189%
103.0000%	2.7989%	2.7985%	2.7979%	2.7966%	2.7891%
103.2500%	2.7700%	2.7695%	2.7688%	2.7675%	2.7594%
103.5000%	2.7411%	2.7405%	2.7399%	2.7384%	2.7297%
Weighted Average Life (years)	9.80	9.79	9.77	9.73	9.51

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
12.7000%	5.0829%	5.0032%	4.9198%	4.8177%	4.3580%
12.7125%	5.0583%	4.9786%	4.8952%	4.7930%	4.3331%
12.7250%	5.0337%	4.9540%	4.8706%	4.7684%	4.3082%
12.7375%	5.0092%	4.9295%	4.8460%	4.7438%	4.2834%
12.7500%	4.9847%	4.9049%	4.8215%	4.7193%	4.2586%
12.7625%	4.9602%	4.8805%	4.7970%	4.6947%	4.2339%
12.7750%	4.9358%	4.8560%	4.7725%	4.6703%	4.2092%
12.7875%	4.9114%	4.8316%	4.7481%	4.6458%	4.1846%
12.8000%	4.8870%	4.8073%	4.7237%	4.6214%	4.1599%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.5000%	3.6199%	3.6199%	3.6195%	3.6188%	3.6142%
101.7500%	3.5898%	3.5898%	3.5893%	3.5885%	3.5831%
102.0000%	3.5597%	3.5597%	3.5591%	3.5582%	3.5521%
102.2500%	3.5297%	3.5297%	3.5290%	3.5281%	3.5213%
102.5000%	3.4997%	3.4997%	3.4990%	3.4980%	3.4905%
102.7500%	3.4699%	3.4699%	3.4691%	3.4680%	3.4598%
103.0000%	3.4402%	3.4402%	3.4393%	3.4381%	3.4292%
103.2500%	3.4105%	3.4105%	3.4096%	3.4082%	3.3987%
103.5000%	3.3809%	3.3809%	3.3800%	3.3785%	3.3682%
Weighted Average Life (years)	9.90	9.90	9.87	9.83	9.56

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.5000%	4.2232%	4.2232%	4.2232%	4.2232%	4.2184%
101.7500%	4.1921%	4.1921%	4.1921%	4.1921%	4.1866%
102.0000%	4.1611%	4.1611%	4.1611%	4.1611%	4.1549%
102.2500%	4.1302%	4.1302%	4.1302%	4.1302%	4.1233%
102.5000%	4.0993%	4.0993%	4.0993%	4.0993%	4.0917%
102.7500%	4.0686%	4.0686%	4.0686%	4.0686%	4.0603%
103.0000%	4.0380%	4.0380%	4.0380%	4.0380%	4.0290%
103.2500%	4.0074%	4.0074%	4.0074%	4.0074%	3.9977%
103.5000%	3.9770%	3.9770%	3.9770%	3.9770%	3.9665%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.62

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.7500%	5.2352%	5.2353%	5.2353%	5.2356%	5.2431%
98.0000%	5.2018%	5.2019%	5.2019%	5.2022%	5.2090%
98.2500%	5.1685%	5.1685%	5.1686%	5.1689%	5.1751%
98.5000%	5.1353%	5.1354%	5.1354%	5.1357%	5.1412%
98.7500%	5.1022%	5.1023%	5.1023%	5.1026%	5.1075%
99.0000%	5.0693%	5.0693%	5.0693%	5.0696%	5.0738%
99.2500%	5.0364%	5.0364%	5.0365%	5.0367%	5.0402%
99.5000%	5.0036%	5.0036%	5.0037%	5.0039%	5.0068%
99.7500%	4.9709%	4.9709%	4.9710%	4.9712%	4.9734%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.65

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except prior to the Cut-off Date by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G  (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probably maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, (ii) are insured by the Title Policy or a law and ordinance or other insurance policy or (iii) would not have a material adverse effect on the Mortgage Loan.  The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) as set forth on Schedule D-30-1 of the applicable Mortgage Loan Purchase Agreement  by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on Schedule D-30-2 of the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-30-3 of the applicable

Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception

6	Crossgates Mall	(1) Whole Loan; Ownership of Mortgage Loans
The mortgage also secures the following pari passu companion loans: (i)  promissory note A-2 in the original principal amount of $120,000,000, (ii) promissory note A-1A-2 in the original principal amount of $78,000,000 and (iii) promissory note A-1B-2 in the original principal amount of $30,000,000.

6	Crossgates Mall	(6) Permitted Liens; Title Insurance	There is a reciprocal easement agreement among Macy’s, the Borrower and an affiliate of the Borrower that owns fee title to an adjacent property that is senior to the mortgage loan.

29	280 North Bernardo	(6) Permitted Liens; Title Insurance
Avid Technology, Inc., the sole tenant at the Mortgaged Property, has a right of first refusal under its lease to purchase the Mortgaged Property in the event of a sale of the Mortgaged Property.  The tenant executed a subordination, nondisturbance and attornment agreement  under which it agreed that such right of first refusal may not be exercised in connection with a foreclosure or deed in lieu of foreclosure or the first sale following such foreclosure or deed in lieu of foreclosure.

31	Shreve City Shopping Center	(6) Permitted Liens; Title Insurance
The Mortgaged Property is subject to a reciprocal easement agreement (“REA”) that restricts any portion of the Mortgaged Property (as long as Wal-Mart or an affiliate of Wal-Mart is a user, owner or lessee of the Wal-Mart tract, which tract is not part of the Mortgaged Property) from being used as a gas station, pharmacy, warehouse club, discount department store, grocery store or supermarket, provided that the following stores are permitted:  Big Lots, Burlington Coat Factory, Marshalls, TJ Maxx, Ross Stores.  In the event the borrower breaches the REA, Wal-Mart has the right to terminate the REA (which provides the Borrower, among other things, with additional parking to satisfy zoning requirements) and seek remedies.

G-1-1

Annex A ID#	Mortgage Loan	Representation	Exception

23	U-Haul Portfolio SAC 26	(6) Permitted Liens; Title Insurance	The pending litigation (Paul F. Shoen vs. SAC Holding Corporation et al., Second Judicial District Court of the State of Nevada, Washoe County, CV 02-05602) is a title exception.

34	Hilton Garden Inn Riverhead	(6) Permitted Liens; Title Insurance
Record title in the Mortgaged Property has been transferred to the local industrial development agency (“IDA”) in connection with a PILOT program.  IDA granted the sole and exclusive right of possession to an affiliate of the Borrower, which affiliate is the ground lessor under a 99-year lease with the Borrower.

23	U-Haul Portfolio SAC 26	(13) Actions Concerning Mortgage Loan
An adverse outcome of the pending litigation (Paul F. Shoen vs. SAC Holding Corporation et al., Second Judicial District Court of the State of Nevada, Washoe County, CV 02-05602) would reasonably be expected to materially and adversely affect the items set forth in (a) – (f).

31	Shreve City Shopping Center	(13) Actions Concerning Mortgage Loan
Alan Fox (the non-recourse carve-out guarantor) is a defendant in two pending lawsuits related to two properties that were foreclosed upon, which properties had secured loans in one or more securitizations (actions titled 14202-14418 North Scottsdale Road Holdings, LLC -v- Thunderbird North 05A, LLC, Alan C. Fox et.al. and 7025 West 88th Avenue Holdings, LLC -v- Brookhill Center 05A, LLC, Alan C. Fox et. al.). In each case, the special servicer under the related defaulted loan claimed, among other things, that the application of rents by the related borrower and/or its affiliates subsequent to the occurrence of the related events of default triggered liability  under the related defaulted loan non-recourse carve-out guaranties executed by Fox and certain affiliated entities.  Fox has denied the allegations.  Though the special servicer has alleged that Fox and/or his affiliates are liable under each guaranty for the full defaulted loan balance and related costs and expenses, Fox contends that his maximum exposure with respect to the foregoing claims is limited to the rents that are claimed to have been transferred in contravention of the related  loan documents plus costs and expenses.  Fox has advised that he has commenced settlement discussions with the special servicer (which is the same entity for each of the subject loans).

G-1-2

Annex A ID#	Mortgage Loan	Representation	Exception

Various	Various	(16) Insurance
Certain of the Loan Documents permit layers of insurance.  For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of  “A-” or better by S&P (or the equivalent by any other Rating Agency), with no carrier below “BBB” (or the equivalent by any other Rating Agency) or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P  (or the equivalent by any other Rating Agency), with no carrier below “BBB” (or the equivalent).

31	Shreve City Shopping Center	(16) Insurance	The Loan Documents permit a rating of A-: VII or better from Best’s Insurance Report.

34	Hilton Garden Inn Riverhead	(17) Access; Utilities; Separate Tax Lots
The Mortgaged Property consists of a tax lot that includes property that is not part of the Mortgaged Property.  The Loan Documents require the Borrower to escrow with lender taxes and other charges for the entire tax parcel.

23.03	U-Haul Portfolio SAC 26 – U-Haul Garey Avenue Property	(25) Licenses and Permits
The Certificate of Occupancy for this Mortgaged Property was issued in 1971 for supermarket/ restaurant use.  The Mortgaged Property has been operating as a self-storage facility since 1977 without a new Certificate of Occupancy.

34	Hilton Garden Inn Riverhead	(25) Licenses and Permits	The Borrower is not yet licensed to sell alcohol at the Mortgaged Property. The Loan Documents prohibit Borrower from selling alcohol until it is legally authorized to do so.

5	Chicago Ridge Mall	(27) Mortgage Releases
During the Mortgage Loan term, a tenant, Carson Pirie Scott & Co. has a right (on January 31, 2014 and January 31, 2019 (upon 120 days’ notice)) to purchase its parcel and in connection with such purchase, the Borrower has the right to obtain a partial release of this parcel from the lien of the Mortgage, subject to, among other things, a prepayment of principal, together with yield maintenance, in an amount equal to the greater of (a) net sales proceeds and (b) $5,515,770.

G-1-3

Annex A ID#	Mortgage Loan	Representation	Exception

2	77 K Street	(29) Acts of Terrorism Exclusion	The Borrower is not required to spend in excess of $140,000 to obtain insurance against acts of terrorism.

Various	Various	(30) Due on Sale or Encumbrance
The Mortgage Loan documents do not prohibit (i) transfers and pledges of stock and other equity interests that are publicly traded, (ii) mergers and other business combinations involving a publicly traded company or (iii) the pledge of any direct or indirect equity interest in the related Borrower, if a transfer of such equity interest to the pledgee would be a permitted transfer under the terms of this representation and warranty.

5	Chicago Ridge Mall	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine indebtedness secured by equity  interests in the Borrower, subject to, among other conditions, (i) a combined LTV not above 70%, (ii) a combined amortizing DSCR not less than 1.85x and (iii) a combined debt yield not less than 11.5%.

2	77 K Street	(30) Single-Purpose Entity
The borrower is the tenant (and has related obligations) under a lease for space at a property that is not the Mortgaged Property. The borrower reserved $1,624,171.71 to cover the entire remaining rent due under such lease (which expires December 31, 2012).  The borrower was also the tenant under a lease for space at another property that is not the Mortgaged Property which lease expired April 30, 2012.

6	Crossgates Mall	(43) Cross-Collateralization	The mortgage loan is cross-collateralized with pari passu companion loans with an aggregate original principal balance of $228,000,000, which loans are not assets of the Trust Fund.

G-1-4

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
LADDER CAPITAL FINANCE LLC MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception

6	Crossgates Mall	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage also secures another Note in the Trust and multiple Companion Loans outside the Trust.

63	Mar-Mel-Go Apartments	(4) Mortgage Status; Waivers and Modifications
The related Borrower was obligated (but, during the period since origination of the subject Mortgage Loan through and including the scheduled due date in August 2012, failed) to deposit, or cause the deposit of, all rents from the related Mortgaged Property into a lender-controlled account.  The lender waived such failure.

Various	All Mortgage Loans transferred by LCF	(5) Lien; Valid Assignment
The assignments of Mortgages and the assignments of Assignments of Leases, Rents and Profits are from the most recent mortgagee of record, which may not be the Seller (or, if there was no such assignee of record, from the originator).

7	500 Delaware Avenue	(6) Permitted Liens; Title Insurance
Morris James LLP has a right of first refusal in the event landlord seeks to sell the building but the right of first refusal does not apply in the case of a foreclosure or acceptance of a deed in lieu of foreclosure.

6	Crossgates Mall	(6) Permitted Liens; Title Insurance
The related Mortgage also secures another Note in the Trust and multiple Companion Loans outside the Trust.  There is a reciprocal easement agreement among Macy’s, the related Borrower and an affiliate of the related Borrower that owns fee title to an adjacent property, which reciprocal easement agreement is senior to the subject Mortgage Loan.

G-2-1

Annex A ID#	Mortgage Loan	Representation	Exception

30	Miller Residential Portfolio	(6) Permitted Liens; Title Insurance
There are certain liens (originally stemming from building code violations or nonpayment of water/sewer) that have been paid, but were not released from record in the Cook County Record of Deeds office at or before origination of the related Mortgage Loan (such liens, the “Paid But Remaining Liens”).  Because they have been paid, the title company has removed the Paid But Remaining Liens as exceptions to the loan insurance policy.  Pursuant to the related post-closing agreement, the related Borrower must obtain releases for such liens on or before September 1, 2012 (subject to an extension upon approval from the related lender).

43	Colonial Acres MHP	(6) Permitted Liens; Title Insurance
There are multiple violations issued by the city against multiple tenants leasing pads at the related Mortgaged Property, but the violations also jointly list Borrower (as the owner of the real property).  Two of these violations are reflected on title as subordinate items.

48	Green Oak Village Place II	(6) Permitted Liens; Title Insurance
The related Mortgage Loan is a first lien on all of the related Borrower’s interest in the related Mortgaged Property.  However, such lien is structurally subordinate to the JC Penney leasehold in accordance with the terms of the related JC Penney lease.

61	Walgreens Knoxville	(6) Permitted Liens; Title Insurance	The sole tenant has a right of first refusal, but the right of first refusal does not apply in the case of a foreclosure or acceptance of a deed in lieu of foreclosure.

7	500 Delaware Avenue	(7) Junior Liens	There is a $10,000,000 mezzanine loan that was originated by Redwood Commercial Mortgage Corporation.

G-2-2

Annex A ID#	Mortgage Loan	Representation	Exception

27	Residence Inn Milwaukee	(8) Assignment of Leases, Rents and Profits
The related Borrower maintains a master lease (the “Master Lease”) structure with an affiliate of the Borrower as lessee (the “Master Lessee”) in order to comply with Shariah regulations.  The Master Lessee collects all gross revenue from the related Mortgaged Property and deposits such funds directly into a lockbox controlled by lender; and amounts deducted from the lockbox are used to pay the related Borrower a rental payment to cover the monthly debt service and any reserve payments under the subject Mortgage Loan.  The Master Lessee has pledged all gross revenues from the operation of the related Mortgaged Property to the related Borrower as security for the obligation of the Master Lessee to the related Borrower under the Master Lease.  The related Borrower has pledged all of its interests in the related Mortgaged Property (including the Master Lessee’s pledge of its interest in such gross revenues) as security for the subject Mortgage Loan.  The Master Lessee has executed a subordination agreement whereby the Master Lessee subordinates all of its rights under the Master Lease (without non-disturbance) and acknowledges that all rents shall be paid in accordance with the related loan agreement.

27	Residence Inn Milwaukee	(9) UCC Filings	The same exception as with respect to Representation and Warranty No. 8.

27	Residence Inn Milwaukee	(13) Actions Concerning Mortgage Loan
Various affiliates of the non-recourse carveout guarantor, including its parent, are defendants in a lawsuit wherein the plaintiffs have alleged approximately $1 billion in damages based on various legal theories including, without limitation, fraudulent transfer, breach of fiduciary duty, illegal dividend/unlawful distribution, deepening insolvency, breach of contract and unjust enrichment.

G-2-3

Annex A ID#	Mortgage Loan	Representation	Exception

48	Green Oak Village Place II	(13) Actions Concerning Mortgage Loan
There exists pending state civil litigation filed by Fifth Third Bank against Daniel Stern and Chris Brochert, as well as a number of other parties, which litigation relates to a construction loan by Fifth Third Bank to Hartland 23 Retail Development Company Parcel I LLC and Hartland 23 Retail Development Company Parcel II LLC in February 2008 in the original principal amount of $19,590,000. Such construction loan was guaranteed by Daniel Stern and his trust and Chris Brochert and his trust, together with three other guarantors. The plaintiffs allege that as of July 2011, approximately $5,750,000 was owed under the loan, and Chris Brochert and Daniel Stern each owed under their respective guarantees an allocable amount of approximately $435,000, plus interest and costs of collection/attorneys’ fees.

Various	All Mortgage Loans transferred by LCF	(16) Insurance
Except with respect to mortgage loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

G-2-4

Annex A ID#	Mortgage Loan	Representation	Exception

27	Residence Inn Milwaukee	(16) Insurance
The Mortgaged Property is subject to a Condominium Regime (as defined in the related loan agreement).  There are a total of five (5) condominium units (each a “Unit” and together, the “Condominium”), of which the related Mortgaged Property (the “Hotel Unit”) is a part.  The Board that governs the Condominium Association consists of five members.  Each owner of a Unit (a “Unit Owner”) appoints one member to the board (the “Board”) that governs the Condominium association, and each member of the Board is allocated a vote with respect to decisions that affect the Condominium.  With respect to use of any casualty or condemnation proceeds, (1) in the event of a casualty, the Board shall disburse all insurance proceeds received in connection with a repair or restoration, unless the cost to repair or restore such damage is (a) greater than 75% of the replacement value immediately prior to such casualty and (b) four or more members of the Board agree that repair or restoration of the loss shall not be undertaken, and (2) in the event of a condemnation, any condemnation awards must be used to restore the property unless four or more of the Unit Owners elect not to restore, in which case any Unit Owner may bring suit for partition with respect to its Unit.

G-2-5

Annex A ID#	Mortgage Loan	Representation	Exception

30	Miller Residential Portfolio	(16) Insurance
As of the origination date of the related Mortgage Loan, the companies that issued the insurance policies, doing business as Illinois Emcasco and Torus Specialty (collectively, the “Existing Insurer”) failed to satisfy the requirements of financial strength and claims paying ability. The lender agreed to permit the insurance policies to be issued by the Existing Insurer so long as Borrower obtains policies that fully satisfy all requirements of the related loan documents (including the rating of the insurance provider) upon the first to occur of (i) the rating of the Existing Insurer falling below (A) the A.M. Best rating of A:XII (as to Illinois Emcasco) or (B) the A.M. Best rating of A-XI (as to Torus Specialty), upon which Borrower shall, within thirty (30) days of knowledge of any such rating decline, cause the related Mortgaged Property to be insured pursuant to policies that fully satisfy all requirements  (including the rating of the insurance provider) and (ii) the date that is sixty (60) days prior to the annual renewal of the insurance policies, upon which the related Borrower shall obtain new policies that fully satisfy all requirements.

49	Market Place at Oxnard	(16) Insurance
If and to the extent that Red Lobster is providing the insurance coverage required under its lease with respect to the building at the related Mortgaged Property occupied by it (including through self-insurance), then (subject to any additional conditions set forth in the related mortgage loan documents) the related Borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 16 with respect to such building.

50	Klein Crossing Shopping Center	(16) Insurance
If and to the extent that Firestone is providing the insurance coverage required under its lease with respect to the building at the related Mortgaged Property occupied by it (including through self-insurance), then (subject to any additional conditions set forth in the related mortgage loan documents) the related Borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 16 with respect to such building.

G-2-6

Annex A ID#	Mortgage Loan	Representation	Exception

61	Walgreens Knoxville	(16) Insurance
If and to the extent that the sole tenant under the sole lease at the related Mortgaged Property is providing the insurance coverage required under such lease (including through self-insurance), then (subject to any additional conditions set forth in the related mortgage loan documents) the related Borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 16.

64	Dollar General - Orange City	(16) Insurance
To the extent: (i) the Dollar General lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Dollar General lease, (iii) Dollar General satisfies certain other conditions in the Dollar General lease, (iv) Dollar General is obligated per the terms of the Dollar General lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (v) Dollar General maintains, either through a program of self insurance or otherwise, the insurance required to be maintained by it under the Dollar General lease, then related Borrower is not be required to maintain the insurance coverage listed in Representation and Warranty No. 16.  The requirement to maintain terrorism insurance coverage has been waived.

56	Nottingham Apartments	(17) Access; Utilities; Separate Tax Lots
Currently, the related Mortgaged Property is part of a slightly larger tax lot that includes a 50-foot strip of land on one side that was previously dedicated as a public right of way.  The tax lot lines were never adjusted for that right of way, so although no other party owes taxes for that portion of the land (because it is owned by the municipality), the related Borrower is still responsible for any taxes on the unadjusted tax lot, all of which taxes are reserved under the Mortgage Loan.  A separate tax lot endorsement was obtained as part of the title policy.

G-2-7

Annex A ID#	Mortgage Loan	Representation	Exception

60	Avalon MHP	(17) Access; Utilities; Separate Tax Lots
Parcel 4 of the related Mortgaged Property (“Parcel 4”) is land locked, separated by a highway and does not have access to a public road or utilities.  Parcel 4 does not contain any improvements.  Parcel 4 is located away from the rest of the related Mortgaged Property and is not needed for access or utilities.  The remaining property has legal access and is served by utilities.

Various	All Mortgage Loans transferred by LCF	(23) Trustee under Deed of Trust	Trustee’s fees must be reasonable.

43	Colonial Acres MHP	(24) Local Law Compliance
There are multiple violations issued by the city against multiple tenants leasing pads at the related Mortgaged Property, but the violations also jointly list Borrower (as the owner of the real property).  Two of these violations are reflected on title as subordinate items.

43	Colonial Acres MHP	(25) Licenses and Permits
There are multiple violations issued by the city against multiple tenants leasing pads at the related Mortgaged Property, but the violations also jointly list Borrower (as the owner of the real property).  Two of these violations are reflected on title as subordinate items.

56	Nottingham Apartments	(26) Recourse Obligations	The loan is partially recourse for $1,000,000, which burns off over 36 months provided certain debt service coverage ratios and debt yield thresholds are met.

64	Dollar General - Orange City	(26) Recourse Obligations	No separate individual or entity provides a guarantee of non-recourse carveouts or environmental liabilities apart from the related Borrower.

Various	All Mortgage Loans transferred by LCF	(27) Mortgage Releases
If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Borrower can avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

G-2-8

Annex A ID#	Mortgage Loan	Representation	Exception

6	Crossgates Mall	(27) Mortgage Releases
There are 2 parcels that may be released (the “Crossgates Mall Release Parcels”) from and after the date that is 90 days from the origination date of the Mortgage Loan. Each of the parcels are unimproved except that they may contain parking spaces and landscaping.  If the subject Mortgage Loan is included in a REMIC, either: (a) the loan-to-value ratio may not exceed 125% at the time of release; or (b) the related Borrower is required to repay the subject Mortgage Loan in an amount not less than (i) if the release parcel is sold, the net proceeds of an arm’s length sale of the release parcel to an affiliated person, (ii) the fair market value of the release parcel as reasonably determined by the related lender, or (iii) an amount such that the loan-to-value ratio does not increase after the release, unless the related lender receives an opinion that the securitization will not fail to maintain its REMIC status as a result of such release.

27	Residence Inn Milwaukee	(27) Mortgage Releases
Same exception as with respect to Representation and Warranty No. 16.  With respect to restoration of the Mortgaged Property, the loan documents only govern the application of insurance proceeds and condemnation awards actually paid to the related borrower.

30	Miller Residential Portfolio	(27) Mortgage Releases
Two (2) of the related Mortgaged Properties are each subject to a declaration of covenants, conditions, restrictions and easements, which governs the relationship between each such Mortgaged Property and the respective residential condominiums above it.  The lender may not be able to control the application of condemnation awards, may not be able to prevent restoration in the event of a condemnation and may not be the holder of the condemnation award pending restoration.

27	Residence Inn Milwaukee	(28) Financial Reporting and Rent Rolls	No rent roll will be provided because the Mortgaged Property is subject to a master lease described above in exception to Representation and Warranty No. 5.

G-2-9

Annex A ID#	Mortgage Loan	Representation	Exception

44	Royal St. Charles	(28) Financial Reporting and Rent Rolls
Mortgage Loan has more than one Borrower, and although the loan documents do require financial statements from each Borrower, such financial statements are not required to be on a combined basis (because there is just one Mortgaged Property).

Various	All Mortgage Loans transferred by LCF	(29) Acts of Terrorism Exclusion
Except with respect to mortgage loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

49	Market Place at Oxnard	(29) Acts of Terrorism Exclusion
If and to the extent that Red Lobster is providing the insurance coverage required under its lease with respect to the building at the related Mortgaged Property occupied by it (including through self-insurance), then (subject to any additional conditions set forth in the related mortgage loan documents) the related Borrower shall not be obligated to maintain terrorism insurance coverage.

50	Klein Crossing Shopping Center	(29) Acts of Terrorism Exclusion
If and to the extent that Firestone is providing the insurance coverage required under its lease with respect to the building at the related Mortgaged Property occupied by it (including through self-insurance), then (subject to any additional conditions set forth in the related mortgage loan documents) the related Borrower shall not be obligated to maintain terrorism insurance coverage.

G-2-10

Annex A ID#	Mortgage Loan	Representation	Exception

61	Walgreens Knoxville	(29) Acts of Terrorism Exclusion
If and to the extent that the sole tenant under the sole lease at the related Mortgaged Property is providing the insurance coverage required under such lease (including through self-insurance), then (subject to any additional conditions set forth in the related mortgage loan documents) the related Borrower shall not be obligated to maintain terrorism insurance coverage.

64	Dollar General - Orange City	(29) Acts of Terrorism Exclusion	The related Borrower is not required to maintain terrorism insurance coverage.

Various	All Mortgage Loans transferred by LCF	(30) Due on Sale or Encumbrance
Any pledge of a direct or indirect equity interest in the related Borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein.

Various	All Mortgage Loans transferred by LCF as to which a principal or other equity owner of the related Borrower is a publicly traded company	(30) Due on Sale or Encumbrance
Transfers and pledges of stock listed on nationally recognized stock exchanges, as well as transfers and pledges of stock and other equity interests that are publicly traded, are permitted. Mergers and other business combinations involving a publicly traded company are permitted.

G-2-11

Annex A ID#	Mortgage Loan	Representation	Exception

27	Residence Inn Milwaukee	(30) Due on Sale or Encumbrance
The related loan documents permit the following transfers: transfers (or sales or pledges), either singularly or in a series of transactions, of membership interests or any other direct or indirect interests in Diversified Invest XXI, LLC, or the holders of direct or indirect interests in Diversified Invest XXI, LLC, or Guarantor (within the meaning of the related loan documents), or the holders of direct or indirect interest in Guarantor (provided, however, following such transfer, Investcorp Bank B.S.C. shall be required to maintain a minimum direct or indirect twenty percent (20)% interest in Guarantor), provided that, among other things, (i) Investcorp Bank B.S.C. or its affiliates continues to control, directly or indirectly, Borrower and Master Lessee, (ii) Investcorp Bank B.S.C. retains, either directly or indirectly, not less than a two and one-half percent (2.5%) ownership interest in Borrower, Guarantor and Master Lessee, and (iii) the related Mortgaged Property shall continue to be managed by a Qualified Manager (within the meaning of the related loan documents).

64	Dollar General - Orange City	(30) Due on Sale or Encumbrance
The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

27	Residence Inn Milwaukee	(31) Single-Purpose Entity	A non-consolidation opinion was not rendered for the subject Mortgage Loan.

63	Mar-Mel-Go Apartments	(37) No Material Default; Payment Record
The related Borrower was obligated (but, during the period since origination of the subject Mortgage Loan through and including the scheduled due date in August 2012, failed) to deposit, or cause the deposit of, all rents from the related Mortgaged Property into a lender-controlled account.  The lender waived such failure.

G-2-12

Annex A ID#	Mortgage Loan	Representation	Exception

63	Mar-Mel-Go Apartments	(40) Environmental Conditions
The bathrooms in one of the apartment units contain areas of moisture that without customary and standard preventative and corrective actions by Borrower could result in the presence of mold.  Borrower has covenanted that, during the loan term, it will, at its sole cost and expense (a) ensure that the mechanical ventilation systems utilized at the related Mortgaged Property are properly operating and venting moisture outside of any structures located on the related Mortgaged Property, and (b) regularly monitor the related Mortgaged Property (including the aforementioned bathrooms) for the presence of mold.  No escrows were taken by lender.

6	Crossgates Mall	(43) Cross-Collateralization	The related Mortgage also secures multiple Companion Loans outside the Trust.

G-2-13

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception

3	260 and 261 Madison Avenue	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures a pari passu companion loan comprised of an A-1 promissory note in the original principal amount of $126,000,000.

Various	Various	(5) Lien; Valid Assignment
With respect to certain of the Mortgage Loans, the assignments of Mortgages and the assignments of Assignments of Leases, Rents and Profits are from the most recent mortgagee of record, which may not be the Seller (or, if there was no such assignee of record, from the originator).

12	Montgomery Plaza	(6) Permitted Liens; Title Insurance	There are three mechanic’s liens on the Mortgaged Property totaling $27,804.73 which have been insured over by the title company.

32 40 46	River Street Apartment Portfolio Roxbury Multifamily Portfolio Boston City Multifamily Portfolio	(7) Junior Liens
Three mezzanine loans were made to an owner of the Borrower in the original principal balances of $1,650,000 (River Street), $1,250,000 (Roxbury) and $1,100,000 (Boston City).

The mezzanine loans are each cross collateralized and cross defaulted with each mezzanine loan pursuant to a Cross Default, Cross Collateralization and Release Agreement.

Various	Various	(16) Insurance
The Loan Documents permit a “BBB” S&P rating for admitted insurance companies.

For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of  “A-” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

G-3-1

Annex A ID#	Mortgage Loan	Representation	Exception

11	Canyon West	(17) Access; Utilities; Separate Tax Lots
The Mortgaged Property shares a tax lot with an adjacent out-parcel. The Loan Documents provide for a tax escrow to cover both the Mortgaged Property and the out-parcel until the Borrower obtains separate tax parcels for each property.

14 15 16 17 18	2770 Kingsbridge Terrace 2505 Aqueduct Avenue 2500 University Avenue 3215 Holland Avenue 686 Rosewood Street	(27) Mortgage Release
The Loan Documents for each Mortgage Loan permit the release of an individual Mortgaged Property from the lien of the related Mortgage and the cross with the other Mortgage Loans, provided, among other things, the Borrower pay a release price in an amount equal to 105% of the allocated loan amount for such release property, together with yield maintenance, and with respect to the remaining Mortgaged Properties, the DSCR is at least 1.30x and the LTV ratio is not more than 70%.

19 20 21 22	3018 Heath Avenue 1576 Taylor Avenue 75 West 190th Street 2785 Sedgwick Avenue	(27) Mortgage Release
The Loan Documents for each Mortgage Loan permit the release of an individual Mortgaged Property from the lien of the related Mortgage and the cross with the other Mortgage Loans, provided, among other things, the Borrower pay a release price in an amount equal to 105% of the allocated loan amount for such release property, together with yield maintenance, and with respect to the remaining Mortgaged Properties, the DSCR is at least 1.30x and the LTV ratio is not more than 70%.

G-3-2

Annex A ID#	Mortgage Loan	Representation	Exception

35 36	29 Prince Street 232 Mott Street	(27) Mortgage Release
The Loan Documents for each Mortgage Loan permit the release of a Mortgaged Property (the “Released Property”) from the lien of the related Mortgage and a release of the cross with the other Mortgage Loan, provided, among other things, that the related Borrower pay to the lender an amount equal to 115% of the allocated loan amount for the Released Property together with yield maintenance and the LTV of the remaining property does not exceed 67%.

14 15 16 17 18 19 20 21 22 57 62
2770 Kingsbridge Terrace

2505 Aqueduct Avenue

2500 University Avenue

3215 Holland Avenue

686 Rosewood Street

3018 Heath Avenue

1576 Taylor Avenue

75 West 190th Street

2785 Sedgwick Avenue

1055 Grand Concourse

305 Bedford Park Boulevard
		(28) Financial Reporting and Rent Rolls	The Borrower is required to provided annual operating statements and annual rent rolls.

G-3-3

Annex A ID#	Mortgage Loan	Representation	Exception

Various	Various	(29) Acts of Terrorism Exclusion
The Loan Documents require that with respect to the commercial property and business income insurance, the Borrower is only required to maintain such insurance as required, on terms (including amounts) consistent with those required in the Loan Documents, so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance.

Various	Various	(30) Due on Sale or Encumbrance
The Mortgage Loan documents do not prohibit (i) transfers and pledges of stock and other equity interests that are publicly traded, (ii) mergers and other business combinations involving a publicly traded company or (iii) the pledge of any direct or indirect equity interest in the related Borrower, if a transfer of such equity interest to the pledgee would be a permitted transfer under the terms of this representation and warranty.

24	Novartis Pharmaceuticals Building	(30) Due on Sale or Encumbrance
The Loan Documents permit the Borrower to obtain a $5,000,000 mezzanine loan secured by membership interests in the Borrower, subject to, among other conditions, (i) a combined LTV of no more than 65%, (ii) a combined DSCR of no less than 1.70x and (iii) a debt yield of no less than 13.0%.

39	Hotel Indigo Houston	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine indebtedness secured by direct or indirect interests in the Borrower, subject to, among other conditions, (i) a combined LTV of no more than 65%, (ii) a combined DSCR of no less than 1.40x and (iii) a debt yield of no less than 11.0%.

G-3-4

Annex A ID#	Mortgage Loan	Representation	Exception

14 15 16	2770 Kingsbridge Terrace 2505 Aqueduct Avenue 2500 University Avenue	(39) Organization of Borrower	These Mortgage Loans, with an aggregate original principal balance of $54,100,000 have affiliated Borrowers.

17 18 19 20 21 22 57 62	3215 Holland Avenue 686 Rosewood Street 3018 Heath Avenue 1576 Taylor Avenue 75 West 190th Street 2785 Sedgwick Avenue 1055 Grand Concourse 305 Bedford Park Boulevard

32 40 46	River Street Apartment Portfolio Roxbury Multifamily Portfolio Boston City Multifamily Portfolio	(39) Organization of Borrower	These Mortgage Loans, with an aggregate original principal balance of $32,000,000 have affiliated Borrowers.

42	Rothschild Portfolio A	(39) Organization of Borrower	These Mortgage Loans, with an aggregate original principal balance of $14,595,000 have affiliated Borrowers.
58	Rothschild Portfolio B

G-3-5

Annex A ID#	Mortgage Loan	Representation	Exception

54	Crossville Village	(40) Environmental Conditions
A Phase I environmental assessment revealed soil and groundwater contamination at the Mortgaged Property from on-site and off-site dry cleaning operations. The Borrower’s corrective action plan was approved by the Georgia Environmental Protection Division and the Borrower was granted prospective purchaser status under the brownfields provision of the Georgia Hazardous Substances Site Reuse and Redevelopment Act. The Borrower must complete a corrective action plan to maintain its prospective purchaser status. The Borrower and prior owner of the Mortgaged Property escrowed with a local title agent 150% of the estimated costs to complete the corrective action plan. The lender has taken a collateral assignment of the Borrower’s rights in the escrow agreement. In addition to the environmental indemnity agreement, the Loan Documents require the Borrower to complete the corrective action plan within 18 months and provide for recourse liability for any loss or damages suffered by the lender as a result of the collateral assignment of the escrow agreement. Once the corrective action plan is complete, prospective purchaser status liability protections will run with the land and supplement the lender’s liability protections.

3	260 and 261 Madison Avenue	(43) Cross-Collateralization	The Mortgage Loan is cross-collateralized with a pari passu companion loan with an original principal balance of $126,000,000, which loan is not an asset of the Trust Fund.

14 15 16 17 18	2770 Kingsbridge Terrace 2505 Aqueduct Avenue 2500 University Avenue 3215 Holland Avenue 686 Rosewood Street	(43) Cross-Collateralization	The Mortgage Loans are cross-collateralized with one another.

G-3-6

Annex A ID#	Mortgage Loan	Representation	Exception

19 20 21 22	3018 Heath Avenue 1576 Taylor Avenue 75 West 190th Street 2785 Sedgwick Avenue	(43) Cross-Collateralization	The Mortgage Loans are cross-collateralized with one another.

35 36	29 Prince Street 232 Mott Street	(43) Cross-Collateralization	The Mortgage Loans are cross-collateralized with one another.

G-3-7

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX H

500 DELAWARE AVENUE AMORTIZATION SCHEDULE
Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
9/6/2012	$301,199.41	$76,287.69	$377,487.11
10/6/2012	$291,164.55	$89,247.17	$380,411.72
11/6/2012	$300,484.70	$77,048.97	$377,533.67
12/6/2012	$290,469.71	$89,987.48	$380,457.19
1/6/2013	$299,763.50	$77,817.57	$377,581.07
2/6/2013	$299,427.51	$78,164.47	$377,591.98
3/6/2013	$270,145.83	$116,190.57	$386,336.40
4/6/2013	$298,588.36	$79,104.70	$377,693.07
5/6/2013	$288,625.96	$91,986.88	$380,612.84
6/6/2013	$297,849.66	$79,893.66	$377,743.31
7/6/2013	$287,907.78	$92,754.12	$380,661.90
8/6/2013	$297,104.23	$80,690.23	$377,794.46
9/6/2013	$296,755.84	$81,051.46	$377,807.30
10/6/2013	$286,844.41	$93,879.97	$380,724.39
11/6/2013	$296,000.56	$81,859.03	$377,859.59
12/6/2013	$286,110.12	$94,665.33	$380,775.44
1/6/2014	$295,238.39	$82,674.42	$377,912.81
2/6/2014	$294,881.44	$83,045.29	$377,926.72
3/6/2014	$266,020.67	$120,620.82	$386,641.48
4/6/2014	$294,002.09	$84,031.51	$378,033.59
5/6/2014	$284,167.04	$96,778.32	$380,945.36
6/6/2014	$293,221.42	$84,868.51	$378,089.93
7/6/2014	$283,408.06	$97,592.31	$381,000.37
8/6/2014	$292,433.63	$85,713.64	$378,147.26
9/6/2014	$292,063.55	$86,099.75	$378,163.30
10/6/2014	$282,282.39	$98,789.62	$381,072.01
11/6/2014	$291,265.27	$86,956.68	$378,221.95
12/6/2014	$281,506.28	$99,623.00	$381,129.28
1/6/2015	$290,459.69	$87,821.96	$378,281.64
2/6/2015	$290,080.51	$88,218.38	$378,298.89
3/6/2015	$261,664.17	$125,316.50	$386,980.67
4/6/2015	$289,158.55	$89,253.64	$378,412.19
5/6/2015	$279,457.92	$101,857.14	$381,315.06
6/6/2015	$288,333.40	$90,141.89	$378,475.29
7/6/2015	$278,655.68	$102,720.99	$381,376.67
8/6/2015	$287,500.70	$91,038.82	$378,539.52
9/6/2015	$287,107.63	$91,451.47	$378,559.09
10/6/2015	$277,463.98	$103,994.53	$381,458.50
11/6/2015	$286,263.77	$92,361.05	$378,624.82
12/6/2015	$276,643.54	$104,879.15	$381,522.68
1/6/2016	$285,412.16	$93,279.55	$378,691.72
2/6/2016	$285,009.42	$93,703.25	$378,712.67
3/6/2016	$266,243.24	$118,239.89	$384,483.13
4/6/2016	$284,094.33	$94,712.80	$378,807.13
5/6/2016	$274,534.25	$107,166.46	$381,700.71

Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
6/6/2016	$283,222.69	$95,654.59	$378,877.29
7/6/2016	$273,686.80	$108,082.42	$381,769.22
8/6/2016	$282,343.03	$96,605.66	$378,948.70
9/6/2016	$281,925.93	$97,046.04	$378,971.97
10/6/2016	$272,426.05	$109,435.62	$381,861.68
11/6/2016	$281,034.42	$98,010.65	$379,045.07
12/6/2016	$271,559.27	$110,373.79	$381,933.06
1/6/2017	$280,134.70	$98,984.78	$379,119.48
2/6/2017	$279,707.32	$99,436.98	$379,144.30
3/6/2017	$252,251.09	$135,500.09	$387,751.18
4/6/2017	$278,692.95	$100,579.26	$379,272.22
5/6/2017	$269,282.60	$112,872.26	$382,154.86
6/6/2017	$277,771.35	$101,579.33	$379,350.68
7/6/2017	$268,386.55	$113,844.93	$382,231.49
8/6/2017	$276,841.24	$102,589.32	$379,430.55
9/6/2017	$276,398.29	$103,059.89	$379,458.19
10/6/2017	$267,051.60	$115,284.86	$382,336.46
11/6/2017	$275,455.57	$104,084.41	$379,539.98
12/6/2017	$266,135.00	$116,281.33	$382,416.33
1/6/2018	$274,504.11	$105,119.12	$379,623.23
2/6/2018	$274,050.25	$105,602.36	$379,652.61
3/6/2018	$247,117.43	$141,097.01	$388,214.44
4/6/2018	$272,985.10	$106,804.21	$379,789.30
5/6/2018	$263,732.86	$118,926.93	$382,659.80
6/6/2018	$272,010.48	$107,866.53	$379,877.01
7/6/2018	$262,785.24	$119,960.20	$382,745.44
8/6/2018	$271,026.81	$108,939.48	$379,966.29
9/6/2018	$270,556.45	$109,442.31	$379,998.77
10/6/2018	$261,371.54	$121,492.80	$382,864.33
11/6/2018	$269,559.36	$110,530.85	$380,090.22
12/6/2018	$260,402.07	$122,551.57	$382,953.64
1/6/2019	$268,553.01	$111,630.30	$380,183.30
2/6/2019	$268,071.03	$112,146.72	$380,217.74
3/6/2019	$241,691.32	$147,038.18	$388,729.50
4/6/2019	$266,951.97	$113,412.24	$380,364.21
5/6/2019	$257,866.74	$125,354.44	$383,221.18
6/6/2019	$265,921.07	$114,541.12	$380,462.19
7/6/2019	$256,864.38	$126,452.49	$383,316.86
8/6/2019	$264,880.55	$115,681.37	$380,561.92
9/6/2019	$264,381.08	$116,218.70	$380,599.79
10/6/2019	$255,367.06	$128,084.16	$383,451.23
11/6/2019	$263,326.28	$117,375.70	$380,701.98
12/6/2019	$254,341.45	$129,209.57	$383,551.02
1/6/2020	$262,261.62	$118,544.38	$380,806.00
2/6/2020	$261,749.79	$119,096.28	$380,846.07
3/6/2020	$244,381.67	$142,115.26	$386,496.93
4/6/2020	$260,621.98	$120,356.04	$380,978.03
5/6/2020	$251,711.93	$132,108.64	$383,820.57
6/6/2020	$259,531.94	$121,555.04	$381,086.98

Distribution Date	Interest	Principal	Monthly Debt Service Payment Amount
7/6/2020	$250,652.04	$133,274.92	$383,926.96
8/6/2020	$258,431.68	$122,766.20	$381,197.88
9/6/2020	$257,901.62	$123,339.87	$381,241.49
10/6/2020	$249,066.86	$135,010.98	$384,077.84
11/6/2020	$256,786.17	$124,568.99	$381,355.15
12/6/2020	$247,982.25	$136,206.58	$384,188.83
1/6/2021	$255,660.24	$125,810.60	$381,470.84
2/6/2021	$255,117.04	$126,399.89	$381,516.92
3/6/2021	$229,935.36	$159,978.20	$389,913.56
4/6/2021	$253,880.57	$127,805.27	$381,685.84
5/6/2021	$245,156.86	$139,354.89	$384,511.75
6/6/2021	$252,727.07	$129,080.37	$381,807.44
7/6/2021	$244,035.25	$140,595.24	$384,630.49
8/6/2021	$251,562.72	$130,368.50	$381,931.21
9/6/2021	$250,999.84	$130,981.62	$381,981.46
10/6/2021	$242,355.79	$142,444.63	$384,800.42
11/6/2021	$249,819.29	$132,289.05	$382,108.34
12/6/2021	$241,207.86	$143,716.46	$384,924.32
1/6/2022	$248,627.61	$133,609.89	$382,237.49
2/6/2022	$248,050.73	$134,239.78	$382,290.51
3/6/2022	$223,522.32	$167,096.29	$390,618.60
4/6/2022	$246,749.68	$135,723.11	$382,472.79
5/6/2022	$238,222.92	$57,013,860.89	$57,252,083.81

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is August 6, 2012

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	11
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certificates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certificates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	32
THE DEPOSITOR	32
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	34
MBS	39
Certificate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	42
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certificates	48
Distributions of Principal of the Certificates	50

iii

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certificateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Definitive Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	55
General	55
Assignment of Mortgage Loans; Repurchases	56
Representations and Warranties; Repurchases	57
Collection and Other Servicing Procedures	58
Primary Servicers and Sub-Servicers	60
Certificate Account	60
Modifications, Waivers and Amendments of Mortgage Loans	63
Realization upon Defaulted Mortgage Loans	63
Hazard Insurance Policies	65
Due-on-Sale and Due-on-Encumbrance Provisions	66
Servicing Compensation and Payment of Expenses	66
Evidence as to Compliance	67
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	67
Termination Events	68
Rights upon Termination Events	69
Amendment	70
List of Certificateholders	71
The Trustee	71
Duties of the Trustee	71
Certain Matters Regarding the Trustee	71
Resignation and Removal of the Trustee	72
Additional Parties to the Agreements	72
DESCRIPTION OF CREDIT SUPPORT	72
General	72
Subordinate Certificates	73
Cross-Support Provisions	73
Overcollateralization	73
Letter of Credit	73
Insurance or Guarantees with Respect to Mortgage Loans	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to MBS	74
CASH FLOW AND DERIVATIVES AGREEMENTS	75
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	75
General	75
Types of Mortgage Instruments	75
Leases and Rents	76
Personalty	76
Foreclosure	76
Bankruptcy Laws	80
Environmental Considerations	84
Due-on-Sale and Due-on-Encumbrance Provisions	86
Junior Liens; Rights of Holders of Senior Liens	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Applicability of Usury Laws	87

iv

Certain Laws and Regulations	87
Americans with Disabilities Act	88
Servicemembers Civil Relief Act	88
Forfeitures in Drug and RICO Proceedings	88
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	89
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	89
General	89
Status of REMIC Certificates	90
Qualification as a REMIC	90
Taxation of Regular Certificates	92
Taxation of Residual Certificates	99
Taxes that May Be Imposed on the REMIC Pool	107
Liquidation of the REMIC Pool	108
Administrative Matters	108
Limitations on Deduction of Certain Expenses	108
Taxation of Certain Foreign Investors	109
Backup Withholding	110
Reporting Requirements	110
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	111
Standard Certificates	111
Stripped Certificates	114
Reporting Requirements and Backup Withholding	117
Taxation of Certain Foreign Investors	118
STATE, LOCAL AND OTHER TAX CONSEQUENCES	118
CERTAIN ERISA CONSIDERATIONS	118
General	118
Plan Asset Regulations	119
Prohibited Transaction Exemptions	120
Tax Exempt Investors	122
LEGAL INVESTMENT	123
USE OF PROCEEDS	123
METHOD OF DISTRIBUTION	123
LEGAL MATTERS	125
FINANCIAL INFORMATION	125
RATING	125
INDEX OF DEFINED TERMS	126

v

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the

1

certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

	●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

	●	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

2

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

3

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate

4

charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

	●	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See “Description of the Certificates—Distributions of Principal of the Certificates.”

5

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certificate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●
interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

6

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

7

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

8

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates. You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

9

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

10

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly

11

originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

12

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

13

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the

14

related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

15

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of

16

the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

17

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

18

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

19

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

20

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the

21

maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

22

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

23

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

24

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying

25

with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated

26

that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

27

Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

28

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

29

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount

30

less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

31

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

32

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

33

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

34

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

35

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

36

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

37

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special

38

servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

39

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Exchange Act with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

40

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

41

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

42

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow

43

needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization

44

class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an

45

ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

46

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.

47

If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

48

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate

49

Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

50

specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

51

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

    (i)      the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

   (ii)      the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

  (iii)      the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

  (iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

   (v)      if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

  (vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

 (vii)      information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)      if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

   (ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

    (x)      the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

  (xi)      if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

 (xii)      the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)      if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)      the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The

52

prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Events,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which

53

such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission  (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

54

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are

55

subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording

56

indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

57

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising

58

foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the

59

mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement

60

for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)      any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)      any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)      any amounts paid under any Cash Flow Agreement;

(7)      all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)      to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)      all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

61

(11)    any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)      to make distributions to the certificateholders on each distribution date;

(2)      to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)      to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)      if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)      to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)      to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)      if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)      if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)      to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to

62

the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)      to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)      to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)      to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)      such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

63

(ii)      the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be

64

required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

65

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

●
a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

66

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

67

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

68

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Event in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Events

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a

69

termination event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

70

●
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

71

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

72

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a

73

bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

74

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is

75

the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

76

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent

77

“fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption

78

right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however,

79

generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the

80

lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre petition or post petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would

81

have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

82

1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on

83

their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as

84

discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law

85

causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

86

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses

87

for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets

88

used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement

89

for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

90

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

91

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed

92

by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date

93

of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to

94

treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus

95

supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in

96

any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in

97

which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any

98

loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is

99

acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

100

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a

101

manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

102

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as

103

may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

104

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

  (i)      the present value of any consideration given to the transferee to acquire the interest;

 (ii)      the present value of the expected future distributions on the interest; and

(iii)      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

  (i)      the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

 (ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)      the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

105

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer,

106

except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

107

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such

108

Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

109

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

110

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,“ as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and

111

“stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would

112

apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

113

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably

114

should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in

115

principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

116

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders

117

who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in

118

accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the ERISA Plan’s or Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., ERISA Plans and Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan’s or a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be

119

deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

120

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

●	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least

121

one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “certificate” for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

122

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

123

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

  If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

124

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

125

INDEX OF DEFINED TERMS

		ERISA	118
1		ERISA Plans	118
		ERISA Restricted Certificates	121
1986 Act	92	Excess Funds	47
		excess servicing	113
A		Exchange Act	40
		Exemption	120
Accrual Certificates	49	Exemption Rating Agencies	120
Accrued Certificate Interest	49
Act	85	F
ADA	88
affiliate	122	FAMC	39
ARM Loans	38	FHLMC	39
Available Distribution Amount	48	Financial Intermediary	54
		FNMA	39
B
		G
Bankruptcy Code	77
Book-Entry Certificates	47	GACC	31
		Garn Act	86
C		GNMA	39

Cash Flow Agreement	41	I
Certificate Account	40
Certificate Balance	50	Insurance Proceeds	61
Certificate Owner	54	IRS	64, 89
CMBS	32
Code	89	L
Companion Class	50
Controlled Amortization Class	50	Letter of Credit Bank	74
CPR	44	Liquidation Proceeds	61
Credit Support	41, 72	Loan-to-Value Ratio	36
Cut-off Date	50	Lock-out Date	37
		Lock-out Period	37
D
		M
DBBM	32
DBMC	32	MBS	32
DBSI	120	MBS Agreement	39
Debt Service Coverage Ratio	35	MBS Issuer	39
Definitive Certificates	47	MBS Servicer	39
Determination Date	42, 48	MBS Trustee	39
Disqualified Organization	103
Distribution Date Statement	52	N
DOL	119
DTC	54	Net Leases	36
DTC Participants	54	Net Operating Income	35
Due Period	42	Nonrecoverable Advance	51
due-on-sale	78, 86	NRSRO	123

E		O

electing large partnership	103, 104	OID Regulations	92
Equity Participation	37

126

P		Securities Act	39
		Similar Law	118
Parties in Interest	119	SMMEA	123
Pass-Through Entity	103	SPA	44
Percentage Interest	48	Standard Certificateholder	111
Permitted Investments	60	Standard Certificates	111
Plan Asset Regulations	119	Stripped Certificateholder	115
Plan Assets	119	Stripped Certificates	111, 112
Plans	118	Stripped Certificates	114
Pooling Agreement	55
Prepayment Assumption	93	T
Prepayment Interest Shortfall	42
Prepayment Premium	37	Tax Exempt Investor	122
Purchase Price	57	Tax Favored Plans	118
		Termination Events	68
R		Title V	87
		Treasury	89
Record Date	48
Regular Certificateholder	92	U
Regular Certificates	89, 110
Related Proceeds	51	UBTI	122
Relief Act	88	UCC	76
REMIC	89, 90	Underwriter	120
REMIC Certificates	89
REMIC Pool	90	V
REMIC Regulations	89
REO Property	59	Value	36
Residual Certificateholders	99	Voting Rights	53

S		W

SEC	54	Warranting Party	57

127

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

This CD-ROM relates to the prospectus supplement in regard to the COMM 2012-CCRE2, Commercial Mortgage Pass-Through Certificates.  This CD-ROM should be reviewed only in conjunction with the entire prospectus supplement.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the prospectus supplement.  Any information contained in this CD-ROM will be more fully described elsewhere in the prospectus supplement.  The information in this CD ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“COMM 2012-CCRE2 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*       Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement.  You must not rely on any unauthorized information or representations.  This prospectus supplement and the attached prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement is current only as of its date.

$965,326,000 (Approximate)

Deutsche Bank Securities

Cantor Fitzgerald & Co.

Ladder Capital Securities

CastleOak Securities, L.P.

KeyBanc Capital Markets

Morgan Stanley

RBS

COMM 2012-CCRE2

Commercial Mortgage
Pass-Through Certificates

PROSPECTUS SUPPLEMENT

August 8, 2012

Prospectus Supplement

EXECUTIVE SUMMARY		xiii
SUMMARY		S-1
RISK FACTORS		S-37
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS		S-117
THE DEPOSITOR		S-142
THE ISSUING ENTITY		S-143
THE SERVICERS		S-144
THE TRUSTEE		S-152
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN		S-155
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND
AUTHENTICATING AGENT		S-158
THE OPERATING ADVISOR		S-158
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		S-159
DESCRIPTION OF THE MORTGAGE POOL		S-161
DESCRIPTION OF THE OFFERED CERTIFICATES		S-192
YIELD AND MATURITY CONSIDERATIONS		S-225
THE POOLING AND SERVICING AGREEMENT		S-231
USE OF PROCEEDS		S-294
MATERIAL FEDERAL INCOME TAX CONSEQUENCES		S-294
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS		S-297
ERISA CONSIDERATIONS		S-297
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF
INTEREST)		S-299
LEGAL INVESTMENT		S-301
LEGAL MATTERS		S-301
RATINGS		S-302
LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK, CALIFORNIA
AND TEXAS		S-303
INDEX OF DEFINED TERMS		S-305

ANNEX A-1	– CERTAIN CHARACTERISTICS OF THE
	MORTGAGE LOANS	A-1-1
ANNEX A-2	– CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED
	PROPERTIES	A-2-1
ANNEX A-3	– CLASS A-SB PLANNED PRINCIPAL BALANCE	A-3-1
ANNEX B	– DESCRIPTION OF THE TOP 20 MORTGAGE
LOANS OR GROUPS OF CROSS-
	COLLATERALIZED MORTGAGE LOANS	B-1
ANNEX C	– GLOBAL CLEARANCE, SETTLEMENT AND TAX
	DOCUMENTATION PROCEDURES	C-1
ANNEX D	– DECREMENT TABLES	D 1
ANNEX E	– PRICE/YIELD TABLES	E 1
ANNEX F	– MORTGAGE LOAN SELLER REPRESENTATIONS
	AND WARRANTIES	F-1
ANNEX G	– EXCEPTIONS TO MORTGAGE LOAN SELLER
	REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H	– 500 DELAWARE AVENUE AMORTIZATION
	SCHEDULE	H-1